Exhibit 4.28

EXECUTION VERSION

1)

DATED 2 April 2019

CEMEX, S.A.B. de C.V.

as Borrower

THE FINANCIAL INSTITUTIONS NAMED HEREIN

as Original Lenders

CITIBANK EUROPE PLC, UK BRANCH

acting as Agent

AND

WILMINGTON TRUST (LONDON) LIMITED

acting as Security Agent

Amendment and Restatement Agreement in relation to the

Facilities Agreement dated 19 July 2017

Slaughter and May

One Bunhill Row

London EC1Y 8YY

(RWB/VJ/AUC)

557379757

THIS AGREEMENT is dated 2 April 2019 and made between:

(1)	CEMEX, S.A.B. de C.V. (the “Borrower”);

(2)	THE SUBSIDIARIES of the Borrower listed in Part I of Schedule 1 (The Original Parties) as guarantors (the “Original Guarantors”);

(3)	THE SUBSIDIARIES of the Borrower listed in Part II of Schedule 1 (The Original Parties) as security providers (together with the Borrower, the “Original Security Providers”);

(4)	THE FINANCIAL INSTITUTIONS listed in Part III of Schedule 1 (The Original Parties) as original lenders (the “Original Lenders”);

(5)	CITIBANK EUROPE PLC, UK BRANCH as agent on behalf of the Finance Parties (other than itself and the Security Agent) (the “Agent”); and

(6)	WILMINGTON TRUST (LONDON) LIMITED as security agent of the Secured Parties (the “Security Agent”).

RECITALS:

(A)

The Borrower has requested the consent of the Lenders to amend the terms of the Facilities Agreement as set out in the invitation memorandum from the Borrower dated 21 February 2019 combining a consent request and an exchange and discharge offer (as amended or supplemented from time to time, the “Invitation Memorandum”).

(B)

The Parties have agreed to amend the terms of the Facilities Agreement as set out in Clause 3 (Amendment of the Facilities Agreement) of this Agreement (such amended agreement, the “Amended Facilities Agreement”). These amendments have been agreed by the Majority Lenders and the Borrower in accordance with paragraph (a) of Clause 38.1 (Required consents) of the Facilities Agreement.

(C)

Pursuant to the Invitation Memorandum and the Exchange Responses (as defined therein) received by the Agent and CEMEX, each Exchanging Creditor (as defined in the Invitation Memorandum) has agreed to extend its Commitments as detailed in its Exchange Response and has authorised the Agent to execute all and any documents on its behalf to achieve the exchange and discharge offer pursuant to the terms of its Exchange Response. The Commitments of Exchanging Creditors in respect of each of Facility E, Facility F, Facility G and Facility H are set out in Part III of Schedule 1 (The Original Parties) of the Amended Facilities Agreement.

(D)	The Agent executes this Agreement pursuant to paragraph (b) of Clause 38.1 (Required consents) as agent on behalf of the Finance Parties (other than itself and the Security Agent).

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IT IS AGREED as follows:

1.	Definitions and Interpretation

1.1	Definitions

In this Agreement (including the Recitals):

“Amended Facilities Agreement” means the Facilities Agreement, as amended and restated by this Agreement.

“Amendment Effective Date” means the date on which the Agent confirms to the Lenders and the Borrower that it has received each of the documents and other evidence listed in Schedule 2 (Conditions Precedent) in a form and substance satisfactory to the Agent (acting reasonably).

“Facilities Agreement” means the facilities agreement dated 19 July 2017 between the Borrower, the Original Guarantors, the Original Security Providers, the Arranger, the Original Lenders, the Agent and the Security Agent.

“Guarantee Obligations” means all the guarantee and indemnity obligations of a Guarantor contained in the Facilities Agreement.

1.2	Incorporation of defined terms

(A)	Unless a contrary intention is stated, a term defined in the Facilities Agreement has the same meaning in this Agreement.

(B)

The principles of construction set out in the Facilities Agreement shall have effect as if set out in this Agreement as if references in those clauses to “this Agreement” are references to this Agreement.

1.3	Scope

This Agreement is supplemental to and amends the Facilities Agreement.

1.4	Clauses

In this Agreement any reference to a “Clause” or a “Schedule” is, unless the context otherwise requires, a reference to a clause in or a schedule to this Agreement.

1.5	Designation

This Agreement is designated as a Finance Document in accordance with the Facilities Agreement by each of the Borrower and the Agent.

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2.	Conditions precedent

2.1	Conditions precedent to the Amendment Effective Date

The Borrower shall deliver to the Agent, in form and substance satisfactory to the Agent (acting reasonably), all of the documents and other evidence listed in Schedule 2 (Conditions Precedent).

2.2	Confirmation of conditions precedent

(A)	The Agent shall notify the Borrower and the Lenders promptly upon being so satisfied in respect of Clause 2.1 (Conditions precedent to the Amendment Effective Date).

(B)

The Lenders authorise (but do not require) the Agent to give notifications pursuant to paragraph (A) above. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notifications.

3.	Amendment of the Facilities Agreement

With effect from the Amendment Effective Date, the Facilities Agreement shall be amended so that it shall be read and construed for all purposes as set out in Schedule 3 (Amended Facilities Agreement), which accordingly restates the Facilities Agreement as amended by this Agreement, implementing, inter alia, the acceptance by Exchanging Creditors (as defined in the Invitation Memorandum) of the exchange and discharge offer.

4.	Representations

The Repeating Representations are deemed to be made by each Obligor to the Finance Parties (by reference to the facts and circumstances then existing) on:

(A)	the date of this Agreement; and

(B)	the Amendment Effective Date,

and references to “this Agreement” in the Repeating Representations should be construed, on the date of this Agreement, as references to this Agreement and to the Facilities Agreement and, on the Amendment Effective Date, as references to the Amended Facilities Agreement.

5.	Continuity and further assurance

5.1	Continuing obligations

The provisions of the Facilities Agreement and the other Finance Documents shall, save as amended by this Agreement, continue in full force and effect.

5.2	Confirmation of Guarantee Obligations

For the avoidance of doubt, each Guarantor confirms for the benefit of the Finance Parties that all Guarantee Obligations owed by it under the Amended Facilities Agreement shall:

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(A)	remain in full force and effect notwithstanding the amendments referred to in Clause 3 (Amendment of the Facilities Agreement); and

(B)	extend to any new obligations assumed by any Obligor under the Finance Documents as a result of this Agreement (including, but not limited to, under the Amended Facilities Agreement).

5.3	Confirmation of Security

For the avoidance of doubt, each Obligor confirms for the benefit of the Finance Parties that the Security created by it pursuant to each Transaction Security Document to which it is a party shall:

(A)	remain in full force and effect notwithstanding the amendments referred to in Clause 3 (Amendment of the Facilities Agreement); and

(B)	continue to secure its Secured Obligations under the Finance Documents as amended (including, but not limited to, under the Amended Facilities Agreement).

5.4	Further assurance

Each Obligor shall, at the request of the Agent and at such Obligor’s own expense, do all such acts and things necessary or desirable to give effect to the amendments effected or to be effected pursuant to this Agreement.

5.5	Notarisation in Spain

The Borrower shall, no sooner (unless otherwise agreed between the Borrower and the Agent) than the date falling 30 days after the date of a notice from the Agent specifying a time during normal business hours, appear (and ensure that each member of the Group party to this Agreement appears) before a notary in Madrid to raise this Agreement and execute and raise any Transaction Security Document governed by Spanish law to the status of a Spanish Public Document. For the avoidance of doubt, only one such notice may be given by the Agent and nothing in this Clause 5.5 shall imply any obligation on the Borrower to ensure any Lender or the Agent or the Security Agent appear before such notary.

5.6	Registration in Mexico

On or before the date falling 30 Business Days after the date of this Agreement, the Borrower shall ensure that the Security Agent has received evidence, in form and substance satisfactory to it (acting on the instructions of the Agent):

(A)	of the amendment to the Facilities Agreement;

(B)

of the extension until the last Termination Date of the registration of the deed (acta fuera de protocol) issued by a Mexican notary public containing the ratification of the execution of the amendment and restatement agreement in relation to the Mexican Security Trust Agreement with the Registro Único de Garantías Mobiliarias of Mexico;

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(C)

that the settlors (Fideicomitentes) party to the Mexican Security Trust, have given written notice to the Mexican Security Trustee of the execution of this Agreement and a copy of such document including the Amended Facilities Agreement, and that such settlors confirm that the Amended Facilities Agreement constitutes the Contrato de Financiamiento Aplicable (as defined in the Mexican Security Trust); and

(D)	that the Mexican Security Trustee has received and accepted the notice and confirmation described in paragraph (C) above.

6.	Costs and expenses

(A)	The Borrower must pay the Majority Consent Fee and the Extension Fee (each as defined in the Invitation Memorandum) on the date that is 20 Business Days from the Amendment Effective Date; and

(B)

The Borrower shall, within three Business Days of demand, reimburse (or procure the reimbursement of) the Agent and the Security Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by either of them (and in the case of the Security Agent, by any Receiver or Delegate) in connection with the negotiation, preparation, printing and execution of this Agreement and any other documents referred to in this Agreement.

7.	Miscellaneous

7.1	Incorporation of terms

The provisions of clause 34 (Notices), clause 36 (Partial invalidity), clause 37 (Remedies and waivers) and clause 42 (Enforcement) of the Facilities Agreement shall be incorporated into this Agreement as if set out in full in this Agreement and as if references in those clauses to “this Agreement” or “the Finance Documents” are references to this Agreement.

7.2	Counterparts

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

8.	Governing Law

This Agreement, and any non-contractual obligations arising out of or in connection with it, are governed by English law.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

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Schedule 1

The Original Parties

Part I

The Original Guarantors

Original Guarantor	Registration Number	Jurisdiction
CEMEX España, S.A.	A-46004214	Spain

CEMEX México, S.A. de C.V.	CME-820101-LJ4	Mexico

CEMEX Concretos, S.A. de C.V.	CCO-740918-9M1	Mexico

Empresas Tolteca de México, S.A. de C.V.	ETM-890720-DJ2	Mexico

New Sunward Holding B.V.	34133556	The Netherlands

CEMEX Corp.	File #: 2162255	Delaware, USA

CEMEX Finance LLC (formerly known as CEMEX España Finance LLC)	File #: 3654572	Delaware, USA

Cemex Research Group AG	CHE-113.951.069	Switzerland

CEMEX Asia B.V.	34228466	The Netherlands

CEMEX France Gestion (S.A.S.)	334 533 288 R.C.S. Créteil	France

CEMEX UK	05196131	England and Wales

CEMEX Africa & Middle East Investments B.V. (formerly known as CEMEX Egyptian Investments B.V.)	34108365	The Netherlands

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Part II

The Original Security Providers

Original Security Provider	Registration Number	Jurisdiction
CEMEX, S.A.B. de C.V.	CEM-880726-UZA	Mexico

CEMEX Central, S.A. de C.V.	CCE-951110-JE1	Mexico

CEMEX México, S.A. de C.V.	CME-820101-LJ4	Mexico

CEMEX Operaciones México, S.A. de C.V.	CDC-960913-SK6	Mexico

Empresas Tolteca de México, S.A. de C.V.	ETM-890720-DJ2	Mexico

Interamerican Investments, Inc.	File #: 2252951	Delaware, USA

New Sunward Holding B.V.	34133556	The Netherlands

CEMEX TRADEMARKS HOLDING Ltd.	CHE-109.294.363	Switzerland

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Part III

The Original Lenders

Name of Original Lender	Facility A Commitment	Facility B Commitment	Facility C Commitment	Facility D1 Commitment	Facility D2 Commitment	Facility E Commitment	Facility F Commitment	Facility G Commitment	Facility H Commitment
BBVA Bancomer S.A., Institución de Banca Múltiple, Grupo Financiero BBVA Bancomer	$—	€—	£—	$—	$78,939,654.55	$122,795,018.18	€—	£—	$32,160,600.00
Banco Bilbao Vizcaya Argentaria, S.A.	$—	€—	£—	$—	$—	$—	€50,626,682.41	£—	$—
Banco Santander México, S.A., Institución de Banca Múltiple, Grupo Financiero Santander México	$—	€—	£—	$—	$78,939,654.55	$70,168,581.81	€58,220,684.77	£33,618,523.30	$32,160,600.00
Bank of America N.A., London Branch	$—	€—	£—	$—	$78,939,654.55	$137,413,472.72	€—	£33,618,523.30	$32,160,600.00
Citibank, N.A. International Banking Facility	$—	€-—	£—	$—	$—	$—	€—	£33,618,523.30	$—

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Banco Nacional de México, S.A., Integrante del Grupo Financiero Banamex	$—	€—	£—	$—	$78,939,654.55	$137,413,472.72	€—	£—	$32,160,600.00
BNP PARIBAS, S.A. Sucursal en España	$—	€—	£—	$—	$—	$—	€60,752,018.89	£38,100,993.06	$—
BNP PARIBAS, acting through its New York branch	$—	€—	£—	$—	$78,939,654.55	$61,397,509.10	€—	£—	$32,160,600.00
ING Bank N.V., Dublin Branch	$—	€—	£—	$—	$78,939,654.55	$—	€156,942,715.46	£17,929,879.09	$8,771,072.73
Crédit Agricole Corporate and Investment Bank	$—	€—	£—	$—	$78,939,654.55	$64,321,200.00	€101,253,364.81	£—	$32,160,600.00
Banco Mercantil del Norte, S.A., Institución de Banca Múltiple, Grupo Financiero Banorte	$—	€—	£—	$—	$78,939,654.55	$154,955,618.18	€—	£—	$58,473,818.18

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JPMorgan Chase Bank, N.A.	$—	€—	£—	$—	$146,184,545.45	$146,184,545.46	€—	£—	$—
Mizuho Bank, Ltd.			£—	$—	$78,939,654.55	$64,321,200.00	€75,940,023.61	£22,412,348.86	$32,160,600.00
HSBC México, S.A., Institución de Banca Múltiple, Grupo Financiero HSBC	$—	€—	£—	$—	$40,000,000.00	$140,921,901.81	€—	£—	$32,160,600.00
HSBC France, Sucursal en España	$—	€—	£—	$—	$38,939,654.55	$—	€—	£30,929,041.43	£—
Intesa Sanpaolo S.p.A., New York Branch	$—	€—	£—	$—	$67,500,000.00		€134,199,134.20	£15,331,544.65	$7,500,000.00
Banco Nacional de Comercio Exterior, S.N.C.	$98,542,800.00	€—	£—	$17,483,400.00	$42,913,800.00	$—	€—	£—	$—
Export Development Canada	$—	€—	£76,657,723.27	$—	$—	$—	€—	£—	$—
Société Générale	$—	€—		$—	$35,000,000.00	$—	€46,753,246.75	£—	$11,000,000.00

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Banco Sabadell, S.A. Institución de Banca Múltiple	$—	€—	£—	$—	$18,900,000.00	$21,000,000.00	€19,393,939.39	£—	$7,700,000.00
Sumitomo Mitsui Banking Corporation	$—	€—	£—	$—	$13,500,000.00	$15,000,000.00	€9,523,809.53	£3,832,886.16	$5,500,000.00
National Westminster Bank plc	$—	€—	£—	$—	$13,500,000.00	$—	€—	£27,980,068.99	$—
Crédit Industriel et Commercial, London Branch	$—	€—	£—	$—	$8,100,000.00	$—	€16,103,896.10	£—	$3,300,000.00
Bayerische Landesbank, New York Branch	$—	€10,822,510.82	£9,582,215.41	$—	$—	$—	€—	£—	$—

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Schedule 2

Conditions Precedent

1.	Obligors

(a)

A certificate of an authorised signatory of each Obligor certifying that the constitutional documents previously delivered to the Agent on 19 July 2017 for the purposes of the Facilities Agreement have not been amended and remain in full force and effect or a copy of its constitutional documents:

(i)	in the case of an Obligor incorporated in Mexico, certified by a notary public or otherwise authenticated;

(ii)	in the case of an Obligor incorporated in Spain, being a certificate or excerpt from the relevant Mercantile Registry including the updated by-laws of that Obligor;

(iii)

in the case of a Dutch Obligor, being a copy of the deed of incorporation (oprichtingsakte), an extract (uittreksel) from the Dutch Commercial Register (Handelsregister) and, where the articles of association have been amended since the date of incorporation, the articles of association (statuten);

(iv)	in the case of a Swiss Obligor, an up-to-date certified copy of the articles of association (Statuten) and an up-to-date certified extract from the Commercial Register (Handelsregister); and

(v)	in the case of a French Obligor, being its constitutive documents (statuts),

together with:

(vi)

in the case of a French Obligor, an original extract (extrait K-bis) provided by the commercial and companies registry (registre du commerce et des sociétés), not more than 15 days old and a non-bankruptcy certificate (certificat de recherche de procedures collectives) provided by the commercial and companies registry (registre du commerce et des sociétés), not more than 15 days old; and

(vii)

in the case of a U.S. Obligor, a copy of a good standing certificate, issued as of a recent date by the Secretary of State or other appropriate official of such U.S. Obligor’s jurisdiction of incorporation or organisation and a certificate in form and substance satisfactory to the Agent of the chief financial officer, director of finance or other appropriate person as to the solvency of such U.S. Obligor.

(b)	A copy of:

(i)

in the case of an Obligor incorporated in Mexico, a power of attorney (duly notarised before a Mexican notary public) containing authority for acts of administration and execution of negotiable instruments;

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(ii)

in the case of an Obligor incorporated in Spain, a certificate of the resolutions of such Obligor’s board of directors issued by the secretary with the approval of the president of the board of directors and raised to public document status;

(iii)	in the case of a Dutch Obligor, a resolution of the board of managing directors;

(iv)	in the case of a Swiss Obligor, a unanimous resolution of the board of directors;

(v)	in the case of a French Obligor, a copy of the resolution of the board of directors (or any other competent body); and

(vi)	otherwise, a resolution of the board of directors,

of each Obligor:

(A)	approving the terms of, and the transactions contemplated by, this Agreement and resolving that it execute this Agreement; and

(B)	authorising a specified person or persons to execute this Agreement and any Transaction Security on its behalf,

together with, in the case of an Obligor incorporated in Mexico, a power of attorney (duly notarised before a Mexican notary public) in favour of the Process Agent, together with any necessary appointment and acceptance letter.

(c)	If not previously delivered to the Agent for the purposes of the Facilities Agreement, a specimen of the signature of each person authorised by the document referred to in paragraph (b) above.

(d)	A copy of:

(i)

in the case of a Swiss Obligor, a unanimous shareholders’ resolution approving the terms of, and the transactions contemplated by this Agreement and resolving that (A) the execution of this Agreement is approved and (B) the execution of the transactions contemplated by this Agreement is in its best interest;

(ii)	in the case of a French Obligor, a resolution of the shareholder(s) approving the terms of, and the transactions contemplated by, this Agreement and the execution of this Agreement;

(iii)

in case of an English Obligor, a copy of a resolution signed by all the holders of the issued shares in that Obligor, approving the terms of, and the transactions contemplated by, this Agreement and/or (as applicable) any document referred to in this Agreement which is to be entered into by or on behalf of that Obligor; and

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(iv)	in the case of the Borrower, a copy of a resolution by the board of the directors approving the terms of, and the transactions contemplated by, this Agreement and the execution of this Agreement.

(e)	A certificate of an authorised signatory of each Obligor:

(i)

confirming that borrowing or guaranteeing and/or (as applicable) granting Security in respect of the Total Commitments under the Amended Facilities Agreement would not cause any borrowing, guarantee, security or similar limit binding on that Obligor to be exceeded; and

(ii)	certifying that each copy document relating to it specified in this Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

2.	Transaction Security

(a)

A security confirmation agreement governed by Swiss law in relation to the pledge of 1,947,382,051 shares in CEMEX TRADEMARKS HOLDING Ltd. entered into by the Borrower, CEMEX México, S.A. de C.V., Interamerican Investments Inc., Empresas Tolteca de Mexico, S.A. de C.V. and the Security Agent acting for itself and as direct representative (direkter Stellvertreter) in the name and for the account of all other pledgees.

(b)

An agreed form of a deed of ratification and extension in relation to the share pledge agreement dated 8 November 2012 and ratified and extended on, amongst others, 29 July 2015 and 19 July 2017 relating to shares in CEMEX España, S.A. to be signed in accordance with Clause 5.5 (Notarisation in Spain) by the Exchanging Creditors (as defined in the Invitation Memorandum), the Agent, the depositary of the pledged shares, New Sunward Holding B.V., CEMEX, S.A.B. de C.V., CEMEX, España, S.A. and the Security Agent.

3.	Legal Opinions

Dutch law

(a)	A legal opinion of Clifford Chance LLP, legal advisers to the Lenders as to Dutch law, substantially in the form distributed to the Agent, Security Agent and Lenders prior to signing this Agreement.

English law

(b)

A legal opinion of Clifford Chance, S.L.P., legal advisers to the Lenders as to English law, substantially in the form distributed to the Agent, Security Agent and Lenders prior to signing this Agreement.

French law

(c)

An incorporation and authority legal opinion of the in-house counsel of CEMEX France Gestion (S.A.S.) as to French law, substantially in the form distributed to the Agent, Security Agent and Lenders prior to signing this Agreement.

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(d)

A legal opinion of Clifford Chance Europe LLP, legal advisers to the Lenders as to French law, substantially in the form distributed to the Agent, Security Agent and Lenders prior to signing this Agreement.

Mexican law

(e)

An incorporation and authority legal opinion of the in-house counsel of the Borrower as to Mexican law, substantially in the form distributed to the Agent, Security Agent and Lenders prior to signing this Agreement.

(f)

A legal opinion of Galicia Abogados, S.C., legal adviser to the Lenders as to Mexican law, substantially in the form distributed to the Agent, Security Agent and Lenders prior to signing this Agreement.

Spanish law

(g)

An incorporation and authority legal opinion of the in-house counsel of CEMEX España, S.A. as to Spanish law, substantially in the form distributed to the Agent, Security Agent and Lenders prior to signing this Agreement.

(h)

A legal opinion of Clifford Chance, S.L.P., legal advisers to the Lenders as to Spanish law, substantially in the form distributed to the Agent, Security Agent and Lenders prior to signing this Agreement.

Swiss law

(i)	A legal opinion of Bär & Karrer AG, legal advisers to the Lenders as to Swiss law, substantially in the form distributed to the Agent, Security Agent and Lenders prior to signing this Agreement.

US law (Delaware)

(j)

A legal opinion of Skadden, Arps, Slate, Meagher & Flom LLP, legal advisers to the Borrower as to Delaware law, substantially in the form distributed to the Agent, Security Agent and Lenders prior to signing this Agreement.

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Schedule 3

Amended Facilities Agreement

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Agreed form to be attached as Schedule 3 to the 2019 Amendment Agreement

CEMEX, S.A.B. DE C.V.

AS BORROWER

BANCO MERCANTIL DEL NORTE, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO BANORTE, BANCO SANTANDER (MÉXICO), S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO SANTANDER MÉXICO, BBVA BANCOMER, S.A. INSTITUCIÓN DE BANCA MÚLTIPLE GRUPO FINANCIERO BBVA BANCOMER, BNP PARIBAS SECURITIES CORP., CITIGROUP GLOBAL MARKETS INC., CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, HSBC SECURITIES (USA) INC., ING CAPITAL LLC, JPMORGAN CHASE BANK, N.A., MIZUHO BANK, LTD. AND MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

AS JOINT MANDATED LEAD ARRANGERS AND BOOKRUNNERS

THE FINANCIAL INSTITUTIONS NAMED HEREIN

AS ORIGINAL LENDERS

AND

CITIBANK EUROPE PLC, UK BRANCH

ACTING AS AGENT

AND

WILMINGTON TRUST (LONDON) LIMITED

ACTING AS SECURITY AGENT

FACILITIES AGREEMENT

THIS AGREEMENT is dated 19 July 2017 (the “date of this Agreement”), amended on the 2019 Amendment Effective Date and made between:

(1)	CEMEX, S.A.B. de C.V. (the “Borrower”);

(2)	THE SUBSIDIARIES of the Borrower listed in Part I of Schedule 1 (The Original Parties) as guarantors (the “Original Guarantors”);

(3)	THE SUBSIDIARIES of the Borrower listed in Part I of Schedule 1 (The Original Parties) as security providers (together with the Borrower, the “Original Security Providers”);

(4)	THE FINANCIAL INSTITUTIONS listed in Part II and Part III (The Original Lenders) of Schedule 1 (The Original Parties) as original lenders (the “Original Lenders”);

(5)	CITIBANK EUROPE PLC, UK BRANCH as agent of the Finance Parties (other than itself) (the “Agent”); and

(6)	WILMINGTON TRUST (LONDON) LIMITED as security agent of the Secured Parties (the “Security Agent”),

it being understood that the following entities shall be joint mandated lend arrangers and bookrunners (whether acting individually or together, the “Arranger”): BANCO MERCANTIL DEL NORTE, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO BANORTE, BANCO SANTANDER (MÉXICO), S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO SANTANDER MÉXICO, BBVA BANCOMER, S.A. INSTITUCIÓN DE BANCA MÚLTIPLE GRUPO FINANCIERO BBVA BANCOMER, BNP PARIBAS SECURITIES CORP., CITIGROUP GLOBAL MARKETS INC., CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, HSBC SECURITIES (USA) INC., ING CAPITAL LLC, JPMORGAN CHASE BANK, N.A., MIZUHO BANK, LTD. and MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED.

IT IS AGREED as follows:

SECTION 1

INTERPRETATION

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement:

“2017 Amendment Intercreditor Effective Date” means the date on which all amounts payable to the Lenders under (and as defined in) the Existing Club Loan Agreement have been paid or repaid.

“2019 Amendment Agreement” means the amendment and restatement agreement in relation to this Agreement dated on or about 2 April 2019 between, amongst others, the Borrower and the Agent.

“2019 Amendment Effective Date” means the Amendment Effective Date as defined in the 2019 Amendment Agreement.

“2019 Consent Request” means the consent request made by the Borrower pursuant to and in accordance with the 2019 Invitation Memorandum.

“2019 Exchange and Discharge Offer” means the exchange and discharge offer made by the Borrower pursuant to and in accordance with the 2019 Invitation Memorandum.

“2019 Invitation Memorandum” means the invitation memorandum dated 21 February 2019 combining the 2019 Exchange and Discharge Offer and the 2019 Consent Request, as updated or amended in accordance with its terms.

“2020 Subordinated Convertible Notes” means:

(a)	the $200,000,000 3.72% subordinated optional convertible securities issued by the Borrower on 13 March 2015 maturing on 15 March 2020; and

(b)	the $321,114,000 3.72% subordinated optional convertible securities issued by the Borrower on 28 May 2015 maturing on 15 March 2020.

“Acceptable Bank” means:

(a)

a bank or financial institution which has a rating for its long-term unsecured and non credit-enhanced debt obligations of BBB or higher by S&P, BBB or higher by Fitch or Baa2 or higher by Moody’s or a comparable rating from an internationally recognised credit rating agency;

(b)

any other bank or financial institution in a jurisdiction in which a member of the Group conducts commercial operations where such member of the Group, in the ordinary course of trading, subscribes for certificates of deposit issued by such bank or financial institution; or

(c)	any other bank or financial institution approved by the Agent.

“Accession Letter” means a document substantially in the form set out in Schedule 7 (Form of Accession Letter).

“Accordion Confirmation” means a confirmation substantially in the form set out in Schedule 16 (Form of Accordion Confirmation).

“Accordion Lender” has the meaning given to that term in Clause 2.2 (Accordion).

“Accordion Lender’s Facility A Commitment” means, for any Accordion Lender, the amount listed in the table in the Schedule (Relevant Commitment/rights and obligations to be assumed by the Accordion Lender) to the Accordion Confirmation of that Accordion Lender under that heading.

“Accordion Lender’s Facility B Commitment” means, for any Accordion Lender, the amount listed in the table in the Schedule (Relevant Commitment/rights and obligations to be assumed by the Accordion Lender) to the Accordion Confirmation of that Accordion Lender under that heading.

“Accordion Lender’s Facility C Commitment” means, for any Accordion Lender, the amount listed in the table in the Schedule (Relevant Commitment/rights and obligations to be assumed by the Accordion Lender) to the Accordion Confirmation of that Accordion Lender under that heading.

“Accordion Lender’s Facility D1 Commitment” means, for any Accordion Lender, the amount listed in the table in the Schedule (Relevant Commitment/rights and obligations to be assumed by the Accordion Lender) to the Accordion Confirmation of that Accordion Lender under that heading.

“Accordion Lender’s Facility D2 Commitment” means, for any Accordion Lender, the amount listed in the table in the Schedule (Relevant Commitment/rights and obligations to be assumed by the Accordion Lender) to the Accordion Confirmation of that Accordion Lender under that heading.

“Accordion Lender’s Facility E Commitment” means, for any Accordion Lender, the amount listed in the table in the Schedule (Relevant Commitment/rights and obligations to be assumed by the Accordion Lender) to the Accordion Confirmation of that Accordion Lender under that heading.

“Accordion Lender’s Facility F Commitment” means, for any Accordion Lender, the amount listed in the table in the Schedule (Relevant Commitment/rights and obligations to be assumed by the Accordion Lender) to the Accordion Confirmation of that Accordion Lender under that heading.

“Accordion Lender’s Facility G Commitment” means, for any Accordion Lender, the amount listed in the table in the Schedule (Relevant Commitment/rights and obligations to be assumed by the Accordion Lender) to the Accordion Confirmation of that Accordion Lender under that heading.

“Accordion Lender’s Facility H Commitment” means, for any Accordion Lender, the amount listed in the table in the Schedule (Relevant Commitment/rights and obligations to be assumed by the Accordion Lender) to the Accordion Confirmation of that Accordion Lender under that heading.

“Additional Guarantor” means a company that becomes an Additional Guarantor in accordance with Clause 28 (Changes to the Obligors).

“Additional Obligor” means an Additional Guarantor or an Additional Security Provider.

“Additional Security Provider” means a company that becomes an Additional Security Provider in accordance with Clause 28 (Changes to the Obligors).

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

“Agent’s Spot Rate of Exchange” means the Agent’s spot rate of exchange for the purchase of the relevant currency with the Base Currency in the London foreign exchange market at or about 11:00 a.m. on a particular day.

“Applicable GAAP” means:

(a)	in the case of the Borrower, IFRS;

(b)	in the case of CEMEX España, Spanish GAAP or, if adopted by CEMEX España in accordance with Clause 20.3 (Requirements as to financial statements), IFRS; and

(c)

in the case of any other Obligor, the generally accepted accounting principles applying to it in the country of its incorporation or in a jurisdiction agreed to by the Agent or, if adopted by the relevant Obligor, IFRS.

“Asset Swap” has the meaning given to such term in paragraph (f) of the definition of Permitted Acquisition.

“Assignment Agreement” means an agreement substantially in the form set out in Schedule 6 (Form of Assignment Agreement) or any other form agreed between the relevant assignor and assignee provided that if that other form does not contain the undertaking in the form set out in Schedule 6 (Form of Assignment Agreement) in respect of clause 14.6 of the Intercreditor Agreement, it shall not be a Creditor/Agent/Security Agent Accession Undertaking as defined in, and for the purposes of, the Intercreditor Agreement.

“Authorisation” means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.

“Authorised Signatory” means, in relation to any Obligor, any person who is duly authorised and in respect of whom the Agent has received a certificate signed by a director, officer or another Authorised Signatory of such Obligor setting out the name and signature of such person and confirming such person’s authority to act.

“Availability Period” means:

(a)	in relation to Facility A:

(i)	in relation to any Utilisation of Facility A, the period from and including the date of this Agreement to and including the date falling 30 Business Days after the date of this Agreement; and

(ii)

in respect of an increase in the Facility A Commitments pursuant to Clause 2.2 (Accordion), in relation to the Utilisation in respect of the increased Facility A Commitment(s) of the Accordion Lender(s), the period from and including the Increase Date on which that increase becomes effective to and including the later of the date (i) falling 30 Business Days after the date of this Agreement and (ii) falling 15 Business Days after such Increase Date;

(b)	in relation to Facility B:

(i)	in relation to any Utilisation of Facility B, the period from and including the date of this Agreement to and including the date falling 30 Business Days after the date of this Agreement; and

(ii)

in respect of an increase in the Facility B Commitments pursuant to Clause 2.2 (Accordion), in relation to the Utilisation of Facility B following that increase, the period from and including the Increase Date on which that increase becomes effective to and including the later of the date (i) falling 30 Business Days after the date of this Agreement and (ii) falling 15 Business Days after such Increase Date;

(c)	in relation to Facility C:

(i)	in relation to any Utilisation of Facility C, the period from and including the date of this Agreement to and including the date falling 30 Business Days after the date of this Agreement; and

(ii)

in respect of an increase in the Facility C Commitments pursuant to Clause 2.2 (Accordion), in relation to the Utilisation of Facility C following that increase, the period from and including the Increase Date on which that increase becomes effective to and including the later of the date (i) falling 30 Business Days after the date of this Agreement and (ii) falling 15 Business Days after such Increase Date;

(d)	in relation to Facility D1:

(i)

in relation to any Utilisation of Facility D1, the period from and including the date of this Agreement up to and including 14 February 2018 (or, if such day is not a Business Day, the Business Day falling immediately after that date); and

(ii)

in respect of an increase in the Facility D1 Commitments pursuant to Clause 2.2 (Accordion), in relation to the Utilisation of Facility D1 following that increase, the period from and including the Increase Date on which that increase becomes effective to and including the later of (i) 14 February 2018 (or, if such day is not a Business Day, the Business Day falling immediately after that date) and (ii) the date falling 15 Business Days after such Increase Date;

(e)	in relation to Facility D2:

(i)	in relation to any Utilisation of Facility D2, the period from and including the date of this Agreement to and including the date falling 30 Business Days prior to the Termination Date; and

(ii)

in respect of an increase in the Facility D2 Commitments pursuant to Clause 2.2 (Accordion), in relation to the Utilisation of Facility D2 following that increase, the period from and including the Increase Date on which that increase becomes effective to and including the date falling 30 Business Days prior to the Termination Date;

(f)	in relation to Facility E:

(i)	in relation to the first Utilisation of Facility E, the 2019 Amendment Effective Date[1]; and

(ii)

in respect of an increase in the Facility E Commitments pursuant to Clause 2.2 (Accordion), in relation to the Utilisation in respect of the increased Facility E Commitment(s) of the Accordion Lender(s), the period from and including the Increase Date on which that increase becomes effective to and including the date falling 15 Business Days after such Increase Date;

(g)	in relation to Facility F:

(i)	in relation to the first Utilisation of Facility F, the 2019 Amendment Effective Date[2]; and

(ii)

in respect of an increase in the Facility F Commitments pursuant to Clause 2.2 (Accordion), in relation to the Utilisation in respect of the increased Facility F Commitment(s) of the Accordion Lender(s), the period from and including the Increase Date on which that increase becomes effective to and including the date falling 15 Business Days after such Increase Date;

(h)	in relation to Facility G:

(i)	in relation to the first Utilisation of Facility G, the 2019 Amendment Effective Date[3]; and

(ii)

in respect of an increase in the Facility G Commitments pursuant to Clause 2.2 (Accordion), in relation to the Utilisation in respect of the increased Facility G Commitment(s) of the Accordion Lender(s), the period from and including the Increase Date on which that increase becomes effective to and including the date falling 15 Business Days after such Increase Date; and

(i)	in relation to Facility H:

(i)	in relation to the first Utilisation of Facility H, the 2019 Amendment Effective Date[4]; and

[1]	As of the 2019 Amendment Effective Date, Facility E will be deemed to be fully drawn due to the operation of Clause 5.4 (Deemed Utilisations).
[2]	As of the 2019 Amendment Effective Date, Facility F will be deemed to be fully drawn due to the operation of Clause 5.4 (Deemed Utilisations).
[3]	As of the 2019 Amendment Effective Date, Facility G will be deemed to be fully drawn due to the operation of Clause 5.4 (Deemed Utilisations).
[4]	As of the 2019 Amendment Effective Date, Facility H will be deemed to be fully drawn due to the operation of Clause 5.4 (Deemed Utilisations).

(ii)

in respect of an increase in the Facility H Commitments pursuant to Clause 2.2 (Accordion), in relation to the Utilisation in respect of the increased Facility H Commitment(s) of the Accordion Lender(s), the period from and including the Increase Date on which that increase becomes effective to and including the date falling 15 Business Days after such Increase Date.

“Available Commitment” means, in relation to a Facility, a Lender’s Commitment under that Facility minus:

(a)	the Base Currency Amount of its participation in any outstanding Loans under that Facility; and

(b)	in relation to any proposed Utilisation, the Base Currency Amount of its participation in any Loans that are due to be made under that Facility on or before the proposed Utilisation Date,

but without subtracting, in relation to any proposed Utilisation under Facility D2 only (or any other revolving Facility established pursuant to Clause 2.2 (Accordion)), that Lender’s participation in any Facility D2 Loans (or Loans under that other revolving Facility established pursuant to Clause 2.2 (Accordion)) that are due to be repaid or prepaid on or before the proposed Utilisation Date.

“Available Facility” means, in relation to a Facility, the aggregate for the time being of each Lender’s Available Commitment in respect of that Facility.

“Base Currency” means dollars.

“Base Currency Amount” means, in relation to a Loan, the amount specified in the Utilisation Request delivered by the Borrower for that Loan (or, in relation to several Loans, in relation to any of those Loans not denominated in the Base Currency, that amount converted into the Base Currency at the Agent’s Spot Rate of Exchange on the date which is three Business Days before the conversion is applied for the purposes of this Agreement or, if later, on the date the Agent receives the request requiring the conversion for the purpose of this Agreement) and as adjusted in all cases to reflect any repayment (other than, in relation to the Term Facilities, a repayment arising from a change of currency), prepayment, consolidation or division of a Loan.

“Break Costs” means the amount (if any) by which:

(a)

the interest (excluding any Margin) which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

(b)

the amount of interest which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in London, New York City and Mexico City (in the case of Mexico City, if applicable, as specified by applicable law or a Governmental Authority) and, in relation to any date for payment or purchase of euro, which is a TARGET Day.

“Caliza” means CEMEX LATAM Holdings, S.A.

“Caliza Capital Expenditure” means Capital Expenditure permitted by paragraph (d) of Clause 21.2 (Financial condition) to be invested in the Caliza Group.

“Caliza Expansion Capital” means (without double counting) any:

(a)	Caliza Capital Expenditure;

(b)	amount of any investment by a member of the Caliza Group to finance any Joint Venture entered into by a member of the Caliza Group; and

(c)	amount of the consideration for an acquisition made under paragraph (j) of the definition of Permitted Acquisition.

“Caliza Expansion Capital Permitted Limit” means $500,000,000 (or its equivalent).

“Caliza Group” means Caliza and its Subsidiaries for the time being.

“Caliza Offering Option” has the meaning given to such term in paragraph (b) of the definition of Caliza Transaction.

“Caliza Proceeds” means the cash proceeds received by any member of the Group from a Caliza Transaction.

“Caliza Transaction” means:

(a)	a Disposal by a member of the Group of any shares in Caliza to a person who is not a member of the Group; or

(b)

an offering of shares in Caliza and including any put or other option (a “Caliza Offering Option”) entered into with one or more financial institutions in respect of any share lending, over-allotment or other similar arrangement in connection with an offering of shares in Caliza provided that the exercise period for such put or other option shall be no longer than 30 days from the settlement date of the offering of shares in Caliza,

(in either case) whether by way of a single transaction or a series of transactions and which does not breach Clause 22.21 (Disposals) or Clause 22.32 (Caliza and Centurion).

“Cash Equivalent Investments” means at any time:

(a)	certificates of deposit maturing within one year after the relevant date of calculation and issued by an Acceptable Bank;

(b)

any investment in marketable debt obligations issued or expressly guaranteed by the government of Mexico, the United States of America (or any state thereof (including any political subdivision of such state)), the United Kingdom, any member state of the European Economic Area or any Participating Member State or any member state of NAFTA or an agreement that replaces NAFTA (or any other jurisdiction in which a member of the Group conducts commercial operations if that member of the Group makes investments in such debt obligations in the ordinary course of its trading) or by an instrumentality or agency of any of them having an equivalent credit rating, maturing within one year after the relevant date of calculation and not convertible into or exchangeable for any other security;

(c)	commercial paper not convertible into or exchangeable for any other security:

(i)	for which a recognised trading market exists;

(ii)

issued by an issuer incorporated in Mexico, the United States of America (or any state thereof (including any political subdivision of such state)), the United Kingdom, any member state of the European Economic Area or any Participating Member State or any member state of NAFTA or an agreement that replaces NAFTA (or any other jurisdiction in which a member of the Group makes investments in such debt obligations in the ordinary course of trading);

(iii)	which matures within one year after the relevant date of calculation; and

(iv)

which has a credit rating of either A-1 or higher by S&P or F1 or higher by Fitch or P-1 or higher by Moody’s, or, if no rating is available in respect of the commercial paper, the issuer of which has, in respect of its long-term unsecured and non credit-enhanced debt obligations, an equivalent rating;

(d)	sterling bills of exchange eligible for rediscount at the Bank of England and accepted by an Acceptable Bank (or their dematerialised equivalent);

(e)

any investment in money market funds which (i) have a credit rating of either A-1 or higher by S&P or F1 or higher by Fitch or P-1 or higher by Moody’s, (ii) which invest substantially all their assets in securities of the types described in paragraphs (a) to (d) above and (f) and (g) below, and (iii) can be turned into cash on not more than 30 days’ notice; or

(f)

any deposit issued by any of Nacional Financiera, S.N.C., Banco Nacional de Comercio Exterior, S.N.C., Banco Nacional de Obras y Servicios Públicos, S.N.C. or any other development bank controlled or sponsored by the Mexican government;

(g)

any other debt instrument rated “investment grade” (or the local equivalent thereof according to local criteria in a country in which any member of the Group conducts commercial operations and in which local pensions are permitted by law to invest) with maturities of 12 months or less from the date of acquiring such investment;

(h)

investments in mutual funds, managed by banks or financial institutions, with a local currency credit rating of at least MxAA by S&P or equivalent by any other reputable local rating agency, that invest principally in marketable direct obligations issued by the Mexican government, or issued by any agency or instrumentality thereof; and

(i)	any other debt security, certificate of deposit, commercial paper, bill of exchange, investment in money market funds or material funds approved by the Majority Lenders,

in each case, to which any member of the Group is alone (or together with other members of the Group) beneficially entitled at that time and which is not issued or guaranteed by any member of the Group or subject to any Security (other than Security arising under the Transaction Security Documents).

“CEMEX Concretos” means CEMEX Concretos, S.A. de C.V.

“CEMEX España” means CEMEX España, S.A.

“CEMEX España Operaciones” means CEMEX España Operaciones S.L.U.

“CEMEX Finance” means CEMEX Finance LLC.

“CEMEX México” means CEMEX México, S.A. de C.V.

“Centurion” means CEMEX Holdings Philippines, Inc., the company incorporated in the Philippines on 17th September, 2015, which holds the Group’s operations in the Philippines which, at the date of this Agreement, are operated mainly through Solid Cement Corporation and APO Cement Corporation.

“Centurion Capital Expenditure” means Capital Expenditure permitted by paragraph (e) of Clause 21.2 (Financial condition) to be invested in the Centurion Group.

“Centurion Expansion Capital” means (without double counting) any:

(a)	Centurion Capital Expenditure;

(b)	amount of any investment by a member of the Centurion Group to finance any Joint Venture entered into by a member of the Centurion Group; and

(c)	amount of the consideration for an acquisition made under paragraph (m) of the definition of Permitted Acquisition.

“Centurion Expansion Capital Permitted Limit” means $500,000,000 (or its equivalent).

“Centurion Group” means Centurion and its Subsidiaries for the time being.

“Centurion Offering Option” has the meaning given to such term in paragraph (b) of the definition of Centurion Transaction.

“Centurion Proceeds” means the cash proceeds received by any member of the Group from a Centurion Transaction.

“Centurion Transaction” means:

(a)	a Disposal by a member of the Group of any shares in Centurion to a person who is not a member of the Group; or

(b)

an offering of shares in Centurion and including any put or other option (a “Centurion Offering Option”) entered into by any member of the Group with one or more financial institutions in respect of any share lending, over-allotment or other similar arrangement in connection with an offering of shares in Centurion provided that the exercise period for such put or other option shall be no longer than 60 days from the settlement date of the offering of shares in Centurion,

(in either case) whether by way of a single transaction or a series of transactions and which does not breach Clause 22.21 (Disposals) or Clause 22.32 (Caliza and Centurion).

“Change of Control” means that the beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under the Securities Exchange Act of 1934, as amended) of 20 per cent. or more in voting power of the outstanding voting stock of the Borrower is acquired by any person.

“Charged Property” means all of the assets of the Security Providers which from time to time are, or are expressed to be, the subject of the Transaction Security.

“Code” means the Internal Revenue Code of 1986.

“Commitment” means a Facility A Commitment, Facility B Commitment, Facility C Commitment, Facility D1 Commitment, Facility D2 Commitment, Facility E Commitment, Facility F Commitment, Facility G Commitment, Facility H Commitment or a commitment under any new facility established pursuant to Clause 2.2 (Accordion).

“Compliance Certificate” means a certificate substantially in the form set out in Schedule 9 (Form of Compliance Certificate).

“Confidential Information” means all information relating to the Borrower, any Obligor, the Group, the Finance Documents or a Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or a Facility from either:

(a)	any member of the Group or any of its advisers; or

(b)	another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any member of the Group or any of its advisers,

in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that:

(i)	is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 39 (Confidentiality); or

(ii)	is identified in writing at the time of delivery as non-confidential by any member of the Group or any of its advisers; or

(iii)

is known by that Finance Party before the date the information is disclosed to it in accordance with paragraph (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality.

“Confidentiality Undertaking” means a confidentiality undertaking substantially in the form set out in Schedule 15 (Form of Confidentiality Undertaking) or in any other form agreed between the Borrower and the Agent.

“Consolidated Coverage Ratio” has the meaning given to such term in Clause 21.1 (Financial definitions).

“Consolidated Leverage Ratio” has the meaning given to such term in Clause 21.1 (Financial definitions).

“Contingent Instrument” means any documentary credit (including all forms of letter of credit) or performance bond, advance payment, bank guarantee or similar instrument.

“Covenant Reset Date” means the first date falling after the date of this Agreement on which both of the following conditions are met:

(a)	either:

(i)

for the two most recently completed Reference Periods in respect of which Compliance Certificates have been (or are required to have been) delivered under this Agreement, the Consolidated Leverage Ratio was 3.75:1 or lower; or

(ii)

for the three most recently completed Reference Periods in respect of which Compliance Certificates have been (or are required to have been) delivered under this Agreement, the Consolidated Leverage Ratio for the first and third of those Reference Periods was 3.75:1 or lower and in the second Reference Period would have been 3.75:1 or lower but for the proceeds of any Permitted Financial Indebtedness standing to the credit of a Reserve being included in the definition of Debt as described in paragraph (iv) of that definition; and

(b)	no Default is continuing.

“Custodian” means any custodian of the Promissory Notes acting on behalf of the Lenders for the time being appointed by the Agent in consultation with the Borrower provided that such Custodian must maintain an office in the City of Monterrey, Nuevo Leon, Mexico.

“Debt” has the meaning given to such term in Clause 21.1 (Financial definitions).

“Default” means an Event of Default or any event or circumstance specified in Clause 25 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

“Defaulting Lender” means any Lender:

(a)	which has rescinded or repudiated a Finance Document; or

(b)	with respect to which an Insolvency Event has occurred and is continuing.

“Delegate” means any delegate, agent, attorney-in-fact, representative or co-trustee appointed by the Security Agent.

“Disposal” means a sale, lease, licence, transfer, loan or other disposal by a person of any asset (including shares in any Subsidiary or other company), undertaking or business (whether by a voluntary or involuntary single transaction or series of transactions).

“Disposal Proceeds” means the cash proceeds received by any member of the Group (including any amount received from a person who is not a member of the Group in repayment of intercompany debt) for any Disposal.

“Disruption Event” means either or both of:

(a)

a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facilities (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i)	from performing its payment obligations under the Finance Documents; or

(ii)	from communicating with other Parties in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

“Dutch Civil Code” means the Dutch civil code (Burgerlijk Wetboek).

“Dutch FSA” means the Dutch Financial Supervision Act (Wet op het financieel toezicht) and the rules and regulations promulgated thereunder.

“Dutch Obligor” means an Obligor incorporated in The Netherlands.

“Empresas Tolteca” means Empresas Tolteca de México, S.A. de C.V.

“English Obligor” means an Obligor incorporated in England and Wales.

“Environmental Claim” means any claim, proceeding or investigation by any person in respect of any Environmental Law or use of Hazardous Materials.

“Environmental Law” means any applicable law or regulation in any jurisdiction in which any member of the Group conducts business which relates to the pollution or protection of the environment or harm to or the protection of human health or the health of animals or plants.

“Environmental Permits” means any permit, licence, consent, approval and other authorisation and the filing of any notification, report or assessment required under any Environmental Law for the operation of the business of any member of the Group conducted on or from the properties owned or used by the relevant member of the Group.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

“ERISA Affiliate” means an entity, whether or not incorporated, that is under common control with any Obligor within the meaning of Section 4001(a)(14) of ERISA, or is a member of a group that includes any Obligor and that is treated as a single employer under section 414(b) or (c) of the Code.

“España Subsidiary Guarantor” has the meaning given to that term in Clause 25.11 (Ownership of Obligors).

“EURIBOR” means, in relation to any Loan in euro:

(a)	the applicable Screen Rate;

(b)	(if no Screen Rate is available for the Interest Period of that Loan) the Interpolated Screen Rate for that Loan; or

(c)	if:

(i)	no Screen Rate is available for euro; or

(ii)	no Screen Rate is available for the Interest Period of that Loan and it is not possible to calculate an Interpolated Screen Rate for that Loan,

the Reference Bank Rate,

as of, in the case of paragraphs (a) and (c) above, the Specified Time on the Quotation Day for euro and for a period equal in length to the Interest Period of that Loan and, if that rate is less than zero, EURIBOR shall be deemed to be zero.

“Event of Default” means any event or circumstance specified as such in Clause 25 (Events of Default).

“Executive Compensation Plan” means any stock option plan, restricted stock plan or retirement plan which the Borrower or any of its Subsidiaries, any other Obligor or, as the case may be, Caliza, Centurion or Trinidad Cement, or any of its Subsidiaries, as the case may be, customarily provides to its employees, consultants and directors.

“Existing Club Loan Agreement” means the facilities agreement dated 29 September 2014, as amended and restated on 23 July 2015, 17 March 2016, 23 June 2016, 11 July 2016 and 21 November 2016 between, amongst others, CEMEX, S.A.B. de C.V. as borrower, certain subsidiaries of CEMEX, S.A.B. de C.V. as guarantors, certain subsidiaries of CEMEX, S.A.B. de C.V. as security providers, Citibank Europe plc, UK Branch as agent and Wilmington Trust (London) Limited as security agent.5

“Existing Financial Indebtedness” means the Financial Indebtedness as at the date of this Agreement of members of the Group which are not Obligors and is described in Schedule 10 (Existing Financial Indebtedness) provided that any amount of such indebtedness may be refinanced or replaced from time to time but the aggregate principal amount of such Financial Indebtedness may not increase above the principal amount outstanding as at the date of this Agreement (except as otherwise permitted or not restricted by this Agreement or by the amount of any capitalised interest under any facility or instrument that provided for capitalisation of interest on those terms as at the date of this Agreement).

“Existing Subordinated Convertible Notes” means the 2020 Subordinated Convertible Notes and the Subordinated Convertible Notes described at paragraph (b)(i) of the definition of Subordinated Optional Convertible Securities.

“Facility” means Facility A, Facility B, Facility C, Facility D1, Facility D2, Facility E, Facility F, Facility G, Facility H or any other facility established in accordance with and pursuant to Clause 2.2 (Accordion).

[5]	The Existing Club Loan Agreement was fully repaid and discharged on or around the date of this Agreement and is no longer relevant.

“Facility A” means the term loan facility made available under this Agreement as described in paragraph (a) of Clause 2.1 (The Facilities).

“Facility A Commitment” means:

(a)

in relation to an Original Lender, as at the date of this Agreement, the amount in the Base Currency set opposite its name under the heading “Facility A Commitment” in Part II of Schedule 1 (The Original Parties) and, on and following the 2019 Amendment Effective Date, the amount in the Base Currency set opposite its name under the heading “Facility A Commitment” in Part III of Schedule 1 (The Original Parties), and the amount of any other Facility A Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Accordion); and

(b)	in relation to any other Lender, the amount in the Base Currency of any Facility A Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Accordion),

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Facility A Loan” means a loan made or to be made under Facility A or the principal amount outstanding for the time being of that loan.

“Facility A Repayment Date” means each of the dates specified in paragraph (a) of Clause 6.1 (Repayment of Facility A Loans) as Facility A Repayment Dates.

“Facility A Repayment Instalment” means each instalment for repayment of the Facility A Loans referred to in paragraph (a) of Clause 6.1 (Repayment of Facility A Loans).

“Facility B” means the term loan facility made available under this Agreement as described in paragraph (b) of Clause 2.1 (The Facilities).

“Facility B Commitment” means:

(a)

in relation to an Original Lender, as at the date of this Agreement, the amount in euro set opposite its name under the heading “Facility B Commitment” in Part II of Schedule 1 (The Original Parties) and, on and following the 2019 Amendment Effective Date, the amount in euro set opposite its name under the heading “Facility B Commitment” in Part III of Schedule 1 (The Original Parties), and the amount of any other Facility B Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Accordion); and

(b)	in relation to any other Lender, the amount in euro of any Facility B Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Accordion),

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Facility B Loan” means a loan made or to be made under Facility B or the principal amount outstanding for the time being of that loan.

“Facility B Repayment Date” means each of the dates specified in paragraph (a) of Clause 6.2 (Repayment of Facility B Loans) as Facility B Repayment Dates.

“Facility B Repayment Instalment” means each instalment for repayment of the Facility B Loans referred to in paragraph (a) of Clause 6.2 (Repayment of Facility B Loans).

“Facility C” means the term loan facility made available under this Agreement as described in paragraph (c) of Clause 2.1 (The Facilities).

“Facility C Commitment” means:

(a)

in relation to an Original Lender, as at the date of this Agreement, the amount in sterling set opposite its name under the heading “Facility C Commitment” in Part II of Schedule 1 (The Original Parties) and, on and following the 2019 Amendment Effective Date, the amount in sterling set opposite its name under the heading “Facility C Commitment” in Part III of Schedule 1 (The Original Parties), and the amount of any other Facility C Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Accordion); and

(b)	in relation to any other Lender, the amount in sterling of any Facility C Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Accordion),

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Facility C Loan” means a loan made or to be made under Facility C or the principal amount outstanding for the time being of that loan.

“Facility C Repayment Date” means each of the dates specified in paragraph (a) of Clause 6.3 (Repayment of Facility C Loans) as Facility C Repayment Dates.

“Facility C Repayment Instalment” means each instalment for repayment of the Facility C Loans referred to in paragraph (a) of Clause 6.3 (Repayment of Facility C Loans).

“Facility D1” means the term loan facility made available under this Agreement as described in paragraph (d) of Clause 2.1 (The Facilities).

“Facility D1 Commitment” means:

(a)

in relation to an Original Lender, as at the date of this Agreement, the amount in the Base Currency set opposite its name under the heading “Facility D1 Commitment” in Part II of Schedule 1 (The Original Parties) and, on and following the 2019 Amendment Effective Date, the amount in the Base Currency set opposite its name under the heading “Facility D1 Commitment” in Part III of Schedule 1 (The Original Parties), and the amount of any other Facility D1 Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Accordion); and

(b)	in relation to any other Lender, the amount in the Base Currency of any Facility D1 Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Accordion),

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Facility D1 Loan” means a loan made or to be made under Facility D1 or the principal amount outstanding for the time being of that loan.

“Facility D1 Repayment Date” means each of the dates specified in paragraph (a) of Clause 6.4 (Repayment of Facility D1 Loans) as Facility D1 Repayment Dates.

“Facility D1 Repayment Instalment” means each instalment for repayment of the Facility D1 Loans referred to in paragraph (a) of Clause 6.4 (Repayment of Facility D1 Loans).

“Facility D2” means the revolving loan facility made available under this Agreement as described in paragraph (e) of Clause 2.1 (The Facilities).

“Facility D2 Commitment” means:

(a)

in relation to an Original Lender, the amount in the Base Currency set opposite its name under the heading “Facility D2 Commitment” in Part II of Schedule 1 (The Original Parties) and the amount of any other Facility D2 Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Accordion); and

(b)	in relation to any other Lender, the amount in the Base Currency of any Facility D2 Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Accordion),

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Facility D2 Loan” means a loan made or to be made under Facility D2 or the principal amount outstanding for the time being of that loan.

“Facility E” means the loan facility made available under this Agreement as described in paragraph (f) of Clause 2.1 (The Facilities).

“Facility E Commitment” means:

(a)

in relation to an Original Lender, the amount in the Base Currency set opposite its name under the heading “Facility E Commitment” in Part III of Schedule 1 (The Original Parties), and the amount of any other Facility E Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Accordion); and

(b)	in relation to any other Lender, the amount in the Base Currency of any Facility E Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Accordion),

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Facility E Loan” means a loan made or to be made under Facility E or the principal amount outstanding for the time being of that loan.

“Facility E Repayment Date” means each of the dates specified in paragraph (a) of Clause 6.6 (Repayment of Facility E Loans) as Facility E Repayment Dates.

“Facility E Repayment Instalment” means each instalment for repayment of the Facility E Loans referred to in paragraph (a) of Clause 6.6 (Repayment of Facility E Loans).

“Facility F” means the loan facility made available under this Agreement as described in paragraph (g) of Clause 2.1 (The Facilities).

“Facility F Commitment” means:

(a)

in relation to an Original Lender, the amount in euro set opposite its name under the heading “Facility F Commitment” in Part III of Schedule 1 (The Original Parties), and the amount of any other Facility F Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Accordion); and

(b)	in relation to any other Lender, the amount in euro of any Facility F Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Accordion),

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Facility F Loan” means a loan made or to be made under Facility F or the principal amount outstanding for the time being of that loan.

“Facility F Repayment Date” means each of the dates specified in paragraph (a) of Clause 6.7 (Repayment of Facility F Loans) as Facility F Repayment Dates.

“Facility F Repayment Instalment” means each instalment for repayment of the Facility F Loans referred to in paragraph (a) of Clause 6.7 (Repayment of Facility F Loans).

“Facility G” means the loan facility made available under this Agreement as described in paragraph (h) of Clause 2.1 (The Facilities).

“Facility G Commitment” means:

(c)

in relation to an Original Lender, the amount in sterling set opposite its name under the heading “Facility G Commitment” in Part III of Schedule 1 (The Original Parties), and the amount of any other Facility G Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Accordion); and

(d)	in relation to any other Lender, the amount in sterling of any Facility G Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Accordion),

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Facility G Loan” means a loan made or to be made under Facility G or the principal amount outstanding for the time being of that loan.

“Facility G Repayment Date” means each of the dates specified in paragraph (a) of Clause 6.8 (Repayment of Facility G Loans) as Facility G Repayment Dates.

“Facility G Repayment Instalment” means each instalment for repayment of the Facility G Loans referred to in paragraph (a) of Clause 6.8 (Repayment of Facility G Loans).

“Facility H” means the loan facility made available under this Agreement as described in paragraph (i) of Clause 2.1 (The Facilities).

“Facility H Commitment” means:

(e)

in relation to an Original Lender, the amount in the Base Currency set opposite its name under the heading “Facility H Commitment” in Part III of Schedule 1 (The Original Parties), and the amount of any other Facility H Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Accordion); and

(f)	in relation to any other Lender, the amount in the Base Currency of any Facility H Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Accordion),

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Facility H Loan” means a loan made or to be made under Facility H or the principal amount outstanding for the time being of that loan.

“Facility H Repayment Date” means each of the dates specified in paragraph (a) of Clause 6.9 (Repayment of Facility H Loans) as Facility H Repayment Dates.

“Facility H Repayment Instalment” means each instalment for repayment of the Facility H Loans referred to in paragraph (a) of Clause 6.9 (Repayment of Facility H Loans).

“Facility Office” means:

(a)

in respect of a Lender, the office or offices notified by that Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement; or

(b)	in respect of any other Finance Party, the office in the jurisdiction in which it is resident for tax purposes.

“FATCA” means:

(a)	sections 1471 to 1474 of the Code or any associated regulations;

(b)

any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or

(c)

any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraph (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

“FATCA Application Date” means:

(a)	in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014; or

(b)

in relation to a “passthru payment” described in section 1471(d)(7) of the Code not falling within paragraph (a) above, the first date from which such payment may become subject to a deduction or withholding required by FATCA.

“FATCA Deduction” means a deduction or withholding from a payment under a Finance Document required by FATCA.

“FATCA Exempt Party” means a Party that is entitled to receive payments free from any FATCA Deduction.

“Fee Letter” means any letter or letters dated on or before the date of this Agreement between the Arranger (or any of them) and the Borrower, the Agent and the Borrower or the Security Agent and the Borrower, the Lenders (or any of them) and the Borrower setting out any of the fees payable by the Borrower to those Finance Parties in connection with this Agreement, and any fee letter between an Accordion Lender and the Borrower entered into in accordance with paragraph (f) of Clause 2.2 (Accordion).

“Finance Document” means this Agreement, any Accession Letter, any Accordion Confirmation, any Compliance Certificate, any Reserve Certificate, any Fee Letter, the Intercreditor Agreement, any Promissory Note, any Resignation Letter, any Selection Notice, any Transaction Security Document, any Utilisation Request and any other document designated as a “Finance Document” by the Agent and the Borrower.

“Finance Party” means the Agent, the Arranger, the Security Agent or a Lender.

“Financial Indebtedness” means any indebtedness for or in respect of:

(a)	monies borrowed and debit balances at banks or other financial institutions;

(b)	any acceptance under any acceptance credit or bill discounting facility (or dematerialised equivalent);

(c)	any amount raised pursuant to a note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument (including, without limitation, any perpetual bonds);

(d)	[intentionally omitted];

(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis and meet any requirement for de-recognition under Applicable GAAP of the Borrower);

(f)

any Treasury Transaction (and, when calculating the value of that Treasury Transaction, only the negative mark-to-market value (or, if any actual amount is due from any member of the Group as a result of the termination or close-out of that Treasury Transaction, that amount) shall be taken into account);

(g)	any counter-indemnity obligation in respect of a guarantee, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution;

(h)

any amount raised by the issue of redeemable shares which are redeemable (other than at the option of the issuer) before the last Termination Date or are otherwise classified as borrowings under Applicable GAAP of the Borrower;

(i)

any amount of any liability under an advance or deferred purchase agreement if (i) one of the primary reasons behind entering into the agreement is to raise finance or to finance the acquisition or construction of the asset or service in question or (ii) the agreement is in respect of the supply of assets or services and payment is due more than 60 days after the date of supply;

(j)

any arrangement pursuant to which an asset sold or otherwise disposed of by that person may be re-acquired by a member of the Group (whether following the exercise of an option or otherwise) and any Inventory Financing;

(k)

any amount raised under any other transaction (including any forward sale or purchase, sale and sale back or sale and leaseback agreement) having the commercial effect of a borrowing or otherwise classified as borrowings under Applicable GAAP of the Borrower; and

(l)	the amount of any liability in respect of any guarantee for any of the items referred to in paragraphs (a) to (k) above,

provided that Leases shall not be treated as Financial Indebtedness.

“Financial Quarter” has the meaning given to such term in Clause 21.1 (Financial definitions).

“Financial Year” has the meaning given to such term in Clause 21.1 (Financial definitions).

“Fitch” means Fitch Ratings Limited or any successor thereto from time to time.

“French Guarantor” or “French Obligor” means a Guarantor or other Obligor incorporated in France.

“Governmental Authority” means the government of any jurisdiction, or any political subdivision thereof, whether provincial, state or local, and any department, ministry, agency, instrumentality, authority, body, court, central bank or other entity lawfully exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Group” means the Borrower and each of its Subsidiaries for the time being.

“Group Structure Chart” means the structure chart setting out the Obligors and Material Subsidiaries dated as of 30 June 2017 and delivered to the Agent under paragraph 5 (Other documents and evidence) of Part I of Schedule 2 (Conditions Precedent).

“Guarantors” means the Original Guarantors and any Additional Guarantor other than any Original Guarantor or Additional Guarantor which has ceased to be a Guarantor pursuant to Clause 28.3 (Resignation of a Guarantor) and/or sub-paragraph (ii) of paragraph (c) of Clause 38.2 (Exceptions) and has not subsequently become an Additional Guarantor pursuant to Clause 28.2 (Additional Guarantors and Additional Security Providers) and “Guarantor” means any of them.

“Hazardous Materials” means (a) radioactive materials, asbestos-containing materials, polychlorinated biphenyls, radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any applicable Environmental Law.

“Holding Company” means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary.

“IFRS” means International Financial Reporting Standards, as issued by the International Accounting Standards Board.

“Impaired Agent” means the Agent at any time when:

(a)	it has failed to make (or has notified a Party that it will not make) a payment required to be made by it under the Finance Documents by the due date for payment;

(b)	the Agent otherwise rescinds or repudiates a Finance Document;

(c)	(if the Agent is also a Lender) it is a Defaulting Lender under paragraph (a) of the definition of “Defaulting Lender”; or

(d)	an Insolvency Event has occurred and is continuing with respect to the Agent,

unless, in the case of paragraph (a) above:

(i)	its failure to pay is caused by:

(A)	administrative or technical error; or

(B)	a Disruption Event; and

payment is made within three Business Days of its due date; or

(ii)	the Agent is disputing in good faith whether it is contractually obliged to make the payment in question.

“IMSS” means the Mexican Social Security Institute (Instituto Mexicano del Seguro Social).

“Increase Date” has the meaning given to it in paragraph (b) of Clause 2.2 (Accordion).

“INFONAVIT” means the Mexican Workers’ Housing Fund Institute (Instituto del Fondo Nacional de la Vivienda para los Trabajadores).

“Insolvency Event” in relation to a Finance Party means that the Finance Party:

(a)	is dissolved (other than pursuant to a consolidation, amalgamation or merger);

(b)	becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due;

(c)	makes a general assignment, arrangement or composition with or for the benefit of its creditors;

(d)

institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy (including concurso mercantil) or any other relief under any bankruptcy or insolvency law (including the Mexican Ley de Concursos Mercantiles) or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official;

(e)

has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy (including concurso mercantil) or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights (in each case, other than by way of an Undisclosed Administration), or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition is instituted or presented by a person or entity not described in paragraph (d) above and:

(i)	results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation; or

(ii)	is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof;

(f)	has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);

(g)

seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets (in each case, other than by way of an Undisclosed Administration);

(h)

has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter;

(i)	causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in paragraph (a) to (h) above; or

(j)	takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

“Insolvency Proceedings” means any of the matters described in Clause 25.7 (Insolvency proceedings).

“Intellectual Property” means:

(a)

any patents, trademarks, service marks, designs, business names, copyrights, design rights, database rights, inventions, knowhow and other intellectual property rights and interests, whether registered or unregistered; and

(b)	the benefit of all applications and rights to use such assets of each member of the Group.

“Intercreditor Agreement” means the intercreditor agreement originally dated 17 September 2012 (and as amended and restated pursuant to a deed of amendment dated on the date of this Agreement) and made between, among others, the Borrower, Wilmington Trust (London) Limited as Security Agent, Citibank International plc as agent, as amended, restated, varied, supplemented and/or extended from time to time.

“Interest Period” means, in relation to a Utilisation, each period determined in accordance with Clause 10 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 9.3 (Default interest).

“Interpolated Screen Rate” means, in relation to any Loan, the rate which results from interpolating on a linear basis between:

(a)	the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period of that Loan; and

(b)	the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period of that Loan,

each as of the Specified Time on the Quotation Day for the currency of that Loan.

“Inventory Financing” means a financing arrangement pursuant to which a member of the Group sells inventory to a bank or other institution (or a special purpose vehicle or partnership incorporated or established by or on behalf of such bank or other institution or an Affiliate of such bank or other institution) and has an obligation to repurchase such inventory to the extent that it is not sold to a third party within a specified period.

“Joint Venture” means any joint venture entity, whether a company, unincorporated firm, undertaking, association, joint venture or partnership or any other entity.

“Lease” has the meaning given to such term in Clause 21.1 (Financial definitions).

“Legal Opinions” means the legal opinions delivered to the Agent pursuant to paragraph 4 (Legal opinions) of Part I of Schedule 2 (Conditions Precedent) or paragraph 4 (Legal opinions) of Part II of Schedule 2 (Conditions Precedent).

“Legal Reservations” means:

(a)

the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors;

(b)

the time barring of claims under the Limitation Act 1980 and the Foreign Limitation Periods Act 1984, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of UK stamp duty may be void and defences of set-off or counterclaim;

(c)	similar principles, rights and defences under the laws of any Relevant Jurisdiction; and

(d)	any other matters which are set out as qualifications or reservations as to matters of law in the Legal Opinions.

“Lender” means:

(a)	any Original Lender; and

(b)	any bank, financial institution, trust, fund or other entity which has become a Party in accordance with Clause 2.2 (Accordion) or Clause 26 (Changes to the Lenders),

which in each case has not ceased to be a Party in that capacity in accordance with the terms of this Agreement.

“LIBOR” means, in relation to any Loan:

(a)	the applicable Screen Rate;

(b)	(if no Screen Rate is available for the Interest Period of that Loan) the Interpolated Screen Rate for that Loan; or

(c)	if:

(i)	no Screen Rate is available for dollars and/or sterling; or

(ii)	no Screen Rate is available for the Interest Period of that Loan and it is not possible to calculate an Interpolated Screen Rate for that Loan,

the Reference Bank Rate,

as of, in the case of paragraphs (a) and (c) above, the Specified Time on the Quotation Day for dollars and/or sterling and for a period equal in length to the Interest Period of that Loan and, if that rate is less than zero, LIBOR shall be deemed to be zero.

“Loan” means a Facility A Loan, Facility B Loan, Facility C Loan, Facility D1 Loan, Facility D2 Loan, Facility E Loan, Facility F Loan, Facility G Loan, Facility H Loan or any other Loan under any Facility established pursuant to Clause 2.2 (Accordion).

“London Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in London.

“Majority Lenders” means a Lender or Lenders whose Commitments aggregate 66 2⁄3% or more of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated 66 2⁄3% or more of the Total Commitments immediately prior to the reduction).

“Margin” means, in relation to any Loan or Unpaid Sum, as at the date of this Agreement 2.50 per cent. per annum, but if:

(a)	no Event of Default has occurred and is continuing; and

(b)

the Consolidated Leverage Ratio in respect of the most recently completed Reference Period is within a range set out below, then the Margin for each Loan will be the percentage per annum set out below opposite that range:

Consolidated Leverage Ratio	Margin (per cent. per annum)
Greater than or equal to 5.00:1	3.500
Less than 5.00:1 but greater than or equal to 4.50:1	3.000
Less than 4.50:1 but greater than or equal to 4.00:1	2.500
Less than 4.00:1 but greater than or equal to 3.50:1	2.125
Less than 3.50:1 but greater than or equal to 3.00	1.750
Less than 3.00:1 but greater than or equal to 2.50	1.500
Less than 2.50:1	1.250

However:

(i)

any increase or decrease in the Margin for a Loan shall take effect on the date (the “reset date”) which is the first day of the next Interest Period for that Loan following receipt by the Agent of the Compliance Certificate for that Reference Period pursuant to Clause 20.2 (Compliance Certificate);

(ii)

if, following receipt by the Agent of the Compliance Certificate related to the relevant annual financial statements, that Compliance Certificate does not confirm the basis for either a reduced or an increased Margin which applied during that annual period, then the relevant provisions of paragraph (b) of Clause 9.2 (Payment of interest) shall apply from the reset date and the Margin for that Loan shall be the percentage per annum determined using the table above and the revised Consolidated Leverage Ratio calculated using the figures in that Compliance Certificate;

(iii)

if, following the Covenant Reset Date, the Consolidated Leverage Ratio in respect of any completed Reference Period is, at any time, greater than 3.75:1, the number for the Margin in each range set out in the table above shall be increased by 25 basis points and the percentage per annum for the Margin applicable to that range shall be the result of that increase;

(iv)	while an Event of Default has occurred and is continuing, the Margin for each Loan shall be 3.50 per cent. per annum; and

(v)	for the purpose of determining the Margin, the Consolidated Leverage Ratio and Reference Period shall be determined in accordance with Clause 21.1 (Financial definitions).

“Material Adverse Effect” means a material adverse effect on:

(a)	the business, property, assets, condition (financial or otherwise) or operations of the Group, taken as a whole; or

(b)	the rights or remedies of any Finance Party under the Finance Documents; or

(c)

the ability of any Obligor to perform its obligations under the Finance Documents or the validity or enforceability, effectiveness or ranking of any of the Transaction Security granted or purported to be granted under or pursuant to any of the Finance Documents.

“Material Subsidiary” means, from the date of this Agreement up to (and excluding) the date on which the first Compliance Certificate to be delivered under Clause 20.2 (Compliance Certificate) is delivered in accordance with that Clause, those companies set out in Schedule 13 (Material Subsidiaries) and, thereafter, means any Subsidiary of the Borrower which:

(a)	has total gross assets representing 5 per cent. or more of the total consolidated assets of the Group;

(b)	has revenues representing 5 per cent. or more of the consolidated turnover of the Group; and/or

(c)	has earnings before interest, tax, depreciation and amortisation calculated on the same basis as Operating EBITDA, representing 5 per cent. or more of the consolidated Operating EBITDA of the Group, in each case calculated on a consolidated basis (without duplication) and any Holding Company of any such Subsidiary or of an Obligor.

Compliance with the conditions set out in paragraphs (a) to (c) shall be determined by reference to the most recent Compliance Certificate supplied by the Borrower and/or the latest audited financial statements of that Subsidiary (if available) and the latest audited consolidated financial statements of the Group, but if a Subsidiary has been acquired since the date as at which the latest audited consolidated financial statements of the Group were prepared, the financial statements shall be adjusted to take into account the acquisition of that Subsidiary (that adjustment being certified by the Group’s auditors as representing an accurate reflection of each of the respective revised total assets and turnover of the Group).

A report by the auditors of the Borrower (or, as the case may be, any other internationally recognised accounting firm that is approved by the Agent) that a Subsidiary is a Material Subsidiary shall, in the absence of manifest error, be conclusive and binding on all Parties.

“Mexican Security Trust Agreement” means the Mexican security trust agreement dated 17 September 2012, as amended and/or restated from time to time, entered into, among others, by the Borrower, Empresas Tolteca, CEMEX Central, S.A. de C.V., Interamerican Investments Inc., CEMEX Operaciones México, S.A. de C.V and CEMEX México, which secures the obligations of the Obligors arising from the Finance Documents.

“Mexico” means the United Mexican States.

“Month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)

if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one or, if there is not, on the immediately preceding Business Day; and

(b)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month.

The above rules will only apply to the last Month of any period. “Monthly” shall be construed accordingly.

“Moody’s” means Moody’s Investors Services Limited or any successor to its ratings business.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA that is subject to Title IV of ERISA to which any Obligor or any ERISA Affiliate is making contributions or has an obligation to make contributions.

“New Lender” has the meaning given to that term in Clause 26 (Changes to the Lenders).

“Non-Consenting Lender” has the meaning given to that term in Clause 38.4 (Replacement of Lender).

“Non-US Pension Plan” means any defined benefit plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States by any Obligor or any of its Subsidiaries, primarily for the benefit of employees of such Obligor or any such Subsidiary residing outside the United States, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement, and which plan, fund or program is not a Pension Plan or Multiemployer Plan and is not otherwise subject to ERISA or the Code.

“Obligors” means the Borrower, the Guarantors and the Security Providers and “Obligor” means any of them.

“Original Financial Statements” means:

(a)	in relation to the Borrower:

(i)

from the date of this Agreement up to the date of publication of its audited unconsolidated and consolidated financial statements for its Financial Year ended 31 December 2019, its audited unconsolidated and consolidated financial statements for its Financial Year ended 31 December 2016 accompanied by an audit opinion of KPMG Cárdenas Dosal, S.C. (provided that, any quarterly or half yearly financial statements published during the Financial Year ended 31 December 2019 will be prepared on the basis of the audited unconsolidated and consolidated financial statements for its Financial Year ended 31 December 2018 as restated on the basis of the accounting principles and practices after the adoption of IFRS 16); and

(ii)

from the date of publication of its audited unconsolidated and consolidated financial statements for its Financial Year ended 31 December 2019, its audited unconsolidated and consolidated financial statements for its Financial Year ended 31 December 2019 accompanied by an audit opinion of KPMG Cárdenas Dosal, S.C.;

(b)	in relation to CEMEX España, its audited consolidated financial statements for its financial year ended 31 December 2016; and

(c)	in relation to any other Guarantor, its most recent annual financial statements (audited, if available).

“Original Obligor” means the Borrower, an Original Guarantor or an Original Security Provider.

“Outlook” means a rating outlook of the Borrower with regard to the Borrower’s economic and/or fundamental business condition, as assigned by a Rating Agency.

“Participating Member State” means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“Party” means a party to this Agreement.

“Pension Plan” means a “pension plan” as such term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in Section 4001(a)(3) of ERISA), and with respect to which any Obligor or any ERISA Affiliate is an “employer” as defined in Section 3(5) of ERISA.

“Permitted Acquisition” means:

(a)	an acquisition by a member of the Group of an asset sold, leased, transferred or otherwise disposed of by another member of the Group in circumstances constituting a Permitted Disposal;

(b)	an acquisition of shares or securities pursuant to a Permitted Share Issue;

(c)	an acquisition of cash or securities which are Cash Equivalent Investments;

(d)	the incorporation of a company which on incorporation becomes a member of the Group or which is a special purpose vehicle, whether a member of the Group or not;

(e)	an acquisition that constitutes a Permitted Joint Venture;

(f)	an acquisition of assets and, if applicable, cash, in exchange for other assets and, if applicable, cash, of equal or higher value (an “Asset Swap”);

(g)

any acquisition of shares of the Borrower, any acquisition of shares of Caliza, any acquisition of shares of Centurion or any acquisition of shares of Trinidad Cement or any of its Subsidiaries pursuant to (i) an obligation in respect of any Executive Compensation Plan of the Borrower or any of its Subsidiaries or, as the case may be, of Caliza or any of its Subsidiaries, Centurion or any of its Subsidiaries or Trinidad Cement or any of its Subsidiaries as the case may be, or (ii) a Treasury Transaction permitted in accordance with Clause 22.27 (Treasury Transactions);

(h)	any other acquisition consented to by the Agent acting on the instructions of the Majority Lenders;

(i)

an acquisition of shares in the Borrower or any other member of the Group to the extent that a member of the Group has, pursuant to the terms of convertible or exchangeable securities, an obligation to deliver such shares to any holder(s) of convertible or exchangeable securities constituting Permitted Financial Indebtedness;

(j)

any acquisition by a member of the Caliza Group of assets or of a company, of shares, securities or a business or undertaking (or, in each case, any interest in any of them) provided that (except where the assets, company, shares, securities, business or undertaking (or, in each case, any interest in any of them) acquired was disposed of by (A) a member of the Caliza Group or (B) a member of the Group which is not a member of the Caliza Group in circumstances constituting a Permitted Disposal under the definition of Permitted Disposal) the aggregate amount of the consideration for such acquisitions does not at any time (when aggregated with all other amounts of Caliza Expansion Capital then incurred) exceed the Caliza Expansion Capital Permitted Limit;

(k)	any acquisition constituting a Reconstruction permitted pursuant to Clause 22.8 (Merger);

(l)

any other acquisition of a company, of shares, securities or a business or undertaking (or, in each case, any interest in any of them) provided that the aggregate amount of the consideration for such acquisitions does not exceed $400,000,000 (or its equivalent in any other currencies) in any Financial Year, and provided further that:

(i)	if an asset is acquired by a member of the Group pursuant to this paragraph (l); and

(ii)	such asset is the subject of a Disposal by the Group within 12 Months of the date of completion of its acquisition,

the unutilised portion of the amount referred to above in respect of that Financial Year shall be increased by an amount equal to the lower of (A) the amount of the consideration originally paid by the relevant member of the Group which acquired such asset and (B) the amount of the Disposal Proceeds received for such Disposal;

(m)

any acquisition by a member of the Centurion Group of assets or of a company, of shares, securities or a business or undertaking (or, in each case, any interest in any of them) provided that (except where the assets, company, shares, securities, business or undertaking (or, in each case, any interest in any of them) acquired was disposed of by (A) a member of the Centurion Group or (B) a member of the Group which is not a member of the Centurion Group in circumstances constituting a Permitted Disposal under the definition of Permitted Disposal) the aggregate amount of the consideration for such acquisitions does not at any time (when aggregated with all other amounts of Centurion Expansion Capital then incurred) exceed the Centurion Expansion Capital Permitted Limit;

(n)

the acquisition or repurchase of any shares in a member of the Group which were the subject of any Caliza Offering Option, any Centurion Offering Option or any Trinidad Cement Group Offering Option (i) where those shares were not taken up in full as part of such option or (ii) pursuant to a Treasury Transaction entered into in connection with that Caliza Offering Option, Centurion Offering Option or Trinidad Cement Group Offering Option and, for the avoidance of doubt any repurchase under this paragraph (n) shall be a separate and independent right and shall not impact or utilise any other elements permitted under this Agreement including, without limitation, paragraph (l) or (p) of this definition, paragraph (c) of Clause 21.2 (Financial condition), the Caliza Expansion Capital Permitted Limit and the Centurion Expansion Capital Permitted Limit;

(o)

the acquisition or repurchase by the Borrower, Caliza, Centurion or any member of the Trinidad Cement Group of its own shares provided that, in the case of the acquisition or repurchase by the Borrower, (i) the aggregate nominal value of any shares acquired or repurchased by it in any Financial Year pursuant to this paragraph (o) does not (when aggregated with the amount of all distributions made by it in that Financial Year pursuant to paragraph (a) of the definition of “Permitted Distribution”) exceed $200,000,000 (or its equivalent) and (ii) the Borrower may only acquire or repurchase any of its shares pursuant to this paragraph (o) if it has delivered a Compliance Certificate in respect of the most recent Reference Period for which a Compliance Certificate was required to have been delivered under this Agreement showing a Consolidated Leverage Ratio in respect of that Reference Period of 4.00:1 or less; and

(p)	any acquisition if:

(i)

the cash consideration for that acquisition (when aggregated with the cash consideration for any other acquisition made pursuant to this paragraph (p)(i) in the four Financial Quarters ending prior to the date of the proposed acquisition) does not exceed the aggregate amount of free cash flow generated by the Group after deduction of total capital expenditure (as reported by the Borrower in its quarterly earnings report filed with the relevant authority) during the same four Financial Quarter period; and/or

(ii)

the acquisition is funded from the proceeds of any disposals of assets received by the Group during the 12 months prior to the making of that acquisition and/or Financial Indebtedness which had been repaid using the proceeds of any disposals of assets received by the Group during the 12 months prior to the making of that acquisition and which has been incurred in up to the same amount in order to fund that acquisition; and/or

(iii)

the acquisition is funded from the proceeds of any issuance of shares where such proceeds have been received during the 18 months prior to the making of that acquisition and/or Financial Indebtedness which had been repaid using the proceeds of any issuances of shares received by the Group during the 18 months prior to the making of that acquisition and which has been incurred in up to the same amount in order to fund that acquisition.

“Permitted Debt Purchase Transaction” means, in relation to a person, a transaction where such person purchases by way of assignment or transfer any Commitment or amount outstanding under this Agreement.

“Permitted Disposal” means any Disposal provided that:

(a)	except in the case of Disposals as between members of the Group, the Disposal is on arm’s length terms;

(b)	in the case of Disposals of any asset by a member of the Group (the “Disposing Company”) to another member of the Group (the “Acquiring Company”), if:

(i)

the Disposing Company had given Transaction Security over the asset, the Acquiring Company must give equivalent Transaction Security over that asset (and, if the Acquiring Company is not already a Security Provider, it must accede to this Agreement as an Additional Security Provider); and

(ii)

the Disposing Company is a Guarantor, the Acquiring Company must be a Guarantor guaranteeing at all times an amount no less than that guaranteed by the Disposing Company (subject to any applicable guarantee limitations), provided that the conditions set out in paragraphs (i) and (ii) above shall only apply (A) to a Disposal of shares if such Disposal would result in the Acquiring Company becoming a Material Subsidiary, or (B) to a Disposal of other assets if all or substantially all of the assets of the Disposing Company are being disposed of; and

(c)	a Disposal of any shares in a member of the Group to a person who is not a member of the Group may only be made:

(i)	pursuant to an obligation in respect of any Executive Compensation Plan, any Caliza Transaction, any Centurion Transaction or any Trinidad Cement Group Transaction; or

(ii)	if all the shares in that entity owned by members of the Group are the subject of the Disposal.

“Permitted Distribution” means the declaration, making or payment of a dividend, charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution):

(a)

on or in respect of the share capital of the Borrower or any Subsidiary of the Borrower provided that (i) the aggregate amount of all distributions made by the Borrower in any Financial Year does not (when aggregated with the nominal value of all shares acquired or repurchased by it in any Financial Year pursuant to paragraph (o) of the definition of “Permitted Acquisition”) exceed

$200,000,000 (or its equivalent) and (ii) the Borrower may only make a distribution on or in respect of its share capital if it has delivered a Compliance Certificate in respect of the Reference Period closest to the date of the declaration of such distribution for which a Compliance Certificate was required to have been delivered under this Agreement showing a Consolidated Leverage Ratio in respect of that Reference Period of 4.00:1 or less;

(b)	that is:

(i)

a recapitalisation of earnings on or in respect of the share capital of the Borrower (or any class of its share capital) pursuant to which additional share capital of the Borrower or the right to subscribe for additional share capital is issued to the existing shareholders of the Borrower on a pro rata basis;

(ii)	by way of the issuance of common equity securities of the Borrower or the right to subscribe for such common equity securities to the existing shareholders of the Borrower on a pro rata basis;

(iii)	by way of the issuance of common equity securities of Caliza or the right to subscribe for such common equity securities to the existing shareholders of Caliza on a pro rata basis;

(iv)	by way of the issuance of common equity securities of Centurion or the right to subscribe for such common equity securities to the existing shareholders of Centurion on a pro rata basis; or

(v)

by way of the issuance of common equity securities of any member of the Trinidad Cement Group or the right to subscribe for such common equity securities to the existing shareholders of any member of the Trinidad Cement Group on a pro rata basis, provided that, for the avoidance of doubt, no cash or other asset (other than the common equity securities referred to above) of any member of the Group (or any interest in any such cash or asset) is paid or otherwise transferred or assigned to any person that is not a member of the Group in connection with such distribution or interest; or

(c)

that is a payment of interest (at a time at which no Default is continuing) on any perpetual debt securities issued by the Borrower or New Sunward Holding Financial Ventures B.V. or otherwise permitted by this Agreement; or

(d)

to any minority shareholders of any Subsidiary of the Borrower; (i) pro rata to its holding in such Subsidiary and provided that all other shareholders of the relevant Subsidiary receive their equivalent pro rata share in any such dividend, charge, fee, distribution or interest payment at the same time; or (ii) in the case of minority shareholders of Assiut Cement Company on any basis (whether pro rata to its holding in such Subsidiary or otherwise), provided that the maximum aggregate amount distributed under this sub-paragraph (ii) must not exceed $25,000,000 (or its equivalent) from the date of this Agreement to the last Termination Date; or

(e)

that is pursuant to any obligation or undertaking entered into by Trinidad Cement or any of its Subsidiaries prior to the date of this Agreement relating to an agreement with the union of Trinidad Cement or that Subsidiary to provide shares in Trinidad Cement or that Subsidiary to unionised employees of that company.

“Permitted Exchange” means any exchange or conversion of any Financial Indebtedness (including for this purpose convertible or exchangeable securities) for an issuance of shares, equity securities or equity-linked securities by any member of the Group provided that the principal amount of such shares, equity securities or equity-linked securities are not redeemable (other than for other shares, equity securities or equity-linked securities) prior to the last Termination Date.

“Permitted Financial Indebtedness” means:

(a)	any Financial Indebtedness whatsoever incurred by an Obligor which Financial Indebtedness may, at the discretion of the Borrower, share in the Transaction Security; and

(b)	any Financial Indebtedness incurred by a member of the Group which is not an Obligor:

(i)

that is Existing Financial Indebtedness including any such Existing Financial Indebtedness to the extent that it is refinanced or replaced from time to time provided that the aggregate principal amount of such Financial Indebtedness does not increase above the principal amount outstanding as at the date of this Agreement (except as otherwise permitted or not restricted by this Agreement or by the amount of any capitalised interest under any facility or instrument that provided for capitalisation of interest on those terms as at the date of this Agreement);

(ii)	that is owed to a member of the Group;

(iii)	that constitutes a Permitted Securitisation;

(iv)

arising under factoring arrangements, Inventory Financing arrangements or export credit facilities or any similar arrangements for the purchase of equipment (provided that any Security granted in relation to any such facility relates solely to equipment, the purchase of which was financed under such facility) or pursuant to sale and lease-back transactions provided that the maximum aggregate Financial Indebtedness of members of the Group which are not Obligors under such transactions does not exceed $500,000,000 at any time (disregarding, for the purpose of such limit, any amount of Financial Indebtedness of such members of the Group arising under such arrangements permitted under this paragraph (iv) and in place as at the date of this Agreement including any amounts under such Financial Indebtedness which has been repaid and reborrowed whether pursuant to the terms of the arrangement constituting such Financial Indebtedness when originally advanced or otherwise);

(v)	incurred for the purposes of refinancing Financial Indebtedness of any member of the Group which is not an Obligor;

(vi)

that becomes Financial Indebtedness solely as a result of any change in Applicable GAAP after the date of this Agreement and that existed prior to the date of such change in Applicable GAAP (or that replaces, and is on substantially the same terms as, such Financial Indebtedness);

(vii)

of any person acquired by a member of the Group pursuant to a Permitted Acquisition provided that: (i) such Financial Indebtedness existed prior to the date of the acquisition and was not incurred, increased or extended in contemplation of, or since, the acquisition; and (ii) the aggregate amount of any such Financial Indebtedness of members of the Group which are not Obligors does not exceed $200,000,000 at any time;

(viii)	under Treasury Transactions entered into in accordance with Clause 22.27 (Treasury Transactions);

(ix)

incurred pursuant to or in connection with any cash pooling or other cash management agreements in place with a bank or financial institution, but only to the extent of offsetting credit balances of a member of the Group which is not an Obligor pursuant to such cash pooling or other cash management arrangement;

(x)	constituting Financial Indebtedness for taxes levied, assessments due and other governmental charges required to be paid as a matter of law or regulation in the ordinary course of trading;

(xi)	that constitutes a Permitted Joint Venture;

(xii)	that constitutes a Permitted Working Capital Facility;

(xiii)

incurred by a member of the Caliza Group for the purposes of financing Caliza Expansion Capital in the amount of the Caliza Expansion Capital to be incurred (provided that the aggregate of all such Caliza Expansion Capital (other than any such amount that is funded from Relevant Proceeds) may not exceed the Caliza Expansion Capital Permitted Limit at any time);

(xiv)

incurred by a member of the Centurion Group for the purposes of financing Centurion Expansion Capital in the amount of the Centurion Expansion Capital to be incurred (provided that the aggregate of all such Centurion Expansion Capital (other than any such amount that is funded from Relevant Proceeds) may not exceed the Centurion Expansion Capital Permitted Limit at any time);

(xv)

not permitted by the preceding paragraphs or as a Permitted Transaction and the outstanding principal amount of which (when aggregated with the aggregate principal amount of any Financial Indebtedness of Obligors which is guaranteed by members of the Group which are not Obligors) does not exceed $500,000,000 (or its equivalent) in aggregate; and

(xvi)	approved by the Agent acting on the instructions of the Majority Lenders,

provided that for the purposes of sub-paragraph (b) only, such Financial Indebtedness of members of the Group which are not Obligors shall not benefit from the Transaction Security but may be secured to the extent that any such Security or Quasi-Security put in place would constitute Permitted Security.

“Permitted Fundraising” means:

(a)

any issuance of equity securities by the Borrower paid for in full in cash on issue (and, for the avoidance of doubt, such securities may be issued with an original issue discount) and not redeemable on or prior to the Termination Date and where such issue does not lead to a Change of Control; and

(b)

any issuance of equity-linked securities issued by any member of the Group that are linked solely to, and result only in the issuance of, equity securities of the Borrower otherwise entitled to be issued under this definition (and that do not, for the avoidance of doubt, result in the issuance of any equity securities by such member of the Group) and that are paid for in full in cash on issue (and, for the avoidance of doubt, such securities may be issued with an original issue discount) and where such issue does not lead to a Change of Control (provided that such securities do not provide for the payment of interest in cash and are not redeemable on or prior to the Termination Date).

“Permitted Fundraising Proceeds” means the cash proceeds received by any member of the Group from a Permitted Fundraising.

“Permitted Guarantee” means:

(a)	any guarantee or similar provided by an Obligor; and

(b)	in relation to any member of the Group which is not an Obligor:

(i)	any guarantee existing on the date of this Agreement;

(ii)	the endorsement of negotiable instruments in the ordinary course of trade but excluding an aval;

(iii)	any performance guarantee or Contingent Instrument guaranteeing performance by a member of the Group under any contract entered into in the ordinary course of trade;

(iv)	any guarantee of a Joint Venture to the extent permitted by Clause 22.20 (Joint ventures);

(v)	any guarantee (including an aval) of Financial Indebtedness falling within the definition of Permitted Financial Indebtedness;

(vi)	any guarantee given in respect of the netting or set-off arrangements permitted pursuant to paragraph (B) of the definition of Permitted Security;

(vii)

any indemnity given in the ordinary course of business by any member of the Group which is not an Obligor in connection with its commercial or corporate activities, including but not limited to any Permitted Disposal, Permitted Acquisition, or any indemnity given to professional advisers on customary terms as part of the terms of their engagement;

(viii)	any guarantee given by a member of the Group which is not an Obligor in respect of the obligations of another member of the Group which is not an Obligor;

(ix)	any guarantee consented to by the Agent acting on behalf of the Majority Lenders;

(x)

any guarantee given by a member of the Group in respect of obligations of a member of the Caliza Group or of the Centurion Group under Financial Indebtedness permitted to be incurred under paragraph (b)(xiii) or (b)(xiv), as applicable of the definition of Permitted Financial Indebtedness; and

(xi)

any other guarantee that does not fall within paragraphs (i) to (x) above given by a member of the Group which is not an Obligor provided that at any time the aggregate principal amount guaranteed by all such guarantees does not exceed $500,000,000 (or its equivalent) (and provided further that (i) any performance bonds, banker’s acceptances or guarantee, bonding, documentary or stand-by letter of credit facilities shall only be counted towards such limit to the extent that such performance bond, banker’s acceptance, guarantee, bonding, documentary or stand-by letter of credit facility constitutes Debt and (ii) where such guarantee is to be given by a member of the Group that is not an Obligor in relation to Financial Indebtedness of an Obligor, such guarantee shall be considered as Financial Indebtedness for the purposes of paragraph (b)(xv) of the definition of Permitted Financial Indebtedness).

“Permitted Joint Venture” means any investment in any Joint Venture (by way of a subscription for shares in, loan to, guarantee in respect of the liabilities of or transfer of assets to that Joint Venture) where:

(a)	such investment exists or a member of the Group is contractually committed to such investment at the date of this Agreement; or

(b)

such investment is otherwise permitted under, or not restricted by, this Agreement (other than pursuant to paragraph (e) of the definition of “Permitted Acquisition”, paragraph (b)(xi) of the definition of “Permitted Financial Indebtedness”, paragraph (b)(iv) of the definition of “Permitted Guarantee”, paragraph (c) of the definition of “Permitted Loan” or paragraph (i) of the definition of “Permitted Share Issue”).

“Permitted Loan” means:

(a)	any trade credit extended by any member of the Group to its customers on normal commercial terms and in the ordinary course of its trading activities;

(b)	Financial Indebtedness which is referred to in the definition of, or otherwise constitutes, Permitted Financial Indebtedness (except under paragraph (b)(iii) of that definition);

(c)	a loan made to a Joint Venture to the extent permitted under Clause 22.20 (Joint ventures);

(d)	a loan made by a member of the Group to another member of the Group;

(e)	deferred consideration in relation to Disposals falling within the definition of Permitted Disposal;

(f)

a loan made by a member of the Group to an employee or director of any member of the Group if the amount of that loan when aggregated with the amount of all loans to employees and directors by members of the Group does not exceed $15,000,000 (or its equivalent) at any time;

(g)	any loan consented to by the Agent acting on the instructions of the Majority Lenders;

(h)	a loan arising as a result of an advance payment of Capital Expenditure made in the ordinary course of trading where such Capital Expenditure is permitted under this Agreement;

(i)

any credit extended by way of receipt by a member of the Group of promissory notes in exchange for supplying materials or services for use in Mexican public works projects as long as the aggregate principal amount of the Financial Indebtedness under such loan(s) does not exceed $100,000,000 (or its equivalent) at any time; and

(j)	any other loan(s) as long as the aggregate principal amount of the Financial Indebtedness under any such loan(s) does not exceed $250,000,000 (or its equivalent) at any time.

“Permitted Put/Call Proceeds” means any cash or other assets arising out of or in connection with any Permitted Put/Call Transaction, including, but not limited to, any settlement, disposal, transfer, assignment, close-out or other termination of such Permitted Put/Call Transaction.

“Permitted Put/Call Transaction” means any call option, call spread, capped call transaction, put option, put spread, capped put transaction or any combination of the foregoing and/or any other Treasury Transaction or transactions having a similar effect to any of the foregoing, in each case entered into, sold or purchased not for speculative purposes but for the purposes of managing specific risks or exposures associated with any issuance of Relevant Convertible/Exchangeable Obligations.

“Permitted Reorganisation” means, any intra-Group reorganisation (including any Reconstruction) provided that upon completion of each step in the Permitted Reorganisation the requirements of Clause 22.28 (Transaction Security) are satisfied, where relevant.

“Permitted Securitisations” means a transaction or series of related transactions providing for the securitisation of receivables and related assets by the Borrower or its Subsidiaries, including a sale at a discount, provided that (i) such receivables have been transferred, directly or indirectly, by the originator thereof to a person that is not a member of the Group in a manner that satisfies the requirements for an absolute conveyance (or, where the originator is organised in Mexico, a true sale), and not merely a pledge, under the laws and regulations of the jurisdiction in which such originator is organised; and (ii) except for customary representations, warranties, covenants and indemnities, such sale, transfer or other securitisation is carried out on a non-recourse basis or on a basis where recovery is limited solely to the collection of the relevant receivables (other than where such recourse or recovery is required pursuant to Article 122a of the Capital Requirements Directive of the European Parliament and of the Council of the European Union (as introduced by Directive 2009/111/EC of 16 September 2009, amending Directives 2006/48/EC, 2006/49/EC and 2007/64/EC) (as further amended or replaced from time to time, including, without limitation, by virtue of Articles 404 to 410 of Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms) and any relevant implementing legislation or pursuant to any analogous laws or regulations in any jurisdiction (the “Relevant Legislation”)).

“Permitted Security” has the meaning given to such term in Clause 22.5 (Negative pledge).

“Permitted Share Issue” means:

(a)	a Permitted Fundraising;

(b)

an issue of shares by a member of the Group which is a Subsidiary of the Borrower to another member of the Group (and, where the member of the Group has a minority shareholder, to that minority shareholder on a pro rata basis) where (if the existing shares of the Subsidiary are the subject of the Transaction Security) the newly-issued shares also become subject to the Transaction Security on the same terms;

(c)	an issue of shares by the Borrower to comply with an obligation in respect of any Executive Compensation Plan of the Borrower;

(d)

an issue of common equity securities of the Borrower or other equity-like instruments of the Borrower or any other member of the Group either (i) by the Borrower or (ii) to any member of the Group where the Borrower or that member of the Group has an obligation to deliver such shares or other equity-like instruments to a counterparty pursuant to the terms of any Permitted

Put/Call Transaction or an obligation to deliver such shares or other equity-like instruments to the holder(s) of convertible or exchangeable securities comprising Financial Indebtedness permitted pursuant to, or not restricted by, Clause 22.6 (Financial Indebtedness) pursuant to the terms and conditions of such convertible or exchangeable securities (as amended from time to time);

(e)

an issue of shares by Caliza, by Centurion or by any member of the Trinidad Cement Group to comply with an obligation in respect of any Executive Compensation Plan of Caliza, Centurion or any member of the Trinidad Cement Group, as applicable;

(f)

an issue of shares by Caliza pursuant to a Caliza Transaction, an issue of shares by Centurion pursuant to a Centurion Transaction or an issue of shares by any member of the Trinidad Cement Group pursuant to a Trinidad Cement Group Transaction;

(g)	any issue of shares by the Borrower, Caliza, Centurion or any member of the Trinidad Cement Group which comprise the consideration for a Permitted Acquisition;

(h)	an issue of shares by any member of the Trinidad Cement Group pursuant to any commitments made by any member of the Trinidad Cement Group prior to the date of this Agreement;

(i)	an issue of shares which constitutes a Permitted Joint Venture; and

(j)	any issue of shares consented to by the Agent acting on the instructions of the Majority Lenders.

“Permitted Transaction” means:

(a)	any disposal required, Financial Indebtedness incurred, guarantee, indemnity or Security given, or other transaction arising, under the Finance Documents;

(b)

the solvent liquidation or reorganisation of any member of the Group which is not an Obligor so long as any payments or assets distributed as a result of such liquidation or reorganisation are distributed to other members of the Group (and, where the member of the Group has a minority shareholder, to that minority shareholder on a pro rata basis);

(c)	any Permitted Reorganisation;

(d)

transactions (other than (i) any sale, lease, license, transfer or other disposal and (ii) the granting or creation of Security or the incurring or permitting to subsist of Financial Indebtedness) conducted in the ordinary course of trading on arm’s length terms;

(e)	any guarantee arising under or as a result of, or pursuant to, the terms of a Lease; and

(f)

any acquisition of (x) an asset that is subject to a Lease; or (y) a company (or shares or securities in a company) a business or undertaking (including where a Joint Venture arises) where the asset or assets that is or are the subject of the Lease is or are the only asset(s) owned by the relevant or underlying company, business or undertaking, in each case, pursuant to or as required by the terms of, a Lease.

“Permitted Working Capital Basket” has the meaning given to that term in the definition of Permitted Working Capital Facility.

“Permitted Working Capital Facility” means Financial Indebtedness of one or more members of the Group which are not Obligors under loan facilities, overdraft facilities, performance bonds, banker’s acceptances, guarantee, bonding, documentary or stand-by letter of credit facilities, commercial paper, insurance premium financing and, in each case, other similar facilities or accommodation (in any case) for the financing of working capital of the Group or such members of the Group in an aggregate amount of no more than $900,000,000 (or its equivalent) (the “Permitted Working Capital Basket”) provided that the Permitted Working Capital Basket shall only limit any such performance bond, banker’s acceptance, guarantee, bonding, documentary or stand-by letter of credit facility to the extent that such performance bond, banker’s acceptance, guarantee, bonding, documentary or stand-by letter of credit facility constitutes Debt.

“Process Agent” means CEMEX UK at its registered address being, as at the date of this Agreement, CEMEX House, Evreux Way, Rugby, Warwickshire, CV21 2DT, England and with fax number (+44) 01788 517009, Attn: The Secretary.

“Promissory Note” means a dual column English and Spanish non-negotiable promissory note issued or to be issued by the Borrower and executed por aval by each of the Guarantors, substantially in the form set out in Part I (Term Loans in Dollars Pagaré No Negociable / Non-Negotiable Promissory Note) for Term Loans in dollars, Part II (Loans in Dollars under the revolving loan Facility Pagaré No Negociable / Non-Negotiable Promissory Note), for Loans in dollars under the revolving loan Facility, Part III (Term Loans in sterling Pagaré No Negociable / Non-Negotiable Promissory Note), for Term Loans in sterling and Part IV (Term Loans in euro Pagaré No Negociable / Non-Negotiable Promissory Note) for Term Loans in euro of Schedule 4 (Form of Promissory Note).

“Protected Party” means a Finance Party which is or will be subject to any liability or required to make any payment for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

“Qualifying Lender” has the meaning given to that term in Clause 13 (Tax Gross-Up and Indemnities).

“Quasi-Security” has the meaning given to that term in Clause 22.5 (Negative pledge).

“Quotation Day” means, in relation to any period for which an interest rate is to be determined:

(a)	(if the currency is sterling) the first day of that period;

(b)	(if the currency is dollars) two London Business Days before the first day of that period; or

(c)	(if the currency is euro) two TARGET Days before the first day of that period,

unless market practice differs in the Relevant Interbank Market for that currency, in which case the Quotation Day for that currency will be determined by the Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days).

“Rating” means at any time the solicited long-term credit rating or the senior implied rating of the Borrower or an issue of securities of or guaranteed by the Borrower, where the rating is based primarily on the senior unsecured credit risk of the Borrower and/or, in the case of the senior implied rating, on the characteristics of any particular issue, assigned by a Rating Agency.

“Rating Agency” means S&P, Moody’s or Fitch.

“Receiver” means a receiver or receiver and manager or administrative receiver of the whole or any part of the Charged Property.

“Reconstruction” has the meaning given to such term in Clause 22.8 (Merger).

“Reference Bank Rate” means the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request by the Reference Banks:

(a)

(in relation to LIBOR) as the rate at which the relevant Reference Bank could borrow funds in the London interbank market in the relevant currency and for the relevant period, were it to do so by asking for and then accepting interbank offers for deposits in reasonable market size in that currency and for that period; or

(b)

(in relation to EURIBOR) as the rate at which the relevant Reference Bank believes one prime bank is quoting to another prime bank for interbank term deposits in euro within the Participating Member States for the relevant period.

“Reference Banks” means the principal London offices of BNP Paribas, ING Bank NV and such other banks as may be appointed by the Agent in consultation with the Borrower.

“Reference Period” has the meaning given to that term in Clause 21.1 (Financial definitions).

“Related Fund” in relation to a fund (the “first fund”), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund.

“Relevant Commitment” has the meaning given to that term in a relevant Accordion Confirmation.

“Relevant Convertible/Exchangeable Obligations” has the meaning given to that term in Clause 21.1 (Financial definitions).

“Relevant Interbank Market” means, in relation to euro, the European interbank market and, in relation to any other currency, the London interbank market.

“Relevant Jurisdiction” means, in relation to an Obligor:

(a)	its jurisdiction of incorporation or formation;

(b)	any jurisdiction where any asset subject to or intended to be subject to the Transaction Security to be created by it is situated;

(c)	any jurisdiction where it conducts its business; and

(d)	the jurisdiction whose laws govern the perfection of any of the Transaction Security Documents entered into by it.

“Relevant Legislation” has the meaning given to such term in the definition of Permitted Securitisations.

“Relevant Proceeds” means Caliza Proceeds, Centurion Proceeds, Disposal Proceeds, Permitted Fundraising Proceeds or Permitted Put/Call Proceeds.

“Repeating Representations” means each of the representations set out in Clause 19.1 (Status) to Clause 19.5 (Validity and admissibility in evidence) and paragraphs (a) and (b) of Clause 19.11 (Financial statements).

“Representative” means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.

“Reserve” has the meaning given to such term in Clause 21.5 (Reserve).

“Resignation Letter” means a document substantially in the form set out in Schedule 8 (Form of Resignation Letter).

“Responsible Officer” means the Chief Financial Officer and/or Chief Controlling Officer of the Borrower or a person holding equivalent status (or higher).

“Restricted Debt Purchase Transaction” means, in relation to a person, a transaction where such person enters into any sub-participation in respect of, or enters into any other agreement or arrangement having an economic effect substantially similar to a sub-participation in respect of, any Commitment or amount outstanding under this Agreement.

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto from time to time.

“Sanctioned Country” means a country or territory that is, or whose government is, the subject of Sanctions broadly prohibiting dealings with such government, country, or territory, including, as of the date of this Agreement, Cuba, Iran, the Crimea, North Korea, Sudan and Syria.

“Sanctions” means:

(a)	United Nations sanctions imposed pursuant to any United Nations Security Council Resolution;

(b)	U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or any other U.S. Governmental Authority or department;

(c)	EU restrictive measures implemented pursuant to any EU Council or Commission Regulation or Decision adopted pursuant to a Common Position in furtherance of the EU’s Common Foreign and Security Policy;

(d)

UK sanctions adopted by the Terrorist-Asset Freezing etc Act 2010 or other legislation and statutory instruments enacted pursuant to the United Nations Act 1946 or the European Communities Act 1972 or enacted by or pursuant to other laws and administered by Her Majesty’s Treasury or any other Governmental Authority; and

(e)	any other economic, trade sanctions or similar restrictive laws and regulations relating to economic or trade sanctions applicable to any Party or any of its Affiliates.

“SAR” means the Mexican Retirement Savings System (Sistema de Ahorro para el Retiro).

“Screen Rate” means:

(a)

in relation to LIBOR, the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant currency and for the relevant period displayed on pages LIBOR01 or LIBOR02 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate); and

(b)

in relation to EURIBOR, the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed on page EURIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate), or, in each case, on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters. If such page or service ceases to be available, the Agent may specify another page or service displaying the relevant rate after consultation with the Borrower and the Lenders.

“SEC” means the U.S. Securities Exchange Commission and any successor thereto.

“Secured Parties” means each Finance Party from time to time party to this Agreement and any Receiver or Delegate.

“Security” means a mortgage, charge, pledge, lien, security trust or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

“Security Providers” means the Original Security Providers and any Additional Security Provider other than any Original Security Provider or Additional Security Provider which has ceased to be a Security Provider pursuant to Clause 28.4 (Resignation of a Security Provider) and has not subsequently become an Additional Security Provider pursuant to Clause 28.2 (Additional Guarantors and Additional Security Providers), and “Security Provider” means any of them.

“Selection Notice” means a notice substantially in the form set out in Part II of Schedule 3 (Requests and Notices) given in accordance with Clause 10 (Interest Periods).

“Spain” means the Kingdom of Spain.

“Spanish GAAP” means the Spanish General Accounting Plan (Plan general de contabilidad) approved by Royal Decree 1514/2007 as in effect from time to time and consistent with those used in the preparation of the most recent audited financial statements referred to in Clause 20.1 (Financial statements).

“Spanish Public Document” means any obligation in an Escritura Pública or póliza intervenida.

“Specified Time” means a time determined in accordance with Schedule 14 (Timetables).

“Subordinated Optional Convertible Securities” means:

(a)	the Existing Subordinated Convertible Notes; and

(b)

any Financial Indebtedness incurred by any member of the Group the terms of which provide that such indebtedness is capable of optional conversion into equity securities or other equity-like instruments of the Borrower or any member of the Group and that repayment of principal and accrued but unpaid interest thereon is subordinated (under terms customary for an issuance of such Financial Indebtedness) to all senior Financial Indebtedness of the Borrower (including, but not limited to, the Facilities) except for: (A) indebtedness that states, or is issued under a deed, indenture, agreement or other instrument that states, that it is subordinated to or ranks equally with any Subordinated Optional Convertible Securities and (B) indebtedness between or among members of the Group provided that:

(i)	if such Financial Indebtedness is being issued to refinance Existing Subordinated Convertible Notes (only) then:

(A)	principal repayments in cash of such Financial Indebtedness shall:

(1)

not exceed in aggregate the amount of the fees, costs and expenses related to the refinancing of the Existing Subordinated Convertible Notes being refinanced plus the higher of (x) the nominal value of such Existing Subordinated Convertible Notes and (y) the market value of such Existing Subordinated Convertible Notes; and

(2)

if payable in cash in any instalments scheduled before (but excluding) the maturity date of the Existing Subordinated Convertible Notes being refinanced, such instalments are no greater in amount or sooner in time than provided for by the Existing Subordinated Convertible Notes being refinanced; or

(B)	such Financial Indebtedness shall not have any scheduled principal repayments in cash until after the last Termination Date under this Agreement; and

(ii)	in all other circumstances, such Financial Indebtedness shall not have any scheduled principal repayments in cash until after the last Termination Date under this Agreement.

“Subsidiary” means in relation to any company, partnership or corporation, a company, partnership or corporation:

(a)	which is controlled, directly or indirectly, by the first mentioned company, partnership or corporation;

(b)	in the case of a company or corporation, more than half the issued share capital of which is beneficially owned, directly or indirectly, by the first mentioned company, partnership or corporation; or

(c)	which is a Subsidiary of another Subsidiary of the first mentioned company, partnership or corporation,

and for this purpose, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs and/or to control the composition of its board of directors or equivalent body.

“Super Majority Lenders” means, at any time, a Lender or Lenders whose Commitments aggregate 85 per cent. or more of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated 85 per cent. or more of the Total Commitments immediately prior to that reduction).

“Swiss Obligor” means an Obligor incorporated in Switzerland.

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilises a single shared platform and which was launched on 19 November 2007.

“TARGET Day” means any day on which TARGET2 is open for the settlement of payments in euro.

“Tax” means any tax, levy, impost, duty or other charge, deduction or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Term Facility” means:

(a)	Facility A;

(b)	Facility B;

(c)	Facility C;

(d)	Facility D1;

(e)	Facility E;

(f)	Facility F;

(g)	Facility G;

(h)	Facility H; or

(i)	any new term loan facility established in accordance with Clause 2.2 (Accordion).

“Term Loan” means:

(a)	a Facility A Loan;

(b)	a Facility B Loan;

(c)	a Facility C Loan;

(d)	a Facility D1 Loan;

(e)	a Facility E Loan;

(f)	a Facility F Loan;

(g)	a Facility G Loan;

(h)	a Facility H Loan; or

(i)	any term loan under any new term loan facility established in accordance with Clause 2.2 (Accordion).

“Termination Date” means, in each case subject to Clause 38.3 (Facility Change), (i) in relation to Facility A, Facility B, Facility C, Facility D1 and Facility D2, the date falling 60 Months after the date of this Agreement, (ii) in relation to Facility E, Facility F, Facility G and Facility H, the date falling 78 Months after the date of this Agreement, and (iii) in relation to any other Facility or Facilities granted pursuant to Clause 2.2 (Accordion) of this Agreement, the termination date in relation to that Facility or those Facilities (as applicable).

“Third Party Disposal” has the meaning given to such term in Clause 28.3 (Resignation of a Guarantor).

“Total Commitments” means the aggregate of the Total Facility A Commitments, Total Facility B Commitments, Total Facility C Commitments, Total Facility D1 Commitments, Total Facility D2 Commitments, Total Facility E Commitments, Total Facility F Commitments, Total Facility G Commitments, Total Facility H Commitments and any other commitments arising under any new facility established pursuant to Clause 2.2 (Accordion).

“Total Facility A Commitments” means the aggregate of the Facility A Commitments, being (i) $1,234,435,319.98 at the date of this Agreement, and (ii) $98,542,800.00 as at the 2019 Amendment Effective Date.

“Total Facility B Commitments” means the aggregate of the Facility B Commitments, being (i) €740,532,026.74 at the date of this Agreement, and (ii) €10,822,510.82 as at the 2019 Amendment Effective Date.

“Total Facility C Commitments” means the aggregate of the Facility C Commitments, being (i) £343,612,270.82 at the date of this Agreement, and (ii) £86,239,938.68 as at the 2019 Amendment Effective Date.

“Total Facility D1 Commitments” means the aggregate of the Facility D1 Commitments, being (i) $377,013,090.91 at the date of this Agreement, and (ii) $17,483,400.00 as at the 2019 Amendment Effective Date.

“Total Facility D2 Commitments” means the aggregate of the Facility D2 Commitments, being $1,134,994,890.95 at the date of this Agreement.

“Total Facility E Commitments” means the aggregate of the Facility E Commitments, being $1,135,892,519.98 as at the 2019 Amendment Effective Date.

“Total Facility F Commitments” means the aggregate of the Facility F Commitments, being €729,709,515.92 as at the 2019 Amendment Effective Date.

“Total Facility G Commitments” means the aggregate of the Facility G Commitments, being £257,372,332.14 as at the 2019 Amendment Effective Date.

“Total Facility H Commitments” means the aggregate of the Facility H Commitments, being $359,529,690.91 as at the 2019 Amendment Effective Date.

“Transaction Security” means the Security created or expressed to be created in favour of the Security Agent pursuant to the Transaction Security Documents.

“Transaction Security Documents” means the Mexican Security Trust Agreement, each of the documents listed as being a Transaction Security Document in paragraph 3 (Transaction Security Documents) of Part I of Schedule 2 (Conditions Precedent) and any document required to be delivered to the Agent under paragraph 3 (Transaction Security Documents) of Part II of Schedule 2 (Conditions Precedent) together with any other document entered into by any Obligor creating or expressed to create any Security over all or any part of its assets in respect of the obligations of any of the Obligors under any of the Finance Documents (and any other “Debt Documents” as defined in the Intercreditor Agreement).

“Transfer Certificate” means a certificate substantially in the form set out in Schedule 5 (Form of Transfer Certificate) or any other form agreed between the Agent and the Borrower.

“Transfer Date” means, in relation to an assignment or a transfer, the later of:

(a)	the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate; and

(b)	the date on which the Agent executes the relevant Assignment Agreement or Transfer Certificate.

“Treasury Transactions” means any derivatives, swap, forward, option or other similar transaction whatsoever.

“Trinidad Cement” means Trinidad Cement Limited.

“Trinidad Cement Group” means Trinidad Cement and its Subsidiaries for the time being.

“Trinidad Cement Group Offering Option” has the meaning given to such term in paragraph (b) of the definition of Trinidad Cement Group Transaction.

“Trinidad Cement Group Proceeds” means the cash proceeds received by any member of the Group from a Trinidad Cement Group Transaction.

“Trinidad Cement Group Transaction” means:

(a)	a Disposal by a member of the Group of any shares in any member of the Trinidad Cement Group to a person who is not a member of the Group; or

(b)

an offering of shares in any member of the Trinidad Cement Group and including any put or other option (a “Trinidad Cement Group Offering Option”) entered into with one or more financial institutions in respect of any share lending, over-allotment or other similar arrangement in connection with an offering of shares in any member of the Trinidad Cement Group provided that the exercise period for such put or other option shall be no longer than 30 days from the settlement date of the offering of shares in any member of the Trinidad Cement Group,

(in either case) whether by way of a single transaction or a series of transactions and which does not breach Clause 22.21 (Disposals).

“Undisclosed Administration” means, in relation to a Finance Party or an Acceptable Bank, the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator under or based on the law in the country where such Finance Party or Acceptable Bank is subject to home jurisdiction supervision if applicable law requires that such appointment is not to be publicly disclosed.

“Unpaid Sum” means any sum due and payable but unpaid by an Obligor under the Finance Documents.

“U.S.”, “US” or “United States” means the United States of America.

“U.S. Bankruptcy Code” means Title 11 of the United States Code, 11 U.S.C. 101 et seq., entitled “Bankruptcy”.

“U.S. Debtor Relief Laws” means the U.S. Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, judicial management or similar debtor relief laws of the United States from time to time in effect and affecting the rights of creditors generally.

“U.S. Obligor” means a Guarantor whose jurisdiction of organisation is a state of the United States or the District of Columbia.

“Utilisation” means a Loan.

“Utilisation Date” means the date of a Utilisation, being the date on which the relevant Loan is to be made.

“Utilisation Request” means a notice substantially in the form set out in Part I (Utilisation Request) of Schedule 3 (Requests and Notices).

“VAT” means value added tax as provided for in the Value Added Tax Act 1994 and any other tax of a similar nature.

1.2	Construction

(a)	Unless a contrary indication appears a reference in this Agreement to:

(i)

the “Agent”, any “Secured Party”, the “Security Agent”, any “Finance Party”, any “Lender”, any “Obligor” or any “Party” shall be construed so as to include its successors in title, permitted assigns and permitted transferees and, in the case of the Security Agent, any person for the time being appointed as Security Agent or Security Agents in accordance with the Finance Documents;

(ii)	a document in “agreed form” is a document which is previously agreed in writing by or on behalf of the Borrower and the Agent or, if not so agreed, is in the form specified by the Agent;

(iii)	“assets” includes present and future properties, revenues and rights of every description;

(iv)	a “Finance Document” or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended or novated;

(v)	“indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(vi)	a Lender’s “participation” in relation to a Loan means the amount of such Loan which such Lender has made or is to make available and thereafter that part of the Loan which is owed to such Lender;

(vii)

a “person” includes any person, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium or partnership (whether or not having separate legal personality) of two or more of the foregoing;

(viii)

a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but, if not having the force of law, with which persons who are subject thereto are accustomed to comply) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(ix)

the “winding-up”, “dissolution”, “administration” or “reorganisation” of a company or corporation shall be construed so as to include any equivalent or analogous proceedings (such as, in Mexico, a concurso mercantil or quiebra and in Spain, any situación concursal) under the laws and regulations of the jurisdiction in which such company or corporation is incorporated or any jurisdiction in which such company or corporation carries on business including the seeking of liquidation, winding-up, reorganisation, bankruptcy, dissolution, administration, arrangement, adjustment, protection or relief of debtors;

(x)	a provision of law is a reference to that provision as amended or re-enacted without material modification;

(xi)	a time of day is a reference to London time;

(xii)	a clause, paragraph or schedule, unless the context otherwise requires, is a reference to a clause, a paragraph of or a schedule to this Agreement;

(xiii)

a “guarantee” (other than in Clause 18 (Guarantee and Indemnity) and unless otherwise stated) includes any guarantee, aval, obligado solidario, letter of credit, bond, indemnity, counter-indemnity or similar assurance against loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person where, in each case, such obligation is assumed in order to maintain or assist the ability of such person to meet its indebtedness;

(xiv)	where it relates to a Dutch entity:

(A)	necessary action to authorise, where applicable, includes without limitation:

(1)	any action required to comply with the Dutch Works Council Act (Wet op de ondernemingsraden); and

(2)	obtaining unconditional positive advice (advies) from each competent works council;

(B)	a winding-up, administration or dissolution includes a Dutch entity being:

(1)	declared bankrupt (failliet verklaard); and

(2)	dissolved (ontbonden);

(C)	a moratorium includes surséance van betaling and granted a moratorium includes surséance verleend;

(D)	a trustee in bankruptcy includes a curator;

(E)	an administrator includes a bewindvoerder;

(F)	a receiver or an administrative receiver does not include a curator or bewindvoerder; and

(G)	an attachment includes a beslag; and

(xv)	where it relates to a French entity:

(A)	“acting in concert” has the meaning given in article L. 233-10 of the French Commercial Code;

(B)	“control” has the meaning given in article L. 233-3 of the French Commercial Code;

(C)	“financial assistance” has the meaning given in article L. 225-216 of the French Commercial Code;

(D)	“gross negligence” means “faute lourde”;

(E)	a “guarantee” includes any “cautionnement”, “aval” and any “garantie” which is independent from the debt to which it relates;

(F)	a “merger” includes any “fusion” implemented in accordance with articles L. 236-1 to L. 236-24 of the French Commercial Code;

(G)

a “reconstruction” includes, in relation to any company, any contribution of part of its business in consideration of shares (apport partiel d’actifs) and any demerger (scission) implemented in accordance with articles L. 236-1 to L. 236-24 of the French Commercial Code;

(H)	a “security interest” includes any type of security (sûreté réelle), transfer or assignment by way of security and fiducie-sûreté; and

(I)	“wilful misconduct” means “dol”.

(b)	Section, Clause and Schedule headings are for ease of reference only.

(c)

Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(d)

Unless otherwise provided for in this Agreement, for the purposes of determining whether a material adverse change or material adverse effect has occurred, the date from which the change or effect is assessed will be the date of this Agreement.

(e)

A Default (including an Event of Default) is “continuing” if it has not been remedied or waived but, for the avoidance of doubt, no breach of any of the financial covenants set out in Clause 21 (Financial Covenants) shall be capable of being, or be deemed to be, remedied by virtue of the fact that upon any subsequent testing of such covenants pursuant to Clause 21 (Financial Covenants), there is no breach thereof.

(f)	For all purposes under the Finance Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws):

(i)

if any asset, right, obligation or liability of any person becomes the asset, right, obligation or liability of a different person, then it shall be deemed to have been transferred from the original person to the subsequent person; and

(ii)	if any new person comes into existence, such new person shall be deemed to have been organised on the first date of its existence by the holders of its shares at such time.

1.3	Currency Symbols and Definitions

“£” and “sterling” denote the lawful currency of the United Kingdom, “€”, “EUR” and “euro” denote the single currency unit of the Participating Member States, “USD”, “US$”, “$” and “dollars” denote the lawful currency of the United States of America, “¥”, “JPY” and “yen” denote the lawful currency of Japan, “Mexican pesos”, “Mex$”, “MXP$” and “pesos” denote the lawful currency of Mexico and “UDI” denotes the Mexican Unidad de Inversion.

1.4	Third party rights

(a)

Unless expressly provided to the contrary in a Finance Document and subject to paragraph (c) below, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the “Third Parties Act”) to enforce or enjoy the benefit of any term of any Finance Document.

(b)	Notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary any Finance Document at any time.

(c)

For the avoidance of doubt, the Arranger shall be entitled to enjoy the benefit of all relevant terms of this Agreement in its capacity as (i) the Arranger and (ii) a Finance Party (as applicable), in each case under the Third Parties Act.

1.5	Intercreditor Agreement / this Agreement prevail

To the maximum extent permitted by law:

(a)	in the event of any inconsistency or conflict between the Intercreditor Agreement and any other Finance Document, the Intercreditor Agreement will prevail; and

(b)	in the event of any inconsistency or conflict between this Agreement and any other Finance Document (other than the Intercreditor Agreement) the terms of this Agreement will prevail.

SECTION 2

THE FACILITIES

2.	THE FACILITIES

2.1	The Facilities

Subject to the terms of this Agreement, the Lenders make available to the Borrower:

(a)	a dollar term loan facility in an aggregate amount equal to the Total Facility A Commitments;

(b)	a euro term loan facility in an aggregate amount equal to the Total Facility B Commitments;

(c)	a sterling term loan facility in an aggregate amount equal to the Total Facility C Commitments;

(d)	a dollar term loan facility in an aggregate amount equal to the Total Facility D1 Commitments;

(e)	a dollar revolving loan facility in an aggregate amount equal to the Total Facility D2 Commitments;

(f)	a dollar term loan facility in an aggregate amount equal to the Total Facility E Commitments;

(g)	a euro term loan facility in an aggregate amount equal to the Total Facility F Commitments;

(h)	a sterling term loan facility in an aggregate amount equal to the Total Facility G Commitments; and

(i)	a dollar term loan facility in an aggregate amount equal to the Total Facility H Commitments.

2.2	Accordion

(a)

The Borrower may by giving not less than 5 Business Days’ prior notice to the Agent request that the Total Commitments be increased by an amount in the Base Currency (in relation to any increase denominated in any currency other than dollars, converted at the Agent’s Spot Rate of Exchange) which does not exceed a Base Currency Amount of up to $2,000,000,000, which may be secured by the Transaction Security (and the Total Commitments shall be so increased) as follows:

(i)

the increased Commitments will be assumed by one or more Lenders or other banks, financial institutions, trusts, funds or other entities (each an “Accordion Lender”) selected by the Borrower (each of which shall not be a member of the Group) and each of which confirms in writing (whether in the relevant Accordion Confirmation or otherwise) its willingness to assume and does assume all the obligations of a Lender corresponding to that part of the increased Commitments which it is to assume, as if it had been an Original Lender provided that:

(A)

the increased Commitments shall be assumed under one or more of the Facilities existing on that date and/or a new facility (or facilities) provided that any new facility shall not be created while an Event of Default is continuing and shall:

(1)	contain terms (in respect of undertakings and events of default but not, for the avoidance of doubt pricing, fees or other elements) that are identical to those of one or more of the Facilities; or

(2)

contain terms (in respect of undertakings and events of default but not, for the avoidance of doubt pricing, fees or other elements) that are substantially the same as those of one or more of the Facilities and such new facility shall not have a Termination Date earlier than that of any of the Facilities, and provided further that, in any event, for any increase that takes effect on or after the date falling thirty-six Months after the date of this Agreement, the Termination Date for the repayment of any such new facility shall fall at least twelve Months after the Termination Date of the Facilities originally granted under this Agreement;

(ii)

each of the Obligors and any Accordion Lender shall assume obligations towards one another and/or acquire rights against one another as the Obligors and the Accordion Lender would have assumed and/or acquired had the Accordion Lender been an Original Lender;

(iii)

each Accordion Lender shall become a Party as a “Lender” and each Accordion Lender and each of the other Finance Parties shall assume obligations towards one another and acquire rights against one another as that Accordion Lender and those Finance Parties would have assumed and/or acquired had the Accordion Lender been an Original Lender;

(iv)	the Commitments of the other Lenders shall continue in full force and effect; and

(v)	any increase in the Commitments shall take effect on the later of:

(1)	the date specified by the Borrower in the notice referred to above;

(2)	the date on which the conditions set out in paragraph (b) below are satisfied; and

(3)

the date on which any amendment agreement(s) required to create a new facility (or facilities) as contemplated by paragraph (a)(i)(A) above is executed by the Accordion Lenders, the Borrower (on behalf of each Obligor) and the Agent (and any such amendment shall be binding on all Parties), provided that no increase in the Commitments may take effect after the date falling thirty Business Days prior to the Termination Date.

(b)	Subject to paragraph (a)(v) above, an increase in the Commitments will only be effective on the date (the “Increase Date”) on which:

(i)	the Agent and the Security Agent execute an Accordion Confirmation from the relevant Accordion Lender; and

(ii)	in relation to an Accordion Lender which is not a Lender immediately prior to the relevant increase:

(A)	the Accordion Lender enters into the documentation required for it to accede to the Intercreditor Agreement as a Refinancing Creditor; and

(B)

the Agent is satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assumption of the increased Commitments by that Accordion Lender. The Agent shall promptly notify the Borrower and the Accordion Lender upon being so satisfied, and the Agent shall promptly notify the Borrower and the Accordion Lender of the occurrence of the Increase Date.

(c)

Each Accordion Lender, by executing the Accordion Confirmation, confirms (for the avoidance of doubt) that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the increase becomes effective.

(d)

The Borrower shall, promptly on demand, pay the Agent and the Security Agent the amount of all costs and expenses (including legal fees) reasonably incurred by either of them (and, in the case of the Security Agent, by any Receiver or Delegate) in connection with any increase in Commitments under this Clause 2.2.

(e)

The Accordion Lender shall, on the date upon which the increase takes effect, pay to the Agent (for its own account) a fee in an amount equal to the fee which would be payable under Clause 26.3 (Assignment or transfer fee) if the increase was a transfer pursuant to Clause 26.5 (Procedure for transfer) and if the Accordion Lender was a New Lender.

(f)

The Borrower may pay to any Accordion Lender a participation fee in the amount and at the times agreed between the Borrower and that Accordion Lender in a letter between the Borrower and that Accordion Lender provided that, only if the Accordion Lender becomes a Party as a “Lender” prior to the date falling six months from the date of this Agreement, such fee may not exceed the amount equal to the percentage of the increased Commitments assumed by that Accordion Lender paid to (or agreed in writing between the Borrower and) the Lenders that became a Party or increased their Commitments as a result of this Agreement. No fee, other than the participation fee referred to in this paragraph (f) and the commitment fee referred to in Clause 12.1 (Commitment fee), shall be paid to an Accordion Lender. A reference in this Agreement to a Fee Letter shall include any letter referred to in this paragraph.

(g)

(i)

The Base Currency Amount of the Utilisation of an Accordion Lender’s Facility A Commitment shall be an amount equal to that Accordion Lender’s Facility A Commitment (to the extent that such Commitment has not been cancelled or reduced under this Agreement).

(ii)

The amount in euro of the Utilisation of an Accordion Lender’s Facility B Commitment shall be an amount equal to that Accordion Lender’s Facility B Commitment (to the extent that such Commitment has not been cancelled or reduced under this Agreement).

(iii)

The amount in Sterling of the Utilisation of an Accordion Lender’s Facility C Commitment shall be an amount equal to that Accordion Lender’s Facility C Commitment (to the extent that such Commitment has not been cancelled or reduced under this Agreement).

(iv)

The Base Currency Amount of the Utilisation of an Accordion Lender’s Facility D1 Commitment shall be an amount equal to that Accordion Lender’s Facility D1 Commitment (to the extent that such Commitment has not been cancelled or reduced under this Agreement).

(v)	The Base Currency Amount of the first Utilisation of an Accordion Lender’s Facility D2 Commitment:

(A)	in the event that the Total Facility D2 Commitments of all the Earlier Lenders are fully drawn, shall be an amount equal to such Accordion Lender’s Facility D2 Commitment;

(B)	in the event that the Total Facility D2 Commitments of all the Earlier Lenders are not fully drawn:

(1)	shall be an amount equal to such Accordion Lender’s Facility D2 Commitment multiplied by the Target Facility Utilisation Percentage for Facility D2; and

(2)

each of the Earlier Drawn Lenders shall make available its participation in a Facility D2 Loan in an amount equal to that Lender’s Facility D2 Commitment multiplied by the percentage produced by deducting the Existing Facility Utilisation Percentage from the Target Facility Utilisation Percentage (in each case, for Facility D2).

(vi)

The Base Currency Amount of the Utilisation of an Accordion Lender’s Facility E Commitment on or after the 2019 Amendment Effective Date shall be an amount equal to that Accordion Lender’s Facility E Commitment (to the extent that such Commitment has not been cancelled or reduced under this Agreement).

(vii)

The amount in euro of the Utilisation of an Accordion Lender’s Facility F Commitment on or after the 2019 Amendment Effective Date shall be an amount equal to that Accordion Lender’s Facility F Commitment (to the extent that such Commitment has not been cancelled or reduced under this Agreement).

(viii)

The amount in sterling of the Utilisation of an Accordion Lender’s Facility G Commitment on or after the 2019 Amendment Effective Date shall be an amount equal to that Accordion Lender’s Facility G Commitment (to the extent that such Commitment has not been cancelled or reduced under this Agreement).

(ix)

The Base Currency Amount of the Utilisation of an Accordion Lender’s Facility H Commitment on or after the 2019 Amendment Effective Date shall be an amount equal to that Accordion Lender’s Facility H Commitment (to the extent that such Commitment has not been cancelled or reduced under this Agreement).

(x)

In relation to any new Term Facility granted pursuant to this Clause 2.2, the Base Currency Amount (or amount in euro, sterling or other applicable currency) of the Utilisation of an Accordion Lender’s Commitment under that Term Facility shall be an amount equal to that Accordion Lender’s Commitment under that Term Facility.

(xi)

In relation to any new revolving loan Facility granted pursuant to this Clause 2.2, the Utilisation of an Accordion Lender’s Commitment under that revolving Facility shall be treated as per Facility D2 and all applicable formulae shall be treated as referring to such new revolving Facility instead of Facility D2.

(xii)	In this Clause 2.2:

“Earlier Drawn Lenders” means Earlier Lenders for whom this Utilisation of Facility D2 is not the first Utilisation of their Facility D2 Commitment (as appropriate);

“Earlier Lenders” means the Lenders immediately prior to the Increase Date preceding the proposed Utilisation Date; and

the Agent shall, in consultation with the Borrower, calculate:

(A)	the “Existing Facility Utilisation Percentage” as:
(B)	the “Target Facility Utilisation Percentage” as:

where:

“a” is the aggregate amount of all Facility D2 Loans (as appropriate) (excluding this proposed Utilisation) immediately prior to the proposed Utilisation Date;

“b” is the aggregate of the Facility D2 Commitments (as appropriate) of the Earlier Drawn Lenders; and

“y” is the amount of the proposed Utilisation, being equal to the amount of the Facility D2 Commitment(s) (as appropriate) of one or more Accordion Lenders nominated by the Borrower (none of whom have previously been so nominated).

(h)

An Accordion Confirmation shall be raised to the status of a Spanish Public Document and the powers of attorney and authorisations granted under the Finance Documents shall have been ratified under such Spanish public deed, in each case on a date falling less than 30 days after the date of the Increase Date.

(i)	Clause 26.4 (Limitation of responsibility of Existing Lenders) shall apply mutatis mutandis in this Clause 2.2 in relation to an Accordion Lender as if references in that Clause to:

(i)	an “Existing Lender” were references to all the Lenders immediately prior to the relevant increase;

(ii)	the “New Lender” were references to that “Accordion Lender”; and

(iii)	a “re-transfer” and “re-assignment” were references to respectively a “transfer” and an “assignment”.

(j)

Each Obligor shall (and the Borrower shall procure that each member of the Group will) promptly do all such acts and execute all such documents as the Security Agent may reasonably specify (and in such form as the Security Agent may reasonably require in favour of the Security Agent or its nominee(s) or the Secured Parties) following an increase in the Commitments pursuant to this Clause 2.2 to preserve and perfect the Transaction Security created or evidenced or expressed to be created or evidenced pursuant to the Transaction Security Documents (and so that the Transaction Security extends to secure the Secured Obligations under this Agreement in respect of the increased Commitments).

(k)

Subject to paragraphs (c) and (d) of Clause 29.1 (Appointment of the Agent), each Lender hereby authorises the Agent to do all such acts and execute all such documents as may be deemed necessary or desirable pursuant to this Clause 2.2, including, but not limited to, any amendment agreement(s) deemed necessary or desirable to create a new facility (or facilities) as contemplated by paragraph (a)(i)(A) above.

2.3	Finance Parties’ rights and obligations

(a)

The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)

Except as otherwise stated in the Finance Documents, the rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor (other than a Security Provider which is not also the Borrower or a Guarantor) is a separate and independent debt in respect of which a Finance Party shall be entitled to enforce its rights in accordance with paragraph (c) below. The rights of each Finance Party include any debt owing to that Finance Party under the Finance Documents and, for the avoidance of doubt, any part of a Loan or any other amount owed by an Obligor which relates to a Finance Party’s participation in a Facility or its role under a Finance Document (including any such amount payable to the Agent on its behalf) is a debt owing to that Finance Party by that Obligor.

(c)	A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.

3.	PURPOSE

3.1	Purpose

(a)	Subject to paragraph (b) below, the Borrower shall apply all amounts borrowed by it under the Facilities towards its general corporate purposes.

(b)

The Borrower shall apply all amounts borrowed by it under the first deemed Utilisation of each of Facility E, Facility F, Facility G and Facility H to satisfy the implementation of the 2019 Exchange and Discharge Offer.

3.2	Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.	CONDITIONS OF UTILISATION

4.1	Initial conditions precedent

(a)

The Borrower may not deliver a Utilisation Request unless the Agent has received all of the documents and other evidence listed in Part I of Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Agent (acting reasonably). The Agent shall notify the Borrower and the Lenders promptly upon being so satisfied.

(b)

Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in paragraph (a) above, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

4.2	Further conditions precedent

(a)	The Lenders will only be obliged to comply with Clause 5.5 (Lenders’ participation) if on the date of the Utilisation Request and on the proposed Utilisation Date:

(i)	no Default is continuing or would result from the proposed Loan; and

(ii)	the Repeating Representations to be made by each Obligor are true in all material respects.

4.3	Maximum number of Loans

(a)	The Borrower may not deliver a Utilisation Request if as a result of the proposed Utilisation:

(i)	three or more Facility A Loans would be outstanding;

(ii)	three or more Facility B Loans would be outstanding;

(iii)	three or more Facility C Loans would be outstanding;

(iv)	three or more Facility D1 Loans would be outstanding;

(v)	ten or more Facility D2 Loans would be outstanding;

(vi)	three or more Facility E Loans would be outstanding;

(vii)	three or more Facility F Loans would be outstanding;

(viii)	three or more Facility G Loans would be outstanding;

(ix)	three or more Facility H Loans would be outstanding;

(x)	three or more Loans would be outstanding under any Term Facility established in accordance with Clause 2.2 (Accordion); or

(xi)	ten or more Loans would be outstanding under any revolving loan Facility established in accordance with Clause 2.2 (Accordion).

(b)	The Borrower may not request that a Loan be divided.

(c)	Following an increase in the Commitments pursuant to Clause 2.2 (Accordion):

(i)	the Facility A Loan made by the relevant Accordion Lender(s) in respect of the increased Facility A Commitment(s);

(ii)	the Facility B Loan made by the relevant Accordion Lender(s) following the increase in the Facility B Commitments;

(iii)	the Facility C Loan made by the relevant Accordion Lender(s) in respect of the increased Facility C Commitment(s);

(iv)	the Facility D1 Loan made by the relevant Accordion Lender(s) in respect of the increased Facility D1 Commitment(s);

(v)	the first Facility D2 Loan made by the relevant Lender(s) following the increase in the Facility D2 Commitments;

(vi)	the Facility E Loan made by the relevant Accordion Lender(s) in respect of the increased Facility E Commitment(s);

(vii)	the Facility F Loan made by the relevant Accordion Lender(s) in respect of the increased Facility F Commitment(s);

(viii)	the Facility G Loan made by the relevant Accordion Lender(s) in respect of the increased Facility G Commitment(s);

(ix)	the Facility H Loan made by the relevant Accordion Lender(s) in respect of the increased Facility H Commitment(s); and

(x)

the Loan made by the relevant Accordion Lender(s) in respect of any new Term Facility or the first Loan made by the relevant Accordion Lender(s) in respect of any new revolving loan Facility, in each case as established in accordance with Clause 2.2 (Accordion), shall not be taken into account in this Clause 4.3.

SECTION 3

UTILISATION

5.	UTILISATION

5.1	Delivery of a Utilisation Request

The Borrower may utilise a Facility by delivery to the Agent of a duly completed Utilisation Request not later than the Specified Time.

5.2	Completion of a Utilisation Request

(a)	Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(i)	it identifies the Facility to be utilised;

(ii)	the proposed Utilisation Date is a Business Day within the relevant Availability Period;

(iii)	the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount); and

(iv)	the proposed Interest Period complies with Clause 10 (Interest Periods).

(b)	Only one Loan may be requested in each Utilisation Request.

5.3	Currency and amount

(a)	The currency specified in a Utilisation Request must be:

(i)	in relation to each of Facility B and Facility F, euro;

(ii)	in relation to each of Facility C and Facility G, sterling; and

(iii)	otherwise, the Base Currency.

(b)	The amount of the proposed Loan must be:

(i)

if the currency selected is the Base Currency, a minimum of $25,000,000 for Facility A, $25,000,000 for Facility D1, $25,000,000 for Facility D2, $25,000,000 for Facility E and $25,000,000 for Facility H or in each case, if less, the Available Facility;

(ii)	if the currency selected is euro, a minimum amount of €25,000,000 for Facility B and €25,000,000 for Facility F or, if less, the Available Facility;

(iii)	if the currency selected is sterling, a minimum amount of £25,000,000 for Facility C or £25,000,000 for Facility G or, if less, the Available Facility; and

(iv)	following an increase in the Commitments pursuant to Clause 2.2 (Accordion), determined pursuant to paragraph (g) of Clause 2.2 (Accordion).

5.4	Deemed Utilisations

(a)	On the 2019 Amendment Effective Date:

(i)

in relation to the first Utilisation of Facility E, Facility E will be deemed to have been utilised in an amount equal to the Total Facility E Commitments as at the 2019 Amendment Effective Date and Facility A will be reduced accordingly;

(ii)

in relation to the first Utilisation of Facility F, Facility F will be deemed to have been utilised in an amount equal to the Total Facility F Commitments as at the 2019 Amendment Effective Date and Facility B will be reduced accordingly;

(iii)

in relation to the first Utilisation of Facility G, Facility G will be deemed to have been utilised in an amount equal to the Total Facility G Commitments as at the 2019 Amendment Effective Date and Facility C will be reduced accordingly; and

(iv)

in relation to the first Utilisation of Facility H, Facility H will be deemed to have been utilised in an amount equal to the Total Facility H Commitments as at the 2019 Amendment Effective Date and Facility D1 will be reduced accordingly.

(b)

For the avoidance of doubt, for purposes of implementing the 2019 Exchange and Discharge Offer on the 2019 Amendment Effective Date, the Borrower shall not be required to submit a Utilisation Request in relation to the first Utilisation of Facility E, Facility F, Facility G and Facility H, respectively.

5.5	Lenders’ participation

(a)	If the conditions set out in this Agreement have been met, each Lender shall make its participation in each Loan available by the Specified Time on the Utilisation Date through its Facility Office.

(b)

Subject to paragraph (g) of Clause 2.2 (Accordion), the amount of each Lender’s participation in each Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Loan.

(c)

The Agent shall notify each Lender (and, if applicable, any Accordion Lender which is anticipated to be a Lender on the proposed Utilisation Date pursuant to paragraph (b)(ii) of Clause 2.2 (Accordion)) of the amount and currency of each Loan, the amount of its participation in that Loan (and, in the case of a Loan under a revolving Facility, the amount of that participation to be made available in accordance with Clause 32.1 (Payments to the Agent)) in each case by the Specified Time.

5.6	Promissory Notes

(a)

The Borrower shall, at the written request of any Lender participating in any Facility A Loan, Facility B Loan, Facility C Loan or Facility D1 Loan, on or before the Utilisation Date of that Facility A Loan, Facility B Loan, Facility C Loan or Facility D1 Loan (or at any time within ten Business Days following any subsequent written request) issue and deliver a Promissory Note to that Lender, setting forth the amount of that Lender’s participation in that Loan and the applicable Margin on the relevant Utilisation Date. The Borrower shall, at the written request of any Lender participating in any Facility D2 Loan, on or before the first Utilisation Date of that Facility D2 Loan (or at any time within ten Business Days following any subsequent written request), issue and deliver a Promissory Note to that Lender, setting forth the amount of that Lender’s Commitment in that Loan and the applicable Margin on the relevant Utilisation Date.

(b)

The Borrower shall, within 20 Business Days of the 2019 Amendment Effective Date, issue and deliver (i) a Promissory Note to each Lender participating in a Facility E Loan, Facility F Loan, Facility G Loan and/or Facility H Loan setting forth the amount of that Lender’s participation in that Facility E Loan, Facility F Loan, Facility G Loan and/or Facility H Loan; and (ii) if such Lender holds any Facility A Commitments, Facility B Commitments, Facility C Commitments and/or Facility D1 Commitments as at the 2019 Amendment Effective Date, one or more Promissory Note(s) to such Lender, setting forth the amount of that Lender’s participation in Facility A, Facility B, Facility C and/or Facility D1 (as applicable), in each case provided that the Borrower has received within 5 Business Days of the 2019 Amendment Effective Date either (x) the existing Promissory Note of each Lender reflecting that Lender’s Commitments under Facility A, Facility B, Facility C and/or Facility D1 which are the subject of the 2019 Exchange and Discharge Offer or (y) an affidavit indicating the loss of the existing Promissory Note, as applicable.

(c)

The Borrower shall, at the written request of any Lender participating in any Loan to be made following any increase in any Commitments pursuant to Clause 2.2 (Accordion), on or before the Utilisation Date of that Loan to be made following any increase in any Commitments pursuant to Clause 2.2 (Accordion) (or at any time within ten Business Days following any subsequent written request), issue and deliver a Promissory Note to that Lender, setting forth the amount of that Lender’s participation in that Loan and the applicable Margin on the relevant Utilisation Date.

(d)

On an assignment or transfer by an Existing Lender of all of its Facility A Commitment, Facility B Commitment, Facility C Commitment, Facility D1 Commitment, Facility D2 Commitment, Facility E Commitment, Facility F Commitment, Facility G Commitment or Facility H Commitment (as applicable) to a New Lender, the Existing Lender shall, on or prior to the Transfer Date, endorse and deliver to the New Lender any Promissory Note(s) issued to the Existing Lender in respect of the transferred or assigned Facility A Commitment, Facility B Commitment, Facility C Commitment, Facility D1 Commitment, Facility D2 Commitment, Facility E Commitment, Facility F

Commitment, Facility G Commitment or Facility H Commitment (as applicable). The Borrower shall, promptly upon request by the New Lender and at the Borrower’s cost, replace the endorsed Promissory Note(s) by issuing new Promissory Note(s), setting forth the amount of the Facility A Commitment, Facility B Commitment, Facility C Commitment, Facility D1 Commitment, Facility D2 Commitment, Facility E Commitment, Facility F Commitment, Facility G Commitment or Facility H Commitment (as applicable) assigned or transferred to the New Lender, under the name of the New Lender, which shall be released (through the Custodian, if any), duly signed, to the New Lender, upon tendering of the endorsed Promissory Note(s) to the Borrower. On an assignment or transfer by an Existing Lender of all of its Commitment under any new facility established pursuant to Clause 2.2 (Accordion), the Existing Lender shall, on or prior to the Transfer Date, endorse and deliver to the New Lender any Promissory Note(s) issued to the Existing Lender in respect of that transferred or assigned Commitment under that new facility. The Borrower shall, promptly upon request by the New Lender and at the Borrower’s cost, replace the endorsed Promissory Note(s) by issuing new Promissory Note(s), setting forth the amount of the Commitment under that new facility assigned or transferred to the New Lender, under the name of the New Lender, which shall be released (through the Custodian, if any), duly signed, to the New Lender, upon tendering of the endorsed Promissory Note(s) to the Borrower.

(e)

On an assignment or transfer by an Existing Lender of part of its Facility A Commitment, Facility B Commitment, Facility C Commitment, Facility D1 Commitment, Facility D2 Commitment, Facility E Commitment, Facility F Commitment, Facility G Commitment or Facility H Commitment (as applicable) to a New Lender, such Existing Lender shall tender (or procure that the Custodian tenders) to the Borrower, on the Transfer Date, the Promissory Note(s) issued to such Existing Lender evidencing such Existing Lender’s Facility A Commitment, Facility B Commitment, Facility C Commitment, Facility D1 Commitment, Facility D2 Commitment, Facility E Commitment, Facility F Commitment, Facility G Commitment or Facility H Commitment (as applicable), and the Borrower shall promptly, at the cost of the Borrower, issue (i) to the Existing Lender, a Promissory Note setting forth the amount of the Facility A Commitment, Facility B Commitment, Facility C Commitment, Facility D1 Commitment, Facility D2 Commitment, Facility E Commitment, Facility F Commitment, Facility G Commitment or Facility H Commitment (as applicable) of the Existing Lender not assigned or transferred to the New Lender and (ii) to the New Lender, a Promissory Note setting forth the amount of the Facility A Commitment, Facility B Commitment, Facility C Commitment, Facility D1 Commitment, Facility D2 Commitment, Facility E Commitment, Facility F Commitment, Facility G Commitment or Facility H Commitment (as applicable) of the New Lender assigned or transferred to it by the Existing Lender. Any such new Promissory Notes shall be issued under the name of the Existing Lender or the New Lender (as applicable), and shall be released (through the Custodian, if any), duly signed, to the Existing Lender and the New Lender, upon tendering to the Borrower of the Promissory Notes previously issued to the Existing Lender in respect of the relevant Facility A Commitment, Facility B Commitment, Facility C

Commitment, Facility D1 Commitment, Facility D2 Commitment, Facility E Commitment, Facility F Commitment, Facility G Commitment or Facility H Commitment (as applicable). On an assignment or transfer by an Existing Lender of part of its Commitment under any new facility established pursuant to Clause 2.2 (Accordion) to a New Lender, such Existing Lender shall tender (or procure that the Custodian tenders) to the Borrower, on the Transfer Date, the Promissory Note(s) issued to such Existing Lender evidencing such Existing Lender’s Commitment under that new facility, and the Borrower shall promptly, at the cost of the Borrower, issue (i) to the Existing Lender, a Promissory Note setting forth the amount of the Commitment under that new facility of the Existing Lender not assigned or transferred to the New Lender and (ii) to the New Lender, a Promissory Note setting forth the amount of the Commitment under that facility assigned or transferred to it by the Existing Lender. Any such new Promissory Notes shall be issued under the name of the Existing Lender or the New Lender (as applicable), and shall be released (through the Custodian, if any), duly signed, to the Existing Lender and the New Lender, upon tendering to the Borrower of the Promissory Notes previously issued to the Existing Lender in respect of the relevant Commitment under that new facility.

(f)	The Borrower:

(i)

shall, within 15 Business Days of a written request of any Lender participating in any Loan (A) that has requested delivery of a Promissory Note which sets forth the Interest Period then in effect or (B) following any notification pursuant to Clause 9.4 (Notification of rates of interest) arising as a result of an increase in the applicable Margin following any event described in paragraphs (b)(i) to (b)(iii) (inclusive) of the definition of Margin, execute, and cause the execution by each Guarantor as avalista, issue and deliver a Promissory Note, setting forth the applicable Interest Period or Margin (as applicable), to each such Lender participating in a Loan or Facility to which the request or notification relates; and

(ii)

shall, within 15 Business Days of a written request of any Lender participating in any Loan following (A) any notification pursuant to Clause 9.4 (Notification of rates of interest) arising as a result of a decrease in the applicable Margin following any event described in paragraphs (b)(i) to (b)(iv) of the definition of Margin or (B) any repayment of any Loan (other than a Facility D2 Loan) or decrease in the Total Commitments (other than a Facility D2 Commitment), execute, and cause the execution by each Guarantor as avalista, issue and deliver a Promissory Note to each such Lender participating in a Loan or Facility to which the relevant notification, repayment or decrease (as the case may be) relates, provided that any Promissory Note held by or on behalf of such Lender in respect of that Loan (the “Old Promissory Note”) is tendered or otherwise made available for exchange by the Custodian (or, if none, such Lender). Upon such exchange, the Old Promissory Note shall be cancelled and have no further effect. For the avoidance of doubt: (x) if the exchange does not take place the Old Promissory Note remains in full force and effect; and (y) notwithstanding any Promissory Note, this Agreement determines, inter alia, the rate of interest accruing on Loans and any amount payable by the Obligors.

(g)	Any obligation of the Borrower to deliver a Promissory Note to a Lender pursuant to this Agreement may be satisfied by delivery of such Promissory Note to the Custodian, if any.

(h)

Notwithstanding any amount set forth in any Promissory Note issued to a Lender in respect of any Commitment of that Lender, no such Lender shall be entitled, and each such Lender that holds any Promissory Note evidencing any Commitment in accordance with this Agreement hereby waives the right, to claim any amount of principal in excess of the amounts disbursed and not repaid to such Lender in respect of the relevant Loan(s) at that time. Each Lender that holds any Promissory Note evidencing any Commitment in accordance with this Agreement agrees that the Borrower may introduce this Agreement (and in particular, the provisions of this Clause 5.6) as a defence in connection with any such claim.

(i)

For the avoidance of doubt, no Lender may claim under a Promissory Note separately from under this Agreement, except for claims initiated before Mexican courts as permitted under Clause 42.1 (Jurisdiction in relation to actions brought by or against parties organised or incorporated in Mexico) (and in such circumstances the Agent will provide to the Borrower such information as the Borrower may reasonably request in connection with the aggregate amounts disbursed to the Borrower).

5.7	Cancellation of Commitment

Any Commitment which, at that time, is unutilised shall be immediately cancelled at the end of the applicable Availability Period.

SECTION 4

REPAYMENT, PREPAYMENT AND CANCELLATION

6.	REPAYMENT

6.1	Repayment of Facility A Loans

(a)

The Borrower shall repay the Facility A Loans in instalments by repaying on each Facility A Repayment Date an amount which reduces the aggregate Base Currency Amount of the outstanding Facility A Loans by an amount equal to the relevant percentage of all the Facility A Loans borrowed by the Borrower as at the close of business in London on the last day of the last Availability Period in relation to Facility A (after the application of Clause 5.7 (Cancellation of Commitment) at the end of that Availability Period) as set out in the table below:

Facility A Repayment Date	Facility A Repayment Instalment (percentage)
The date falling 36 Months after the date of this Agreement	20%
The date falling 42 Months after the date of this Agreement	20%
The date falling 48 Months after the date of this Agreement	20%
The date falling 54 Months after the date of this Agreement	20%
The Termination Date	20%

(b)	The Borrower may not reborrow any part of Facility A which is repaid.

6.2	Repayment of Facility B Loans

(a)

The Borrower shall repay the Facility B Loans in instalments by repaying on each Facility B Repayment Date an amount in euro which reduces the aggregate amount in euro of the outstanding Facility B Loans by an amount equal to the relevant percentage of all the Facility B Loans borrowed by the Borrower as at the close of business in London on the last day of the last Availability Period in relation to Facility B (after the application of Clause 5.7 (Cancellation of Commitment) at the end of that Availability Period) as set out in the table below:

Facility B Repayment Date	Facility B Repayment Instalment (percentage)
The date falling 36 Months after the date of this Agreement	20%
The date falling 42 Months after the date of this Agreement	20%
The date falling 48 Months after the date of this Agreement	20%
The date falling 54 Months after the date of this Agreement	20%
The Termination Date	20%

(b)	The Borrower may not reborrow any part of Facility B which is repaid.

6.3	Repayment of Facility C Loans

(a)

The Borrower shall repay the Facility C Loans in instalments by repaying on each Facility C Repayment Date an amount in sterling which reduces the aggregate amount in sterling of the outstanding Facility C Loans by an amount equal to the relevant percentage of all the Facility C Loans borrowed by the Borrower as at the close of business in London on the last day of the last Availability Period in relation to Facility C (after the application of Clause 5.7 (Cancellation of Commitment) at the end of that Availability Period) as set out in the table below:

Facility C Repayment Date	Facility C Repayment Instalment (percentage)
The date falling 36 Months after the date of this Agreement	20%
The date falling 42 Months after the date of this Agreement	20%
The date falling 48 Months after the date of this Agreement	20%
The date falling 54 Months after the date of this Agreement	20%
The Termination Date	20%

(b)	The Borrower may not reborrow any part of Facility C which is repaid.

6.4	Repayment of Facility D1 Loans

(a)

The Borrower shall repay the Facility D1 Loans in instalments by repaying on each Facility D1 Repayment Date an amount which reduces the aggregate Base Currency Amount of the outstanding Facility D1 Loans by an amount equal to the relevant percentage of all the Facility D1 Loans borrowed by the

Borrower as at the close of business in London on the last day of the last Availability Period in relation to Facility D1 (after the application of Clause 5.7 (Cancellation of Commitment) at the end of that Availability Period) as set out in the table:

Facility D1 Repayment Date	Facility D1 Repayment Instalment (percentage)
The date falling 36 Months after the date of this Agreement	20%
The date falling 42 Months after the date of this Agreement	20%
The date falling 48 Months after the date of this Agreement	20%
The date falling 54 Months after the date of this Agreement	20%
The Termination Date	20%

(b)	The Borrower may not reborrow any part of Facility D1 which is repaid.

6.5	Repayment of Facility D2 Loans

(a)	The Borrower shall repay each Facility D2 Loan on the last day of its Interest Period.

(b)	Without prejudice to the Borrower’s obligation under paragraph (a) above, if:

(i)	one or more Facility D2 Loans are to be made available:

(A)	on the same day that a maturing Facility D2 Loan is due to be repaid; and

(B)	in whole or in part for the purpose of refinancing the maturing Facility D2 Loan; and

(ii)

the proportion borne by each Lender’s participation in the maturing Facility D2 Loan to the amount of that maturing Facility D2 Loan is the same as the proportion borne by that Lender’s participation in the new Facility D2 Loans to the aggregate amount of those new Facility D2 Loans, the aggregate amount of the new Facility D2 Loans shall, unless the Borrower notifies the Agent to the contrary in the relevant Utilisation Request, be treated as if applied in or towards repayment of the maturing Facility D2 Loan so that:

(A)	if the amount of the maturing Facility D2 Loan exceeds the aggregate amount of the new Facility D2 Loans:

(1)	the Borrower will only be required to make a payment under Clause 32.1 (Payments to the Agent) in an amount in the relevant currency equal to that excess; and

(2)

each Lender’s participation in the new Facility D2 Loans shall be treated as having been made available and applied by the Borrower in or towards repayment of that Lender’s participation in the maturing Facility D2 Loan and that Lender will not be required to make a payment under Clause 32.1 (Payments to the Agent) in respect of its participation in the new Facility D2 Loans; and

(B)	if the amount of the maturing Facility D2 Loan is equal to or less than the aggregate amount of the new Facility D2 Loans:

(1)	the Borrower will not be required to make a payment under Clause 32.1 (Payments to the Agent); and

(2)

each Lender will be required to make a payment under Clause 32.1 (Payments to the Agent) in respect of its participation in the new Facility D2 Loans only to the extent that its participation in the new Facility D2 Loans exceeds that Lender’s participation in the maturing Facility D2 Loan and the remainder of that Lender’s participation in the new Facility D2 Loans shall be treated as having been made available and applied by the Borrower in or towards repayment of that Lender’s participation in the maturing Facility D2 Loan.

6.6	Repayment of Facility E Loans

(a)

The Borrower shall repay the Facility E Loans in instalments by repaying on each Facility E Repayment Date an amount which reduces the aggregate Base Currency Amount of the outstanding Facility E Loans by an amount equal to the relevant percentage of all the Facility E Loans borrowed by the Borrower as at the close of business in London on the last day of the last Availability Period in relation to Facility E (after the application of Clause 5.7 (Cancellation of Commitment) at the end of that Availability Period) as set out in the table:

Facility E Repayment Date	Facility E Repayment Instalment (percentage)
The date falling 48 Months after the date of this Agreement	20%
The date falling 54 Months after the date of this Agreement	20%
The date falling 60 Months after the date of this Agreement	20%
The date falling 72 Months after the date of this Agreement	20%
Termination Date	20%

(b)	The Borrower may not reborrow any part of Facility E which is repaid.

6.7	Repayment of Facility F Loans

(a)

The Borrower shall repay the Facility F Loans in instalments by repaying on each Facility F Repayment Date an amount in euro which reduces the aggregate amount in euro of the outstanding Facility F Loans by an amount equal to the relevant percentage of all the Facility F Loans borrowed by the Borrower as at the close of business in London on the last day of the last Availability Period in relation to Facility F (after the application of Clause 5.7 (Cancellation of Commitment) at the end of that Availability Period) as set out in the table:

Facility F Repayment Date	Facility F Repayment Instalment (percentage)
The date falling 48 Months after the date of this Agreement	20%
The date falling 54 Months after the date of this Agreement	20%
The date falling 60 Months after the date of this Agreement	20%
The date falling 72 Months after the date of this Agreement	20%
Termination Date	20%

(b)	The Borrower may not reborrow any part of Facility F which is repaid.

6.8	Repayment of Facility G Loans

(a)

The Borrower shall repay the Facility G Loans in instalments by repaying on each Facility G Repayment Date an amount in sterling which reduces the aggregate amount in sterling of the outstanding Facility G Loans by an amount equal to the relevant percentage of all the Facility G Loans borrowed by the Borrower as at the close of business in London on the last day of the last Availability Period in relation to Facility G (after the application of Clause 5.7 (Cancellation of Commitment) at the end of that Availability Period) as set out in the table:

Facility G Repayment Date	Facility G Repayment Instalment (percentage)
The date falling 48 Months after the date of this Agreement	20%
The date falling 54 Months after the date of this Agreement	20%
The date falling 60 Months after the date of this Agreement	20%
The date falling 72 Months after the date of this Agreement	20%
Termination Date	20%

(b)	The Borrower may not reborrow any part of Facility G which is repaid.

6.9	Repayment of Facility H Loans

(a)

The Borrower shall repay the Facility H Loans in instalments by repaying on each Facility H Repayment Date an amount which reduces the aggregate Base Currency Amount of the outstanding Facility H Loans by an amount equal to the relevant percentage of all the Facility H Loans borrowed by the Borrower as at the close of business in London on the last day of the last Availability Period in relation to Facility H (after the application of Clause 5.7 (Cancellation of Commitment) at the end of that Availability Period) as set out in the table:

Facility H Repayment Date	Facility H Repayment Instalment (percentage)
The date falling 48 Months after the date of this Agreement	20%
The date falling 54 Months after the date of this Agreement	20%
The date falling 60 Months after the date of this Agreement	20%
The date falling 72 Months after the date of this Agreement	20%
Termination Date	20%

(b)	The Borrower may not reborrow any part of Facility H which is repaid.

6.10	Application of repayments

Any repayment of a Utilisation under this Clause 6 shall be applied pro rata to each Lender’s participation in that Utilisation.

6.11	Effect of cancellation and prepayment on scheduled repayments

(a)

If the Borrower cancels the whole or any part of any Available Commitment in accordance with Clause 7.5 (Right of replacement or cancellation and repayment in relation to a single Lender) or if the Available Commitment of any Lender is cancelled under Clause 7.1 (Illegality) then:

(i)

in the case of the Facility A Commitments, the amount of the Facility A Repayment Instalment for each Facility A Repayment Date falling after that cancellation will reduce pro rata by the amount cancelled;

(ii)

in the case of the Facility B Commitments, the amount of the Facility B Repayment Instalment for each Facility B Repayment Date falling after that cancellation will reduce pro rata by the amount cancelled;

(iii)

in the case of the Facility C Commitments, the amount of the Facility C Repayment Instalment for each Facility C Repayment Date falling after that cancellation will reduce pro rata by the amount cancelled;

(iv)

in the case of the Facility D1 Commitments, the amount of the Facility D1 Repayment Instalment for each Facility D1 Repayment Date falling after that cancellation will reduce pro rata by the amount cancelled;

(v)

in the case of the Facility E Commitments, the amount of the Facility E Repayment Instalment for each Facility E Repayment Date falling after that cancellation will reduce pro rata by the amount cancelled;

(vi)

in the case of the Facility F Commitments, the amount of the Facility F Repayment Instalment for each Facility F Repayment Date falling after that cancellation will reduce pro rata by the amount cancelled;

(vii)

in the case of the Facility G Commitments, the amount of the Facility G Repayment Instalment for each Facility G Repayment Date falling after that cancellation will reduce pro rata by the amount cancelled; and

(viii)

in the case of the Facility H Commitments, the amount of the Facility H Repayment Instalment for each Facility H Repayment Date falling after that cancellation will reduce pro rata by the amount cancelled.

(b)	If the Borrower cancels the whole or any part of any Available Commitment in accordance with Clause 7.3 (Voluntary cancellation) then:

(i)

in the case of the Facility A Commitments, the Facility A Repayment Instalment for each Facility A Repayment Date falling after that cancellation will reduce in the order selected by the Borrower by the amount cancelled;

(ii)

in the case of the Facility B Commitments, the Facility B Repayment Instalment for each Facility B Repayment Date falling after that cancellation will reduce in the order selected by the Borrower by the amount cancelled;

(iii)

in the case of the Facility C Commitments, the Facility C Repayment Instalment for each Facility C Repayment Date falling after that cancellation will reduce in the order selected by the Borrower by the amount cancelled;

(iv)

in the case of the Facility D1 Commitments, the Facility D1 Repayment Instalment for each Facility D1 Repayment Date falling after that cancellation will reduce in the order selected by the Borrower by the amount cancelled;

(v)

in the case of the Facility E Commitments, the Facility E Repayment Instalment for each Facility E Repayment Date falling after that cancellation will reduce in the order selected by the Borrower by the amount cancelled;

(vi)

in the case of the Facility F Commitments, the Facility F Repayment Instalment for each Facility F Repayment Date falling after that cancellation will reduce in the order selected by the Borrower by the amount cancelled;

(vii)

in the case of the Facility G Commitments, the Facility G Repayment Instalment for each Facility G Repayment Date falling after that cancellation will reduce in the order selected by the Borrower by the amount cancelled; and

(viii)

in the case of the Facility H Commitments, the Facility H Repayment Instalment for each Facility H Repayment Date falling after that cancellation will reduce in the order selected by the Borrower by the amount cancelled.

(c)	If any Loan is prepaid in accordance with Clause 7.5 (Right of replacement or cancellation and repayment in relation to a single Lender) or Clause 7.1 (Illegality), then:

(i)

in the case of a Facility A Loan, the amount of the Facility A Repayment Instalments for each Facility A Repayment Date falling after that repayment or prepayment will reduce pro rata by the amount of the Facility A Loan prepaid;

(ii)

in the case of a Facility B Loan, the amount of the Facility B Repayment Instalments for each Facility B Repayment Date falling after that repayment or prepayment will reduce pro rata by the amount of the Facility B Loan prepaid;

(iii)

in the case of a Facility C Loan, the amount of the Facility C Repayment Instalments for each Facility C Repayment Date falling after that repayment or prepayment will reduce pro rata by the amount of the Facility C Loan prepaid;

(iv)

in the case of a Facility D1 Loan, the amount of the Facility D1 Repayment Instalments for each Facility D1 Repayment Date falling after that repayment or prepayment will reduce pro rata by the amount of the Facility D1 Loan prepaid;

(v)

in the case of a Facility E Loan, the amount of the Facility E Repayment Instalments for each Facility E Repayment Date falling after that repayment or prepayment will reduce pro rata by the amount of the Facility E Loan prepaid;

(vi)

in the case of a Facility F Loan, the amount of the Facility F Repayment Instalments for each Facility F Repayment Date falling after that repayment or prepayment will reduce pro rata by the amount of the Facility F Loan prepaid;

(vii)

in the case of a Facility G Loan, the amount of the Facility G Repayment Instalments for each Facility G Repayment Date falling after that repayment or prepayment will reduce pro rata by the amount of the Facility G Loan prepaid; and

(viii)

in the case of a Facility H Loan, the amount of the Facility H Repayment Instalments for each Facility H Repayment Date falling after that repayment or prepayment will reduce pro rata by the amount of the Facility H Loan prepaid.

(d)	If any Loan is prepaid in accordance with Clause 7.4 (Voluntary prepayment) then:

(i)

in the case of a Facility A Loan, the amount of the Facility A Repayment Instalments for each Facility A Repayment Date falling after that repayment or prepayment will reduce in the order selected by the Borrower by the amount of the Facility A Loan prepaid;

(ii)

in the case of a Facility B Loan, the amount of the Facility B Repayment Instalments for each Facility B Repayment Date falling after that repayment or prepayment will reduce in the order selected by the Borrower by the amount of the Facility B Loan prepaid;

(iii)

in the case of a Facility C Loan, the amount of the Facility C Repayment Instalments for each Facility C Repayment Date falling after that repayment or prepayment will reduce in the order selected by the Borrower by the amount of the Facility C Loan prepaid;

(iv)

in the case of a Facility D1 Loan, the amount of the Facility D1 Repayment Instalments for each Facility D1 Repayment Date falling after that repayment or prepayment will reduce in the order selected by the Borrower by the amount of the Facility D1 Loan prepaid;

(v)

in the case of a Facility E Loan, the amount of the Facility E Repayment Instalments for each Facility E Repayment Date falling after that repayment or prepayment will reduce in the order selected by the Borrower by the amount of the Facility E Loan prepaid;

(vi)

in the case of a Facility F Loan, the amount of the Facility F Repayment Instalments for each Facility F Repayment Date falling after that repayment or prepayment will reduce in the order selected by the Borrower by the amount of the Facility F Loan prepaid;

(vii)

in the case of a Facility G Loan, the amount of the Facility G Repayment Instalments for each Facility G Repayment Date falling after that repayment or prepayment will reduce in the order selected by the Borrower by the amount of the Facility G Loan prepaid; and

(viii)

in the case of a Facility H Loan, the amount of the Facility H Repayment Instalments for each Facility H Repayment Date falling after that repayment or prepayment will reduce in the order selected by the Borrower by the amount of the Facility H Loan prepaid.

7.	ILLEGALITY, CHANGE OF CONTROL AND VOLUNTARY PREPAYMENT

7.1	Illegality

If, at any time, it is or will become unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by the Finance Documents or to fund, issue or maintain its participation in any Utilisation:

(a)	that Lender shall promptly notify the Agent upon becoming aware of that event;

(b)	upon the Agent notifying the Borrower, each Available Commitment of that Lender will be immediately cancelled; and

(c)

to the extent that the Lender’s participation has not been transferred pursuant to Clause 38.4 (Replacement of Lender), the Borrower shall repay that Lender’s participation in the Utilisations on the last day of the Interest Period for each Utilisation occurring after the Agent has notified the Borrower or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law) and that Lender’s corresponding Commitment(s) shall be cancelled in the amount of the participations repaid.

7.2	Change of Control

(a)	Upon the occurrence of a Change of Control:

(i)	a Lender shall not be obliged to fund a Utilisation; and

(ii)

the Agent shall, by notice to the Borrower, cancel the Total Commitments and declare all outstanding Loans, together with accrued interest, and all other amounts accrued under the Finance Documents immediately due and payable, whereupon the Total Commitments will be cancelled and all such outstanding Loans and amounts will become immediately due and payable.

(b)	The Borrower shall promptly inform the Agent of the occurrence of any Change of Control.

7.3	Voluntary cancellation

Subject to Clause 8.8 (Application of prepayments and cancellations), the Borrower may, if it gives the Agent not less than three Business Days’ (or such shorter period as the Majority Lenders and the Agent may agree) prior notice, cancel the whole or any part of an Available Facility (but, if in part, in a minimum amount of $20,000,000 (in the case of Facility A, Facility D1, Facility D2, Facility E and Facility H), €20,000,000 (in the case of Facility B and Facility F) or £20,000,000 (in the case of Facility C and Facility G)).

7.4	Voluntary prepayment

Subject to Clause 8.8 (Application of prepayments and cancellations), the Borrower may, if it gives the Agent not less than three Business Days’ (or such shorter period as the Majority Lenders and the Agent may agree) prior notice, prepay the whole or any part of a Loan (but, if in part, being an amount that reduces the aggregate amount of the Loans by a minimum amount of $20,000,000 (in the case of Facility A Loans, Facility D1 Loans, Facility D2 Loans, Facility E Loans and Facility H Loans), €20,000,000 (in the case of Facility B Loans and Facility F Loans) or £20,000,000 (in the case of Facility C Loans and Facility G Loans)).

7.5	Right of replacement or cancellation and repayment in relation to a single Lender

(a)	If:

(i)	any sum payable to any Lender by an Obligor is required to be increased under paragraph (c) of Clause 13.2 (Tax gross-up); or

(ii)	any Lender claims, or gives notice that it intends to claim, indemnification from the Borrower or an Obligor under Clause 13.3 (Tax indemnity) or Clause 14 (Increased Costs),

the Borrower may (provided that, no Default has occurred and is continuing), while the circumstance giving rise to the requirement for that increase or indemnification continues, give the Agent notice of cancellation of the Commitment(s) of that Lender and its intention to procure the repayment of that Lender’s participation in the Utilisations.

(b)	On receipt of a notice referred to in paragraph (a) above in relation to a Lender, the Commitment(s) of that Lender shall immediately be reduced to zero.

(c)

On the last day of each Interest Period which ends after the Borrower has given notice under paragraph (a) above in relation to a Lender (or, if earlier, the date specified by the Borrower in that notice), each Borrower to which a Utilisation is outstanding shall repay that Lender’s participation in that Utilisation together with all interest and other amounts accrued under the Finance Documents (including any amount payable to the Lender under paragraph (c) of Clause 13.2 (Tax gross-up)).

(d)

The Borrower may, in the circumstances set out in paragraph (a) above, on three Business Days’ prior notice to the Agent and that Lender, replace that Lender by requiring that Lender to (and, to the extent permitted by law, that Lender shall) transfer pursuant to Clause 26 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement to a Lender or other bank, financial institution, trust, fund or other entity selected by the Borrower which confirms its willingness to assume and does assume all the obligations of the transferring Lender in accordance with Clause 26 (Changes to the Lenders) (i) for a purchase price in cash payable at the time of the transfer in an amount equal to the outstanding principal amount of such Lender’s participation in the outstanding Loans and all accrued interest (to the extent that the Agent has not given a notification under Clause 26.9 (Pro rata interest settlement)), Break Costs and other amounts payable in relation thereto under the Finance Documents or (ii) for such purchase price as the transferring Lender may in its absolute discretion agree.

(e)	The replacement of a Lender pursuant to paragraph (d) above shall be subject to the following conditions:

(i)	the Borrower shall have no right to replace the Agent;

(ii)	neither the Agent nor any Lender shall have any obligation to find a replacement Lender;

(iii)	in no event shall the Lender replaced under paragraph (d) above be required to pay or surrender any of the fees received by such Lender pursuant to the Finance Documents; and

(iv)

the Lender shall only be obliged to transfer its rights and obligations pursuant to paragraph (d) above once it is satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to that transfer.

(f)

A Lender shall perform the checks described in paragraph (e)(iv) above as soon as reasonably practicable following delivery of a notice referred to in paragraph (d) above and shall notify the Agent and the Borrower when it is satisfied that it has complied with those checks.

8.	RESTRICTIONS

8.1	Notices of Prepayment

Any notice of prepayment, authorisation or other election given by any Party under Clause 7 (Illegality, Change of Control and Voluntary Prepayment) (subject to the terms of that Clause) shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

8.2	Interest and other amounts

Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

8.3	Prepayment and cancellation in accordance with Agreement

The Borrower shall not repay or prepay all or any part of the Loans or cancel any Commitments except at the times and in the manner expressly provided for in this Agreement.

8.4	Reborrowing of Facilities

(a)	The Borrower may not reborrow any part of Facility A, Facility B, Facility C, Facility D1, Facility E, Facility F, Facility G or Facility H which is prepaid.

(b)	Unless a contrary indication appears in this Agreement, any part of Facility D2 which is repaid or prepaid may be reborrowed in accordance with this Agreement.

8.5	No reinstatement of Commitments

Subject to Clause 2.2 (Accordion), no amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

8.6	Agent’s receipt of Notices

If the Agent receives a notice or election under Clause 7 (Illegality, Change of Control and Voluntary Prepayment), it shall promptly forward a copy of that notice or election to either the Borrower or the affected Lender, as appropriate.

8.7	Effect of Repayment and Prepayment

(a)

If all or part of a Utilisation under Facility A is repaid or prepaid, an amount of the Facility A Commitments (equal to the Base Currency Amount of the Utilisation which is repaid or prepaid) will be deemed to be cancelled on the date of repayment or prepayment.

(b)

If all or part of a Utilisation under Facility B is repaid or prepaid, an amount of the Facility B Commitments (equal to the amount in euro of the Utilisation which is repaid or prepaid) will be deemed to be cancelled on the date of repayment or prepayment.

(c)

If all or part of a Utilisation under Facility C is repaid or prepaid, an amount of the Facility C Commitments (equal to the amount in sterling of the Utilisation which is repaid or prepaid) will be deemed to be cancelled on the date of repayment or prepayment.

(d)

If all or part of a Utilisation under Facility D1 is repaid or prepaid, an amount of the Facility D1 Commitments (equal to the Base Currency Amount of the Utilisation which is repaid or prepaid) will be deemed to be cancelled on the date of repayment or prepayment.

(e)

If all or part of a Utilisation under Facility E is repaid or prepaid, an amount of the Facility E Commitments (equal to the Base Currency Amount of the Utilisation which is repaid or prepaid) will be deemed to be cancelled on the date of repayment or prepayment.

(f)

If all or part of a Utilisation under Facility F is repaid or prepaid, an amount of the Facility F Commitments (equal to the amount in euro of the Utilisation which is repaid or prepaid) will be deemed to be cancelled on the date of repayment or prepayment.

(g)

If all or part of a Utilisation under Facility G is repaid or prepaid, an amount of the Facility G Commitments (equal to the amount in sterling of the Utilisation which is repaid or prepaid) will be deemed to be cancelled on the date of repayment or prepayment.

(h)

If all or part of a Utilisation under Facility H is repaid or prepaid, an amount of the Facility H Commitments (equal to the Base Currency Amount of the Utilisation which is repaid or prepaid) will be deemed to be cancelled on the date of repayment or prepayment.

(i)

Any cancellation under this Clause 8.7 shall, except in the case of a repayment made pursuant to Clause 7.1 (Illegality) or Clause 7.5 (Right of replacement or cancellation and repayment in relation to a single Lender), reduce the Commitments of the Lenders under the relevant Facility rateably.

8.8	Application of prepayments and cancellations

Any prepayment of a Utilisation or cancellation of any Commitments pursuant to Clause 7 (Illegality, Change of Control and Voluntary Prepayment) (other than pursuant to Clause 7.1 (Illegality), Clause 7.5 (Right of replacement or cancellation and repayment in relation to a single Lender)) or paragraph (e) of Clause 21.5 (Reserve), shall be applied:

(a)	in the case of a prepayment of a Utilisation, pro rata to each Lender’s participation in that Utilisation;

(b)	in the case of a cancellation of any Commitments under a Facility, so that it reduces the Commitments of the Lenders rateably under that Facility;

(c)

in any case, as the Borrower may in its discretion determine as between the Total Facility A Commitments, Total Facility B Commitments, Total Facility C Commitments, Total Facility D1 Commitments, Total Facility D2 Commitments, Total Facility E Commitments, Total Facility F Commitments, Total Facility G Commitments, Total Facility H Commitments and commitments under any new facility established pursuant to Clause 2.2 (Accordion), but in relation to each Facility pro rata between the Lenders’ Commitments under that Facility; and

(d)

in each case so that any applicable Facility A Repayment Instalments, Facility B Repayment Instalments, Facility C Repayment Instalments, Facility D1 Repayment Instalments, Facility E Repayment Instalments, Facility F Repayment Instalments, Facility G Repayment Instalments and Facility H Repayment Instalments are reduced in the manner contemplated by Clause 6.11 (Effect of cancellation and prepayment on scheduled repayments).

SECTION 5

COSTS OF UTILISATION

9.	INTEREST

9.1	Calculation and payment of interest

The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(a)	Margin; and

(b)	LIBOR or, in relation to any Loan in euro, EURIBOR.

9.2	Payment of interest

(a)

The Borrower shall pay accrued interest on that Loan on the last day of each Interest Period (and, if the Interest Period is longer than six Months, on the dates falling at six Monthly intervals after the first day of the Interest Period).

(b)	If the Compliance Certificate received by the Agent which relates to the Borrower’s annual consolidated financial statements delivered pursuant to Clause 20.1 (Financial statements) shows that:

(i)

a higher Margin should have applied to an Interest Period at any point during the period since the Compliance Certificate was received by the Agent which related to the Borrower’s previous set of annual consolidated financial statements, then the Borrower shall promptly pay to the Agent any amounts necessary to put the Agent and the Lenders in the position they would have been in had the appropriate rate of the Margin applied during such period; or

(ii)

a lower Margin should have applied to an Interest Period at any point during the period since the Compliance Certificate was received by the Agent which related to the Borrower’s previous set of annual consolidated financial statements, then the amount of interest due in relation to a Loan on the next interest payment date of that specific Loan shall be reduced by the amount necessary to put the Borrower in the position they would have been in had the appropriate rate of Margin applied during such period, provided that (i) any such increase or reduction shall only apply to the extent that any Lender which received the underpayment or overpayment of interest remains a Lender at the date of such adjustment and no claim shall be made against the Borrower to the extent that any Lender has not remained a Lender under this Agreement and (ii) any amounts calculated under paragraphs (i) and (ii) above shall be netted.

9.3	Default interest

(a)

If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is 2.00 per cent. higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan or other amount outstanding in the currency of the overdue amount under the relevant Facility for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). Any interest accruing under this Clause 9.3 shall be immediately payable by the Obligor on demand by the Agent.

(b)

If any overdue amount consists of all or part of a Loan or other amount outstanding which became due on a day which was not the last day of an Interest Period relating to that Loan or other amount outstanding:

(i)	the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan or other amount outstanding; and

(ii)	the rate of interest applying to the overdue amount during that first Interest Period shall be 2.00 per cent. higher than the rate which would have applied if the overdue amount had not become due.

(c)

Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

9.4	Notification of rates of interest

The Agent shall promptly notify the Lenders and the Borrower of the determination of a rate of interest under this Agreement.

10.	INTEREST PERIODS

10.1	Selection of Interest Periods

(a)	The Borrower may select an Interest Period for a Loan in the Utilisation Request for that Loan or (in relation to a Term Loan that has already been borrowed) in a Selection Notice.

(b)	Each Selection Notice for a Term Loan is irrevocable and must be delivered to the Agent by the Borrower not later than the Specified Time.

(c)	If the Borrower fails to deliver a Selection Notice to the Agent in accordance with paragraph (b) above, the relevant Interest Period will be one Month.

(d)

Subject to this Clause 10, the Borrower may select an Interest Period of one, three or six Months or any other period agreed between the Borrower and the Agent (acting on the instructions of all the Lenders in relation to the relevant Loan and provided that no period shall be longer than six Months). In addition the Borrower may select an Interest Period of:

(i)

(in relation to Facility A) a period of less than one Month, if necessary to ensure that there are Facility A Loans (with an aggregate Base Currency Amount equal to or greater than the Facility A Repayment Instalment) which have an Interest Period ending on a Facility A Repayment Date for the Borrower to make the Facility A Repayment Instalment due on that date;

(ii)

(in relation to Facility B) a period of less than one Month, if necessary to ensure that there are Facility B Loans (with an aggregate amount in euro equal to or greater than the Facility B Repayment Instalment) which have an Interest Period ending on a Facility B Repayment Date for the Borrower to make the Facility B Repayment Instalment due on that date;

(iii)

(in relation to Facility C) a period of less than one Month, if necessary to ensure that there are Facility C Loans (with an aggregate amount in sterling equal to or greater than the Facility C Repayment Instalment) which have an Interest Period ending on a Facility C Repayment Date for the Borrower to make the Facility C Repayment Instalment due on that date;

(iv)

(in relation to Facility D1) a period of less than one Month, if necessary to ensure that there are Facility D1 Loans (with an aggregate Base Currency Amount equal to or greater than the Facility D1 Repayment Instalment) which have an Interest Period ending on a Facility D1 Repayment Date for the Borrower to make the Facility D1 Repayment Instalment due on that date;

(v)

(in relation to Facility E) a period of less than one Month, if necessary to ensure that there are Facility E Loans (with an aggregate Base Currency Amount equal to or greater than the Facility E Repayment Instalment) which have an Interest Period ending on a Facility E Repayment Date for the Borrower to make the Facility E Repayment Instalment due on that date;

(vi)

(in relation to Facility F) a period of less than one Month, if necessary to ensure that there are Facility F Loans (with an aggregate amount in euro equal to or greater than the Facility F Repayment Instalment) which have an Interest Period ending on a Facility F Repayment Date for the Borrower to make the Facility F Repayment Instalment due on that date;

(vii)

(in relation to Facility G) a period of less than one Month, if necessary to ensure that there are Facility G Loans (with an aggregate amount in sterling equal to or greater than the Facility G Repayment Instalment) which have an Interest Period ending on a Facility G Repayment Date for the Borrower to make the Facility G Repayment Instalment due on that date; and

(viii)

(in relation to Facility H) a period of less than one Month, if necessary to ensure that there are Facility H Loans (with an aggregate Base Currency Amount equal to or greater than the Facility H Repayment Instalment) which have an Interest Period ending on a Facility H Repayment Date for the Borrower to make the Facility H Repayment Instalment due on that date.

(e)

Following an increase in the Commitments pursuant to Clause 2.2 (Accordion), in relation to a Loan in respect of the increased Commitments, the first Interest Period following such increase shall end on the same date as an Interest Period for an outstanding Loan under the same Facility.

(f)	An Interest Period for a Loan shall not extend beyond the Termination Date for the relevant Facility.

(g)	Each Interest Period for a Loan shall start on the Utilisation Date or (if already made) on the last day of its preceding Interest Period.

(h)	If:

(i)

the 2019 Amendment Effective Date occurs on a date that is the last day of the then applicable Interest Period in respect of the Facility A Loans, Facility B Loans, Facility C Loans and/or Facility D1 Loans exchanged and discharged on such date, the first Interest Period in relation to Facility E Loan(s), Facility F Loan(s), Facility G Loan(s) and Facility H Loan(s) the subject of the first Utilisation of Facility E, Facility F, Facility G and Facility H, respectively, shall be the same as the Interest Period selected for the relevant Facility A Loans, Facility B Loans, Facility C Loans and/or Facility D1 Loans which are being exchanged and discharged on such date; and

(ii)

the 2019 Amendment Effective Date does not occur on a date that is the last day of the then applicable Interest Period in respect of the Facility A Loans, Facility B Loans, Facility C Loans and/or Facility D1 Loans exchanged and discharged on such date, the first Interest Period in relation to Facility E Loan(s), Facility F Loan(s), Facility G Loan(s) and Facility H Loan(s) the subject of the first Utilisation of Facility E, Facility F, Facility G and Facility H, respectively, shall be deemed to be the remainder of the Interest Period applicable immediately prior to the 2019 Amendment Effective Date in relation to the Facility A Loans, Facility B Loans, Facility C Loans and/or Facility D1 Loans being exchanged and discharged on the 2019 Amendment Effective Date.

10.2	Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

10.3	Consolidation of Term Loans

If two or more Interest Periods:

(a)	relate to Term Loans under the same Facility and in the same currency; and

(b)	end on the same date,

those Term Loans will, unless the Borrower specifies to the contrary in the Selection Notice for the next Interest Period, be consolidated into, and treated as, a single Term Loan under the relevant Facility on the last day of the Interest Period.

11.	CHANGES TO THE CALCULATION OF INTEREST

11.1	Absence of quotations

Subject to Clause 11.2 (Market disruption) if LIBOR or EURIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by the Specified Time on the Quotation Day, the applicable LIBOR or EURIBOR shall be determined on the basis of the quotations of the remaining Reference Banks.

11.2	Market disruption

(a)

If a Market Disruption Event occurs in relation to a Loan for any Interest Period, then the rate of interest on each Lender’s participation in that Loan for the Interest Period shall be the percentage rate per annum which is the sum of:

(i)	the Margin; and

(ii)

the rate notified to the Agent by that Lender as soon as practicable and in any event by close of business on the date falling five Business Days after the Quotation Day (or, if earlier, on the date falling five Business Days prior to the date on which interest is due to be paid in respect of that Interest Period), to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in that Loan from whatever source it may reasonably select.

(b)	If:

(i)	the percentage rate per annum notified by a Lender pursuant to paragraph (a)(ii) above is less than LIBOR or, in relation to any Loan in euro, EURIBOR; or

(ii)	a Lender has not notified the Agent of a percentage rate per annum pursuant to paragraph (a)(ii) above,

the cost to that Lender of funding its participation in that Loan for that Interest Period shall be deemed, for the purposes of paragraph (a) above, to be LIBOR or, in relation to any Loan in euro, EURIBOR.

(c)	In this Agreement:

“Market Disruption Event” means:

(i)

at or about noon on the Quotation Day for the relevant Interest Period the Screen Rate is not available (or, where applicable, it is not possible to calculate the Interpolated Screen Rate) and none or only one of the Reference Banks supplies a rate to the Agent to determine LIBOR for dollars or sterling or EURIBOR for euro and the relevant Interest Period; or

(ii)

before close of business in London on the Quotation Day for the relevant Interest Period, the Agent receives notifications from a Lender or Lenders (whose participations in a Loan exceed 35 per cent. of that Loan) that the cost to it of funding its participation in that Loan from whatever source it may reasonably select would be in excess of LIBOR or, as applicable, EURIBOR.

11.3	Alternative basis of interest or funding

(a)

If a Market Disruption Event occurs and the Agent or the Borrower so requires, the Agent and the Borrower shall enter into negotiations (for a period of not more than 30 days) with a view to agreeing a substitute basis for determining the rate of interest.

(b)	Any alternative basis agreed pursuant to paragraph (a) above shall, with the prior consent of all the Lenders and the Borrower, be binding on all Parties.

11.4	Break Costs

(a)

The Borrower shall, within three Business Days of demand by a Lender, pay to that Lender its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by that Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

(b)

Each Lender to whom paragraph (a) above applies shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

12.	FEES

12.1	Commitment fee

(a)

Subject to paragraph (c) below, the Borrower shall pay to the Agent (for the account of each Lender) a fee in the relevant currency for each Facility computed at a rate equal to, at any time, 35 per cent. of the then applicable Margin per annum on that Lender’s Available Commitment under a Facility for the Availability Period applicable to that Facility.

(b)

The accrued commitment fee is calculated on a daily basis and payable on the last day of each successive period of three Months beginning on the date falling five Business Days after the date of this Agreement or (in the case of a Commitment assumed by a Lender in accordance with Clause 2.2 (Accordion)), the date falling five Business Days after the relevant Increase Date and which ends during the relevant Availability Period, on the last day of the Availability Period and, if cancelled in full, on the cancelled amount of the relevant Lender’s Commitment at the time the cancellation is effective.

(c)	No commitment fee is payable to the Agent (for the account of a Lender) on any Available Commitment of that Lender for any day on which that Lender is a Defaulting Lender.

12.2	Arrangement fee

The Borrower shall pay to the Agent (for the account of each Arranger) an arrangement fee in the amount and at the times agreed in a Fee Letter.

12.3	Upfront fee

The Borrower shall pay to the Agent (for the account of each Original Lender) an upfront fee in the amount and at the times agreed in a Fee Letter.

12.4	Agency fee

The Borrower shall pay to the Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter.

12.5	Security Agent fee

The Borrower shall pay to the Security Agent (for its own account) the Security Agent fee in the amount and at the times agreed in a Fee Letter.

SECTION 6

ADDITIONAL PAYMENT OBLIGATIONS

13.	TAX GROSS-UP AND INDEMNITIES

13.1	Definitions

In this Agreement:

“Export Credit Agency” means an official non Mexican financial institution for the promotion of exports.

“Qualifying Lender” means:

(a)

any institución de banca múltiple established under the laws of Mexico and authorised to engage in the business of banking in Mexico by any of the Ministry of Finance and Public Credit (Secretaría de Hacienda y Crédito Público) or the National Banking and Securities Commission (Comisión Nacional Bancaria y de Valores);

(b)	an Export Credit Agency; or

(c)	a Treaty Lender

“Treaty Lender” means any person (or its main office is, if lending through a branch or agency), of any nature, that:

(a)	qualifies as a resident, for tax purposes, of any jurisdiction with which Mexico has entered into a treaty for the avoidance of double taxation, which is in effect; and

(b)

has provided to the Borrower, as soon as reasonably practical after the Borrower’s written request, the documentation set forth in Sections 3.18.19. or 3.18.20 as applicable, of the Mexican Resolución Miscelánea Fiscal for 2018 (or any successor or substitute provisions thereof).

“Tax Credit” means a credit against, relief or remission for, or repayment of, any Tax.

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction.

“Tax Payment” means either the increase in a payment made by an Obligor to a Finance Party under Clause 13.2 (Tax gross-up) or a payment, arising from such increase, under Clause 13.3 (Tax indemnity).

Unless a contrary indication appears, in this Clause 13 a reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination.

13.2	Tax gross-up

(a)	Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

(b)

The Borrower shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction, if a Tax Deduction was applicable on the date of this Agreement or would have been notified to the Agent following the date of this Agreement as contemplated by this Clause 13.2) under the Finance Documents notify the Agent accordingly. Similarly, a Finance Party or a New Lender shall notify the Agent on becoming so aware in respect of a Tax Deduction being applicable, other than Tax Deductions being applicable on the date of this Agreement or on the date of an assignment to a New Lender in accordance with this Agreement. If the Agent receives such notification from a Finance Party it shall notify the Borrower and that Obligor.

(c)

Subject to paragraph (d), if a Tax Deduction is required by law to be made by an Obligor under the Finance Documents, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required and will provide to the Agent, upon request, evidence of the payment of the applicable Taxes.

(d)

A payment shall not be increased under paragraph (c) above by reason of a Tax Deduction on account of Tax imposed by Mexico if, on the date on which the payment falls due, the payment could have been made to the relevant Finance Party without a Tax Deduction, or subject to a Tax Deduction at a reduced rate, if the Finance Party had been a Qualifying Lender, but on that date that Finance Party is not or has ceased to be a Qualifying Lender, other than as a result of any change after the date it became a Finance Party under this Agreement in (or in the interpretation, administration, or application of) any law, regulation or treaty, or any published practice of any relevant taxing authority or for any other reason not attributable to the applicable Lender provided that:

(i)

in respect of a Lender which is an assignee or transferee of an Original Lender, payments under paragraph (c) above shall not exceed the amounts payable under such paragraph (c) to that Original Lender immediately prior to the relevant assignment or transfer; and

(ii)

in respect of a Lender that satisfies the definition of Treaty Lender, the maximum percentage in respect of which amounts under paragraph (c) shall be paid is 4.9 per cent. (or any other substitute percentage specified as a result of a change in applicable law) (as may be increased to permit payment in full after paragraph (c) has been applied).

(e)

If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(f)

Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Agent for the Finance Party entitled to the payment an original receipt (or certified copy thereof) or if unavailable such other evidence as is reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

13.3	Tax indemnity

(a)

The Borrower shall (within three Business Days of demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.

(b)	Paragraph (a) above shall not apply:

(i)	with respect to any Tax assessed on a Finance Party:

(A)

under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(B)	under the law of the jurisdiction in which that Finance Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or

(ii)	to the extent a loss, liability or cost:

(A)	is compensated for by an increased payment under Clause 13.2 (Tax gross-up);

(B)

would have been compensated for by an increased payment under Clause 13.2 (Tax gross-up) but was not so compensated solely because the exclusion in paragraph (d) of Clause 13.2 (Tax gross-up) applied; or

(C)	relates to a FATCA Deduction required to be made by a Party.

(c)

A Protected Party making, or intending to make, a claim under paragraph (a) above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Borrower.

(d)	A Protected Party shall, on receiving a payment from an Obligor under this Clause 13.3, notify the Agent.

13.4	Tax Credit

If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

(a)	a Tax Credit is attributable either to an increased payment of which that Tax Payment forms part or to that Tax Payment; and

(b)	that Finance Party has obtained, utilised and retained that Tax Credit,

the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor.

13.5	Lender Status Confirmation

(a)	Each Original Lender confirms that it is a Qualifying Lender.

(b)

Each Lender (other than an Original Lender) which becomes a Party to this Agreement after the date of this Agreement shall indicate, in the Transfer Certificate, Assignment Agreement or Accordion Confirmation which it executes on becoming a Party, and for the benefit of the Agent and without liability to any Obligor, which of the following categories it falls in:

(i)	a Qualifying Lender (other than a Treaty Lender);

(ii)	a Treaty Lender; or

(iii)	not a Qualifying Lender.

(c)

If a New Lender fails to indicate its status in accordance with this Clause 13.5 then such New Lender shall be treated for the purposes of this Agreement (including by each Obligor) as if it is not a Qualifying Lender until such time as it notifies the Agent which category applies (and the Agent, upon receipt of such notification, shall inform the Borrower). For the avoidance of doubt, a Transfer Certificate, Assignment Agreement or Accordion Confirmation shall not be invalidated by any failure of a Finance Party to comply with this Clause 13.5.

13.6	FATCA Deduction

(a)

Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(b)

Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, shall notify the Borrower and the Agent and the Agent shall notify the other Finance Parties.

13.7	Stamp taxes

The Borrower shall pay and, within five Business Days of demand, indemnify each Secured Party against any cost, loss or liability that Secured Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

13.8	Value added tax

(a)

All consideration expressed to be payable under a Finance Document by any Party to a Finance Party shall be deemed to be exclusive of any VAT. If VAT is chargeable on any supply made by any Finance Party to any party in connection with a Finance Document, that Party shall pay to the Finance Party (in addition to and at the same time as paying the consideration) an amount equal to the amount of the VAT and such Finance Party shall promptly provide an appropriate VAT invoice to such Party.

(b)

Where a Finance Document requires any Party to reimburse a Finance Party for any costs or expenses, that Party shall also at the same time pay and indemnify that Finance Party against all VAT incurred by the Finance Party in respect of the costs or expenses to the extent that the Finance party reasonably determines that it is not entitled to credit or repayment of the VAT.

13.9	No double-recovery

No Finance Party may recover more than once under the Finance Documents for any cost, loss or liability in respect of which it has a claim under this Clause 13, Clause 14 (Increased Costs) or Clause 15 (Other Indemnities).

13.10	French Obligors

All payments to be made under this Agreement by an Obligor resident or established in France shall be made to an account opened in a financial institution situated in a State or territory other than a non-cooperative State or territory (Etat ou territoire non coopératif) within the meaning of Article 238-0 A of the French tax code (code général des impôts).

14.	INCREASED COSTS

14.1	Increased costs

(a)

Subject to Clause 14.3 (Exceptions) the Borrower shall, within three Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation after the date of this Agreement; or

(ii)	compliance with any law or regulation made after the date of this Agreement; or

(iii)

the implementation or application of, or compliance with, (A) the Dodd-Frank Wall Street Reform and Consumer Protection Act (Public Law 111-203 (signed into law July 21, 2010)) and all requests, rules, guidelines or directives thereunder or issued in connection therewith or (B) Basel III or CRD IV or any law or regulation that implements or applies Basel III or CRD IV.

(b)	In this Agreement:

(i)	“Increased Costs” means:

(A)	a reduction in the rate of return from a Facility or on a Finance Party’s (or its Affiliate’s) overall capital;

(B)	an additional or increased cost; or

(C)	a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document; and

(ii)	“Basel III” means:

(A)

the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;

(B)

the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement – Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(C)	any further guidance or standards published by the Basel Committee on Banking Supervision relating to “Basel III”.

(iii)	“CRD IV” means:

(A)	Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms; and

(B)

Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC.

14.2	Increased cost claims

(a)

A Finance Party intending to make a claim pursuant to Clause 14.1 (Increased costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Borrower.

(b)

Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its Increased Costs and setting out the calculation of the amount in reasonable detail.

14.3	Exceptions

(a)	Clause 14.1 (Increased costs) does not apply to the extent any Increased Cost is:

(i)	attributable to a Tax Deduction required by law to be made by an Obligor;

(ii)	attributable to a FATCA Deduction required to be made by a Party;

(iii)

compensated for by Clause 13.3 (Tax indemnity) (or would have been compensated for under Clause 13.3 (Tax indemnity) but was not so compensated solely because the exclusion in paragraph (b) of Clause 13.3 (Tax indemnity) applied);

(iv)	attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation; or

(v)

attributable to the implementation of or compliance with the “International Convergence of Capital Measurements and Capital Standards—a Revised Framework” published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the date of this Agreement (“Basel II”) or any other law or regulation that implements Basel II (whether such implementation or compliance is by a government, governmental regulator, Finance Party or an Affiliate thereof) but, for the avoidance of doubt and without prejudice to Clause 14.1 (Increased costs), so that this exception does not apply to costs attributable to the implementation or application or compliance with Basel III or CRD IV or any law or regulation that implements or applies Basel III (including CRD IV) provided that the relevant Finance Party claiming for any Increased Cost relating to the implementation or application of or compliance with (i) Basel III (each, a “Basel III Cost”) and (ii) CRD IV (each a “CRD IV Cost”) and the Borrower shall negotiate in good faith for a period not exceeding 30 days following receipt by the Borrower of notice from the Agent of a claim from such Finance Party to pay such Basel III Cost and CRD IV Cost (the “Negotiation Period”), with a view to identifying and agreeing the amount of such Basel III Cost and CRD IV Cost to be paid by the Borrower. If such mutually satisfactory arrangements are agreed within such Negotiation Period, these arrangements will be binding on the Borrower and the relevant Finance Party. If no such mutually satisfactory arrangements are agreed by the expiry of the Negotiation Period, then the Borrower shall within 15 days from the expiry of the Negotiation Period, pay the amount of such Basel III Costs and CRD IV Costs (whether or not such amount has been agreed), it being acknowledged that such payment obligation is without prejudice to the Borrower’s right to replace or repay and cancel that Finance Party’s participation in the Utilisations in accordance with Clause 7.5 (Right of replacement or cancellation and repayment in relation to a single Lender).

(b)	In this Clause 14.3 reference to a “Tax Deduction” has the same meaning given to the term in Clause 13.1 (Definitions).

15.	OTHER INDEMNITIES

15.1	Currency indemnity

(a)

If any sum due from an Obligor under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)	making or filing a claim or proof against that Obligor; or

(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Obligor shall as an independent obligation, within three Business Days of demand, indemnify each Secured Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)	Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

15.2	Other indemnities

(a)	The Borrower shall (or shall procure that an Obligor will), within three Business Days of demand, indemnify each Secured Party against any cost, loss or liability incurred by it as a result of:

(i)	the occurrence of any Event of Default;

(ii)

a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 31 (Sharing among the Finance Parties);

(iii)

funding, or making arrangements to fund, its participation in a Utilisation but not made by reason of the operation of any one or more of the provisions of the Finance Documents (other than by reason of default or negligence by that Finance Party alone); or

(iv)	a Utilisation (or part thereof) not being prepaid in accordance with a notice of prepayment given by the Borrower.

(b)

The Borrower will indemnify and hold harmless each Finance Party and its Affiliates and each of their and their Affiliates’ respective directors, officers, employees, agents, advisers and representatives (each being an “Indemnified Person”) from and against any and all claims, damages, losses, liabilities, costs, legal expenses and other expenses (all together “Losses”) which have been incurred by or awarded against any Indemnified Person, in each case arising out of or in connection with any claim, investigation, litigation or proceeding (or the preparation of any defence with respect thereto) commenced or threatened by any person other than itself, its respective directors, officers, employees, agents, advisers or representatives in relation to any of the Finance Documents (or in connection with the execution and/or notarisation of any Finance Document) except to the extent such Losses or claims result from such Indemnified Person’s negligence or misconduct or a breach of any term of any Finance Document by that Indemnified Person. Any third party referred to in this paragraph (b) may rely on this Clause 15.2.

15.3	Indemnity to the Agent

The Borrower shall promptly indemnify the Agent against any cost, loss or liability incurred by the Agent (acting reasonably) as a result of:

(a)	investigating any event which it reasonably believes is a Default; or

(b)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised.

16.	MITIGATION BY THE FINANCE PARTIES

16.1	Mitigation

(a)

Each Finance Party shall, in consultation with the Borrower, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 7.1 (Illegality), Clause 13 (Tax Gross-Up and Indemnities), Clause 14 (Increased Costs) or Clause 15 (Other Indemnities) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)	Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

16.2	Limitation of liability

(a)

The Borrower shall promptly indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 16.1 (Mitigation) after consultation with the Borrower.

(b)	A Finance Party is not obliged to take any steps under Clause 16.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

17.	COSTS AND EXPENSES

17.1	Transaction expenses

The Borrower shall promptly on demand pay (or procure to be paid) to the Agent and the Security Agent the amount of all costs and expenses (including legal fees) reasonably incurred by any of them (and, in the case of the Security Agent, by any Receiver or Delegate) in connection with the negotiation, preparation, printing, execution and perfection of:

(a)	this Agreement and any other documents referred to in this Agreement and the Transaction Security; and

(b)	any other Finance Documents executed after the date of this Agreement.

17.2	Amendment costs

If an Obligor requests an amendment, waiver or consent, the Borrower shall, within three Business Days of demand, reimburse (or procure to be reimbursed) each of the Agent and the Security Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by the Agent and the Security Agent (and, in the case of the Security Agent, by any Receiver or Delegate) in responding to, evaluating, negotiating or complying with that request or requirement.

17.3	Security Agent’s ongoing costs

(a)

In the event of (i) a Default or (ii) the Security Agent considering it necessary or expedient or (iii) the Security Agent being requested by an Obligor or the Majority Lenders to undertake duties which the Security Agent and the Borrower agree to be of an exceptional nature and/or outside the scope of the normal duties of the Security Agent under the Finance Documents, the Borrower shall pay to the Security Agent any additional remuneration that may be agreed between them.

(b)

If the Security Agent and the Borrower fail to agree upon the nature of the duties or upon any additional remuneration, that dispute shall be determined by an investment bank (acting as an expert and not as an arbitrator) selected by the Security Agent and approved by the Borrower or, failing approval, nominated (on the application of the Security Agent) by the President for the time being of the Law Society of England and Wales (the costs of the nomination and of the investment bank being payable by the Borrower) and the determination of any investment bank shall be final and binding upon the parties to this Agreement.

17.4	Enforcement and preservation costs

The Borrower shall, within three Business Days of demand, pay (or procure to be paid) to each Secured Party the amount of all costs and expenses (including legal fees) incurred by it in connection with the enforcement of or the preservation of any rights under any Finance Document and the Transaction Security and any proceedings instituted by or against the Security Agent as a consequence of taking or holding the Transaction Security or enforcing these rights.

17.5	Custodian

The Borrower shall promptly on demand pay (or procure to be paid) to the Agent and the Custodian the amount of all costs and expenses (including legal fees) reasonably incurred by any of them in connection with the appointment of the Custodian or the performance by it of its duties in relation to this Agreement. The Custodian may rely on this Clause 17.5 subject to Clause 1.4 (Third party rights) and the provisions of the Third Parties Act.

SECTION 7

GUARANTEE

18.	GUARANTEE AND INDEMNITY

18.1	Guarantee and indemnity

Each Guarantor irrevocably and unconditionally jointly and severally:

(a)	guarantees to each Finance Party punctual performance by each other Obligor of that Obligor’s obligations under the Finance Documents;

(b)

undertakes with each Finance Party that whenever an Obligor does not pay any amount when due under or in connection with any Finance Document, it shall immediately on demand pay that amount as if it were the principal obligor; and

(c)

agrees with each Finance Party that if any obligation guaranteed by it pursuant to this Clause 18.1 is or becomes unenforceable, invalid or illegal or is otherwise discharged by the operation of clause 8.2 (Distressed Disposals) of the Intercreditor Agreement, it will, as an independent and primary obligation, indemnify that Finance Party immediately on demand against any cost, loss or liability it incurs as a result of an Obligor not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due. The amount payable by a Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 18 if the amount claimed had been recoverable on the basis of a guarantee.

18.2	Continuing Guarantee

Each guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by each Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

18.3	Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made by a Finance Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, then the liability of each Guarantor under this Clause 18 will continue or be reinstated as if the discharge, release or arrangement had not occurred.

18.4	Waiver of defences

(a)

The obligations of each Guarantor under this Clause 18 will not be affected by an act, omission, matter or thing which, but for this Clause 18, would reduce, release or prejudice any of its obligations under this Clause 18 (without limitation and whether or not known to it or any Finance Party) including:

(i)	any time, waiver or consent granted to, or composition with, any other Obligor or other person;

(ii)	the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(iii)

the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any other Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(iv)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of any other Obligor or any other person;

(v)

any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of a Finance Document or any other document or security including, without limitation, any change in the purpose of, any extension of or increase in any facility or the addition of any new facility under any Finance Document or other document or security;

(vi)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security;

(vii)	any insolvency, concurso mercantil, quiebra or similar proceedings;

(viii)

the existence of any claim, set-off or other right which any of the Guarantors may have at any time against any Obligor, the Agent, any Lender or any other person, whether in connection with this transaction or with any unrelated transaction;

(ix)

any provision of applicable law or regulation purporting to prohibit the payment by any Obligor of any amount payable by any Obligor under any Finance Document or the payment, observance, fulfilment or performance of any other obligations to the Lenders or the Agent now or in future existing under or in connection with the Finance Documents, whether direct or indirect, absolute or contingent, due or to become due;

(x)	any change in the name, purposes, business, capital stock (including the ownership thereof) or constitution of any Obligor; or

(xi)

any other act or omission to act or delay of any kind by any Obligor, the Agent, the Lenders or any other person or any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge of or defense to any Guarantor’s obligations hereunder.

(b)

To the extent permitted by applicable law and notwithstanding any contrary principles under the laws of any other jurisdiction, each of the Guarantors hereby waives any and all defences to which it may be entitled, whether at common law, in equity or by statute which limits the liability of, or exonerates, guarantors or which may conflict with the terms of this Clause 18 including failure of consideration, breach of warranty, statute of frauds, merger or consolidation of any Obligor, statute of limitations, accord and satisfaction and usury. Without limiting the generality of the foregoing, each of the Guarantors consents that, without notice to such Guarantor and without the necessity for additional endorsement or consent by such Guarantor, and without impairing or affecting in any way the liability of such Guarantor hereunder, the Agent and the Lenders may at any time and from time to time, upon or without any terms or conditions and in whole or in part:

(i)

change the manner, place or terms of payment of, and/or change or extend the time or payment of, renew or alter, any of the Guarantors’ obligations under the Finance Documents, any security therefor, or any liability incurred directly or indirectly in respect thereof, and this Clause 18 shall apply to such obligations as so changed, extended, renewed or altered;

(ii)	exercise or refrain from exercising any rights against any Obligor or others (including the Guarantors) or otherwise act or refrain from acting;

(iii)

settle or compromise any such obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any such liability (whether due or not) of any Obligor to creditors of any Obligor other than the Agent and the Lenders and Guarantors;

(iv)

apply any sums by whomsoever paid or howsoever realised, other than payments of the Guarantors of such obligations, to any liability or liabilities of any Obligor under the Finance Documents or any instruments or agreements referred to herein or therein, to the Agent and the Lenders regardless of which of such liability or liabilities of any Obligor under the Finance Documents or any instruments or agreements referred to herein or therein remain unpaid;

(v)

consent to or waive any breach of, or any act, omission or default under such obligations or any of the instruments or agreements referred to in this Agreement and the other Finance Documents, or otherwise amend, modify or supplement such obligations or any of such instruments or agreements, including the Finance Documents; and/or

(vi)

request or accept other support of such obligations or take and hold any security for the payment of such obligations, or allow the release, impairment, surrender, exchange, substitution, compromise, settlement, rescission or subordination thereof.

(c)	Each Guarantor incorporated in Mexico expressly waives, irrevocably and unconditionally:

(i)

any right to require that any Finance Party first proceed against, initiate any actions before a court or any other judge or authority, or enforce any other rights or security or claim payment from any Obligor or any other person, before claiming any amounts due from such Guarantor incorporated in Mexico hereunder;

(ii)

any right to which it may be entitled to have the assets of the Borrower, any other Obligor or any other person first be used, applied or depleted as payment of the Obligor’s obligations hereunder, prior to any amount being claimed from or paid by any Guarantor incorporated in Mexico hereunder;

(iii)	any right to which it may be entitled to have claims against it, or assets to be used or applied as payment, divided among different Guarantors; and

(iv)

to the extent applicable and taking into consideration that the guarantee is not intended to be a fianza under Mexican law, the benefits of orden, excusión, división, quita and espera and any right specified in Articles 2814, 2815, 2817, 2818, 2819, 2820, 2821, 2822, 2823, 2826, 2829, 2837, 2840, 2845, 2846, 2847 and any other related or applicable Articles that are not explicitly set forth herein because of the Guarantor’s knowledge thereof, of the Código Civil Federal of Mexico and the Código Civil of each State of the Mexican Republic and the Federal District of Mexico.

18.5	Immediate recourse

(a)

Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from a Guarantor under this Clause 18. This waiver applies irrespective of any law or regulation or any provision of a Finance Document to the contrary.

(b)	Each Guarantor also waives any right to be sued jointly with other Guarantors and to share liability resulting from any claim against it.

18.6	Appropriations

Until all amounts which may be or become payable by any Obligor under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

(a)

refrain from applying or enforcing any other monies, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

(b)	hold in an interest-bearing suspense account any monies received from a Guarantor or on account of such Guarantor’s liability under this Clause 18,

provided that the operation of this Clause 18.6 shall not be deemed to create any Security.

18.7	Deferral of Guarantors’ rights

Until all amounts which may be or become payable by any Obligor under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Clause 18:

(a)	to be indemnified by any other Obligor;

(b)	to claim any contribution from any other guarantor of any other Obligor’s obligations under the Finance Documents;

(c)

to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party;

(d)

to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which any Guarantor has given a guarantee, undertaking or indemnity under, as the case may be, Clause 18.1 (Guarantee and indemnity);

(e)	to exercise any right of set-off against any Obligor; and/or

(f)	to claim or provide as a creditor of any Obligor in competition with any Finance Party.

If a Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Finance Parties by the Obligors under or in connection with the Finance Documents to be repaid in full on trust for the Finance Parties and shall promptly pay or transfer the same to the Agent or as the Agent may direct for application in accordance with Clause 32 (Payment mechanics).

18.8	Additional security

Each guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

18.9	General limitation on guarantee

In any action or proceeding involving any applicable corporate law, or any applicable bankruptcy, insolvency, reorganisation, concurso mercantil, quiebra or other law affecting the rights of creditors generally, if the obligations of any Guarantor under this Clause 18 would otherwise be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under this Clause 18, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Lender, the Agent or any other person to the greatest extent permitted under applicable law, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

18.10	Bankruptcy and related matters

(a)

So long as any of the obligations under the Finance Documents are outstanding, each of the Guarantors shall not (unless required to do so by law or regulation), without the prior written consent of the Majority Lenders, commence or join with any other person in commencing any bankruptcy, liquidation, reorganisation, concurso mercantil, quiebra or insolvency proceedings of, or against, any Obligor.

(b)

If acceleration of the time for payment of any amount payable by Borrower under the Finance Documents is stayed upon the insolvency, bankruptcy, reorganisation, concurso mercantil, quiebra or any similar event of any Obligor or otherwise, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by the Guarantors hereunder forthwith on demand by the Agent made at the request of the Lenders.

(c)

The obligations of each of the Guarantors under this Clause 18 shall not be reduced, limited, impaired, discharged, deferred suspended or terminated by any proceeding or action, voluntary or involuntary, involving the bankruptcy, insolvency, concurso mercantil, quiebra, receivership, reorganisation, marshalling of assets, assignment for the benefit of creditors, readjustment, liquidation or arrangement of any Obligor or similar proceedings or actions or by any defense which any Obligor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding or action. Without limiting the generality of the foregoing, the Guarantors’ liability shall extend to all amounts and obligations under the Finance Documents and would be owed by any Obligor but for the fact that they are unenforceable or not allowable due to the existence of any such proceeding or action.

(d)

Each of the Guarantors acknowledges and agrees that any interest on any portion of the obligations under the Finance Documents which accrues after the commencement of any proceeding or action referred to above in paragraph (c) of this Clause 18.10 (or, if interest on any portion of such obligations ceases to accrue by operation of law by reason of the commencement of said proceeding or action, such interest as would have accrued on such portion of such obligations if said proceedings or actions had not been commenced) shall be included in such obligations, it being the intention of the Guarantors, the Agent, and the Lenders that such obligations which are to be guaranteed by the Guarantors pursuant to this Clause 18 shall be determined without regard to any rule of law or order which may relieve any Obligor of any portion of such obligations. The Guarantors will take no action to prevent any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person from paying the Agent, or allowing the claim of the Agent, for the benefit of the Agent, and the Lenders, in respect of any such interest accruing after the date of which such proceeding is commenced, except to the extent any such interest shall already have been paid by the Guarantors.

(e)

Notwithstanding anything to the contrary contained herein, if all or any portion of the obligations under the Finance Documents are paid by or on behalf of any Obligor, the obligations of the Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered, directly or indirectly, from the Agent and/or the Lenders as a preference, preferential transfer, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute obligations under the Finance Documents for all purposes under this Clause 18, to the extent permitted by applicable law.

(f)

Any term or provision of this Clause 18 or any other term in this Agreement or any Finance Document notwithstanding, the maximum aggregate amount of the obligations for which any Guarantor shall be liable under this Agreement or any other Finance Document shall in no event exceed an amount equal to the largest amount that would not render such Guarantor’s obligations under this Agreement subject to avoidance under applicable U.S. Debtor Relief Laws, in all cases before taking into account any liabilities under any other guarantee by such Guarantor.

18.11	Dutch guarantee limitation

Notwithstanding any other provision of this Clause 18 (Guarantee and Indemnity) the guarantees, indemnities and other obligations of any Dutch Obligor expressed to be assumed in this Clause 18 (Guarantee and Indemnity) shall be deemed not to be assumed by such Dutch Obligor to the extent that the same would constitute unlawful financial assistance within the meaning of Article 2:98c of the Dutch Civil Code (where applicable) or any other applicable financial assistance rules under any rules under any relevant jurisdiction (the “Prohibition”) and the provisions of this Agreement and the other Finance Documents shall be construed accordingly. For the avoidance of doubt, it is expressly acknowledged that the relevant Dutch Obligors will continue to guarantee all such obligations which, if included, do not constitute a violation of the Prohibition.

18.12	Spanish guarantee limitation

Notwithstanding any other provision of this Clause 18 (Guarantee and Indemnity) the guarantees, indemnities and other obligations of any Obligor incorporated in Spain expressed to be assumed in this Clause 18 (Guarantee and Indemnity) shall be deemed not to be assumed by such Obligor incorporated in Spain to the extent that the same would constitute the provision of financial assistance within the meaning of either Article 150.1 of the 2010 Spanish Corporations Act (Ley de Sociedades de Capital) (in the case of a Spanish Obligor which is a sociedad anónima), or Article 143.2 of the 2010 Spanish Corporations Act (Ley de Sociedades de Capital) (in the case of a Spanish Obligor which is a sociedad limitada).

18.13	Swiss guarantee limitation

(a)

The obligations and liabilities of an Obligor incorporated in Switzerland (the “Swiss Obligor”) under this Agreement or any other Finance Document in relation to the obligations, undertakings, indemnities or liabilities of an Obligor other than that Swiss Obligor or any of its fully owned and controlled subsidiaries (the “Restricted Obligations”) shall be limited to the amount of that Swiss Obligor’s Free Reserves Available for Distribution at the time payment is requested or the maximum amount permitted by Swiss law applicable at the time payment is requested, provided that such limitation is a requirement under applicable law (including any case law) at that point in time and that such limitation shall not free the Swiss Obligor from its obligations in excess thereof, but merely postpone the performance date until such time as performance is permitted notwithstanding such limitation.

(b)

For the purpose of this Clause 18.13, “Free Reserves Available for Distribution” means an amount equal to the maximal amount in which the relevant Swiss Obligor can make a dividend payment to its shareholder(s) (being the balance sheet profit and any freely disposable reserves available for this purpose, in each case in accordance with applicable Swiss law).

(c)

As soon as possible after having been requested to discharge a Restricted Obligation, the Swiss Obligor shall, if it cannot discharge the full amount of the Restricted Obligations, provide the Security Agent with an interim statutory balance sheet audited by the statutory auditors of the Swiss Obligor setting out the Free Reserves Available for Distribution and, immediately thereafter, pay the amount corresponding to the Free Reserves Available for Distribution to the Security Agent (save to the extent provided below).

(d)	In respect of the Restricted Obligations, the Swiss Obligor shall:

(i)	if and to the extent required by applicable law in force at the relevant time:

(A)	subject to any applicable double taxation treaties, deduct Swiss withholding tax at the rate of 35 per cent. (or such other rate as is in force at that time) from any payment made by it;

(B)	pay any such deduction to the Swiss Federal Tax Administration; and

(C)	notify and provide evidence to the Security Agent that the Swiss withholding tax has been paid to the Swiss Federal Tax Administration; and

(ii)

to the extent such deduction is made, not be required to make a gross-up, indemnify or otherwise hold harmless the Finance Parties for the deduction of the Swiss withholding tax notwithstanding anything to the contrary contained in the Finance Documents, unless grossing up is permitted under the laws of Switzerland then in force and provided that this should not in any way limit any obligations of any non-Swiss

Obligors under the Finance Documents to indemnify the Finance Parties in respect of the deduction of the Swiss withholding tax, including, without limitation, in accordance with Clause 13 (Tax Gross-Up and Indemnities).

(e)

In respect of the Restricted Obligations, if so required under applicable law (including tax treaties) at any time when the Security Agent is enforcing security interests granted by the Swiss Obligor, once the Security Agent is satisfied that it has received all disposal proceeds from such enforcement of the security, it shall promptly notify the Swiss Obligor of the amount of proceeds from such enforcement, and such Swiss Obligor:

(i)

shall use its best efforts to ensure that the proceeds of any such enforcement can be used without deduction of Swiss withholding tax, or with deduction of Swiss withholding tax at a reduced rate, by discharging the liability to such tax by notification (Meldeverfahren) pursuant to applicable law (including tax treaties) rather than payment of the tax, and

(ii)

shall promptly notify the Security Agent that such notification has been made or, as the case may be, deduction at a reduced rate is possible, and provide the Security Agent with evidence that such a notification of the Swiss Federal Tax Administration has been made or, as the case may be, such taxes may be deducted at a reduced rate.

To the extent a notification procedure referred to in the preceding paragraph is not available, the Swiss Obligor shall:

(A)

within 20 Business Days after the notification by the Security Agent of the amount of proceeds from any enforcement in accordance with this paragraph (e) notify the Security Agent that Swiss withholding tax is due by the Swiss Obligor; and

(B)

provide the Security Agent with all relevant information necessary or reasonably requested by the Security Agent to make the relevant deduction including, but not limited to, the amount of such deduction to be made (it being understood by the Parties hereto that the Security Agent shall have the right but not the obligation to determine such amount, if any, pursuant to the terms of the Intercreditor Agreement, and in particular, but not limited to, pursuant to clause 11.7 (Security Agent’s actions) and paragraph (c) of clause 11.8 (Security Agent’s discretions) thereof), whereupon the Security Agent (acting on the instructions of an Instructing Group (as defined in the Intercreditor Agreement)) shall deduct the Swiss withholding tax in the amount notified to it or determined by it in accordance with paragraph (e)(ii) above from the enforcement proceeds and shall pay such amount to the Swiss Federal Tax Administration in satisfaction of the Swiss withholding tax payment due by the Swiss Obligor in relation to such enforcement proceeds, provided, however, that the Security Agent will not assume any liabilities to any person in connection with the deduction or payments made by the Security Agent pursuant to this paragraph (e), any failure by the Swiss Obligor to comply with its obligation hereunder or in connection with any failure by the Security Agent to determine such amount of the deduction to be made to the extent not notified to it by the Swiss Obligor.

(f)

The relevant Swiss Obligor shall use all reasonable efforts to procure that any person which is entitled to a full or partial refund of any Swiss withholding tax paid pursuant to paragraphs (d) or (e) above will, as soon as possible after the deduction of the Swiss withholding tax: (1) request a refund of the Swiss withholding tax under any applicable law (including double taxation treaties) and (2) pay to the Security Agent upon receipt any amount so refunded. The Security Agent shall, at the prior written request and (so long as reasonable) cost of the Swiss Obligor, take all reasonable steps to cooperate with the Swiss Obligor to secure such refund.

(g)

The Swiss Obligor will take, and cause to be taken, all and any other action, including, without limitation, the passing of any shareholders’ resolutions to approve any payment or other performance under the Finance Documents and the receipt of any confirmations from the Swiss Obligor’s auditors, whether following a request to discharge a Restricted Obligation or which may be required as a matter of mandatory Swiss law in force at the time it is required to make a payment or perform other obligations under the Finance Documents in order to allow a prompt payment or performance of other obligations under the Finance Documents.

(h)

If the enforcement of the Restricted Obligations would be limited due to the effects referred to in this Clause 18.13 and if any asset of the Swiss Obligor has a book value that is less than its market value (an “Undervalued Asset”), the Swiss Obligor shall, to the extent permitted by applicable law and its Accounting Standards (i) write up the book value of such Undervalued Asset such that its balance sheet reflects a book value that is equal to the market value of such Undervalued Asset, and (ii) make reasonable efforts to realise the Undervalued Asset for a sum which is at least equal to the market value of such asset. Without prejudice to the rights of the Security Agent under the Finance Documents, the Swiss Obligor will only be required to realise an Undervalued Asset if such asset is not necessary for the Swiss Obligor’s business (nicht betriebsnotwendig).

18.14	French guarantee limitation

(a)	The obligations and liabilities under the Finance Documents of any French Guarantor are subject to the limitations set out in this Clause 18.14.

(b)

The obligations and liabilities of any French Guarantor under the Finance Documents and in particular under this Clause 18 (Guarantee and Indemnity) shall not include any obligation or liability which, if incurred, would constitute the provisions of financial assistance within the meaning of article L.255-216 of the French Commercial Code and/or would constitute a misuse of corporate assets within the meaning of article L. 241-3, L. 242-6 or L. 244-1 of the French Commercial Code or any other law or regulation having the same effect, as interpreted by French courts and/or would infringe article L. 511-7 of the French Monetary and Financial Code.

(c)

The obligations and liabilities of any French Guarantor under this Clause 18 (Guarantee and Indemnity) for the obligations under the Finance Documents of any other Obligor which is not a Subsidiary of such French Guarantor shall be limited, at any time, to an amount equal to the aggregate of all amounts directly or indirectly borrowed under this Agreement by such other Obligor to the extent directly or indirectly on-lent to such French Guarantor under intercompany loan agreements (excluding, for the avoidance of doubt, any cash-pooling arrangements or other cash management agreements, provided that no Facility made available under this Agreement shall finance, directly or indirectly, such cash pooling arrangements or other cash management agreements) and outstanding at the date a payment is to be made by such French Guarantor under this Clause 18 (Guarantee and Indemnity), it being specified that any payment made by a French Guarantor under this Clause 18 (Guarantee and Indemnity) in respect of the obligations of such Obligor shall reduce pro tanto the outstanding amount of the intercompany loans due by such French Guarantor under the intercompany loan agreements referred to above and that any repayment of the intercompany loans by the French Guarantor shall reduce pro tanto the amount payable by it under this Clause 18 (Guarantee and Indemnity).

(d)

The obligations and liabilities of any French Guarantor under this Clause 18 (Guarantee and Indemnity) for the obligations under the Finance Documents of any other Obligor which is its Subsidiary shall not be limited and shall therefore cover all amounts due by such Obligor under this Agreement. However, where such Subsidiary is itself a Guarantor which guarantees the obligations of a member of the Group which is not a Subsidiary of the relevant French Guarantor, the amounts payable by such French Guarantor under this paragraph (d) in respect of the obligations of this Subsidiary as Guarantor, shall be limited as set out in paragraph (c) above.

(e)

It is acknowledged that no French Guarantor is acting jointly and severally with the other Guarantors and no French Guarantor shall therefore be considered as “co-débiteur solidaire” as to its obligations pursuant to the guarantee given pursuant to this Clause 18 (Guarantee and Indemnity).

(f)

In the event that there is any inconsistency between the provisions of this Clause 18.14 and any other provision in this Agreement or any other Finance Documents (each of which shall be expressly subject thereto), the provisions of this Clause 18.14 shall prevail.

(g)

For the purpose of paragraphs (c) and (d) above, “Subsidiary” means, in relation to any company, another company which is controlled by it within the meaning of article L. 233-3 of the French Commercial Code.

SECTION 8

REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

19.	REPRESENTATIONS

Each Obligor makes the representations and warranties set out in this Clause 19 to each Finance Party except that no representation or warranty is made by a Security Provider that is not also the Borrower or a Guarantor in respect of the representations and warranties set out in Clauses 19.9 (No default) to 19.11 (Financial statements), 19.13 (No proceedings pending or threatened) to 19.17 (Environmental Claims), 19.22 (Accuracy of Existing Financial Indebtedness), 19.23 (Group Structure Chart) and 19.26 (Governmental Regulations) to 19.29 (Pension, Welfare and other Similar Plans).

19.1	Status

(a)

It is a corporation or limited liability company, duly organised and validly existing under the laws and regulations of its jurisdiction of incorporation or formation other than in the case of CEMEX UK, which is a private company duly incorporated with unlimited liability under the laws and regulations of England and Wales.

(b)	It has the power to own its assets and carry on its business as it is being conducted.

19.2	Binding obligations

Subject to the Legal Reservations:

(a)	the obligations expressed to be assumed by it in each Finance Document are legal, valid, binding and enforceable obligations; and

(b)

(without limiting the generality of paragraph (a) above) each Transaction Security Document to which it is a party creates the Security which that Transaction Security Document purports to create and that Security is valid and effective.

19.3	Non-conflict with other obligations

The entry into and performance by it (or, in the case of paragraph (c) below, any Obligor) of, and the transactions contemplated by, the Finance Documents and any confirmations provided in respect of the Transaction Security do not and will not conflict with:

(a)	any law or regulation applicable to it or any judgment or other administrative or judicial order affecting it or binding upon it or any of its assets;

(b)	its constitutional documents or (in the case of an Obligor incorporated in Mexico) its by-laws (estatutos sociales);

(c)	the Finance Documents or any documentation relating to any publicly-issued securities binding upon it; or

(d)	any agreement or instrument binding upon it or any of its assets, in a manner or to an extent which would have or would be reasonably likely to have a Material Adverse Effect.

19.4	Power and authority

It has the power (and, in respect of Finance Documents already entered into, had the power) to enter into, perform and deliver, and has taken (and, in respect of Finance Documents already entered into, had taken) all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents.

19.5	Validity and admissibility in evidence

All Authorisations required or desirable:

(a)	to enable it lawfully to enter into, exercise its rights and comply with its obligations under the Finance Documents to which it is a party; and

(b)	to make the Finance Documents to which it is a party admissible in evidence in its jurisdiction of incorporation,

have been obtained or effected and are in full force and effect.

19.6	Governing law, choice of forum and enforcement

Subject to the Legal Reservations:

(a)

the choice of governing law of each Finance Document to which it is a party in the jurisdiction of the governing law of that Finance Document, will be recognised and enforced in its jurisdiction of incorporation;

(b)	the choice of the English courts set forth in this Agreement is a valid and enforceable choice of forum under any other applicable law; and

(c)

any judgment obtained in relation to a Finance Document to which it is a party in the jurisdiction of the governing law of that Finance Document will be recognised and enforced in its jurisdiction of incorporation.

19.7	Tax

(a)

The Borrower is not required under the laws and regulations of its jurisdiction of incorporation to make any deduction for or on account of Tax from any payment it may make under any Finance Document to any Lender (other than withholding taxes on payments of interest made by the Borrower or any other Obligor incorporated in Mexico, to any Lender that is not a resident of Mexico for tax purposes).

(b)	In respect of the Dutch Obligors only, no notice under Article 36 Tax Collection Act (Invorderingswet 1990) has been given prior to the date of this Agreement.

19.8	No filing or stamp taxes

(a)

Subject to the Legal Reservations, no order, permission, consent, approval, license, authorisation, registration or validation of, or notice to, or filing with, or exemption by, any Governmental Authority or third party is required to authorise, or is required in connection with, the execution, delivery and performance by each Obligor of the Finance Documents or the taking of any action contemplated thereby.

(b)

Under the laws and regulations of its jurisdiction of incorporation it is not necessary that any stamp, registration or similar tax be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents except any tax or fee which is referred to in any Legal Opinion and which will be paid promptly after the date of the relevant Finance Document.

(c)

Each Finance Document is in proper legal form under the law of the jurisdiction of organisation of each Obligor for the enforcement thereof against each such Obligor under the law of its respective jurisdiction of organisation. To ensure the legality, validity, enforceability or admissibility in evidence of any Finance Document in such jurisdiction, it is not necessary that any Finance Document be filed or recorded with any Governmental Authority in such jurisdiction (other than the registration of the Transaction Security Document referred to in paragraph (b) of Clause 22.34 (Conditions subsequent) with the Registro Único de Garantías Mobiliarias of Mexico which has been completed), or that any stamp or similar tax be paid on or in respect of any Finance Document, unless such stamp or similar taxes have been paid by the Borrower, provided that in the event that any legal proceedings are brought to the courts of Mexico or Spain, a Spanish translation of the documents required in such proceedings prepared by a court-approved translator (or, in the case of the courts of Spain, an authorised sworn translator), would have to be approved by the court after the defendant had been given an opportunity to be heard with respect to the accuracy of the translation, and proceedings would thereafter be based upon the translated documents.

(d)

It is not necessary (i) in order for the Agent or any Lender to enforce any right or remedies under the Finance Documents, or (ii) solely by reason of the execution, delivery and performance of any Finance Document by the Agent or any Lender, that the Agent or such Lender be licensed or qualified with any Governmental Authority or be entitled to carry on business, in each case in the jurisdiction of organisation of the applicable Obligors.

19.9	No default

(a)	No Default or Event of Default is continuing or might reasonably be expected to result from the making of any Utilisation.

(b)

No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or any of its Subsidiaries or to which its (or its Subsidiaries’) assets are subject which would have or would be reasonably likely to have a Material Adverse Effect.

19.10	No misleading information

All written information provided by or on behalf of any member of the Group to a Finance Party under or in connection with the transaction contemplated by the Finance Documents was true, complete and accurate in all material respects as at the date it was provided and was not misleading in any material respect as at such date.

19.11	Financial statements

(a)	Its Original Financial Statements were prepared in accordance with Applicable GAAP (save as disclosed therein) consistently applied and are complete and accurate in all material respects.

(b)

Its Original Financial Statements fairly represent its financial condition and operations during the relevant financial year unless expressly disclosed to the Agent in writing prior to the date of this Agreement.

(c)

For the purposes of any repetition of the representations contained in paragraphs (a) and (b) of this Clause 19.11 (pursuant to Clause 19.31 (Times at which representations are made)) the representations will be made in respect of the latest consolidated (or if, other than in the case of the Borrower or CEMEX España, consolidated financial statements are not available, unconsolidated) financial statements of the Borrower and each Guarantor instead of the Original Financial Statements.

19.12	Ranking

(a)

Its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law or regulation applying to companies generally.

(b)

The Transaction Security has or will have the ranking in priority which it is expressed to have in the Transaction Security Documents and it is not subject to any prior ranking or pari passu ranking Security.

(c)	Each Finance Document constitutes a direct, unconditional and unsubordinated obligation of each Obligor which is a party to such Finance Document.

19.13	No proceedings pending or threatened

Except as disclosed in Schedule 12 (Proceedings Pending or Threatened), no litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which:

(a)	are likely to be adversely determined and which, if so determined, would be reasonably likely to have a Material Adverse Effect; or

(b)	purport to affect the legality, validity or enforceability of any of the obligations under the Finance Documents,

have been started or threatened against it or, in the case of the Borrower, any Obligor or Material Subsidiary.

19.14	No winding-up

No legal proceedings or other procedures or steps have been taken or, to the Borrower’s knowledge after reasonable enquiry, are being threatened, in relation to the winding-up, dissolution, administration or reorganisation of any Obligor or Material Subsidiary (other than a solvent liquidation or reorganisation of any Material Subsidiary which is not an Obligor).

19.15	Material Adverse Change

There has been no material adverse change in the Borrower’s business, condition (financial or otherwise), operations, performance or assets taken as a whole (or the business, consolidated condition (financial or otherwise) operations, performance or the assets generally of the Group taken as a whole) since its Original Financial Statements save as disclosed by publicly available information filed with the SEC.

19.16	Environmental compliance

Each member of the Group has performed and observed in all material respects all Environmental Law, Environmental Permits and all other material covenants, conditions, restrictions or agreements directly or indirectly concerned with any contamination, pollution or waste or the release or discharge of any toxic or hazardous substance in connection with any real property which is or was at any time owned, leased or occupied by any member of the Group or on which any member of the Group has conducted any activity where failure to do so might reasonably be expected to have a Material Adverse Effect.

19.17	Environmental Claims

No Environmental Claim has been commenced or (to the best of its knowledge and belief) is threatened against any member of the Group where that claim would be reasonably likely, if determined against that member of the Group, to have a Material Adverse Effect.

19.18	Anti-corruption law

Each Obligor and their respective officers and directors has conducted its businesses in compliance with applicable anti-corruption, anti-bribery and anti-money laundering laws and regulations. The Borrower has instituted and maintained policies and procedures designed to promote and achieve compliance with applicable anti-corruption, anti-bribery and anti-money laundering laws and regulations laws.

19.19	Sanctions

Neither it nor any other Obligor, none of their respective officers or directors, and no other member of the Group, and, to its knowledge, no director or officer of a member of the Group which is not an Obligor and no agent, employee or Affiliate of any member of the Group, is a person that is, or is controlled by a person that is, (a) currently a designated target of, or is otherwise a subject of, Sanctions, or (b) located, organised or resident in a Sanctioned Country provided that this representation is not made to or for the benefit of any Finance Party or any director, officer or employee thereof to the extent that this provision would expose that Finance Party or any director, officer or employee thereof to liability under any applicable anti-boycott law, regulation or statute.

19.20	No Immunity

In any proceedings taken in its jurisdiction of incorporation in relation to any Finance Document, it will not be entitled to claim for itself or any of its assets immunity from suit, execution, attachment (prior to judgment or in aid of execution) or other legal process.

19.21	Private and commercial acts

Its execution of the Finance Documents constitutes, and its exercise of its rights and performance of its obligations hereunder will constitute, private and commercial acts done and performed for private and commercial purposes.

19.22	Accuracy of Existing Financial Indebtedness

The list of Existing Financial Indebtedness of members of the Group which are not Obligors contained in Schedule 10 (Existing Financial Indebtedness) is, in all material respects, a true, complete and accurate list of the existing Financial Indebtedness of those members of the Group that are not Obligors as at the date of this Agreement.

19.23	Group Structure Chart

The Group Structure Chart is true, complete and accurate in all material respects as of 30 June 2017.

19.24	Legal and beneficial ownership

It and each of its Subsidiaries is the sole legal and beneficial owner of the respective assets over which it has granted Transaction Security.

19.25	Shares

(a)

The shares of any member of the Group which are subject to the Transaction Security are fully paid and not subject to any option to purchase or similar rights. The constitutional documents of companies whose shares are subject to the Transaction Security do not and could not restrict or inhibit any transfer of those shares on creation or enforcement of the Transaction Security. There are no agreements in force which provide for the issue or allotment of, or grant any person the right to call for the issue or allotment of, any share or loan capital of any Obligor or Material Subsidiary (including any option or right of pre-emption or conversion) other than:

(i)	pre-emptive rights (A) arising under applicable law in favour of shareholders generally; and (B) arising under any obligation in respect of any Executive Compensation Plan; and

(ii)

obligations to deliver shares to the holder(s) of convertible or exchangeable securities comprising Existing Financial Indebtedness pursuant to the terms and conditions of such convertible or exchangeable securities.

(b)	Under the Transaction Security Documents, Transaction Security is granted over all the issued share capital in each member of the Group whose shares are subject to the Transaction Security except:

(i)	in the case of CEMEX España, at a maximum:

(A)	0.2444% of the issued share capital, being shares owned by CEMEX España; and

(B)	0.1164% of the issued share capital, being shares owned by persons that are not members of the Group;

(ii)

in the case of CEMEX TRADEMARKS HOLDING Ltd., 8,424,037 shares owned by the Borrower (and formerly owned by CEMEX Inc.) representing 0.4326% of the issued share capital of CEMEX TRADEMARKS HOLDING Ltd. and the Borrower shall, in accordance with the relevant Transaction Security Document, grant Transaction Security over such shares following the issuance of a new share certificate;

(iii)

at a maximum, in the case of each Mexican company whose shares are the subject of Transaction Security (except in the case of CEMEX México), the single share held by a minority shareholder that is a member of the Group; and

(iv)	at a maximum, in the case of CEMEX México, 0.1183% of the issued share capital, being shares owned by CEMEX, Inc.

19.26	Governmental Regulations

The Borrower is not controlled by an “investment company” within the meaning of the United States Investment Company Act of 1940, as amended.

19.27	Taxes

(a)

It has filed all material tax returns which are required to be filed by it and has paid all taxes due pursuant to such returns or pursuant to any material assessment received by it, except where the same may be contested in good faith by appropriate proceedings and as to which such Obligor maintains reserves to the extent it is required to do so by law or pursuant to Applicable GAAP. The charges, accruals and reserves on the books of each Obligor in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate.

(b)

Except for taxes imposed by way of withholding on interest, fees and commissions paid to non-residents (for Tax purposes) of the jurisdiction of organisation of the Borrower, there is no tax (other than taxes on, or measured by, income or profits), levy, impost, deduction, charge or withholding imposed, levied, charged, assessed or made by the jurisdiction of organisation of the Borrower or any political subdivision or taxing authority thereof or therein either (i) on or by virtue of the execution of delivery of this Agreement or (ii) on any payment to be made by the Borrower pursuant to this Agreement. It is permitted to pay any additional amounts payable pursuant to Clause 13 (Tax Gross-Up and Indemnities) or Clause 13.7 (Stamp taxes).

19.28	Treasury Transactions

The Borrower represents and warrants that, as of the date of this Agreement, neither it nor any member of the Group is party to any Treasury Transaction other than as permitted in accordance with Clause 22.27 (Treasury Transactions).

19.29	Pension, Welfare and other Similar Plans

Neither it nor, to its knowledge, any ERISA Affiliate has taken any steps to terminate any Pension Plan or has failed to make any contribution with respect to any Pension Plan sufficient to give rise to a Security under Section 303(k) of ERISA. Neither it nor, to its knowledge, any ERISA Affiliate has failed to make any contribution to any Multiemployer Plan. No event or transaction has occurred with respect to any Pension Plan, any Non-US Pension Plan or any Multiemployer Plan which has resulted in or which would reasonably be expected to result in the incurrence by the Obligor or any of its ERISA Affiliates of any liability, fine or penalty (other than liabilities incurred in the ordinary course of maintaining the applicable plan), which would have or be reasonably likely to have a Material Adverse Effect. Neither it nor any of its Subsidiaries has any contingent liability with respect to any post-retirement benefit under any employee welfare benefit plan (as defined in Section 3(1) of ERISA) which would reasonably be expected to have a Material Adverse Effect, other than liability for continuation coverage described in Part 6 of Title I of ERISA. Except as would not have or be reasonably likely to have a Material Adverse Effect, the Borrower is in compliance with and has duly and in a timely manner paid any amounts due to IMSS or INFONAVIT, pursuant to SAR laws, or as required under any mandatory retirement fund laws.

19.30	International Banking Facility

The Borrower, being a non-bank entity located outside the United States, understands that it is the policy of the Federal Reserve Board that the extension of credit by Citibank, N.A. International Banking Facility, being a United States financial institution operating through its international banking facility, may be used only to finance operations of the Borrower, or that of the Borrower’s Affiliates, outside the United States.

19.31	Times at which representations are made

(a)	All the representations and warranties in this Clause 19 are made to each Finance Party on the date of this Agreement.

(b)	The Repeating Representations are deemed to be made by each Obligor to each Finance Party on the first day of each Interest Period.

(c)	The Repeating Representations are deemed to be made by each Additional Guarantor to each Finance Party on the day on which it becomes an Additional Guarantor.

(d)

Each representation or warranty deemed to be made after the date of this Agreement shall be made by reference to the facts and circumstances existing at the date the representation or warranty is made.

(e)

The representation and warranty set out in Clause 19.30 (International Banking Facility) is made on the Utilisation Date of any Loan in which Citibank, N.A. International Banking Facility participates.

20.	INFORMATION UNDERTAKINGS

The undertakings in this Clause 20 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

20.1	Financial statements

The Borrower shall supply to the Agent (for distribution to the Lenders):

(a)

as soon as the same become available, but in any event within 120 days after the end of each of the Borrower’s Financial Years, a copy of the annual audit report for such Financial Year for the Borrower and its Subsidiaries containing consolidated and consolidating balance sheets of the Borrower and its Subsidiaries, as of the end of such Financial Year and consolidated statements of income and cash flows of the Borrower and its Subsidiaries, for such Financial Year, in each case accompanied by an opinion acceptable to the Majority Lenders (acting reasonably) by KPMG Cardenas Dosal, S.C. or other independent public accountants of recognised standing acceptable to the Majority Lenders, together with (i) a certificate of such accounting firm to the Lenders stating that in the course of the regular audit of the business of the Borrower and its Subsidiaries, which audit was conducted by such accounting firm in accordance with Applicable GAAP of the Borrower, such accounting firm has obtained no knowledge that a Default or Event of Default has occurred and is continuing, or if, in the opinion of such accounting firm a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof; and (ii) a certificate of a Responsible Officer of the Borrower stating that no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto;

(b)

as soon as the same become available, but in any event within 120 days after the end of each of the Borrower’s Financial Years, the Borrower’s audited unconsolidated financial statements for that Financial Year;

(c)

as soon as the same become available, but in any event within 180 days after the end of each of CEMEX España’s financial years, CEMEX España’s audited consolidated and unconsolidated financial statements for that financial year;

(d)

as soon as the same become available, but in any event within 180 days after the end of each financial year of each Obligor (other than CEMEX España, the Borrower and each Security Provider), such Obligor’s audited consolidated (to the extent available) and unconsolidated financial statements for that financial year;

(e)

as soon as the same become available, but in any event within 90 days after the end of the first half of each of CEMEX España’s financial years, CEMEX España’s consolidated financial statements for that period;

(f)

as soon as the same become available, but in any event within 60 days after the end of each of the first three Financial Quarters of each of the Borrower’s Financial Years, consolidated balance sheets of the Borrower and its Subsidiaries, as of the end of such quarter and consolidated statements of income and cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous Financial Year and ending with the end of such Financial Quarter, duly certified (subject to year-end audit adjustments) by a Responsible Officer of the Borrower as having been prepared in accordance with Applicable GAAP of the Borrower and together with a certificate of a Responsible Officer of the Borrower, as to compliance with the terms of this Agreement and stating that no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto; and

(g)

as soon as the same become available, but in any event within 90 days after the end of each of the first three quarterly periods of each of the financial years of each Obligor (other than the Borrower, CEMEX España and each Security Provider), its unconsolidated financial statements for that period.

20.2	Compliance Certificate

(a)

The Borrower shall supply to the Agent (for distribution to the Lenders), with each set of consolidated financial statements delivered pursuant to paragraph (a) of Clause 20.1 (Financial statements) above and each set of consolidated financial statements delivered pursuant to paragraph (f) of Clause 20.1 (Financial statements) for a Financial Quarter, a single Compliance Certificate setting out (in reasonable detail) computations as to compliance with Clause 21 (Financial Covenants) as at the date at which those financial statements were drawn up.

(b)

Each Compliance Certificate shall be signed by two Responsible Officers of the Borrower and, if required to be delivered with the consolidated financial statements delivered pursuant to paragraph (a) of Clause 20.1 (Financial statements), the Borrower shall provide to the Agent (for distribution to the Lenders), by no later than 180 days after the end of the relevant Financial

Year, a letter (in a form approved by the Agent) from the Borrower’s auditors or any other internationally recognised accounting firm confirming that the numbers used in the Compliance Certificate calculations have been correctly extracted from the consolidated financial statements of the Borrower.

(c)

Notwithstanding the amendments made to this Agreement pursuant to the terms of the 2019 Amendment Agreement, the Compliance Certificate to be supplied to the Agent pursuant to this Clause 20.2 in respect of the Financial Year ended 31 December 2018 and the computations as to compliance with Clause 21 (Financial Covenants) for that Reference Period contained therein, shall be based on the requirements of this Agreement as at the date of this Agreement and using the accounting principles and practices as applied to the Original Financial Statements (being the Borrower’s audited unconsolidated and consolidated financial statements for the Financial Year ended 31 December 2016).

20.3	Requirements as to financial statements

(a)

Each set of financial statements delivered by the Borrower pursuant to Clause 20.1 (Financial statements) shall be certified by a Responsible Officer of the relevant company as fairly representing its financial condition as at the date at which those financial statements were drawn up.

(b)

The audited consolidated accounts of the Borrower and each other set of financial statements described pursuant to Clause 20.1 (Financial statements) which the relevant member of the Group ordinarily produces in English shall be provided in English.

(c)

The Borrower shall procure that each set of financial statements delivered pursuant to Clause 20.1 (Financial statements) is prepared using Applicable GAAP and accounting practices and financial reference periods consistent with those applied to the preparation of the Original Financial Statements for that Obligor unless: (i) in the case of CEMEX España, it notifies the Agent that it has adopted IFRS in which case CEMEX España shall be entitled to deliver financial statements prepared in accordance with IFRS; or (ii) in the case of any other Obligor, in relation to any set of financial statements, it notifies the Agent that there has been a change in Applicable GAAP, or the accounting practices or reference periods and, unless amendments are agreed in accordance with paragraph (d) below, its auditors deliver to the Agent a description of any change necessary for those financial statements to reflect the Applicable GAAP, accounting practices and reference periods upon which that Obligor’s Original Financial Statements were prepared.

Any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements for that Obligor were prepared.

(d)

If a relevant Obligor adopts IFRS or, unless the procedure in paragraph (c) above is utilised, there are changes to Applicable GAAP, or the accounting practices or reference periods, the relevant Obligor and the Agent (acting on the instructions of the Majority Lenders) shall, at the relevant Obligor’s request, negotiate in good faith with a view to agreeing such amendments to the financial covenants in Clause 21 (Financial Covenants) and the definitions used therein as may be necessary to ensure that the criteria for evaluating the Group’s financial condition grant to the Lenders protection equivalent to that which would have been enjoyed by them had the relevant Obligor not adopted IFRS or there had not been a change in Applicable GAAP, or the accounting practices or reference periods (subject to compliance with paragraph (b) above). Any amendments agreed will take effect on the date agreed between the Agent and the relevant Obligor subject to the consent of the Majority Lenders. If no such agreement is reached within 90 days of the relevant Obligor’s request, the relevant Obligor will remain subject to the obligation to deliver the information specified in paragraph (c) of this Clause 20.3 and the financial covenants in Clause 21 (Financial Covenants) and the financial ratios to calculate the Margin shall be based on the information delivered.

20.4	Information: miscellaneous

The Borrower shall supply to the Agent (for distribution to the Lenders):

(a)

all documents despatched by the Borrower to its shareholders (or any class of them) or its creditors generally at the same time as they are despatched (including, for the avoidance of doubt, information made available to the public through electronic means);

(b)

within five days after the same are sent, copies of all financial statements and reports that the Borrower sends to the holders of any class of its debt securities (including, for the avoidance of doubt, copies made available to the public through electronic means);

(c)

promptly upon becoming aware of them, the details of any litigation, arbitration, administrative proceedings or enforcement proceedings and any material tax related event or assessment which are current, or which, to the Borrower’s knowledge after reasonable enquiry, are being threatened or are pending and are likely to be adversely determined against any member of the Group which, in the reasonable opinion of the Borrower, are not spurious or vexatious, and which might, if adversely determined, have a Material Adverse Effect;

(d)	promptly, such further information as the Security Agent may reasonably require about the Charged Property and compliance of the Obligors with the terms of any Transaction Security Documents;

(e)

promptly, such further information regarding the financial condition, assets and business of any Obligor or member of the Group as the Agent (or any Lender through the Agent) may reasonably request (including, but not limited to, information on Ratings, if such credit rating has not been publicly announced) other than any information the disclosure of which would result in a breach of any applicable law or regulation or confidentiality agreement entered into in good faith provided that the Borrower shall use reasonable efforts to be released from any such confidentiality agreement; and

(f)

promptly upon becoming aware of them, the details of any Environmental Claim which is current, threatened or pending against any member of the Group which is referred to in Clause 22.12 (Environmental Claims) which are not spurious or vexatious, which are likely to be adversely determined against any member of the Group and which could reasonably be expected, if adversely determined, to have a Material Adverse Effect.

20.5	Notification of Default

(a)

Each Obligor shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

(b)

Promptly upon a request by the Agent, the Borrower shall supply to the Agent a certificate signed by an Authorised Signatory on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

20.6	“Know your client” checks

(a)

Each Obligor shall promptly, upon the request of the Agent or any Lender, and each Lender shall promptly upon the request of the Agent, supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or on behalf of any prospective New Lender) in order for the Agent, such Lender or any prospective New Lender to carry out and be satisfied with the results of all necessary “know your client” or other checks, such as the checks required by the US Patriot Act (Title III of Pub. L. 107-55 (signed into law on 26 October 2001)) in relation to the identity of any person that it is required by law to carry out in relation to the transactions contemplated in the Finance Documents. For the avoidance of doubt, a Lender will have no obligation towards the Agent to evidence that it has complied with any “know your client” or similar checks in relation to the Obligors.

(b)

The Borrower shall, by not less than five Business Days’ written notice to the Agent, notify the Agent (which shall promptly notify the Lenders) of its intention to request that one of its Subsidiaries becomes an Additional Guarantor or Additional Security Provider pursuant to Clause 28 (Changes to the Obligors).

(c)

Following the giving of any notice pursuant to paragraph (b) above, the Borrower shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or on behalf of any prospective New Lender) in order for the Agent, such Lender or any prospective New Lender to carry out and be satisfied with the results of all necessary “know your client” or other checks in relation to the identity of any person that it is required by law to carry out in relation to the accession of such Additional Guarantor or Additional Security Provider to this Agreement.

20.7	FATCA Information

(a)	Subject to paragraph (c) below, each Party shall, within ten Business Days of a reasonable request by another Party:

(i)	confirm to that other Party whether it is:

(A)	a FATCA Exempt Party; or

(B)	not a FATCA Exempt Party;

(ii)

supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA;

(iii)

supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party’s compliance with any other law, regulation, or exchange of information regime.

(b)

If a Party confirms to another Party pursuant to paragraph (a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(c)

Paragraph (a) above shall not oblige any Finance Party to do anything, and paragraph (a)(iii) above shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of:

(i)	any law or regulation;

(ii)	any policy of that Finance Party;

(iii)	any fiduciary duty; or

(iv)	any duty of confidentiality.

(d)

If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph (a)(i) or (ii) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

20.8	Confirmation as to public information

The Borrower will, by notice in writing to the Agent at the same time as any information is delivered to the Agent under the Finance Documents, confirm whether that information is publicly available information or not and any Lender that is unable to receive non-publicly available information will be able to elect, by making a declaration on the Designated Website (as defined in paragraph (a) of Clause 34.9 (Use of websites)) in accordance with the terms set out therein, not to receive any information confirmed by the Borrower to be non-publicly available information.

21.	FINANCIAL COVENANTS

21.1	Financial definitions

In this Agreement:

“Capital Expenditure” means any expenditure or obligation in respect of expenditure which, in accordance with Applicable GAAP of any person, on a consolidated basis, is treated either as a purchase of property, plant or equipment or as a right-of-use under a Lease. For the avoidance of doubt, the initial right-of-use amounts related to Leases recognised by the Borrower on a consolidated basis, upon the change in Applicable GAAP on 1 January 2019, will not be treated as capital expenditure.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designed) of capital stock of a corporation, any and all equivalent ownership interests in a person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

“Cash” means the amount of “Cash and cash equivalents” as set out in the relevant line in the relevant financial statements as determined in accordance with Applicable GAAP.

“Consolidated Coverage Ratio” means, on any date of determination, the ratio of (a) Operating EBITDA for the one (1) year period ending on such date to (b) Consolidated Interest Expense for the one (1) year period ending on such date.

“Consolidated Debt” means, at any date, the sum (without duplication) of (a) the aggregate amount of all Debt of the Borrower and its Subsidiaries at such date, which shall include the amount of any recourse in respect of Inventory Financing permitted under paragraph (b)(iv) of the definition of Permitted Financial Indebtedness or any recourse in respect of Inventory Financing incurred by an Obligor, plus (b) to the extent not included in Debt, the aggregate net mark-to-market amount of all derivative financing in the form of equity swaps outstanding at such date (except to the extent such exposure is cash collateralised to the extent permitted under the Finance Documents).

“Consolidated Funded Debt” means, for any period, Consolidated Debt plus the aggregate amount of all financial obligations arising under any Leases recognised in the consolidated statement of financial position in accordance with Applicable GAAP of any person less the sum (without duplication) of (a) all obligations of such person to pay the deferred purchase price of property or services, (b) all obligations of such person with respect to product invoices incurred in connection with export financing and (c) all Cash.

“Consolidated Interest Expense” means, for any period, the sum of (a) the total gross cash and non cash interest expense of the Borrower and its consolidated Subsidiaries relating to Consolidated Funded Debt of such persons, (b) any amortisation or accretion of debt discount or any interest paid on Consolidated Funded Debt of the Borrower and its Subsidiaries in the form of additional Financial Indebtedness (but excluding any amortisation of deferred financing and debt issuance costs), (c) the net costs under Treasury Transactions in respect of interest rates (but excluding amortisation of fees), (d) any amounts paid in cash on preferred stock, and (e) any interest paid or accrued in respect of Consolidated Funded Debt without a maturity date, regardless of whether considered interest expense under Applicable GAAP of the Borrower.

“Consolidated Leverage Ratio” means, on any date of determination, the ratio of (a) Consolidated Funded Debt on such date to (b) Operating EBITDA for the one (1) year period ending on such date, with the resulting ratio then being adjusted by the Adjustment Amount.

For the purposes of this definition, the Adjustment Amount shall be:

(a)

for so long as no written notice is provided by the Borrower pursuant to sub-paragraph (b) below, minus 0.10 which constitutes the Borrower’s calculation as at the 2019 Amendment Effective Date on an unaudited pro forma basis of the difference between the Consolidated Leverage Ratio (x) calculated on the basis of the accounting principles and practices after the adoption of IFRS 16, calculated using the definitions in this Agreement in place as at the date of this Agreement, but considering all leases being added to Consolidated Funded Debt, and (y) calculated on the basis of the accounting principles and practices applying prior to the adoption of IFRS 16, and calculated using the definitions in this Agreement in place as at the date of this Agreement; or

(b)

after the publication of the audited consolidated financial statements of the Borrower for the Financial Year ended 31 December 2018 prepared taking into account the effect of IFRS 16 (which shall be published with the audited consolidated financial statements of the Borrower for the Financial Year ended 31 December 2019), the Borrower shall, as soon as possible following the publication of those audited consolidated financial statements, recalculate the relevant Consolidated Leverage Ratios and the difference between them using the information in those audited consolidated financial statements, provide written notice to the Agent of the result of such calculations, and within 15 Business Days of the publication of those audited consolidated financial statements and, if the calculations yield a result that is different from minus 0.10, the result of that calculation (whether a positive or negative number) shall constitute the Adjustment Amount on an on-going basis.

“Debt” of any person means, without duplication:

(a)	all obligations of such person for borrowed money;

(b)	all obligations of such person evidenced by bonds, debentures, notes or other similar instruments, including perpetual bonds;

(c)

the aggregate net mark-to-market of Treasury Transactions (except to the extent such exposure is cash collateralised to the extent permitted under, or not restricted by, the Finance Documents) of such person but excluding Treasury Transactions relating to the rate or price of energy or any commodity;

(d)	all obligations of such person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of trading;

(e)	[intentionally omitted];

(f)	all Debt of others secured by Security on any asset of such person, up to the value of such asset;

(g)	all obligations of such person with respect to product invoices incurred in connection with export financing;

(h)	all obligations of such person under repurchase agreements for the stock issued by such person or another person;

(i)

all obligations of such person in respect of Inventory Financing permitted under paragraph (b)(iv) of the definition of Permitted Financial Indebtedness or any obligations of an Obligor in respect of any similar Inventory Financing; and

(j)	all guarantees of such person in respect of any of the foregoing,

provided, however, that:

(i)

for the purposes of calculating the Consolidated Funded Debt element of the Consolidated Leverage Ratio, Relevant Convertible/Exchangeable Obligations (and any other outstanding hybrid bonds or convertible securities) shall be excluded from each of the foregoing paragraphs (a) to (j) inclusive (provided that, in the case of outstanding Financial Indebtedness under any Subordinated Optional Convertible Securities (A) only the principal amount thereof shall be excluded and (B) such exclusion shall apply only for so long as such amounts remain subordinated in accordance with the terms of that definition);

(ii)

for the avoidance of doubt, a Permitted Securitisation shall not be deemed to be Debt except that any recourse required as a result of the Relevant Legislation and which is not recourse over the collection of receivables and would, but for this provision, be treated as Debt will, to the extent of the required recourse under the Relevant Legislation, be counted as Debt;

(iii)

for the avoidance of doubt, all performance bonds, guarantees, bonding, documentary or stand-by letters of credit, banker’s acceptances or similar credit transactions, including reimbursement obligations in respect thereof, are not Debt until they are required to be funded;

(iv)

the proceeds of any Permitted Financial Indebtedness shall, for the period of twelve Months from the date that such proceeds are credited to a Reserve in accordance with Clause 21.5 (Reserve) and for so long as such proceeds stand to the credit of such Reserve during that period, be deducted from the aggregate calculation of Debt resulting from this definition (without double counting where such proceeds are treated as Cash), except where the calculation of Debt is for the purposes of calculating the Consolidated Leverage Ratio to establish if:

(A)	the conditions for the Covenant Reset Date have been satisfied; or

(B)	the conditions set out in Clause 24.1 (Release of Mexican Security Trust Agreement) have been satisfied or Clause 24.2 (Release of Transaction Security—other jurisdictions) have been satisfied,

and, for the avoidance of doubt, for the purposes set out in paragraphs (A) and (B) above, the Borrower shall prepare the computations without the deduction specified in this paragraph (iv) and not be required to include it in that computation; and

(v)	Leases shall not be treated as Debt.

“Discontinued Operating EBITDA” means, for any period, the sum for Discontinued Operations of (a) operating earnings before other (expenses) income, net, and (b) the depreciation and amortisation expense, in each case determined in accordance with Applicable GAAP of the Borrower consistently applied for such period.

“Discontinued Operations” means operations that are accounted for as discontinued operations pursuant to Applicable GAAP of the Borrower for which the Disposal of such assets has not yet occurred.

“Ending Exchange Rate” means the exchange rate at the end of a Reference Period for converting USD into Mexican pesos as used by the Borrower and its auditors in preparation of the Borrower’s financial statements in accordance with Applicable GAAP of the Borrower.

“Financial Quarter” means the period commencing on the day after one Quarter Date and ending on the next Quarter Date.

“Financial Year” means the annual accounting period of the Borrower ending on or about 31 December in each year.

“Lease” means, as to any person, the obligations of such person under a contract, or part of a contract, that conveys the right to use an asset (the underlying asset) for a period of time in exchange for consideration. For the purposes of this Agreement, the amount of such obligations at any time shall be the lease-related liability amount thereof at such time recognised in the consolidated statement of financial position in accordance with Applicable GAAP of that person. For the avoidance of doubt, for purposes of this definition and its application to the Borrower, short-term and low-value leases as defined by the Borrower’s policy under Applicable GAAP are excluded.

“Material Acquisition” means any (a) acquisition of property or series of related acquisitions of property that constitutes assets comprising all or substantially all of an operating unit, division or line of business or (b) acquisition of or other investment in the Capital Stock of any Subsidiary or any person which becomes a Subsidiary or is merged or consolidated with the Borrower or any of its Subsidiaries, in each case, which involves the payment of consideration by the Borrower and its Subsidiaries in excess of $100,000,000 (or the equivalent in other currencies).

“Material Disposal” means any Disposal of property or series of related Disposals of property that yields gross proceeds to the Borrower or any of its Subsidiaries in excess of $100,000,000 (or the equivalent in other currencies).

“Operating EBITDA” means, for any period, the sum for the Borrower and its Subsidiaries, determined on a consolidated basis of (x) operating earnings before other (expenses) income, net and (y) depreciation and amortisation expense, in each case determined in accordance with Applicable GAAP of the Borrower, subject to the adjustments herein, consistently applied for such period and adjusted for Discontinued Operating EBITDA as follows: if the amount of Discontinued Operating EBITDA is a positive amount, then Operating EBITDA shall increase by such amount, and if the amount of Discontinued Operating EBITDA is a negative amount, then Operating EBITDA shall decrease by the absolute value of such amount. For the purposes of calculating Operating EBITDA for any applicable period pursuant to any determination of the Consolidated Leverage Ratio (but not the Consolidated Coverage Ratio):

(a)	if at any time during such applicable period the Borrower or any of its Subsidiaries shall have made:

(i)

any Material Disposal, the Operating EBITDA for such applicable period shall be reduced by an amount equal to the Operating EBITDA (if positive) attributable to the property that is the subject of such Material Disposal for such applicable period (but when the Material Disposal is by way of lease, income received by the Borrower or any of its Subsidiaries under such lease shall be included in Operating EBITDA); and

(ii)

any Material Acquisition, Operating EBITDA for such applicable period shall be calculated after giving pro-forma effect thereto as if such Material Acquisition had occurred on the first day of such applicable period, and if since the beginning of such applicable period any person that subsequently shall have become a Subsidiary or was merged or consolidated with the Borrower or any of its Subsidiaries as a result of a Material Acquisition occurring during such applicable period shall have made any Material Disposal or Material Acquisition of property that would have required an adjustment pursuant to sub-paragraph (i) or (ii) above if made by the Borrower or any of its Subsidiaries during such applicable period, Operating EBITDA for such period shall be calculated after giving pro-forma effect thereto as if such Material Disposal or Material Acquisition had occurred on the first day of such applicable period; and

(b)

If and to the extent that any amount of Operating EBITDA is not reported in USD for any month in any Relevant Period, that amount of Operating EBITDA will be recalculated by multiplying each month’s Operating EBITDA by the Ending Exchange Rate and dividing the amount obtained thereto by the exchange rate used by the Borrower in preparation of its monthly financial statements in accordance with Applicable GAAP of the Borrower to convert USD into Mexican pesos.

(c)

For the avoidance of doubt, where, in relation to the calculation of Operating EBITDA for the Reference Periods ending 31 March 2019, 30 June 2019 and 30 September 2019 (both in the definition of Consolidated Leverage Ratio and Consolidated Coverage Ratio), the Operating EBITDA (or, to the extent relevant, Discontinued Operating EBITDA) as at 31 December 2018 is to be utilised, such Operating EBITDA (and, to the extent relevant, Discontinued Operating EBITDA) as at 31 December 2018 shall be calculated on the basis of the accounting principles and practices after the adoption of IFRS 16.

“Quarter Date” means each of 31 March, 30 June, 30 September and 31 December.

“Reference Period” means a period of four consecutive Financial Quarters.

“Relevant Convertible/Exchangeable Obligations” means:

(a)

any Financial Indebtedness incurred by any person the terms of which provide that satisfaction of the principal amount owing under such Financial Indebtedness (whether on or prior to its maturity and whether as a result of bankruptcy, liquidation or other default by such person or otherwise) shall occur solely by delivery of shares or common equity securities in the Borrower or any other member of the Group; and

(b)	any Financial Indebtedness under any Subordinated Optional Convertible Securities.

21.2	Financial condition

The Borrower shall ensure that:

(a)

Consolidated Coverage Ratio: the Consolidated Coverage Ratio in respect of any Reference Period specified in column 1 below shall not be less than the ratio set out in column 2 below opposite that Reference Period.

Column 1 Reference Period ending	Column 2 Ratio

30 September 2017	2.00:1

31 December 2017	2.50:1

31 March 2018	2.50:1

30 June 2018	2.50:1

30 September 2018	2.50:1

31 December 2018	2.50:1

31 March 2019	2.50:1

30 June 2019	2.50:1

30 September 2019	2.50:1

31 December 2019	2.50:1

31 March 2020	2.50:1

30 June 2020 and each subsequent Reference Period	2.75:1

(b)

Consolidated Leverage Ratio: the Consolidated Leverage Ratio in respect of any Reference Period specified in column 1 below shall not exceed the ratio set out in column 2 below opposite that Reference Period.

Column 1 Reference Period ending	Column 2 Ratio

30 September 2017	5.50:1

31 December 2017	5.25:1

31 March 2018	5.25:1

30 June 2018	5.00:1

30 September 2018	5.00:1

31 December 2018	4.75:1[6]

31 March 2019	4.75:1[7]

30 June 2019	4.75:1[8]

[6]	This test date is subject to the proviso in Clause 20.2(c) (Compliance Certificate).
[7]	This test date is subject to the proviso in paragraph (c) of the definition of Operating EBITDA.
[8]	This test date is subject to the proviso in paragraph (c) of the definition of Operating EBITDA.

30 September 2019	4.75:1[9]

31 December 2019	4.75:1

31 March 2020	4.75:1

30 June 2020	4.50:1

30 September 2020	4.50:1

31 December 2020	4.50:1

31 March 2021	4.50:1

30 June 2021 and each subsequent Reference Period	4.25:1

(c)

Capital Expenditure: The aggregate Capital Expenditure of the Group (other than: (i) any Caliza Expansion Capital; (ii) any Centurion Expansion Capital; and (iii) any amount of Capital Expenditure that is funded from Relevant Proceeds (including any amount of Financial Indebtedness incurred which corresponds with any amount of Relevant Proceeds utilised to repay Financial Indebtedness)) in respect of (i) any Financial Year up to and including the Financial Year ended 31 December 2018 shall not exceed $1,000,000,000, and (ii) any Financial Year from and including the Financial Year ended 31 December 2019 shall not exceed $1,500,000,000.

If in any Financial Year (the “First Financial Year”) the amount of the Capital Expenditure of the Group is less than the maximum amount permitted for that Financial Year (the difference being referred to as the “Unused Amount”), then a portion of the Capital Expenditure incurred in the Financial Quarter immediately following the First Financial Year in an amount up to the Unused Amount will be treated for the purposes of this paragraph (c) as if it had been incurred in the First Financial Year.

(d)

Caliza Capital Expenditure: in addition to the amount referred to in paragraph (c) above, the Caliza Group shall be entitled to incur Capital Expenditure in an aggregate amount (when aggregated with all other amounts of Caliza Expansion Capital then incurred but excluding any amount of Capital Expenditure that is funded from Relevant Proceeds of the Caliza Group) not exceeding the Caliza Expansion Capital Permitted Limit over the life of the Facilities.

(e)

Centurion Capital Expenditure: in addition to the amount referred to in paragraph (c) above, the Centurion Group shall be entitled to incur Capital Expenditure in an aggregate amount (when aggregated with all other amounts of Centurion Expansion Capital then incurred but excluding any amount of Capital Expenditure that is funded from Relevant Proceeds of the Centurion Group) not exceeding the Centurion Expansion Capital Permitted Limit over the life of the Facilities.

[9]	This test date is subject to the proviso in paragraph (c) of the definition of Operating EBITDA.

21.3	Financial testing

The financial covenants set out in Clause 21.2 (Financial condition) shall be tested quarterly by reference to the Borrower’s consolidated financial statements delivered pursuant to paragraphs (a) and (f) of Clause 20.1 (Financial statements) and/or each Compliance Certificate delivered pursuant to Clause 20.2 (Compliance Certificate).

21.4	Accounting terms

All accounting expressions which are not otherwise defined herein shall have the meaning ascribed thereto in Applicable GAAP of the Borrower.

21.5	Reserve

(a)

The Borrower (and any of its Subsidiaries) may, at its election, create a reserve (a “Reserve”) for the purpose of holding the proceeds of any Permitted Financial Indebtedness to be utilised by the Borrower or the relevant Subsidiary within a period of twelve Months of the date that such proceeds are so credited to such Reserve solely for the purpose of prepaying or repaying any Financial Indebtedness which constitutes Consolidated Funded Debt.

(b)

If any proceeds of any Permitted Financial Indebtedness credited to a Reserve are not utilised to repay or prepay Financial Indebtedness as described, and within the time period set out, in paragraph (a) above, such proceeds which have not been so utilised at the end of that period must be applied in accordance with paragraph (e) below to prepay the Facilities at the Borrower’s election on the last day of that period.

(c)

For the avoidance of doubt, any proceeds of any Permitted Financial Indebtedness held in a Reserve are not required to be held in separate bank accounts and may be held in one or more bank account(s), in one or more currencies and documented by ledger entries only.

(d)	The Borrower shall:

(i)

notify the Agent in writing of any proceeds of any Permitted Financial Indebtedness credited to a Reserve and deliver a Reserve Certificate to the Agent detailing such proceeds (and, until such notice and Reserve Certificate are received by the Agent, no such proceeds shall be treated as credited to a Reserve); and

(ii)

notify the Agent in writing of any proceeds of any Permitted Financial Indebtedness previously credited to a Reserve (as specified in a Reserve Certificate delivered for the purposes of paragraph (i) above) which have been used in repayment or prepayment of Financial Indebtedness as described in paragraph (a) above and deliver a Reserve Certificate to the Agent detailing such proceeds and the application thereof.

(e)

If any proceeds of any Permitted Financial Indebtedness are (at the election of the Borrower) credited to a Reserve in accordance with this Clause, the Borrower shall (and shall ensure that any Subsidiary which has credited such proceeds to a Reserve will) use such proceeds to prepay or repay any Financial Indebtedness which constitutes Consolidated Funded Debt within a period of twelve Months of the date that such proceeds are so credited to such Reserve and, if at the end of that period any such proceeds have not been so applied, such proceeds shall be applied in immediate prepayment of the Facilities in accordance with Clause 8.8 (Application of prepayments and cancellations).

(f)	In this Agreement:

“Reserve Certificate” means:

(i)

for the purposes of paragraph (d)(i) above, a certificate signed by a Responsible Officer setting out the amount of proceeds from an incurrence of Permitted Financial Indebtedness that the Borrower (or any of its Subsidiaries) wishes to be applied to a Reserve in accordance with this Clause 21.5 (Reserve) and which has been actually credited to that Reserve; and

(ii)

for the purposes of paragraph (d)(ii) above, a certificate signed by a Responsible Officer setting out the amount of proceeds from an incurrence of Permitted Financial Indebtedness standing to the credit of a Reserve that the Borrower (or any of its Subsidiaries) wishes to be applied in repayment or prepayment of Financial Indebtedness as described in paragraph (a) above and which is so applied.

22.	GENERAL UNDERTAKINGS

The undertakings in this Clause 22 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

22.1	Authorisations

Each Obligor shall promptly:

(a)	obtain, comply with and do all that is necessary to maintain in full force and effect; and

(b)	supply certified copies to the Agent of,

any Authorisation required under any law or regulation of its jurisdiction of incorporation to enable it to perform its obligations under the Finance Documents and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of any Finance Document.

22.2	Preservation of corporate existence

Subject to Clause 22.8 (Merger), each Obligor shall (and the Borrower shall ensure that each of its Material Subsidiaries will), preserve and maintain its corporate existence and rights.

22.3	Preservation of properties

Each Obligor shall (and the Borrower shall ensure that each of its Material Subsidiaries will):

(a)	maintain and preserve all of its properties that are used in the conduct of its business in good working order and condition, ordinary wear and tear excepted; and

(b)

maintain, preserve and protect all Intellectual Property and all necessary governmental and third party approvals, franchises, licenses and permits, material to the business of the Borrower or its Subsidiaries, provided neither paragraph (a) nor paragraph (b) shall prevent the Borrower or any of its Subsidiaries from discontinuing the operation and maintenance of any of its properties or allowing to lapse certain approvals, licenses or permits which discontinuance is desirable in the conduct of its business and which discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

22.4	Compliance with laws, regulations and contractual obligations

(a)

Each Obligor shall (and shall procure that each of its Subsidiaries will) comply in all respects with all laws and regulations to which it may be subject and all material contractual obligations to which it is a party or by which it or any of its property or assets is bound, in each case, if failure to comply would be likely to have a Material Adverse Effect.

(b)

The Borrower and each Obligor shall (and shall procure that each of its respective Subsidiaries will) comply with all applicable requirements under ERISA and laws relating to IMSS, INFONAVIT, SAR laws or under other mandatory pension or retirement fund laws and will ensure that the levels of contribution to pension schemes are in accordance with all its and their material obligations under such schemes and generally under applicable laws (including ERISA) and regulations, except where such failure to comply or failure to make such contributions would not reasonably be expected to have a Material Adverse Effect.

(c)	Each Dutch Obligor will comply with the Dutch FSA if failure to comply would be likely to have a Material Adverse Effect.

22.5	Negative pledge

The Borrower shall not and shall not permit any of its Subsidiaries:

(a)

directly or indirectly, to create, incur, assume or permit to exist any Security on or with respect to any of its property or assets or those of any Subsidiary, whether now owned or held or hereafter acquired; or

(b)	to:

(i)	sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by an Obligor or any other member of the Group;

(ii)	sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(iii)	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(iv)	enter into any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset (such arrangement or transaction being “Quasi-Security”), other than the following Security and Quasi-Security (“Permitted Security”):

(A)

Security for taxes, assessments and other governmental charges the payment of which is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and for which such reserves or other appropriate provision, if any, as shall be required by Applicable GAAP of the Borrower shall have been made;

(B)

Security granted pursuant to or in connection with any netting or set-off arrangements entered into in the ordinary course of trading (including, for the avoidance of doubt, any cash pooling or cash management arrangements in place with a bank or financial institution falling within paragraph (b)(ix) of the definition of Permitted Financial Indebtedness or any similar Financial Indebtedness incurred by an Obligor);

(C)

statutory liens of landlords and liens of carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of business for sums not yet due or the payment of which is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and for which such reserves or other appropriate provision, if any, as shall be required by Applicable GAAP of the Borrower shall have been made;

(D)

liens incurred or deposits made in the ordinary course of business in connection with (1) workers’ compensation, unemployment insurance and other types of social security, or (2) other insurance maintained by the Group in accordance with Clause 22.10 (Insurance);

(E)

any attachment or judgment lien, unless the judgment it secures shall not, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 60 days after the expiration of any such stay;

(F)

Security and Quasi-Security existing as at 30 June 2017 as described in Schedule 11 (Existing Security and Quasi-Security) and any equivalent Security and Quasi-Security in relation to any Financial Indebtedness that is refinancing or replacing any Financial Indebtedness over which Security or Quasi-Security is in place described in Schedule 11 (Existing Security and Quasi-Security) provided that the principal amount secured thereby is not increased (save that principal amounts secured by Security or Quasi-Security in respect of:

(1)	Treasury Transactions where there are fluctuations in the mark-to-market exposures of those Treasury Transactions; and

(2)	Financial Indebtedness where principal may increase by virtue of capitalisation of interest,

may be increased by the amount of such fluctuations or capitalisations, as the case may be);

(G)	any Security or Quasi-Security permitted by the Agent, acting on the instructions of the Majority Lenders;

(H)	any Security created or deemed created pursuant to a Permitted Securitisation;

(I)

any Security or Quasi-Security granted in connection with any Treasury Transaction, excluding any Treasury Transaction described in Schedule 11 (Existing Security and Quasi-Security), that constitutes Permitted Financial Indebtedness provided that the aggregate value of the assets that are the subject of such Security or Quasi-Security does not exceed $200,000,000 (or its equivalent in other currencies) at any time;

(J)

Security or Quasi-Security granted or arising over receivables, inventory, plant or equipment that fall within paragraph (b)(iv) of the definition of Permitted Financial Indebtedness or any similar Financial Indebtedness incurred by an Obligor;

(K)	the Transaction Security including, for the avoidance of doubt, any sharing in the Transaction Security referred to in paragraph (a) of the definition of Permitted Financial Indebtedness;

(L)

any Security or Quasi Security over bank accounts arising under clause 24 or clause 25 of the general terms and conditions (algemene bankvoorwaarden) of any member of the Dutch Bankers’ Association (Nederlandse Vereniging van Banken);

(M)

any Security or Quasi-Security that is created or deemed created on shares of the Borrower or, as the case may be, Caliza, Centurion or, as applicable, any member of the Trinidad Cement Group, pursuant to an obligation in respect of an Executive Compensation Plan by virtue of such shares being held on trust for the holders of the convertible securities pending exercise of any conversion option, where such Quasi-Security is customary for such transaction;

(N)

(1)

any Security or Quasi-Security granted over assets of the Caliza Group in connection with any Permitted Financial Indebtedness referred to in paragraph (b)(xiii) of that definition or any similar Financial Indebtedness incurred by an Obligor; or

(2)

any Security or Quasi-Security granted over assets of the Centurion Group in connection with any Permitted Financial Indebtedness referred to in paragraph (b)(xiv) of that definition or any similar Financial Indebtedness incurred by an Obligor;

(O)

in addition to the Security and Quasi-Security permitted by the foregoing paragraphs (A) to (N) (and (P) below), Security or Quasi-Security securing indebtedness of the Borrower and its Subsidiaries (taken as a whole) not in excess of $500,000,000; or

(P)

Security or Quasi-Security granted in connection with or arising out of a Lease, provided that such Security or Quasi-Security is over the right to use the asset or equipment that is the subject of the Lease pursuant to the terms of the Lease, or the rights of the relevant member of the Group over the asset or equipment which is the subject of the Lease.

22.6	Financial Indebtedness

(a)

Except as permitted under paragraph (b) below, the Borrower shall ensure that no member of the Group will incur or allow to remain outstanding any Financial Indebtedness. For the avoidance of any doubt, any Obligor may incur and allow to remain outstanding any Financial Indebtedness whatsoever without restriction as provided under paragraph (a) of the definition of Permitted Financial Indebtedness.

(b)

Paragraph (a) above does not apply to Financial Indebtedness which is Permitted Financial Indebtedness, Permitted Security, a Permitted Guarantee or Financial Indebtedness constituting (or incurred pursuant to) a Permitted Transaction.

22.7	Subordinated Optional Convertible Securities

The Borrower may only (and shall ensure that each relevant member of the Group may only) prepay any Financial Indebtedness arising from the issuance of Subordinated Optional Convertible Securities prior to its stated maturity with (i) the proceeds of another issuance of Subordinated Optional Convertible Securities and/or (ii) Permitted Fundraising Proceeds.

22.8	Merger

No Obligor shall (and the Borrower shall ensure that none of its Subsidiaries will) enter into any amalgamation, demerger, merger, fusión, escisión or other corporate reconstruction (a “Reconstruction”) where (i) as a result the then existing Ratings of the Borrower would be downgraded or the Outlook would as a result of the Reconstruction be negative, in each case at the date of announcement of the relevant Reconstruction; (ii) a Default shall have occurred and be continuing at the time of such Reconstruction or would result therefrom or (iii) the resulting entity, if it is not an Obligor, does not assume the obligations of the Obligor that is the subject of the merger.

22.9	Change of business

The Borrower shall procure that no substantial change is made to the general nature of the business of the Borrower and the Obligors (taken as a whole) from that carried on at the date of this Agreement.

22.10	Insurance

The Obligors (other than a Security Provider that is not also the Borrower or a Guarantor) shall (and the Borrower shall ensure that each of its Material Subsidiaries will) maintain insurances on and in relation to its business and assets with reputable underwriters or insurance companies against those risks and to the extent as is usual for companies carrying on the same or substantially similar business where such insurance is available on reasonable commercial terms.

22.11	Environmental Compliance

The Borrower shall (and the Borrower shall ensure that each of its Subsidiaries will) comply in all material respects with all Environmental Laws and obtain and maintain any Environmental Permits and take all reasonable steps in anticipation of known or expected future changes to or obligations under the same, in each case where failure to do so might reasonably be expected to have a Material Adverse Effect.

22.12	Environmental Claims

The Borrower shall inform the Agent in writing as soon as reasonably practicable upon becoming aware of the same:

(a)

if any Environmental Claim has been commenced or (to the best of the Borrower’s knowledge and belief) is threatened against any member of the Group which is likely to be determined adversely to the member of the Group; or

(b)	of any facts or circumstances which will or are reasonably likely to result in any Environmental Claim being commenced or threatened against any member of the Group,

where the claim would be reasonably likely, if determined against that member of the Group, to have a Material Adverse Effect.

22.13	Anti-corruption law

(a)

No Obligor shall directly or, to the knowledge of such Obligor, indirectly use the proceeds of the Facilities for any purpose which would breach the Bribery Act 2010, the United States Foreign Corrupt Practices Act of 1977 or other similar legislation in other jurisdictions.

(b)

The Borrower shall maintain policies and procedures designed to promote and achieve compliance by the Obligors with applicable anti-corruption, anti-bribery and anti-money laundering laws and regulations.

22.14	Sanctions

No Obligor shall directly or, to the knowledge of such Obligor, indirectly use the proceeds of the Facilities (or lend, contribute or otherwise make available such proceeds to any person):

(a)

to directly fund or facilitate any activities or business (i) of, with or related to (or otherwise make funds available to or for the benefit of) any person, who is a designated target of or who is otherwise the subject of Sanctions or (ii) in any country or territory that is a Sanctioned Country, each as of the time of such funding; or

(b)	in any manner or for any purpose that is prohibited by Sanctions:

(i)	applicable to such Obligor; or

(ii)	that would result in a violation of Sanctions by any Obligor,

provided that this undertaking is not made to or for the benefit of any Finance Party or any director, officer or employee thereof to the extent that this provision would expose that Finance Party or any director, officer or employee thereof to liability under any applicable anti-boycott law, regulation or statute.

22.15	Transactions with Affiliates

Each Obligor shall (and the Borrower shall ensure that its Subsidiaries will) ensure that any transactions with respective Affiliates (other than a Permitted Reorganisation) are on terms that are fair and reasonable and no less favourable to such Obligor or such Subsidiary than it would obtain in a comparable arm’s length transaction with a person not an Affiliate (and, if applicable, in accordance with any requirement of law such as the Mexican Security Market Law (Ley del Mercado de Valores)).

22.16	Pari passu ranking

Each Obligor shall ensure that at all times its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law or regulation applying to companies generally from time to time.

22.17	Payment restrictions affecting Subsidiaries

(a)

Except as permitted under paragraph (b) below, the Borrower shall not enter into or suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist, any agreement or arrangement (other than any Finance Document) directly limiting the ability of any of its Subsidiaries to:

(i)

declare or pay dividends or other distributions in respect of its or their respective equity interests in a Subsidiary, except any agreement or arrangement entered into by a person prior to such person becoming a Subsidiary, in which case the Borrower shall use its reasonable endeavours to remove such limitations. If, however, such limitations are reasonably likely to affect the ability of any Obligor to satisfy its payment obligations under this Agreement, the Borrower shall use its best endeavours to remove such limitations as soon as possible; or

(ii)

repay or capitalise any intercompany indebtedness owed by any Subsidiary to any Obligor and, for the avoidance of doubt, subordination provisions shall not be considered a limitation for the purpose of this Clause 22.17.

(b)	The provision of paragraph (a) above shall not restrict:

(i)

any agreements or arrangements that are binding upon any person in connection with a Permitted Securitisation and any agreement or arrangement that limits the ability of any Subsidiary of the Borrower that transfers receivables and related assets pursuant to a Permitted Securitisation to distribute or transfer receivables and related assets provided that, in each case, all such agreements and arrangements are customarily required by the institutional sponsor or arranger of such Permitted Securitisation in similar types of documents relating to the purchase of receivables and related assets in connection with the financing thereof;

(ii)	customary provisions in Joint Venture agreements relating to dividends or other distributions in respect of such Joint Venture or the securities, assets or revenues of such Joint Venture;

(iii)

restrictions on distributions applicable to Subsidiaries of the Borrower that are the subject of agreements to sell or otherwise dispose of the stock or assets of such Subsidiaries pending such sale or other disposition;

(iv)	any repayments of intercompany indebtedness owed by Caliza to the Borrower or any other member of the Group;

(v)

(subject to such Financial Indebtedness being Permitted Financial Indebtedness, and there being no other requirements restricting the same) entry by any member of the Caliza Group into a working capital facility the terms of which limit the amount of dividends or other distributions as referred to in paragraph (a) above or the amount of repayments or capitalisation of intercompany indebtedness as referred to in paragraph (a)(ii) above which may be made (in each case) by Caliza to any member of the Group at any time;

(vi)	any repayments of intercompany indebtedness owed by Centurion to the Borrower or any other member of the Group;

(vii)

(subject to such Financial Indebtedness being Permitted Financial Indebtedness, and there being no other requirements restricting the same) entry by any member of the Centurion Group into a working capital facility the terms of which limit the amount of dividends or other distributions as referred to in paragraph (a) above or the amount of repayments or capitalisation of intercompany indebtedness as referred to in paragraph (a)(ii) above which may be made (in each case) by Centurion to any member of the Group at any time;

(viii)	any repayments of intercompany indebtedness owed by a member of the Trinidad Cement Group to the Borrower or any other member of the Group; or

(ix)

(subject to such Financial Indebtedness being Permitted Financial Indebtedness, and there being no other requirements restricting the same) entry by any member of the Trinidad Cement Group into a working capital facility the terms of which limit the amount of dividends or other distributions as referred to in paragraph (a) above or the amount of repayments or capitalisation of intercompany indebtedness as referred to in paragraph (a)(ii) above which may be made (in each case) by a member of the Trinidad Cement Group to any member of the Group at any time.

22.18	Notification of adverse change in Ratings

The Borrower shall promptly notify the Agent of any change in its Ratings or Outlook.

22.19	Acquisitions

(a)

Except as permitted under paragraph (b) below, no Obligor shall (and the Borrower shall ensure that no other member of the Group will) acquire a company or any shares or securities or a business or undertaking (or, in each case, any interest in any of them).

(b)

Paragraph (a) above does not apply to an acquisition of a company, of shares, securities or a business or undertaking (or, in each case, any interest in any of them) or the incorporation of a company which is a Permitted Acquisition, a Permitted Joint Venture or a Permitted Transaction.

22.20	Joint ventures

(a)	Except as permitted under paragraph (b) below, no Obligor shall (and the Borrower shall ensure that no member of the Group will):

(i)	enter into, invest in or acquire (or agree to acquire) any shares, stocks, securities or other interest in any Joint Venture; or

(ii)

transfer any assets or lend to or guarantee or give an indemnity for or give Security for the obligations of a Joint Venture or maintain the solvency of or provide working capital to any Joint Venture (or agree to do any of the foregoing).

(b)

Paragraph (a) above does not apply to any acquisition of (or agreement to acquire) any interest in a Joint Venture or transfer of assets (or agreement to transfer assets) to a Joint Venture or loan made to or guarantee or indemnity or Security given in respect of the obligations of a Joint Venture if such transaction is a Permitted Acquisition, a Permitted Transaction, a Permitted Disposal, a Permitted Loan, Permitted Security or a Permitted Joint Venture.

22.21	Disposals

No Obligor shall (and the Borrower shall ensure that no member of the Group will) enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset unless such disposal constitutes a Permitted Disposal or a Permitted Transaction.

22.22	Arm’s length basis

(a)

Except as permitted by paragraph (b) below, no Obligor shall (and the Borrower shall ensure no member of the Group will) enter into any transaction with any person except on arm’s length terms and for full market value.

(b)	The following transactions shall not be a breach of this Clause 22.22:

(i)	intra-Group loans permitted under Clause 22.23 (Loans or credit);

(ii)	any Permitted Reorganisation or Permitted Transaction.

22.23	Loans or credit

(a)	Except as permitted under paragraph (b) below, no Obligor shall (and the Borrower shall ensure that no member of the Group will) be a creditor in respect of any Financial Indebtedness.

(b)	Paragraph (a) above does not apply to:

(i)	a Permitted Loan; or

(ii)	a Permitted Transaction.

22.24	No Guarantees or indemnities

(a)	Except as permitted under paragraph (b) below, the Borrower shall ensure that no member of the Group will incur or allow to remain outstanding any guarantee in respect of any obligation of any person.

(b)	Paragraph (a) does not apply to a guarantee which is:

(i)	a Permitted Guarantee; or

(ii)	a Permitted Transaction.

22.25	Dividends and share redemption

(a)	Except as permitted under paragraph (b) below, no Obligor shall (and the Borrower shall ensure that no other member of the Group will):

(i)

declare, make or pay any dividend, charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution) (whether in cash or in kind) on or in respect of its share capital (or any class of its share capital);

(ii)	repay or distribute any dividend or share premium reserve;

(iii)	pay or allow any member of the Group to pay any management, advisory or other fee to or to the order of any of its shareholders; or

(iv)	redeem, repurchase, defease, retire or repay any of its share capital or resolve to do so,

other than, in each case, in connection with the entry into or performance of obligations or distribution or settlement under any Permitted Put/Call Transaction or, in the case of sub-paragraph (iv) above, in connection with the entry into or performance of obligations or distribution or settlement under any Caliza Offering Option, any Centurion Offering Option or any Trinidad Cement Group Offering Option.

(b)	Paragraph (a) above does not apply to:

(i)	a Permitted Distribution;

(ii)	a Permitted Acquisition; or

(iii)	a Permitted Transaction (other than one referred to in paragraph (d) of the definition of that term).

22.26	Share capital

No Obligor shall (and the Borrower shall ensure no member of the Group will) issue any shares except pursuant to:

(a)	a Permitted Share Issue;

(b)	a Permitted Distribution;

(c)	a Permitted Transaction; and

(d)	a Permitted Exchange.

22.27	Treasury Transactions

No Obligor shall (and the Borrower will procure that no members of the Group will) engage in any Treasury Transaction, other than for the purpose of managing a specific risk associated with an asset, liability, income or expense owned, incurred, earned or made (or reasonably likely to be owned, incurred, earned or made) by a member of the Group, provided that they are not entered into for speculative purposes.

22.28	Transaction Security

The Borrower will ensure that, under the Transaction Security Documents, save as a result of the operation of Clause 24 (Automatic Release of Transaction Security), the Lenders have Transaction Security over:

(a)

all of the shares in each entity that is a direct or indirect shareholder in CEMEX España (except (i) CEMEX Trading LLC, Sunbelt Trading, SRL and Sunbelt-Re Limited; (ii) up to 0.1200% of the shares in CEMEX México held by a member of the Group; and (iii) the single share held by a minority shareholder that is a member of the Group in each Mexican company whose shares are the subject of Transaction Security (other than CEMEX Mexico)); and

(b)

all of the shares in CEMEX España (except (i) 0.2444% of the issued share capital, being shares owned by CEMEX España; and (ii) 0.1164% of the issued share capital, being shares owned by persons that are not members of the Group), such Transaction Security to be, in each case, in substantially the form of the Transaction Security referred to in paragraph 3 (Transaction Security Documents) of Part I of Schedule 2 (Conditions Precedent) granted in the jurisdiction of incorporation or establishment of the company whose shares are the subject of the Transaction Security or, where there is no Transaction Security referred to in paragraph 3 (Transaction Security Documents) of Part I of Schedule 2 (Conditions Precedent) granted in such jurisdiction, in form and substance satisfactory to the Agent (acting reasonably).

22.29	Further assurance

(a)

Each Obligor shall (and the Borrower shall procure that each member of the Group will) promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Security Agent may reasonably specify (and in such form as the Security Agent may reasonably require in favour of the Security Agent or its nominee(s)):

(i)

to perfect the Security created or intended to be created under or evidenced by the Transaction Security Documents (which may include the execution of a mortgage, security trust, charge, assignment or other Security over all or any of the assets which are, or are intended to be, the subject of the Transaction Security) or for the exercise of any rights, powers and remedies of the Security Agent or the Finance Parties provided by or pursuant to the Finance Documents or by law (directly, through the Agent or Security Agent, through any sub-agent appointed thereby or otherwise);

(ii)

to confer on the Security Agent (or confer on the Finance Parties) Security over any property and assets of that Obligor located in any jurisdiction equivalent or similar to the Security intended to be conferred by or pursuant to the Transaction Security Documents; and/or

(iii)	to facilitate the realisation of the assets which are, or are intended to be, the subject of the Transaction Security.

(b)

Each Obligor shall (and the Borrower shall procure that each member of the Group shall) take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Security conferred or intended to be conferred on the Security Agent or the Finance Parties by or pursuant to the Finance Documents.

22.30	Payment of Obligations

The Borrower will pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (a) all taxes, assessments and governmental charges or levies assessed, charged or imposed upon it or upon its property and (b) all lawful claims that, if unpaid, might by law become a Security upon its property, except where the failure to make such payments or effect such discharges could not reasonably be expected to have a Material Adverse Effect, provided, however, that neither Borrower nor any of its Subsidiaries shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim that is being contested in good faith and proper proceedings and as to which appropriate reserves are being maintained in accordance with Applicable GAAP of the Borrower, unless and until any Security resulting therefrom attaches to its property and becomes enforceable against its other creditors.

22.31	Margin regulations

The Borrower shall not use any part of the proceeds of the Utilisations for any purpose which would result in any violation (whether by the Borrower, the Agent or the Lenders) of Regulation T, U or X of the Board of Governors of the Federal Reserve System or to extend credit to others for any such purpose. The Borrower shall not engage in, or maintain as one of its important activities, the business of extending credit for the purpose of purchasing or carrying any margin stock (as defined in such regulations).

22.32	Caliza and Centurion

(a)	The Borrower shall if it owns (directly or indirectly) any shares in Caliza, ensure that:

(i)	it has the power to:

(A)	cast, or control the casting of, at least 51% of the maximum number of votes that might be cast at a general meeting of Caliza; and

(B)	appoint or remove all, or the majority, of the directors or other equivalent officers of Caliza; and

(ii)	it has the right to receive at least 51% of all dividends and other distributions in respect of equity interests in Caliza.

(b)	The Borrower shall if it owns (directly or indirectly) any shares in Centurion, ensure that:

(i)	it has the power to:

(A)	cast, or control the casting of, at least 51% of the maximum number of votes that might be cast at a general meeting of Centurion; and

(B)	appoint or remove all, or the majority, of the directors or other equivalent officers of Centurion; and

(ii)	it has the right to receive at least 51% of all dividends and other distributions in respect of equity interests in Centurion.

22.33	Swiss restrictions on Facilities

The Borrower shall not (and shall ensure that no other member of the Group will) permit that any proceeds of the Facilities be remitted, directly or indirectly, to any Swiss tax resident company or Swiss tax resident permanent establishment, where this remittance could be viewed as a use of such proceeds in Switzerland (whether through an intercompany loan or advance by any other Group entities or otherwise) as per the practice of the Swiss Federal Tax Administration, unless the Swiss Federal Tax Administration confirms in a written advance tax ruling (based on a fair description of the fact pattern in the tax ruling request made by the Borrower or other relevant member of the Group) that such use of proceeds in Switzerland does not lead to Swiss withholding tax becoming due on or in respect of a Facility or any part thereof.

22.34	Conditions subsequent

(a)

The Borrower shall appear (and ensure that each member of the Group party to the relevant document appears) before a notary in Spain for the purpose of raising this Agreement, the document described at paragraph 3(a)(i) of Part I (Initial Conditions Precedent) of Schedule 2 and any document required for the Borrower and each Original Guarantor to accede to the Intercreditor Agreement to the status of a Spanish Public Document on or before the date falling 10 Business Days after the date of this Agreement.

(b)

On or before the first Utilisation Date, the Borrower shall execute and appear before a notary in Mexico (and shall ensure that each member of the Group party thereto executes and appears before a notary in Mexico) the amendment and restatement agreement substantially in the form distributed to the Original Lenders prior to the date of this Agreement and otherwise in form and substance satisfactory to the Security Agent relating to the Mexican Security Trust Agreement.

(c)

The Borrower shall ensure that, on or before the date falling 30 Business Days after the date of this Agreement, the Security Agent has received evidence in form and substance satisfactory to it of the registration of the Transaction Security Document referred to in paragraph (a) above with the Registro Único de Garantías Mobiliarias of Mexico.

(d)

The Borrower shall (and shall ensure that each member of the Group party to the relevant document will), upon the request of the Agent, appear before a notary in Spain for the purpose of raising to the status of a Spanish Public Document:

(i)	any Accession Letter; and

(ii)	any other Finance Document (or other document required in connection with a Finance Document) that the Agent may reasonably request be raised to the status of a Spanish Public Document,

provided that (unless the Borrower otherwise agrees) the Agent may not request that any member of the Group appear before a notary:

(A)	on a date falling less than 30 days after the date of the request; and

(B)

(where the Lenders are also required to appear before the notary in relation to a document) unless Lenders representing at least 80 per cent. of the Total Commitments (or such lesser number as would represent the remainder of the Lenders that have yet to appear in relation to the document) will also appear before the notary at the same time.

(e)

In the case of the 8,424,037 shares owned by the Borrower (and formerly owned by CEMEX Inc.) representing 0.4326% of the issued share capital of CEMEX TRADEMARKS HOLDING Ltd., the Borrower shall, in accordance with the relevant Transaction Security Document, grant Transaction Security over such shares following the issuance of a new share certificate.

22.35	Intercreditor Agreement

(a)	The Borrower shall procure, on or before (and with effect on and from) the 2017 Amendment Intercreditor Effective Date, the amendment and restatement of the Intercreditor Agreement.

(b)

The Finance Parties authorise the Agent and Security Agent (as applicable) to effect the amendment of the Intercreditor Agreement pursuant to paragraph (a) and any related amendments to the Finance Documents.

23.	COVENANT RESET DATE

On or after the Covenant Reset Date this Agreement shall, if the Borrower so elects by written notice to the Agent, automatically be amended as follows:

(a)	The definition of “Majority Lenders” shall be amended so that to the words “66 2⁄3 % or more” shall in (both places where it appears) be replaced with “more than 50%”.

(b)	Paragraph (l) of the definition of Permitted Acquisition in Clause 1.1 (Definitions) shall be deleted and replaced by the following:

“(l)

any other acquisition of a company, of shares, securities or a business or undertaking (or, in any case, any interest in any of them) provided that the Borrower has delivered to the Agent a certificate signed by an Authorised Signatory confirming that, on a pro forma basis, assuming that the Acquisition had been made immediately prior to the first day of the most recent Reference Period for which a Compliance Certificate has been or is required to have been delivered under this Agreement, the Borrower would have been in compliance with the financial covenant in paragraph (b) of Clause 21.2 (Financial condition) as at the last day of the most recent Reference Period for which a Compliance Certificate has been or is required to have been delivered under this Agreement;”

(c)	Paragraph (o) of the definition of Permitted Acquisition in Clause 1.1 (Definitions) shall be deleted and replaced by the following:

“(o)

the acquisition or repurchase by the Borrower, Caliza, Centurion or any member of the Trinidad Cement Group of its own shares provided that, in the case of the Borrower, the aggregate nominal value of any shares acquired or repurchased by it in any Financial Year pursuant to this paragraph (o) does not exceed the greater of (A) $250,000,000 (or its equivalent) and (B) the accumulated amount of “controlling interest net income” on and from 1 January 2016 minus the accumulated amount of cash dividends paid, and share repurchases made, since that date;”

(d)	Paragraph (b)(xv) of the definition of Permitted Financial Indebtedness in Clause 1.1 (Definitions) shall be deleted and replaced by the following:

“(xv)

not permitted by the preceding paragraphs or as a Permitted Transaction and the outstanding principal amount of which does not exceed $1,000,000,000 (or its equivalent) in aggregate for members of the Group which are not Obligors at any time.”

(e)	In paragraph (b)(xi) of the definition of Permitted Guarantee in Clause 1.1 (Definitions) the figure “$500,000,000” shall be deleted and replaced with “$1,000,000,000”:

(f)	In paragraph (j) of the definition of Permitted Loan in Clause 1.1 (Definitions), the figure “$250,000,000” shall be deleted and replaced with “$500,000,000”.

(g)	Paragraph (a) (Consolidated Coverage Ratio) of Clause 21.2 (Financial condition) shall be deleted and replaced by the following:

“(a)	Consolidated Coverage Ratio: the Consolidated Coverage Ratio in respect of any Reference Period shall not be less than 2.75:1.”

(h)	Paragraph (b) (Consolidated Leverage Ratio) of Clause 21.2 (Financial condition) shall be deleted and replaced by the following:

“(b)	Consolidated Leverage Ratio: the Consolidated Leverage Ratio in respect of any Reference Period shall not exceed 4.25:1.”

(i)

Paragraphs (c) (Capital Expenditure), (d) (Caliza Capital Expenditure) and (e) (Centurion Capital Expenditure) of Clause 21.2 (Financial condition) shall be deleted, and there shall be no limit on such Capital Expenditure.

(j)	In paragraph (b)(O) of Clause 22.5 (Negative pledge), the figure “$500,000,000” shall be deleted and replaced by “five per cent. of the total consolidated gross assets of the Group at that time.”

(k)	Clause 22.20 (Joint ventures) shall be deleted and replaced with the following:

“Any member of the Group may:

(a)	enter into, invest in or acquire (or agree to acquire) any shares, stocks, securities or other interest in any Joint Venture; or

(b)

transfer any assets or lend to or guarantee or give an indemnity for or give Security for the obligations of a Joint Venture or maintain the solvency of or provide working capital to any Joint Venture (or agree to do any of the foregoing).”

(l)	Clause 22.25 (Dividends and share redemption) shall be deleted and replaced with the following:

“22.25 Dividends and share redemption

The Borrower shall not, in any Financial Year:

(a)

declare, make or pay any dividend, charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution) (whether in cash or in kind) on or in respect of its share capital (or any class of its share capital);

(b)	repay or distribute any dividend or share premium reserve;

(c)	pay any management, advisory or other fee to or to the order of any of its shareholders; or

(d)	redeem, repurchase, defease, retire or repay any of its share capital or resolve to do so,

if the aggregate of any such amounts paid in that Financial Year would exceed the greater of (i) $250,000,000 and (ii) the accumulated amount of “controlling interest net income” on and from 1 January 2016 minus the accumulated amount of cash dividends paid, and share repurchases made, since that date.”

(m)	Clause 22.26 (Share capital) shall be deleted and replaced with the following:

“Any member of the Group may issue shares whether common equity securities or otherwise.”

24.	AUTOMATIC RELEASE OF TRANSACTION SECURITY

24.1	Release of Mexican Security Trust Agreement

Notwithstanding any term in the Intercreditor Agreement to the contrary, on the first Business Day falling after the date of this Agreement on which all of the following conditions are met:

(a)	either:

(i)

for the two most recently completed Reference Periods in respect of which Compliance Certificates have been (or are required to have been) delivered under this Agreement, the Consolidated Leverage Ratio was 3.50:1 or lower; or

(ii)

for the three most recently completed Reference Periods in respect of which Compliance Certificates have been (or are required to have been) delivered under this Agreement, the Consolidated Leverage Ratio for the first and third of those Reference Periods was 3.50:1 or lower and in the second Reference Period would have been 3.50:1 or lower but for the proceeds of any Permitted Financial Indebtedness standing to the credit of a Reserve being included in the definition of Debt as described in paragraph (iv) of that definition; and

(b)

the Borrower has delivered a certificate (signed by an Authorised Signatory and dated no earlier than the date of most recent Compliance Certificate referred to in paragraph (a)(i) or, as applicable, (a)(ii) above) confirming that no Default is continuing at the date of that certificate, provided that no other unsubordinated Financial Indebtedness of the Borrower shall benefit from the Mexican Security Trust Agreement, and (subject to receipt of written notice from the Agent in accordance with Clause 24.3 (Notification by Agent) below) the Security Agent is irrevocably authorised (at the cost of the relevant Obligor, Security Provider or the Borrower and without any consent, sanction, authority or further confirmation from any Secured Party, Obligor or Security Provider) to promptly instruct (and the Security Agent shall so instruct) the Mexican Security Trustee to release the Security over the assets of the Mexican Security Trust Agreement and any of the assets subject to the Mexican Security Trust Agreement, and to execute and deliver or enter into any termination or release of that Transaction Security and any assets affected thereunder if approved in exchange for a release from the other parties to the Mexican Security Trust Agreement.

24.2	Release of Transaction Security—other jurisdictions

Notwithstanding any term in the Intercreditor Agreement to the contrary, on the first Business Day falling after the date of this Agreement on which all of the following conditions are met:

(a)	either:

(i)

for the two most recently completed Reference Periods in respect of which Compliance Certificates have been (or are required to have been) delivered under this Agreement, the Consolidated Leverage Ratio was 3.50:1 or lower; or

(ii)

for the three most recently completed Reference Periods in respect of which Compliance Certificates have been (or are required to have been) delivered under this Agreement, the Consolidated Leverage Ratio for the first and third of those Reference Periods was 3.50:1 or lower and in the second Reference Period would have been 3.50:1 or lower but for the proceeds of any Permitted Financial Indebtedness standing to the credit of a Reserve being included in the definition of Debt as described in paragraph (iv) of that definition; and

(b)

the Borrower has delivered a certificate (signed by an Authorised Signatory and dated no earlier than the date of most recent Compliance Certificate referred to in paragraph (a)(i) or, as applicable, (a)(ii) above) confirming that no Default is continuing at the date of that certificate, provided that no other unsubordinated Financial Indebtedness of the Borrower shall benefit from the Transaction Security not referred to in Clause 24.1 (Release of Mexican Security Trust Agreement) and (subject to receipt of written notice from the

Agent in accordance with Clause 24.3 (Notification by Agent) below) the Security Agent is irrevocably authorised (at the cost of the relevant Obligor, Security Provider or the Borrower and without any consent, sanction, authority or further confirmation from any Secured Party, Obligor or Security Provider) to promptly release (and the Security Agent shall so release) the Transaction Security not already released pursuant to Clause 24.1 (Release of Mexican Security Trust Agreement) above and any other claim over the assets subject to that Transaction Security, and to execute and deliver or enter into (and the Security Agent shall execute and deliver or enter into) any release of that Transaction Security or claim that may, in the discretion of the Security Agent, be considered necessary or desirable.

24.3	Notification by Agent

The Agent shall promptly notify the Security Agent in writing on the date at which the conditions set out in Clause 24.1 (Release of Mexican Security Trust Agreement) have been satisfied and on the date at which the conditions set out in Clause 24.2 (Release of Transaction Security—other jurisdictions) have been satisfied.

24.4	Finance Parties’ and Obligors’ actions

Each Finance Party and each Obligor will:

(a)

do all things that the Security Agent or the Borrower reasonably requests in order to give effect to this Clause 24 (which shall include, without limitation, the execution of any assignments, transfers, releases or other documents that the Security Agent or the Borrower may consider to be necessary to give effect to the releases contemplated by Clause 24.1 (Release of Mexican Security Trust Agreement) and Clause 24.2 (Release of Transaction Security—other jurisdictions) and the voting in favour of any amendment to the Intercreditor Agreement proposed by the Borrower in order to give effect to this Clause 24);

(b)

if the Security Agent is not entitled to take any of the actions contemplated by this Clause 24 or is otherwise prevented from taking or, with respect to any Finance Party, is unable to take the actions contemplated by this Clause 24 and requests that a Finance Party take that action, each Finance Party will undertake that action itself in accordance with the instructions of the Security Agent or grant a power of attorney to the Security Agent (on such terms as the Security Agent may reasonably require) to enable the Security Agent to take such action under applicable law (any such power of attorney, with respect to any enforcement of Transaction Security governed by Spanish law or any claim against an Obligor or Security Provider incorporated in Spain, shall be notarised and apostilled); and

(c)

if the Security Agent is not entitled to take any of the actions contemplated by this Clause 24 with respect to any Obligor or requests that any Obligor take any such action, such Obligor shall take that action itself in accordance with the instructions of the Security Agent.

25.	EVENTS OF DEFAULT

Each of the events or circumstances set out in this Clause 25 (except for Clause 25.16 (Acceleration)) is an Event of Default.

25.1	Non-payment

An Obligor does not pay on the due date any amount payable to or for the account of a Lender pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless such failure to pay is caused by an administrative error or technical difficulties within the banking system in relation to the transmission of funds and payment is made within three Business Days of its due date.

25.2	Financial Covenants and other obligations

Any requirement of Clause 21 (Financial Covenants) is not satisfied or the Borrower fails to deliver any Compliance Certificate in accordance with Clause 20.2 (Compliance Certificate).

25.3	Other obligations

(a)

An Obligor or any other member of the Group does not comply with any provision of the Finance Documents (other than those referred to in Clause 25.1 (Non-payment) and Clause 25.2 (Financial Covenants and other obligations)).

(b)

No Event of Default under paragraph (a) of this Clause 25.3 will occur if the failure to comply is capable of remedy and is remedied within 15 Business Days of the Agent giving written notice to the Borrower or an Obligor becoming aware of the failure to comply, whichever is the earlier.

25.4	Misrepresentation

(a)

Any representation or statement made or deemed to be made by an Obligor in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.

(b)

No Event of Default under paragraph (a) of this Clause 25.4 will arise if the circumstances giving rise to the misrepresentation are capable of remedy and are remedied within 15 Business Days of the Agent giving written notice to the Borrower or an Obligor becoming aware of the failure to comply, whichever is the earlier.

25.5	Cross default

(a)	Any Financial Indebtedness of any Obligor or member of the Group is not paid when due nor within any originally applicable grace period.

(b)

Any Financial Indebtedness of any Obligor or member of the Group is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c)

Any creditor of any member of the Group or any Obligor becomes entitled to declare any Financial Indebtedness of any member of the Group or any Obligor due and payable prior to its specified maturity as a result of an event of default (however described).

(d)

No Event of Default will occur under this Clause 25.5 if the aggregate amount of Financial Indebtedness falling within paragraphs (a) to (c) of this Clause 25.5 is less than $50,000,000 (or its equivalent in any other currency or currencies).

25.6	Insolvency

(a)

Any of the Obligors or Material Subsidiaries is unable or admits inability to pay its debts as they fall due (including a state of cessation des paiements within the meaning of the French Commercial Code) or, by reason of actual financial difficulties: (i) suspends or threatens to suspend making payments on any of its debts in an aggregate amount exceeding $50,000,000 (or its equivalent in any other currency or currencies) or (ii) commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness in respect of an aggregate amount of indebtedness exceeding $50,000,000 (or its equivalent in any other currency or currencies).

(b)

The value of the assets of any of the Obligors or Material Subsidiaries is less than its liabilities (taking into account contingent and prospective liabilities other than any such liabilities arising under Clause 18 (Guarantee and Indemnity)) except for any liabilities owed to another member of the Group provided that such liabilities are subordinated to the claims of the Lenders in the event of the bankruptcy, winding-up or liquidation of the relevant Obligor or Material Subsidiary or an acceleration under Clause 25.16 (Acceleration).

(c)	A moratorium is declared in respect of any indebtedness of any of the Obligors or Material Subsidiaries.

25.7	Insolvency proceedings

Any corporate action, legal proceeding or other procedure or step is taken in relation to:

(a)

the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration, the opening of proceedings for sauvegarde, sauvegarde accélérée, sauvegarde financière accélérée, redressement judiciaire or liquidation judiciaire or judgment for cession totale ou partielle de l’entreprise pursuant to articles L. 620-1 to L. 670-8 of the French Commercial Code, reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise, including, in the context of a mandat ad hoc or of a conciliation in accordance with articles L. 611-3 to L. 611-16 of the French Commercial Code), concurso mercantil, quiebra of any of the Obligors or Material Subsidiaries other than a solvent liquidation or reorganisation of any of the Material Subsidiaries;

(b)	a composition, assignment or arrangement with any class of creditor of any of the Obligors or Material Subsidiaries;

(c)

the appointment of a liquidator (other than in respect of a solvent liquidation of any of the Material Subsidiaries), receiver, administrator, mandataire ad hoc, conciliateur, conciliador, síndico, administrative receiver, compulsory manager or other similar officer in respect of any of the Obligors or Material Subsidiaries or any of their assets, or any analogous procedure or step is taken in any jurisdiction.

This paragraph shall not apply to any winding-up petition (or equivalent procedure in any jurisdiction) which is frivolous or vexatious and is discharged, stayed or dismissed within 60 days of commencement.

25.8	Expropriation and sequestration

(a)	Any expropriation or sequestration (or equivalent event under any applicable law) affects any asset or assets of any Obligor or any Material Subsidiary and has a Material Adverse Effect.

(b)

The authority or ability of the Borrower or any Material Subsidiary to conduct its business is limited or wholly or substantially curtailed by any seizure, expropriation, nationalisation, intervention, restriction or other action by or on behalf of any governmental, regulatory or other authority or other person in relation to the Borrower or any Material Subsidiary (or, in each case, any of its assets) with an aggregate book value equal to 5 per cent. or more of the gross book value of the assets of the Group (on a consolidated basis).

25.9	Availability of foreign exchange

(a)

Any restriction or requirement not in effect on the date hereof shall be imposed, whether by legislative enactment, decree, regulation, order or otherwise, which limits the availability or the transfer of foreign exchange by any Obligor for the purpose of performing any material obligations under the Finance Documents, any certificates, waivers, or any other agreements delivered pursuant to the Finance Documents.

(b)

Paragraph (a) above shall not apply to any such restriction or requirement imposed as a result of a member state of the European Union which is a Participating Member State in relation to the euro ceasing to be a Participating Member State in relation to the euro, unless such restriction or requirement would be reasonably likely to result in a Material Adverse Effect.

25.10	Creditors’ process and enforcement of Security

(a)	Any Security is enforced against any Obligor or any Material Subsidiary.

(b)

Any attachment, distress or execution (including any of the enforcement proceedings provided for in the French Code des Procédures Civiles d’Exécution) affects any asset or assets of any Obligor or any Material Subsidiary which is reasonably likely to cause a Material Adverse Effect.

(c)	No Event of Default under paragraph (a) or (b) of this Clause 25.10 will occur if:

(i)	the action is being contested in good faith by appropriate proceedings;

(ii)

the principal amount of the indebtedness secured by such Security or in respect of which such attachment, distress or execution is carried out represents less than $50,000,000 (or its equivalent in any other currency or currencies); and

(iii)	the enforcement proceedings, attachment, distress or execution is or are discharged within 60 days of commencement.

25.11	Ownership of Obligors

Any Obligor (other than the Borrower) ceases to be a wholly owned Subsidiary of the Borrower (or, in the case of CEMEX España, CEMEX Concretos, CEMEX Finance, CEMEX Corp. or any España Subsidiary Guarantor, the Borrower’s percentage indirect shareholding in CEMEX España, CEMEX Concretos, CEMEX Finance, CEMEX Corp. or that España Subsidiary Guarantor is reduced from the percentage as at the date of this Agreement), in each case, except if it is the subject of a Third Party Disposal or a Permitted Reorganisation.

In this Agreement, “España Subsidiary Guarantor” means Cemex Research Group AG, CEMEX Asia B.V., CEMEX France Gestion (S.A.S.), CEMEX UK and CEMEX Africa & Middle East Investments B.V. (formerly known as CEMEX Egyptian Investments B.V.)

25.12	Judgment

(a)

A final judgment or judgments or order or orders not subject to further appeal for the payment of money in an aggregate amount in excess of $50,000,000 shall be rendered against the Borrower and/or any of its Subsidiaries that are neither discharged nor bonded in full within 60 days thereafter; or

(b)

Any Obligor or any Material Subsidiary fails to comply with or pay any sum due from it under any judgment or any order made or given by any court of competent jurisdiction (in each case in an amount in aggregate exceeding $50,000,000 at any time) save unless payment of any such sum is suspended pending an appeal.

25.13	Unlawfulness

(a)

It is or becomes unlawful for an Obligor or any other member of the Group that is a party to the Intercreditor Agreement to perform any of its obligations under the Finance Documents where non-performance is reasonably likely to cause a Material Adverse Effect.

(b)	Any Transaction Security created or expressed to be created or evidenced by the Transaction Security Documents ceases to be effective except in accordance with the terms of the Finance Documents.

(c)

Any obligation or obligations of any Obligor under any Finance Documents or any other member of the Group under the Intercreditor Agreement are not (subject to the Legal Reservations) or cease to be legal, valid, binding or enforceable and the cessation individually or cumulatively materially and adversely affects the interests of the Lenders under the Finance Documents.

(d)	Any Finance Document ceases to be in full force and effect or is alleged by an Obligor to be ineffective except in accordance with the terms of the Finance Documents.

25.14	Repudiation

An Obligor repudiates a Finance Document or any of the Transaction Security or evidences an intention to repudiate a Finance Document or any of the Transaction Security.

25.15	Failure to perform payment obligations

Any material adverse change arises in the financial condition of the Group taken as a whole which the Majority Lenders reasonably determine would result in the failure by the Obligors (taken as a whole) to perform their payment obligations under any of the Finance Documents.

25.16	Acceleration

On and at any time after the occurrence of an Event of Default which is continuing the Agent may, without mise en demeure or any other judicial or extra judicial step, and shall if so directed by the Majority Lenders, by notice to the Borrower (but, in respect of any French Obligor, subject to the mandatory provisions of Book VI (Difficulties faced by businesses) of the French Commercial Code):

(a)	cancel the Total Commitments at which time they shall immediately be cancelled;

(b)

declare that all or part of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, at which time they shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived;

(c)	declare that all or part of the Loans be payable on demand, at which time they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders;

(d)

make demand on any Guarantor under this Agreement in respect of amounts due and payable under or in connection with this Agreement without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived; and/or

(e)

subject to the Intercreditor Agreement (including the requirements of Clause 7.3 (Enforcement Instructions) thereof), exercise or direct the Security Agent to exercise any or all of its rights, remedies, powers or discretions under the Finance Documents, provided that, in the case of an Event of Default under Clause 25.6 (Insolvency) or Clause 25.7 (Insolvency proceedings) with respect to an Obligor, all of the Total Commitments shall be cancelled automatically and immediately and all Utilisations under the Facilities (together with accrued interest and all other amounts accrued under the Finance Documents) shall become due and payable automatically and immediately without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived.

SECTION 9

CHANGES TO PARTIES

26.	CHANGES TO THE LENDERS

26.1	Assignments and transfers by the Lenders

Subject to this Clause 26 and to Clause 27 (Debt Purchase Transactions), a Lender (the “Existing Lender”) may:

(a)	assign any of its rights and benefits; or

(b)	transfer by novation any of its rights, benefits and obligations,

under any Finance Document to:

(i)	any person, at a time when an Event of Default is continuing; or

(ii)

at any other time, another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets,

(in each case, the “New Lender”).

26.2	Conditions of assignment or transfer

(a)	The express written consent of the Borrower is required for an assignment or transfer by an Existing Lender, unless the assignment or transfer is:

(i)	to a bank;

(ii)	to another Lender or an Affiliate of a Lender; or

(iii)	made at a time when an Event of Default is continuing.

(b)

The express written consent of the Borrower to an assignment or transfer must not be unreasonably withheld or delayed. The Borrower will be deemed to have given its consent ten Business Days after the Existing Lender has requested it unless consent is expressly refused by the Borrower within that time. For the avoidance of doubt, it shall not be considered unreasonable for the consent of the Borrower to be withheld in the case of an assignment or transfer to a hedge fund.

(c)	(Other than in the case of an assignment permitted by paragraph (b) of Clause 27.1 (Permitted Debt Purchase Transactions)) an assignment will only be effective on:

(i)

receipt by the Agent (whether in the Assignment Agreement or otherwise) of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Finance Parties and the other Secured Parties as it would have been under if it was an Original Lender;

(ii)	the New Lender entering into the documentation required for it to accede as a party to the Intercreditor Agreement; and

(iii)

the performance by the Agent of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Agent shall promptly notify to the Existing Lender and the New Lender.

(d)

A transfer will only be effective if the New Lender enters into the documentation required for it to accede as a party to the Intercreditor Agreement and if the procedures set out in Clause 26.5 (Procedure for transfer) are complied with.

(e)	If:

(i)	a Lender assigns, transfers, declares a trust or grants Security over any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(ii)

as a result of the assignment, transfer, declaration of trust, grant of Security or change (other than because of any change in law), an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 13 (Tax Gross-Up and Indemnities) or Clause 14 (Increased Costs),

then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under that Clause to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer, declaration of trust, grant of Security or change had not occurred.

(f)

An assignment or transfer shall (unless the Agent at its discretion (and acting in accordance with Clause 29.2 (Interests of Lenders)) agrees otherwise) only be effective if the Assignment Agreement or (as applicable) Transfer Certificate has been raised to the status of a Spanish Public Document and the powers of attorney and authorisations granted under the Finance Documents have been ratified under such Spanish public deed. For the avoidance of doubt, the Agent shall not be responsible for the cost of raising the Assignment Agreement or (as applicable) Transfer Certificate to the status of a Spanish Public Document.

(g)

On an assignment or transfer by an Existing Lender of all of its Facility A Commitment, all of its Facility B Commitment, all of its Facility C Commitment, all of its Facility D1 Commitment, all of its Facility E Commitment, all of its Facility F Commitment, all of its Facility G Commitment, all of its Facility H Commitment or all of its Facility D2 Commitment to a New Lender, the Existing Lender shall, on or prior to the

Transfer Date, endorse and deliver to the New Lender any Promissory Note(s) issued to the Existing Lender in respect of the transferred or assigned Facility A Commitment, Facility B Commitment, Facility C Commitment, Facility D1 Commitment, Facility E Commitment, Facility F Commitment, Facility G Commitment, Facility H Commitment or Facility D2 Commitment, as applicable. The Borrower shall, promptly upon request by the New Lender and at the Borrower’s cost, replace the endorsed Promissory Note(s) by issuing new Promissory Note(s), setting forth the amount of such Facility A Commitment assigned or transferred to the New Lender, Facility B Commitment assigned or transferred to the New Lender, Facility C Commitment assigned or transferred to the New Lender, Facility D1 Commitment assigned or transferred to the New Lender Facility E Commitment assigned or transferred to the New Lender, Facility F Commitment assigned or transferred to the New Lender, Facility G Commitment assigned or transferred to the New Lender, Facility H Commitment assigned or transferred to the New Lender, or (as applicable) the amount of the Facility D2 Commitment assigned or transferred to the New Lender, under the name of the New Lender, which shall be released (through the Custodian, if any), duly signed, to the New Lender, upon tendering of the endorsed Promissory Note(s) to the Borrower.

(h)

On an assignment or transfer by an Existing Lender of part of its Facility A Commitment, part of its Facility B Commitment, part of its Facility C Commitment, part of its Facility D1 Commitment, part of its Facility E Commitment, part of its Facility F Commitment, part of its Facility G Commitment, part of its Facility H Commitment or part of its Facility D2 Commitment to a New Lender, such Existing Lender shall tender (or procure that the Custodian tenders) to the Borrower, on the Transfer Date, any Promissory Note(s) issued to such Existing Lender evidencing such Existing Lender’s Facility A Commitment, Facility B Commitment, Facility C Commitment, Facility D1 Commitment, Facility E Commitment, Facility F Commitment, Facility G Commitment, Facility H Commitment or Facility D2 Commitment (as applicable), and the Borrower shall promptly, at the cost of the Borrower, issue (i) to the Existing Lender, a Promissory Note setting forth the amount of the Facility A Commitment of the Existing Lender not assigned or transferred to the New Lender, a Promissory Note setting forth the amount of the Facility B Commitment of the Existing Lender not assigned or transferred to the New Lender, a Promissory Note setting forth the amount of the Facility C Commitment of the Existing Lender not assigned or transferred to the New Lender, a Promissory Note setting forth the amount of the Facility D1 Commitment of the Existing Lender not assigned or transferred to the New Lender, a Promissory Note setting forth the amount of the Facility E Commitment of the Existing Lender not assigned or transferred to the New Lender, a Promissory Note setting forth the amount of the Facility F Commitment of the Existing Lender not assigned or transferred to the New Lender, a Promissory Note setting forth the amount of the Facility G Commitment of the Existing Lender not assigned or transferred to the New Lender, a Promissory Note setting forth the amount of the Facility H Commitment of the Existing Lender not assigned or transferred to the New Lender, or (as applicable) a Promissory Note setting forth the amount of the

Facility D2 Commitment of the Existing Lender not assigned or transferred to the New Lender and (ii) to the New Lender, a Promissory Note setting forth the amount of the Facility A Commitment of the New Lender assigned or transferred to it by the Existing Lender, a Promissory Note setting forth the amount of the Facility B Commitment of the New Lender assigned or transferred to it by the Existing Lender, a Promissory Note setting forth the amount of the Facility C Commitment of the New Lender assigned or transferred to it by the Existing Lender, a Promissory Note setting forth the amount of the Facility D1 Commitment of the New Lender assigned or transferred to it by the Existing Lender, a Promissory Note setting forth the amount of the Facility E Commitment of the New Lender assigned or transferred to it by the Existing Lender, a Promissory Note setting forth the amount of the Facility F Commitment of the New Lender assigned or transferred to it by the Existing Lender, a Promissory Note setting forth the amount of the Facility G Commitment of the New Lender assigned or transferred to it by the Existing Lender, a Promissory Note setting forth the amount of the Facility H Commitment of the New Lender assigned or transferred to it by the Existing Lender, or (as applicable) a Promissory Note setting forth the amount of the Facility D2 Commitment of the New Lender assigned or transferred to it by the Existing Lender. Any such new Promissory Notes shall be issued under the name of the Existing Lender or the New Lender (as applicable), and shall be released (through the Custodian, if any), duly signed, to the Existing Lender and the New Lender, upon tendering to the Borrower of the Promissory Notes previously issued to the Existing Lender in respect of the relevant Facility A Commitments, Facility B Commitments, Facility C Commitments, Facility D1 Commitments, Facility E Commitments, Facility F Commitments, Facility G Commitments, Facility H Commitments, or Facility D2 Commitments, as applicable.

(i)

Each New Lender, by executing the relevant Transfer Certificate or Assignment Agreement, confirms, for the avoidance of doubt, that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.

(j)	The minimum amount of an assignment or transfer shall be the lower of $1,000,000 (or equivalent) or (if less) the amount of a Lender’s Commitments.

(k)

Following an increase in term loan Commitments pursuant to Clause 2.2 (Accordion), an Accordion Lender in respect of that term loan increase may not assign or transfer its rights or obligations in relation to its increased Commitments until after the end of the Availability Period in relation to those increased Commitments.

(l)

In relation to any assignment or transfer by an Existing Lender of part of its Commitments in relation to a Facility, where the Existing Lender has, on the Transfer Date immediately prior to the assignment or transfer, any Available Commitment in relation to that Facility, the assignment or transfer shall be made such that a proportionate amount of the Existing Lender’s Available Commitment is assigned or transferred to the New Lender.

26.3	Assignment or transfer fee

Unless the Agent otherwise agrees, the New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee of $3,000.

26.4	Limitation of responsibility of Existing Lenders

(a)	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)	the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents, the Transaction Security or any other documents;

(ii)	the financial condition of any Obligor;

(iii)	the performance and observance by any Obligor of its obligations under the Finance Documents or any other documents; or

(iv)	the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

and any representations or warranties implied by law are excluded.

(b)	Each New Lender confirms to the Existing Lender, the other Finance Parties and the Secured Parties that it:

(i)

has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in the Finance Documents and has not relied exclusively on any information provided to it by the Existing Lender or any other Finance Party in connection with any Finance Document or the Transaction Security; and

(ii)

will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities while any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(c)	Nothing in any Finance Document obliges an Existing Lender to:

(i)	accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this Clause 26; or

(ii)	support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise.

26.5	Procedure for transfer

(a)

Subject to the conditions set out in Clause 26.2 (Conditions of assignment or transfer) a transfer is effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

(b)

The Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender.

(c)	Subject to Clause 26.9 (Pro rata interest settlement), on the Transfer Date:

(i)

to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents and in respect of the Transaction Security each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and in respect of the Transaction Security and their respective rights against one another under the Finance Documents and in respect of the Transaction Security shall be cancelled (being the “Discharged Rights and Obligations”);

(ii)

each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor or other member of the Group and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

(iii)

the Agent, the Security Agent, the New Lender and the other Lenders shall acquire the same rights and assume the same obligations between themselves and in respect of the Transaction Security as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, the Security Agent, and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and

(iv)	the New Lender shall become a Party as a “Lender”.

26.6	Procedure for assignment

(a)

Subject to the conditions set out in Clause 26.2 (Conditions of assignment or transfer) an assignment may be effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement.

(b)

The Agent shall only be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assignment to such New Lender.

(c)	Subject to Clause 26.9 (Pro rata interest settlement), on the Transfer Date:

(i)

the Existing Lender will assign absolutely to the New Lender its rights under the Finance Documents and in respect of the Transaction Security expressed to be the subject of the assignment in the Assignment Agreement;

(ii)

the Existing Lender will be released from the obligations (the “Relevant Obligations”) expressed to be the subject of the release in the Assignment Agreement (and any corresponding obligations by which it is bound in respect of the Transaction Security); and

(iii)	the New Lender shall become a Party as a “Lender” and will be bound by obligations equivalent to the Relevant Obligations.

(d)

Lenders may utilise procedures other than those set out in this Clause 26.6 to assign their rights under the Finance Documents (but not, without the consent of the relevant Obligor or unless in accordance with Clause 26.5 (Procedure for transfer), to obtain a release by that Obligor from the obligations owed to that Obligor by the Lenders nor the assumption of equivalent obligations by a New Lender) provided that they comply with the conditions set out in Clause 26.2 (Conditions of assignment or transfer).

26.7	Copy of Transfer Certificate, Assignment Agreement or Accordion Confirmation to Borrower

The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate, an Assignment Agreement or an Accordion Confirmation, send to the Borrower a copy of that Transfer Certificate, Assignment Agreement or Accordion Confirmation.

26.8	Security over Lenders’ rights

In addition to the other rights provided to Lenders under this Clause 26, each Lender may, without consulting with or obtaining consent from any Obligor, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:

(a)	any charge, assignment or other Security to secure obligations to a federal reserve or central bank; and

(b)

in the case of any Lender which is a fund, any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security shall:

(i)

release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or other Security for the Lender as a party to any of the Finance Documents; or

(ii)	require any payments to be made by an Obligor or grant to any person any more extensive rights than those required to be made or granted to the relevant Lender under the Finance Documents.

26.9	Pro rata interest settlement

If the Agent has notified the Lenders that it is able to distribute interest payments on a “pro rata basis” to Existing Lenders and New Lenders then (in respect of any transfer pursuant to Clause 26.5 (Procedure for transfer) or any assignment pursuant to Clause 26.6 (Procedure for assignment) the Transfer Date of which, in each case, is after the date of such notification and is not on the last day of an Interest Period):

(a)

any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Lender up to but excluding the Transfer Date (“Accrued Amounts”) and shall become due and payable to the Existing Lender (without further interest accruing on them) on the last day of the current Interest Period (or, if the Interest Period is longer than six Months, on the next of the dates which falls at six Monthly intervals after the first day of that Interest Period); and

(b)	the rights assigned or transferred by the Existing Lender will not include the right to the Accrued Amounts so that, for the avoidance of doubt:

(i)	when the Accrued Amounts become payable, those Accrued Amounts will be payable for the account of the Existing Lender; and

(ii)

the amount payable to the New Lender on that date will be the amount which would, but for the application of this Clause 26.9, have been payable to it on that date, but after deduction of the Accrued Amounts.

26.10	French law provisions

(a)

To the extent a transfer of rights and obligations hereunder could be construed as a novation within the meaning of articles 1329 et seq. of the French Civil Code, each Party agrees that upon a transfer under Clauses 26.1 (Assignments and transfers by the Lenders) and 26.5 (Procedure for transfer), the Security created under the French law governed Transaction Security Documents shall be preserved and maintained for the benefit of the Security Agent, the New Lender and the remaining Finance Parties pursuant to articles 1334 et seq. of the French Civil Code.

(b)

In the case of a transfer of rights and/or obligations by an Existing Lender hereunder, the New Lender should, if it considers it necessary to make the transfer effective as against any French Obligor, arrange for such transfer to be notified to, or acknowledged by, such French Obligor.

27.	DEBT PURCHASE TRANSACTIONS

27.1	Permitted Debt Purchase Transactions

(a)

The Borrower shall not (and shall procure that no other member of the Group or any Affiliate of the Borrower shall) (i) enter into any Permitted Debt Purchase Transaction other than in accordance with the other provisions of this Clause 27.1 or (ii) be party to (or beneficially own all or any part of the share capital of a company that is a Lender or a party to) any Restricted Debt Purchase Transaction.

(b)	The Borrower may purchase by way of assignment, pursuant to Clause 26 (Changes to the Lenders), a participation in any Term Loan and any related Commitment where:

(i)	such purchase is made using one of the processes set out at paragraphs (c) and (d) below; and

(ii)	such purchase is made at a time when no Default is continuing.

(c)

(i)	A Permitted Debt Purchase Transaction referred to in paragraph (a) above may be entered into pursuant to a solicitation process (a “Solicitation Process”) which is carried out as follows.

(ii)

Prior to 11.00 am on a given Business Day (the “Solicitation Day”) the Borrower or a financial institution acting on its behalf (the “Purchase Agent”) will approach at the same time each Lender which participates in the relevant Term Facilities to enable them to offer to sell to the Borrower an amount of their participation in one or more Term Facilities. Any Lender wishing to make such an offer shall, by 11.00 am on the second Business Day following such Solicitation Day, communicate to the Purchase Agent details of the amount of its participations in the Term Facilities it is offering to sell and the price at which it is offering to sell such participations. Any such offer shall be irrevocable until 11.00 am on the third Business Day following such Solicitation Day and shall be capable of acceptance by the Borrower on or before such time by communicating its acceptance in writing to the Purchase Agent or, if it is the Purchase Agent, the relevant Lenders. The Purchase Agent (if someone other than the Borrower) will communicate to the relevant Lenders which offers have been accepted by 12 noon on the third Business Day following such Solicitation Day. In any event by 11.00 am on the fourth Business Day following such Solicitation Day, the Borrower shall notify the Agent of the amounts of the participations purchased through the relevant Solicitation Process and the average price paid for the purchase of participations. The Agent shall disclose such information to any Lender that requests such disclosure.

(iii)	Any purchase of participations in the Term Facilities pursuant to a Solicitation Process shall be completed and settled on or before the fifth Business Day after the relevant Solicitation Day.

(iv)

In accepting any offers made pursuant to a Solicitation Process the Borrower shall be free to select which offers and in which amounts it accepts but on the basis that in relation to a participation in the Term Facility it accepts offers in inverse order of the price offered (with the offer or offers at the lowest price being accepted first) and that if in respect of participations in the Term Facility receives two or more offers at the same price it shall only accept such offers on a pro rata basis.

(d)

(i)	A Permitted Debt Purchase Transaction referred to in paragraph (a) above may also be entered into pursuant to an open order process (an “Open Order Process”) which is carried out as follows.

(ii)

The Borrower may by itself or through another Purchase Agent place an open order (an “Open Order”) to purchase participations in one or more of the Term Facilities up to a set aggregate amount at a set price by notifying at the same time all the Lenders participating in the relevant Term Facilities of the same. Any Lender wishing to sell pursuant to an Open Order will, by 11.00 am on any Business Day following the date on which the Open Order is placed but no earlier than the first Business Day, and no later than the fifth Business Day, following the date on which the Open Order is placed, communicate to the Purchase Agent details of the amount of its participations, and in which Term Facilities, it is offering to sell. Any such offer to sell shall be irrevocable until 11.00 am on the Business Day following the date of such offer from the Lender and shall be capable of acceptance by the Borrower on or before such time by it communicating such acceptance in writing to the relevant Lender.

(iii)

Any purchase of participations in the Term Facilities pursuant to an Open Order Process shall be completed and settled by the Borrower on or before the fourth Business Day after the date of the relevant offer by a Lender to sell under the relevant Open Order.

(iv)

If in respect of participations in a Term Facility the Purchase Agent receives on the same Business Day two or more offers at the set price such that the maximum amount of the Term Loans to which an Open Order relates would be exceeded, the Borrower shall only accept such offers on a pro rata basis.

(v)

The Borrower shall, by 11.00 am on the sixth Business Day following the date on which an Open Order is placed, notify the Agent of the amounts of the participations purchased through such Open Order Process and the identity of the Term Facilities to which they relate. The Agent shall disclose such information to any Lender that requests the same.

(e)	For the avoidance of doubt, there is no limit on the number of occasions a Solicitation Process or an Open Order Process may be implemented.

(f)	In relation to any Permitted Debt Purchase Transaction entered into pursuant to this Clause 27.1, notwithstanding any other term of this Agreement or the other Finance Documents:

(i)

on completion of the relevant assignment pursuant to Clause 26 (Changes to the Lenders), the portions of the Term Loans to which it relates shall be extinguished and any related Repayment Instalments will be reduced pro rata accordingly;

(ii)	such Permitted Debt Purchase Transaction and the related extinguishment referred to in paragraph (i) above shall not constitute a prepayment of the Facilities;

(iii)	the Borrower shall be deemed to be an entity which fulfils the requirements of Clause 26.1 (Assignments and transfers by the Lenders) to be a New Lender (as defined in such Clause);

(iv)	no member of the Group shall be deemed to be in breach of any provision of Clause 22 (General Undertakings) solely by reason of such Permitted Debt Purchase Transaction;

(v)	Clause 31 (Sharing among the Finance Parties) shall not be applicable to the consideration paid under such Permitted Debt Purchase Transaction; and

(vi)

for the avoidance of doubt, any extinguishment of any part of the Utilisations shall not affect any amendment or waiver which prior to such extinguishment had been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement.

(g)	The Agent shall be under no obligation to act as Purchase Agent under any transaction contemplated by this Clause 27.1.

28.	CHANGES TO THE OBLIGORS

28.1	Assignment and Transfers by Obligors

No Obligor or any other member of the Group may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

28.2	Additional Guarantors and Additional Security Providers

(a)

Subject to compliance with the provisions of paragraphs (b) and (c) of Clause 20.6 (“Know your client” checks), the Borrower may request that any of its Subsidiaries become an Additional Guarantor or an Additional Security Provider by:

(i)	the Borrower delivering to the Agent a duly completed and executed Accession Letter; and

(ii)

the Borrower delivers (or procures that the Additional Guarantor or Additional Security Provider (as the case may be) delivers) all of the documents and other evidence referred to in Part II of Schedule 2 (Conditions Precedent) in relation to that Additional Guarantor or Additional Security Provider to the Agent.

(b)	The Agent shall notify the Obligors and the Lenders promptly upon being satisfied that it has received all the documents and other evidence listed in Part II of Schedule 2 (Conditions Precedent).

28.3	Resignation of a Guarantor

(a)

In this Clause 28.3 (Resignation of a Guarantor) and Clause 28.6 (Resignation and release of Security on disposal), “Third Party Disposal” means the disposal of all of the issued share capital of an Obligor to a person which is not a member of the Group where that disposal is permitted under Clause 22.21 (Disposals) or made with the approval of the Majority Lenders (and the Borrower has confirmed this is the case).

(b)	The Borrower may request that a Guarantor (other than the Borrower) ceases to be a Guarantor by delivering to the Agent a Resignation Letter if:

(i)	that Guarantor is being disposed of by way of a Third Party Disposal and the Borrower has confirmed this is the case; or

(ii)	all the Lenders have consented to the resignation of that Guarantor.

(c)	The Agent shall accept a Resignation Letter and notify the Borrower and the Lenders of its acceptance if:

(i)	the Borrower has confirmed that no Default is continuing or would result from the acceptance of the Resignation Letter; and

(ii)	no payment is due from the Guarantor under Clause 18 (Guarantee and Indemnity).

(d)

The resignation of a Guarantor shall not be effective until the date of the relevant Third Party Disposal, at which time that company shall cease to be a Guarantor and shall have no further rights or obligations under the Finance Documents as a Guarantor.

28.4	Resignation of a Security Provider

(a)	The Borrower may request that a Security Provider ceases to be a Security Provider by delivering to the Agent a Resignation Letter if:

(i)	the Transaction Security granted by that Security Provider is being released under and in accordance with the Intercreditor Agreement and the Borrower has confirmed that this is the case; or

(ii)	all the Lenders have consented to the resignation of that Security Provider.

(b)	The Agent shall accept a Resignation Letter and notify the Borrower and the Lenders of its acceptance if:

(i)	the Borrower has confirmed that no Default is continuing or would result from the acceptance of the Resignation Letter;

(ii)	the Borrower has confirmed that the Transaction Security granted by that Security Provider has not become enforceable in accordance with its terms.

(c)

The resignation of that Security Provider shall not be effective until the date on which the Transaction Security granted by the Security Provider has been released under and in accordance with the Intercreditor Agreement, at which time that company shall cease to be a Security Provider and shall have no further rights or obligations under the Finance Documents as a Security Provider.

28.5	Repetition of Representations

Delivery of an Accession Letter constitutes confirmation by the relevant Affiliate that the Repeating Representations are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

28.6	Resignation and release of Security on disposal

If a Guarantor is or is proposed to be the subject of a Third Party Disposal then:

(a)

where that Obligor created Transaction Security over any of its assets or business in favour of the Security Agent, or Transaction Security in favour of the Security Agent was created over the shares (or equivalent) of that Obligor, the Security Agent may, at the cost and request of the Borrower, release those assets, business or shares (or equivalent) and issue certificates of non-crystallisation;

(b)	the resignation of that Obligor and related release of Transaction Security referred to in paragraph (a) above shall not become effective until the date of that disposal; and

(c)	if the disposal of that Obligor is not made, the Resignation Letter of that Obligor and the related release of Transaction Security referred to in paragraph (a) above shall have no effect and the obligations of the Obligor and the Transaction Security created or intended to be created by or over that Obligor shall continue in such force and effect as if that release had not been effected.

SECTION 10

THE FINANCE PARTIES

29.	ROLE OF THE AGENT

29.1	Appointment of the Agent

(a)

Each of the Lenders appoints the Agent to act as its agent under and in connection with the Finance Documents. For such purposes, each Lender hereby appoints and authorizes the Agent as it agent (comisionista) pursuant to articles 273 and 274 of the Mexican Commerce Code (Código de Comercio) to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents.

(b)

Each of the Lenders authorises the Agent to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents (including the appointment of any sub-agents or local agents to assist in administration of payments, the supervision or enforcement of any of the Finance Documents) together with any other incidental rights, powers, authorities and discretions.

(c)	The appointment by a Designated Lender of the Agent as its agent pursuant to paragraph (a) and the authorisations in paragraph (b) above expressly exclude authority for the Agent to:

(i)	execute and deliver documents on behalf of that Designated Lender;

(ii)	enforce any Security Document on behalf of that Designated Lender; or

(iii)	present petitions for winding up any Obligor (or similar petitions) on behalf of that Designated Lender; or

(iv)	to instruct the Security Agent to take any of the foregoing actions on behalf of that Designated Lender,

(together, the “Restricted Actions”).

(d)	Notwithstanding paragraph (c) above, each Designated Lender undertakes so long as it is a Lender to:

(i)

join the Agent if applicable in any Restricted Action instructed by the Majority Lenders, in accordance with this Agreement or, if required, to the extent possible, to grant powers of attorney in favour of the Agent so that it can take such Restricted Action; and

(ii)	abide by and act, or refrain from acting, in accordance with, any decision of the Majority Lenders made in accordance with this Agreement.

(e)	For this purpose a Designated Lender is a Lender that has notified the Agent and the Borrower that it is to be treated as a Designated Lender.

29.2	Interests of Lenders

Without limiting paragraphs (a) to (c) of Clause 29.8 (Majority Lenders’ instructions), in connection with the exercise of its powers, authorities or discretions (including, but not limited to, those in relation to any proposed modifications, waiver or authorisation of any breach or proposed breach of any of the provisions of this Agreement), the Agent shall have regard to the general interests of the Lenders (taken as a whole) and shall not have regard to any interest arising from circumstances particular to individual Lenders.

29.3	Duties of the Agent

(a)	Subject to paragraph (b) below, the Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party.

(b)

Without prejudice to Clause 26.7 (Copy of Transfer Certificate, Assignment Agreement or Accordion Confirmation to Borrower), paragraph (a) above shall not apply to any Transfer Certificate, any Assignment Agreement or any Accordion Confirmation.

(c)	The Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(d)

If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

(e)

If the Agent is aware of the non-payment of any principal, interest or fee payable to a Finance Party (other than the Agent or the Security Agent) under this Agreement it shall promptly notify the other Finance Parties.

(f)

The Agent shall provide to the Borrower within three Business Days of a request by the Borrower (but no more frequently than once per calendar month) a list (which may be in electronic form) setting out the names of the Lenders as at that Business Day, their respective Commitments, and the name of the contact person, if any, for whose attention any communication sent to that Lender is to be made or any document delivered under or in connection with the Finance Documents and, in the case of any Lender to whom any communication under or in connection with the Finance Documents may be made by that means, the electronic mail address and/or any other information required to enable the sending and receipt of information by electronic mail or other electronic means to and by that Lender.

(g)	The Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.

29.4	Role of the Arranger

Except as specifically provided in the Finance Documents, the Arranger does not have any obligations or liabilities of any kind to any other Party under or in connection with any Finance Document.

29.5	No fiduciary duties

(a)	Nothing in this Agreement constitutes the Agent or the Arranger as a trustee or fiduciary of any other person.

(b)	None of the Agent or the Security Agent or the Arranger shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

29.6	Business with the Group

The Agent, the Security Agent or the Arranger may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

29.7	Rights and discretions

(a)	The Agent may rely on:

(i)

any representation, notice or document (including, for the avoidance of doubt, any representation, notice or document communicating the consent of the Majority Lenders pursuant to Clause 38.1 (Required consents)) believed by it to be genuine, correct and appropriately authorised; and

(ii)	any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

(b)	The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

(i)	no Default has occurred (unless it has actual knowledge of a Default arising under Clause 25.1 (Non-payment));

(ii)	any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised;

(iii)	any notice or request made by the Borrower (other than a Selection Notice) is made on behalf of and with the consent and knowledge of all the Obligors.

(c)	The Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts including any Custodian.

(d)

The Agent may act in relation to the Finance Documents through its personnel and agents and through any necessary sub-agent, local agent or Affiliate and, for that purpose, may enter into any agreement or cause any agreement to be entered into, by any such sub-agent, local agent or Affiliate, including the execution, delivery, performance or enforcement of any Transaction Security Document.

(e)	The Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

(f)

Without prejudice to the generality of paragraph (e) above, the Agent may disclose the identity of a Defaulting Lender to the other Finance Parties and the Borrower and shall disclose the same upon the written request of the Borrower or the Majority Lenders.

(g)

Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent nor the Arranger is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

(h)

The Agent is not obliged to disclose to any Finance Party but shall disclose to the Borrower as soon as reasonably practical following a request to do so any details of the rate notified to the Agent by any Lender or the identity of any such Lender for the purpose of paragraph (a)(ii) of Clause 11.2 (Market disruption) (provided that the Borrower, by its signature to this Agreement, agrees to keep such information confidential and not to disclose it to anyone except for its officers, directors, employees and professional advisers on a confidential and “need to know” basis).

29.8	Majority Lenders’ instructions

(a)

Unless a contrary indication appears in a Finance Document, the Agent shall (i) exercise any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by the Majority Lenders (or, if so instructed by the Majority Lenders, refrain from exercising any right, power, authority or discretion vested in it as Agent) and (ii) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Majority Lenders.

(b)	Unless a contrary indication appears in a Finance Document, any instructions given by the Majority Lenders will be binding on all the Finance Parties other than the Security Agent.

(c)

The Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Lenders) until it has received such security as it may require for any cost, loss or liability (together with any associated VAT) which it may incur in complying with the instructions.

(d)

In the absence of instructions from the Majority Lenders, (or, if appropriate, the Lenders) the Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders (taken as a whole).

(e)

The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings relating to any Finance Document. This paragraph (e) shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Transaction Security Documents or enforcement of the Transaction Security or Transaction Security Documents.

29.9	Responsibility for documentation

Neither the Agent nor the Arranger is:

(a)

responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Agent, an Obligor or any other person given in or in connection with any Finance Document or the Transaction Security;

(b)

responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document or the Transaction Security; or

(c)

responsible for any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

29.10	Exclusion of liability

(a)

Without limiting paragraph (b) below, neither the Agent nor the Arranger will be liable for any action taken by it under or in connection with any Finance Document or the Transaction Security (or the negotiation or implementation of such documents) unless directly caused by its gross negligence or wilful misconduct or wilful breach of any Finance Document (and, for the avoidance of doubt, neither the Agent nor the Arranger will be liable in any circumstances for any consequential loss).

(b)

No Party (other than the Agent) may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Agent may rely on this Clause 29 subject to Clause 1.4 (Third party rights) and the provisions of the Third Parties Act.

(c)

The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose.

(d)

Nothing in this Agreement shall oblige the Agent or the Arranger to carry out any checks pursuant to any laws or regulations relating to money laundering in relation to any person on behalf of any Lender and each Lender confirms to the Agent and the Arranger that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent or the Arranger.

(e)

The Agent will have no liability for the acts of its agents, sub-agents or delegates (including Affiliates acting in such capacities) except to the extent that the acts or omissions of such agent or sub-agent (to the extent that it is an Affiliate of the Agent) constitute gross negligence or wilful misconduct.

29.11	Lenders’ indemnity to the Agent

Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent and its Affiliates (to the extent they act as agents, sub-agents or delegates in relation to the Finance Documents), within three Business Days of demand, against any cost, loss or liability incurred by the Agent and its Affiliates (to the extent they act as agents, sub-agents or delegates in relation to the Finance Documents) (otherwise than by reason of the Agent’s or the relevant Affiliate’s gross negligence or wilful misconduct) in acting as (or, as the case may be, assisting the) Agent under the Finance Documents (unless the Agent or the relevant Affiliate has been reimbursed by an Obligor pursuant to a Finance Document). Any third party referred to in this Clause 29.11 may rely on this Clause 29.11.

29.12	Resignation of the Agent

(a)

The Agent may resign and appoint one of its Affiliates acting through an office in the United Kingdom or a member state of the European Union as successor by giving notice to the other Finance Parties and the Borrower.

(b)

Alternatively the Agent may resign by giving notice to the other Finance Parties and the Borrower, in which case the Majority Lenders (after consultation with the Borrower) may appoint a successor Agent.

(c)

If the Majority Lenders have not appointed a successor Agent in accordance with paragraph (b) above within 30 days after notice of resignation was given, the Agent (after consultation with the Borrower) may appoint a successor Agent (acting through an office in the United Kingdom or a member state of the European Union).

(d)

The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

(e)	The Agent’s resignation notice shall only take effect upon the appointment of a successor.

(f)

Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 29.12. Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(g)

The Agent shall resign in accordance with paragraph (b) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Agent pursuant to paragraph (c) above) if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Agent under the Finance Documents, either:

(i)

the Agent fails to respond to a request under Clause 20.7 (FATCA Information) and the Borrower or a Lender reasonably believes that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(ii)

the information supplied by the Agent pursuant to Clause 20.7 (FATCA Information) indicates that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(iii)	the Agent notifies the Borrower and the Lenders that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date,

and (in each case) the Borrower or a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Agent were a FATCA Exempt Party, and the Borrower or that Lender, by notice to the Agent, requires it to resign.

29.13	Replacement of the Agent

(a)

After consultation with the Borrower, the Majority Lenders may, by giving 30 days’ notice to the Agent (or, at any time the Agent is an Impaired Agent, by giving any shorter notice determined by the Majority Lenders) replace the Agent by appointing a successor Agent (acting through an office in the United Kingdom or a member state of the European Union).

(b)

The retiring Agent shall (at its own cost if it is an Impaired Agent and otherwise at the expense of the Lenders) make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

(c)

The appointment of the successor Agent shall take effect on the date specified in the notice from the Majority Lenders to the retiring Agent. As from this date, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 29 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date).

(d)	Any successor Agent and each of the other Parties shall have the same rights and obligations among themselves as they would have had if such successor had been an original Party.

29.14	Confidentiality

(a)

In acting as agent for the Finance Parties, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)	If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it.

(c)

Notwithstanding any other provision of any Finance Document to the contrary, the Agent is not obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would or might in its reasonable opinion constitute a breach of any law or a breach of a fiduciary duty.

29.15	Relationship with the Lenders

(a)

Subject to Clause 26.9 (Pro rata interest settlement), the Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Agent’s principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office:

(i)	entitled to or liable for any payment due under any Finance Document on that day; and

(ii)	entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day,

unless it has received not less than five Business Days’ prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

(b)

Each Lender shall supply the Agent with any information that the Security Agent may reasonably specify (through the Agent) as being necessary or desirable to enable the Security Agent to perform its functions as Security Agent. Each Lender shall deal with the Security Agent exclusively through the Agent and shall not deal directly with the Security Agent.

(c)	The Agent may disclose to any Lender any information received by it in its capacity as Agent (including, without limitation, details of the identities and Commitments of the Lenders).

(d)

Any Lender may by notice to the Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents. Such notice shall contain the address, fax number and (where communication by electronic mail or other electronic means is permitted under Clause 34.6 (Electronic communication)) electronic mail address and/or any other information required to enable the sending and receipt of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, fax number, electronic mail address, department and officer by that Lender for the purposes of Clause 34.2 (Addresses) and paragraph (a)(iii) of Clause 34.6 (Electronic communication) and the Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.

29.16	Credit appraisal by the Lenders

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Agent and the Arranger that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)	the financial condition, status and nature of each member of the Group;

(b)

the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and the Transaction Security and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security;

(c)

whether that Secured Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the Transaction Security or the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(d)

the adequacy, accuracy and/or completeness of any information provided by the Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(e)

the right or title of any person in or to, or the value or sufficiency of any part of the Charged Property, the priority of any of the Transaction Security or the existence of any Security affecting the Charged Property; and

(f)	the legality, validity, effectiveness, adequacy or enforceability of any action taken or made in connection with any Finance Document.

29.17	Reference Banks

The Parties agree and acknowledge that:

(a)

the Obligors have proposed the names of the entities referred to in the definition of Reference Banks and the appointment of those Reference Banks has been accepted by the Original Lenders and such Reference Banks; and

(b)

each Obligor represents that it considers it beneficial for it to appoint banks of international repute which are Lenders hereunder as Reference Banks for the purposes of this Agreement (instead of other banks which are not Lenders hereunder in order to have Reference Banks which are not Lenders the rates of which could be less representative of market rates).

29.18	Agent’s management time

Any amount payable to the Agent under Clause 15.3 (Indemnity to the Agent), Clause 17 (Costs and Expenses) and Clause 29.11 (Lenders’ indemnity to the Agent) shall include the cost of utilising the Agent’s management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Agent may notify to the Borrower and the Lenders, and is in addition to any fee paid or payable to the Agent under Clause 12 (Fees).

29.19	Deduction from amounts payable by the Agent

If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

29.20	Role of the Security Agent

(a)	The Security Agent’s duties under this Agreement are solely mechanical and administrative in nature.

(b)

In particular, the role and, inter alia, duties, rights, powers, protections and benefits of the Security Agent are more particularly described in the Intercreditor Agreement, which sets out the basis upon which the Security Agent acts under this Agreement. Should any provision regarding the duties, discretions, rights, benefits, protections, indemnities and immunities of the Security Agent (the “Security Agent Provisions”) conflict or otherwise be inconsistent as between this Agreement and the Intercreditor Agreement, then the Security Agent Provisions as contained in the Intercreditor Agreement shall prevail.

29.21	Reliance and engagement letters

Each Finance Party and Secured Party confirms that the Agent has authority to accept on its behalf (and ratifies the acceptance on its behalf of any letters or reports already accepted by the Agent) the terms of any reliance letter or engagement letters relating to any reports or letters provided by accountants in connection with the Finance Documents or the transactions contemplated in the Finance Documents and to bind it in respect of those reports or letters and to sign such letters on its behalf and further confirms that it accepts the terms and qualifications set out in such letters.

29.22	Specific Intercreditor Agreement amendment instructions

Each Lender hereby instructs the Agent to enter into the deed of amendment to the Intercreditor Agreement previously circulated to each of the Finance Parties prior to the date hereof in order to amend the Intercreditor Agreement in the form attached thereto and to instruct the Security Agent to do so also. The Agent hereby accordingly instructs the Security Agent to enter into such deed of amendment.

30.	CONDUCT OF BUSINESS BY THE FINANCE PARTIES

No provision of this Agreement will:

(a)	interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)	oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

31.	SHARING AMONG THE FINANCE PARTIES

31.1	Payments to Finance Parties

If a Finance Party (a “Recovering Finance Party”) receives or recovers any amount from an Obligor other than in accordance with Clause 32 (Payment Mechanics) or otherwise receives or recovers more than the amount to which it is entitled under the Finance Documents (a “Recovered Amount”) and applies that amount to a payment due under the Finance Documents then:

(a)	the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery, to the Agent;

(b)

the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 32 (Payment Mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution;

(c)

the Recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 32.6 (Partial payments); and

(d)	for the avoidance of doubt, if circumstances exist where:

(i)

there is an unavailability or shortage of foreign exchange in any applicable jurisdiction of an Obligor or there has occurred a general moratorium or general debt rescheduling with respect to indebtedness of entities in such Obligor’s jurisdiction; and

(ii)

as a result of a Recovering Finance Party having preferential treatment or creditor status, any applicable governmental authority of the Obligor’s jurisdiction is permitting such Obligor to access and/or transfer, freely convertible and transferable currencies (“Convertible Currencies”) in order to pay obligations denominated in Convertible Currencies which are owed to such Recovering Finance Party (by way of exemption to, or preferential treatment under, such foreign exchange restrictions), but is not permitting such Obligor to do so in order to pay obligations denominated in Convertible Currencies which are owed to other Finance Parties, which do not have preferential treatment or creditor status, then such Recovering Finance Party may retain amounts received by it in such Convertible Currencies provided that:

(A)

all amounts available to the Finance Parties from the Obligors are first allocated to each of the Finance Parties in accordance with the relevant requirements of this Agreement or the Intercreditor Agreement (as the case may be) in the currency that such amounts are made available, with such allocation calculated assuming such amounts had been in the hands of the Agent or Security Agent, as the case may be (and for the avoidance of doubt, nothing in this clause is intended to change, affect or relate to, such allocation); and

(B)	the amount received by such Recovering Finance Party does not exceed the amount which such Recovering Finance Party is entitled to receive as a result of the above-mentioned allocation,

and provided further that the foregoing clause shall in no way restrict, limit or prejudice the rights and claims of any Finance Party against any Obligor, including any Obligor to whom such unavailability or shortage of foreign exchange or general moratorium or general debt rescheduling does not apply, or the right of any Finance Party to, in its sole discretion, accept or refuse to accept any payment other than in the currency in which payment is due and in accordance with Clause 32.1 (Payments to the Agent). Any Recovering Finance Party shall promptly upon the written request of the Agent, the Security Agent or the Borrower confirm the amount of Convertible Currencies so received.

31.2	Redistribution of payments

The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) (the “Sharing Finance Parties”) in accordance with Clause 32.6 (Partial payments) towards the obligations of that Obligor to the Sharing Finance Parties.

31.3	Recovering Finance Party’s rights

(a)

On a distribution by the Agent under Clause 31.2 (Redistribution of payments), of a payment received by a Recovering Finance Party from an Obligor, as between the relevant Obligor and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Obligor.

(b)

If and to the extent that the Recovering Finance Party is not able to rely on its rights under paragraph (a) above, the relevant Obligor shall be liable to the Recovering Finance Party for a debt equal to the Sharing Payment which is immediately due and payable.

31.4	Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)

each Sharing Finance Party shall, upon request of the Agent, pay to the Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the “Redistributed Amount”); and

(b)

that Recovering Finance Party’s right of subrogation in respect of any reimbursement shall be cancelled and, as between the relevant Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Obligor.

31.5	Exceptions

(a)

This Clause 31 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Obligor.

(b)

A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)	it notified the other Finance Party of the legal or arbitration proceedings; and

(ii)

the other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

(c)	This Clause 31 shall not impose any obligation on the Security Agent to pay a Sharing Payment to the Agent under Clause 31.1 (Payments to Finance Parties) or Clause 31.4 (Reversal of redistribution).

SECTION 11

ADMINISTRATION

32.	PAYMENT MECHANICS

32.1	Payments to the Agent

(a)

Subject to paragraph (b), on each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)

Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to euro, in a principal financial centre in a Participating Member State or London) with such bank as the Agent specifies.

32.2	Distributions by the Agent

Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 32.3 (Distributions to an Obligor) and Clause 32.4 (Clawback) and Clause 29.19 (Deduction from amounts payable by the Agent), be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement for the account of its Facility Office, to such account as that Party may notify to the Agent by not less than five Business Days’ notice with a bank in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre of a Participating Member State or London).

32.3	Distributions to an Obligor

The Agent may (with the consent of the Obligor or in accordance with Clause 33 (Set-Off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

32.4	Clawback

(a)

Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)

If the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

32.5	Impaired Agent

(a)

If, at any time, the Agent becomes an Impaired Agent, an Obligor or a Lender which is required to make a payment under the Finance Documents to the Agent in accordance with Clause 32.1 (Payments to the Agent) may instead either pay that amount direct to the required recipient or pay that amount to an interest-bearing account held with an Acceptable Bank within the meaning of paragraph (a) of the definition of “Acceptable Bank” and in relation to which no Insolvency Event has occurred and is continuing, in the name of the Obligor or the Lender making the payment and designated as a trust account for the benefit of the Party or Parties beneficially entitled to that payment under the Finance Documents. In each case such payments must be made on the due date for payment under the Finance Documents.

(b)	All interest accrued on the amount standing to the credit of the trust account shall be for the benefit of the beneficiaries of that trust account pro rata to their respective entitlements.

(c)

A Party which has made a payment in accordance with this Clause 32.5 shall be discharged of the relevant payment obligation under the Finance Documents and shall not take any credit risk with respect to the amounts standing to the credit of the trust account.

(d)

Promptly upon the appointment of a successor Agent in accordance with Clause 29.13 (Replacement of the Agent), each Party which has made a payment to a trust account in accordance with this Clause 32.5 shall give all requisite instructions to the bank with whom the trust account is held to transfer the amount (together with any accrued interest) to the successor Agent for distribution in accordance with Clause 32.2 (Distributions by the Agent).

32.6	Partial payments

(a)

Subject to the provisions of the Intercreditor Agreement, if the Agent receives a payment for application against amounts due in respect of any Finance Documents that is insufficient to discharge all the amounts then due and payable by an Obligor under those Finance Documents, the Agent shall apply that payment towards the obligations of that Obligor under those Finance Documents in the following order:

(i)	first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Agent and the Security Agent under those Finance Documents;

(ii)	secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under those Finance Documents;

(iii)	thirdly, in or towards payment pro rata of any principal due but unpaid under those Finance Documents; and

(iv)	fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b)

The Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (a)(ii) to (iv) above (but not, for the avoidance of doubt, the pro rata allocation of payments falling within any such paragraph).

(c)	Paragraphs (a) and (b) above will override any appropriation made by an Obligor.

32.7	Set-off by Obligors

All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

32.8	Business Days

(a)

Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)	During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

32.9	Currency of account

(a)	Subject to paragraphs (b) to (e) below, dollars is the currency of account and payment for any sum due from an Obligor under any Finance Document.

(b)	A repayment of a Utilisation or Unpaid Sum or a part of a Utilisation or Unpaid Sum shall be made in the currency in which that Utilisation or Unpaid Sum is denominated on its due date.

(c)	Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated when that interest accrued.

(d)	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(e)	Any amount expressed to be payable in a currency other than dollars shall be paid in that other currency.

32.10	Change of currency

(a)	Unless otherwise prohibited by law, if more than one currency or currency unit is at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)

any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Borrower); and

(ii)

any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).

(b)

If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Borrower) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency.

33.	SET-OFF

A Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

34.	NOTICES

34.1	Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter or (in accordance with Clause 34.6 (Electronic communication)) by email.

34.2	Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a)	in the case of the Borrower:

Address:	CEMEX, S.A.B. de C.V.
Avenida Ricardo Margáin #325
Colonia Valle del Campestre
San Pedro Garza García
Nuevo León, 66265
México

Fax:	+52 (81) 8888 4465

Attention:	Corporate Finance Director;

with a copy to:

Address:	CEMEX, S.A.B. de C.V.
Avenida Ricardo Margáin #325
Colonia Valle del Campestre
San Pedro Garza García
Nuevo León, 66265
México

Fax:	+52 (81) 8888 6779

Attention:	Financial Operations Manager;

(b)	in the case of each Lender, or any other Obligor, that notified in writing to the Agent on or prior to the date on which it becomes a Party;

(c)	in the case of the Agent:

Address:	Citibank Europe plc, UK Branch
5th Floor, Citigroup Centre
Mail Drop CGC2 05-65
25 Canada Square, Canary Wharf
London E14 5LB
United Kingdom

Fax:	+44 (0) 20 7492 3980 / +44 (0) 20 7067 9536

Attention:	EMEA Loans Agency; and

(d)	in the case of the Security Agent:

Address:	Third Floor, 1 King’s Arms Yard
London EC2R 7AF
United Kingdom

Fax:	+44 (0) 20 7397 3601

Attention:	George Bollas / Keith Reader,

or any substitute address, fax number or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five Business Days’ notice.

34.3	Delivery

(a)	Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(i)	if by way of fax, when received in legible form; or

(ii)	if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post (postage prepaid) in an envelope addressed to it at that address,

and, if a particular department or officer is specified as part of its address details provided under Clause 34.2 (Addresses), if addressed to that department or officer.

(b)

Any communication or document to be made or delivered to the Agent or the Security Agent will be effective only when actually received by the Agent or Security Agent and then only if it is expressly marked for the attention of the department or officer identified in Clause 34.2 (Addresses) (or any substitute department or officer as the Agent or Security Agent shall specify for this purpose).

(c)	All notices from or to an Obligor shall be sent through the Agent. The Borrower may make and/or deliver as agent of each Obligor notices and/or requests on behalf of each Obligor.

(d)	Any communication or document made or delivered to the Borrower in accordance with this Clause 34.3 will be deemed to have been made or delivered to each of the Obligors.

34.4	Notification of address and fax number

Promptly upon receipt of notification of an address or fax number or change of address or fax number pursuant to Clause 34.2 (Addresses) or changing its own address or fax number, the Agent shall notify the other Parties.

34.5	Communication when Agent is Impaired Agent

If the Agent is an Impaired Agent the Parties may, instead of communicating with each other through the Agent, communicate with each other directly and (while the Agent is an Impaired Agent) all the provisions of the Finance Documents which require communications to be made or notices to be given to or by the Agent shall be varied so that communications may be made and notices given to or by the relevant Parties directly. This provision shall not operate after a replacement Agent has been appointed.

34.6	Electronic communication

(a)

Any communication to be made between the Agent or the Security Agent and a Lender and/or any member of the Group under or in connection with the Finance Documents may be made by electronic mail or other electronic means, if the Agent, the Security Agent and the relevant Lender and/or member of the Group:

(i)	agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

(ii)	notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(iii)	notify each other of any change to their address or any other such information supplied by them.

(b)

Any electronic communication made between the Agent and a Lender or the Security Agent and/or any member of the Group will be effective only when actually received in readable form and, in the case of any electronic communication made by a Lender and/or the Security Agent and/or any member of the Group to the Agent, only if it is addressed in such a manner as the Agent or Security Agent shall specify for this purpose.

(c)

As at the date of this Agreement, the Security Agent has not agreed that electronic communication as contemplated by this Clause 34.6 is an accepted form of communication unless any communication from a Party to the Security Agent by electronic means is also made by fax, and such communication shall only be effective when such fax is received in legible form.

34.7	English language

(a)	Any notice given under or in connection with any Finance Document must be in English.

(b)	All other documents provided under or in connection with any Finance Document must be:

(i)	in English; or

(ii)

if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

34.8	Obligor Agent

(a)

Each Obligor (other than the Borrower) by its execution of this Agreement or an Accession Letter (as the case may be) irrevocably appoints the Borrower to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises:

(i)

the Borrower on its behalf to supply all information concerning itself contemplated by this Agreement to the Finance Parties and to give all notices and instructions, to execute on its behalf any documents required hereunder and to make such agreements capable of being given or made by any Obligor notwithstanding that they may affect such Obligor, without further reference to or consent of such Obligor;

(ii)

the Borrower on its behalf as its agent (comisionista) pursuant to articles 273 and 274 of the Mexican Commerce Code (Código de Comercio) to exercise the rights, powers, authorities and discretions specifically given to it under or in connection with the Finance Documents; and

(iii)	each Finance Party to give any notice, demand or other communication to such Obligor pursuant to the Finance Documents to the Borrower on its behalf,

and in each case such Obligor shall be bound thereby as though such Obligor itself had given such notices and instructions or executed or made such agreements or received any notice, demand or other communication.

(b)

Every act, agreement, undertaking, settlement, waiver, notice or other communication given or made by the Borrower, or given to the Borrower, in its capacity as agent in accordance with paragraph (a) of this Clause 34.8, in connection with this Agreement shall be binding for all purposes on such Obligors as if the other Obligors had expressly made, given or concurred with the same. In the event of any conflict between any notices or other communications of the Borrower and any other Obligor, those of the Borrower shall prevail.

34.9	Use of websites

(a)

The Borrower may satisfy its obligation under this Agreement to deliver any information in relation to those Lenders (the “Website Lenders”) who accept this method of communication by posting this information on to an electronic website designated by the Borrower and the Agent (the “Designated Website”) if:

(i)	the Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of the information by this method;

(ii)	both the Borrower and the Agent are aware of the address of and any relevant password specifications for the Designated Website; and

(iii)	the information is in a format previously agreed between the Borrower and the Agent.

If any Lender does not agree to the delivery of information electronically then the Agent shall notify the Borrower accordingly and the Borrower shall supply the information to the Agent in paper form. In any event the Borrower shall supply the Agent with at least one copy in paper form of any information required to be provided by it.

(b)	The Agent shall supply each Website Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by the Borrower and the Agent.

(c)	The Borrower shall promptly upon becoming aware of its occurrence notify the Agent if:

(i)	the Designated Website cannot be accessed due to technical failure;

(ii)	the password specifications for the Designated Website change;

(iii)	any new information which is required to be provided under this Agreement is posted on to the Designated Website;

(iv)	any existing information which has been provided under this Agreement and posted on to the Designated Website is amended; or

(v)	the Borrower becomes aware that the Designated Website or any information posted on to the Designated Website is or has been infected by any electronic virus or similar software.

If the Borrower notifies the Agent under paragraph (c)(i) or paragraph (c)(v) above, all information to be provided by the Borrower under this Agreement after the date of that notice shall be supplied in paper form unless and until the Agent and each Website Lender are satisfied that the circumstances giving rise to the notification are no longer continuing.

(d)

Any Website Lender may request, through the Agent, one paper copy of any information required to be provided under this Agreement which is posted on to the Designated Website. The Borrower shall at its own cost comply with any such request within ten Business Days.

35.	CALCULATIONS AND CERTIFICATES

35.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

35.2	Certificates and determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

35.3	Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.

35.4	Spanish Civil Procedure

In the event that this Agreement is raised to a Spanish Public Document, for the purposes of Article 572.2 of the Spanish Civil Procedure Law (Ley de Enjuiciamiento Civil), all parties expressly agree that the exact amount due at any time by the Obligors to the Lenders will be the amount specified in a certificate issued by the Agent (and/or any Lender) in accordance with Clause 35.2 (Certificates and determinations) as representative of the Lenders reflecting the balance of the accounts referred to in Clause 35.1 (Accounts).

35.5	No personal liability

If an individual signs a certificate on behalf of any member of the Group and the certificate proves to be incorrect, the individual will incur no personal liability as a result, unless the individual acted fraudulently in giving the certificate. In this case any liability of the individual will be determined in accordance with applicable law.

36.	PARTIAL INVALIDITY

If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law or regulation of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law or regulations of any other jurisdiction will in any way be affected or impaired.

37.	REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of any Finance Party or Secured Party, any right or remedy under the Finance Documents shall operate as a waiver of any such right or remedy or constitute an election to affirm any of the Finance Documents. No election to affirm any of the Finance Documents on the part of any Finance Party shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law or regulation.

38.	AMENDMENTS AND WAIVERS

38.1	Required consents

(a)

Subject to Clause 38.2 (Exceptions) and Clause 38.3 (Facility Change), any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Borrower and any such amendment or waiver will be binding on all Parties.

(b)	Subject to paragraphs (c) to (e) of Clause 29.1 (Appointment of the Agent), the Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 38.

(c)

Each Obligor agrees to any such amendment or waiver permitted by this Clause 38 which is agreed to by the Borrower. This includes any amendment or waiver which would, but for this paragraph (c), require the consent of all of the Guarantors.

38.2	Exceptions

(a)	An amendment or waiver that has the effect of changing or which relates to:

(i)	the definition of “Majority Lenders” or “Super Majority Lenders” in Clause 1.1 (Definitions);

(ii)	an extension to the Termination Date or to the date of any scheduled payment of any amount under the Finance Documents (except pursuant to Clause 2.2 (Accordion) or a Facility Change);

(iii)	a reduction in the Margin or a reduction in the amount (or, in respect of interest, fees and commissions, the rate) of any payment of principal, interest, fees or commission payable;

(iv)	the allocation as among the Lenders of any amount payable under the Finance Documents;

(v)	a change in currency of payment of any amount under the Finance Documents;

(vi)	an increase in or an extension of any Commitment or the Total Commitments (except pursuant to Clause 2.2 (Accordion) or a Facility Change);

(vii)	a change to the Borrower or any of the Guarantors other than in accordance with Clause 28 (Changes to the Obligors);

(viii)	any provision which expressly requires the consent of all the Lenders;

(ix)	Clause 2.3 (Finance Parties’ rights and obligations), Clause 18 (Guarantee and Indemnity), Clause 26 (Changes to the Lenders), Clause 28 (Changes to the Obligors) or this Clause 38; or

(x)	any amendment to the order of priority or subordination under the Intercreditor Agreement,

shall not be made without the prior consent of all of the Lenders (save in circumstances where such change is made pursuant to Clause 2.2 (Accordion) or Clause 23 (Covenant Reset Date)).

(b)

An amendment or waiver which relates to the rights or obligations of the Agent, the Arranger or, as the case may be, the Security Agent may not be effected without the consent of the Agent, the Arranger or, as the case may be, the Security Agent at such time.

(c)	Any amendment or waiver that has the effect of changing or that relates to:

(i)

the nature or scope of the Charged Property or the manner in which the proceeds of enforcement of the Transaction Security are distributed (except insofar as it relates to a sale or disposal of an asset which is the subject of the Transaction Security where such sale or disposal is expressly permitted under this Agreement or any other Finance Document);

(ii)

the release of any guarantee and indemnity granted under Clause 18 (Guarantee and Indemnity) or of any Transaction Security unless permitted under this Agreement or any other Finance Document or relating to a sale or disposal of an asset which is the subject of the Transaction Security where such sale or disposal is expressly permitted under this Agreement or any other Finance Document, may only be made with the consent of the Super Majority Lenders.

(d)

If any Lender fails to respond to a request for a consent, waiver or amendment of or in relation to any of the terms of any Finance Document or other vote of Lenders under the terms of this Agreement within 20 Business Days of that request being made (or such longer period as the Borrower may, in its absolute discretion, specify (subject to prior notice being given by the Borrower to the Agent)), its Commitment and/or participation shall not be included for the purpose of calculating the Total Commitments or participations under the relevant Facility/ies when ascertaining whether any relevant percentage (including, for the avoidance of doubt, unanimity) of Total Commitments and/or participations has been obtained to approve that request.

38.3	Facility Change

(a)

The Borrower may, by notice to the Agent for circulation to all Lenders, request the consent of each Lender to an extension of the Termination Date with respect to that Lender’s Commitment and participation in the Loans (such extension, a “Facility Change”, and any such Lender which consents to an extension of the Termination Date with respect to its Commitment and participation in the Loans, a “Facility Change Lender”).

(b)

A Facility Change shall be implemented by way of an amendment to this Agreement (and, if required, any other Finance Document) to reflect the Facility Change in relation to the relevant Facility Change Lender(s) (but, for the avoidance of doubt, in relation to no other Lender) (including, without limitation, by the creation of sub-tranches or a new facility comprising the Commitment and participation in the Loans of some or all of the Facility Change Lender(s), and to which the extended Termination Date is to apply).

(c)

Notwithstanding anything in this Clause 38 or any other provision of the Finance Documents to the contrary, an amendment to any term of the Finance Documents made in accordance with this Clause 38.3 in order to implement a Facility Change may be approved with the consent of the relevant Facility Change Lender and the Borrower (and countersigned by the Agent) and any such amendment will be binding on all Parties.

38.4	Replacement of Lender

(a)	If at any time:

(i)	any Lender becomes a Non-Consenting Lender (as defined in paragraph (c) below); or

(ii)

an Obligor other than a Security Provider that is not also the Borrower or a Guarantor becomes obliged to repay any amount in accordance with Clause 7.1 (Illegality) or to pay additional amounts pursuant to Clause 14.1 (Increased costs), Clause 13.2 (Tax gross-up) or Clause 13.3 (Tax indemnity) to any Lender in excess of amounts payable to the other Lenders generally, then the Borrower may, on 10 Business Days’ prior written notice to the Agent and such Lender, replace such Lender by requiring such Lender to (and such Lender shall) transfer pursuant to Clause 26 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement to a Lender or other bank, financial institution, trust, fund or other entity (a “Replacement Lender”) selected by the Borrower, and (unless at such time the Agent is an Impaired Agent) which is acceptable to the Agent (acting reasonably), which confirms its willingness to assume and does assume all the obligations of the transferring Lender (including the assumption of the transferring Lender’s participations on the same basis as the transferring Lender) for a purchase price in cash payable at the time of transfer equal to the outstanding principal amount of such Lender’s participation in the outstanding Utilisations and all accrued interest and/or Break Costs and other amounts payable in relation thereto under the Finance Documents.

(b)	The replacement of a Lender pursuant to this Clause 38.4 shall be subject to the following conditions:

(i)	the Borrower shall have no right to replace the Agent or Security Agent;

(ii)	neither the Agent nor the Lender shall have any obligation to the Borrower to find a Replacement Lender;

(iii)

in the event of a replacement of a Non-Consenting Lender such replacement must take place no later than 180 days after the date on which the Non-Consenting Lender notifies the Borrower and the Agent of its failure or refusal to give a consent in relation to, or agree to any waiver or amendment to the Finance Documents requested by the Borrower; and

(iv)	in no event shall the Lender replaced under this paragraph (b) be required to pay or surrender to such Replacement Lender any of the fees received by such Lender pursuant to the Finance Documents.

(c)	In the event that:

(i)	the Borrower or the Agent (at the request of the Borrower) has requested the Lenders to give a consent in relation to, or to agree to a waiver or amendment of, any provisions of the Finance Documents;

(ii)	the consent, waiver or amendment in question requires the approval of all the Lenders; and

(iii)

Lenders whose Commitments aggregate more than 85 per cent. of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 85 per cent. of the Total Commitments prior to that reduction) have consented or agreed to such waiver or amendment, then any Lender who does not and continues not to consent or agree to such waiver or amendment shall be deemed a “Non-Consenting Lender”.

38.5	Replacement of a Defaulting Lender

(a)

The Borrower may, at any time a Lender has become and continues to be a Defaulting Lender, by giving 10 Business Days’ prior written notice to the Agent and such Lender, replace such Lender by requiring such Lender to (and such Lender shall) transfer pursuant to Clause 26 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement to a Lender or Replacement Lender selected by the Borrower, and which (unless the Agent is an Impaired Agent) is acceptable to the Agent (acting reasonably), which confirms its willingness to assume and does assume all the obligations or all the relevant obligations of the transferring Lender (including the assumption of the transferring Lender’s participations or unfunded participations (as the case may be) on the same basis as the transferring Lender) for a purchase price in cash payable at the time of transfer equal to the outstanding principal amount of such Lender’s participation in the outstanding Utilisations and all accrued interest, Break Costs and other amounts payable in relation thereto under the Finance Documents.

(b)	Any transfer of rights and obligations of a Defaulting Lender pursuant to this Clause 38.5 shall be subject to the following conditions:

(i)	the Borrower shall have no right to replace the Agent or Security Agent;

(ii)	neither the Agent nor the Defaulting Lender shall have any obligation to the Borrower to find a Replacement Lender;

(iii)	the transfer must take place no later than 180 days after the notice referred to in paragraph (a) above; and

(iv)	in no event shall the Defaulting Lender be required to pay or surrender to the Replacement Lender any of the fees received by the Defaulting Lender pursuant to the Finance Documents.

39.	CONFIDENTIALITY

39.1	Confidential Information

Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 39.2 (Disclosure of Confidential Information) and Clause 39.3 (Disclosure to numbering service providers), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

39.2	Disclosure of Confidential Information

Any Finance Party may, without prejudice to the provisions of article L. 511-33 of the French Monetary and Financial Code, disclose:

(a)

to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

(b)	to any person:

(i)

to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents and to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(ii)

with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Obligors and to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(iii)

appointed by any Finance Party or by a person to whom paragraph (b)(i) or (ii) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under paragraph (d) of Clause 29.15 (Relationship with the Lenders));

(iv)	who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraph (b)(i) or (b)(ii) above;

(v)

to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(vi)	to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) pursuant to Clause 26.8 (Security over Lenders’ rights);

(vii)	to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;

(viii)	which is a credit risk insurer or potential credit risk insurer;

(ix)	who is a Party; or

(x)	with the consent of the Borrower;

in each case, such Confidential Information as that Finance Party shall consider appropriate if:

(A)

in relation to paragraphs (b)(i), (b)(ii) and b(iii) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(B)

in relation to paragraph (b)(iv) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information;

(C)

in relation to paragraphs (b)(v), (b)(vi), (b)(vii) and (b)(viii) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances;

(c)

to any person appointed by that Finance Party or by a person to whom paragraph (b)(i) or (b)(ii) above applies to provide administration or settlement services in respect of one or more of the Finance Documents, including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Borrower and the relevant Finance Party; and

(d)

to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Obligors if the rating agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information.

39.3	Disclosure to numbering service providers

(a)

Any Finance Party may, without prejudice to the provisions of article L. 511-33 of the French Monetary and Financial Code, disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facilities and/or one or more Obligors the following information:

(i)	names of Obligors;

(ii)	country of domicile of Obligors;

(iii)	place of incorporation of Obligors;

(iv)	date of this Agreement;

(v)	the name of the Agent;

(vi)	date of each amendment and restatement of this Agreement;

(vii)	amount of the Commitments under each Facility;

(viii)	currencies of the Facilities;

(ix)	type of Facilities;

(x)	ranking of Facilities;

(xi)	Termination Date for Facilities;

(xii)	law and jurisdiction of the Facilities;

(xiii)	changes to any of the information previously supplied pursuant to paragraphs (i) to (xii) above; and

(xiv)	such other information agreed between such Finance Party and the Borrower,

to enable such numbering service provider to provide its usual syndicated loan numbering identification services.

(b)

The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facilities and/or one or more Obligors by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.

(c)	The Agent shall notify the Borrower and the other Finance Parties of:

(i)	the name of any numbering service provider appointed by the Agent in respect of this Agreement, the Facilities and/or one or more Obligors; and

(ii)	the number or, as the case may be, numbers assigned to this Agreement, the Facilities and/or one or more Obligors by such numbering service provider.

39.4	Entire agreement

Without prejudice to the provisions of article L. 511-33 of the French Monetary and Financial Code, this Clause 39 constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

39.5	Inside information

Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.

39.6	Notification of disclosure

Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Borrower as soon as reasonably practicable:

(a)

of the circumstances of any disclosure of Confidential Information made pursuant to paragraph (b)(v) of Clause 39.2 (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(b)	upon becoming aware that Confidential Information has been disclosed in breach of this Clause 39.

39.7	Continuing obligations

The obligations in this Clause 39 are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of 12 months from the earlier of:

(a)

the date on which all amounts payable by the Obligors under or in connection with the Finance Documents have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and

(b)	the date on which such Finance Party otherwise ceases to be a Finance Party.

40.	COUNTERPARTS

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

SECTION 12

GOVERNING LAW AND ENFORCEMENT

41.	GOVERNING LAW

(a)	This Agreement and all non-contractual obligations arising from or connected with it are governed by English law.

(b)

If any of the Original Obligors is represented by an attorney or attorneys in connection with the signing and/or execution and/or delivery of this Agreement or any agreement or document referred to herein or made pursuant hereto and the relevant power or powers of attorney is or are expressed to be governed by the laws and regulations of a particular jurisdiction, it is hereby expressly acknowledged and accepted by the other parties hereto that such laws and regulations shall govern the existence and extent of such attorney’s or attorney’s authority and the effects of the exercise thereof.

42.	ENFORCEMENT

42.1	Jurisdiction in relation to actions brought by or against parties organised or incorporated in Mexico

In relation to actions brought by or against any Party organised or incorporated in Mexico:

(a)

each of the Parties agrees that the courts of England and the courts of each Party’s corporate domicile (but only in respect of actions brought against such Party as a defendant), have jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement or any non-contractual obligations arising from or connected with this Agreement) (a “Dispute”); and

(b)

each of the Parties agrees that the courts of England and such courts of each Party’s corporate domicile (but only in respect of actions brought against such Party as a defendant) are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary and hereby waives any right to any other jurisdiction to which any of them may be entitled on account of place of residence or domicile or otherwise.

42.2	Jurisdiction of English Courts in other cases

Subject to Clause 42.1 (Jurisdiction in relation to actions brought by or against parties organised or incorporated in Mexico) above:

(a)	the courts of England have jurisdiction to settle any Dispute;

(b)

the Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary and hereby waives any right to any other jurisdiction to which any of them may be entitled on account of place of residence or domicile or otherwise; and

(c)

subject to paragraph (d) below, this Clause 42.2 is for the benefit of the Finance Parties and Secured Parties only. As a result, no Finance Party or Secured Party shall be prevented from taking proceedings relating to a Dispute (or any other dispute whatsoever) in any other courts with jurisdiction. To the extent allowed by law or regulation, the Finance Parties and Secured Parties may take concurrent proceedings in any number of jurisdictions; and

(d)

The provisions of paragraph (c) above shall not apply in relation to any proceedings commenced by the Finance Parties against any French Obligor and any such proceedings shall be commenced in the courts of England pursuant to paragraphs (a) and (b) above.

42.3	Service of process

Without prejudice to any other mode of service allowed under any relevant law or regulation, each Obligor (other than an Obligor incorporated in England and Wales):

(a)

irrevocably appoints the Process Agent as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document (and the Process Agent, by its execution of this Agreement, accepts that appointment); and

(b)	agrees that failure by the Process Agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned,

and each Obligor, including each Additional Guarantor or Additional Security Provider, that is incorporated in Mexico shall grant an irrevocable power of attorney for lawsuits and collections (pleitos y cobranzas) granted before a Mexican notary public, appointing the Process Agent as its agent for service of process as provided herein on or before the date of this Agreement or any other Finance Document or when it becomes a Party to this Agreement or any other Finance Document, as applicable.

42.4	Waiver of right to trial by jury

TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY AND IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY FINANCE DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY FINANCE DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY. Each Party acknowledges that (a) this waiver is a material inducement to enter into this Agreement, (b) it has already relied on this waiver in entering into this Agreement and (c) it will continue to rely on this waiver in future dealings. Each Party represents that it has reviewed this waiver with its legal advisers and that it knowingly and voluntarily waives its jury trial rights after consultation with its legal advisers. Each Party hereby agrees and consents that any Party to this Agreement may file an original counterpart or a copy of this Clause 42.4 with any court as written evidence of the consent of the signatories hereto to the waiver of their right to trial by jury.

43.	CONTRACTUAL RECOGNITION OF BAIL-IN

43.1	Bail-In

Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the Parties, each Party acknowledges and accepts that any liability of any Party to any other Party under or in connection with the Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

(a)	any Bail-In Action in relation to any such liability, including (without limitation):

(i)	a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;

(ii)	a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and

(iii)	a cancellation of any such liability; and

(b)	a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.

43.2	Definitions

In this Clause 43:

“Bail-In Action” means the exercise of any Write-down and Conversion Powers.

“Bail-In Legislation” means:

(a)

in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time; and

(b)	in relation to any other state, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation.

“EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway.

“EU Bail-In Legislation Schedule” means the document described as such and published by the Loan Market Association (or any successor person) from time to time.

“Resolution Authority” means any body which has authority to exercise any Write-down and Conversion Powers.

“Write-down and Conversion Powers” means:

(a)

in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule; and

(b)	in relation to any other applicable Bail-In Legislation:

(i)

any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and

(ii)	any similar or analogous powers under that Bail-In Legislation.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

THE ORIGINAL PARTIES

PART I

THE ORIGINAL OBLIGORS

Name of Original Borrower	Registration number or equivalent
CEMEX, S.A.B. de C.V.	CEM-880726-UZA (Mexico)

Name of Original Guarantors	Registration number or equivalent
CEMEX España, S.A.	A-46004214 (Spain)

CEMEX México, S.A. de C.V.	CME-820101-LJ4 (Mexico)

CEMEX Concretos, S.A. de C.V.	CCO-740918-9M1 (Mexico)

Empresas Tolteca de México, S.A. de C.V.	ETM-890720-DJ2 (Mexico)

New Sunward Holding B.V.	34133556 (The Netherlands)

CEMEX Corp.	File #: 2162255 (Delaware)

CEMEX Finance LLC (formerly known as CEMEX España Finance LLC)	File #: 3654572 (Delaware)

Cemex Research Group AG	CHE-113.951.069 (Switzerland)

CEMEX Asia B.V.	34228466 (The Netherlands)

CEMEX France Gestion (S.A.S.)	334 533 288 R.C.S. Créteil (France)

CEMEX UK	05196131 (England)

CEMEX Africa & Middle East Investments B.V. (formerly known as CEMEX Egyptian Investments B.V.)	34108365 (The Netherlands)

Name of Original Security Providers	Registration number or equivalent
CEMEX, S.A.B. de C.V.	CEM-880726-UZA (Mexico)

CEMEX Central, S.A. de C.V.	CCE911110JE1 (Mexico)

CEMEX México, S.A. de C.V.	CME-820101-LJ4 (Mexico)

CEMEX Operaciones México, S.A. de C.V.	CDC-960913-SK6 (Mexico)

Empresas Tolteca de México, S.A. de C.V.	ETM-890720-DJ2 (Mexico)

Interamerican Investments, Inc.	File #: 2252951 (Delaware)

New Sunward Holding B.V.	34133556 (The Netherlands)

CEMEX TRADEMARKS HOLDING Ltd.	CHE-109.294.363 (Switzerland)

PART II

THE ORIGINAL LENDERS AS AT THE DATE OF THIS AGREEMENT

Name of Original Lender	Facility A Commitment	Facility B Commitment	Facility C Commitment	Facility D1 Commitment	Facility D2 Commitment
BBVA Bancomer S.A., Institución de Banca Múltiple, Grupo Financiero BBVA Bancomer	$122,795,018.18	€0	£0	$32,160,600.00	$78,939,654.55
Banco Bilbao Vizcaya Argentaria, S.A.	$0	€50,626,682.41	£0	$0	$0
Banco Santander (México) S.A., Institución de Banca Múltiple, Grupo Financiero Santander México	$70,168,581.81	€58,220,684.77	£33,618,523.30	$32,160,600.00	$78,939,654.55
Bank of America N.A., London Branch	$137,413,472.72	€0	£33,618,523.30	$32,160,600.00	$78,939,654.55
Citibank, N.A. International Banking Facility	$0	€0	£33,618,523.30	$0	$0
Banco Nacional de México, S.A., integrante del Grupo Financiero Banamex	$137,413,472.72	€0	£0	$32,160,600.00	$78,939,654.55
BNP PARIBAS, S.A. Sucursal en España	$0	€60,752,018.89	£38,100,993.06	$0	$0
BNP PARIBAS, New York	$61,397,509.10	€0	£0	$32,160,600.00	$78,939,654.55
ING Bank N.V., Dublin Branch	$0	€156,942,715.46	£17,929,879.09	$8,771,072.73	$78,939,654.55

Crédit Agricole Corporate and Investment Bank	$64,321,200.00	€101,253,364.81	£0	$32,160,600.00	$78,939,654.55
Banco Mercantil del Norte, S.A., Institución de Banca Múltiple, Grupo Financiero Banorte	$154,955,618.18	€0	£0	$58,473,818.18	$78,939,654.55
JPMorgan Chase Bank, N.A.	$146,184,545.46	€0	£0	$0	$146,184,545.45
Mizuho Bank, Ltd.	$64,321,200.00	€75,940,023.61	£22,412,348.86	$32,160,600.00	$78,939,654.55
HSBC México, S.A., Institución de Banca Múltiple, Grupo Financiero HSBC	$140,921,901.81	€0	£0	$32,160,600.00	$0
HSBC Bank USA, National Association	$0	€0	£0	$0	$40,000,000.00
HSBC Bank plc, Sucursal en España	$0	€0	£30,929,041.43	$0	$38,939,654.55
Intesa Sanpaolo S.p.A.	$0	€134,199,134.20	£15,331,544.65	$7,500,000.00	$67,500,000.00
Banco Nacional de Comercio Exterior, Sociedad Nacional de Crédito, Institución de Banca de Desarrollo	$98,542,800.00	€0	£0	$17,483,400.00	$42,913,800.00
Export Development Canada	$0	€0	£76,657,723.27	$0	$0
Société Générale	$0	€46,753,246.75	£0	$11,000,000.00	$35,000,000.00
Sabcapital, S.A. de C.V., Sociedad Financiera de Objeto Múltiple, Entidad Regulada	$21,000,000.00	€19,393,939.39	£0	$7,700,000.00	$18,900,000.00

Sumitomo Mitsui Banking Corporation	$15,000,000.00	€9,523,809.53	£3,832,886.16	$5,500,000.00	$13,500,000.00
National Westminster Bank plc	$0	€0	£27,980,068.99	$0	$13,500,000.00
Crédit Industriel et Commercial, London Branch	$0	€16,103,896.10	£0	$3,300,000.00	$8,100,000.00
Bayerische Landesbank, New York Branch	$0	€10,822,510.82	£9,582,215.41	$0	$0

PART III

THE ORIGINAL LENDERS AS AT THE 2019 AMENDMENT EFFECTIVE DATE

Name of Original Lender	Facility A Commitment	Facility B Commitment	Facility C Commitment	Facility D1 Commitment	Facility D2 Commitment	Facility E Commitment	Facility F Commitment	Facility G Commitment	Facility H Commitment
BBVA Bancomer S.A., Institución de Banca Múltiple, Grupo Financiero BBVA Bancomer	$—	€—	£—	$—	$78,939,654.55	$122,795,018.18	€—	£—	$32,160,600.00
Banco Bilbao Vizcaya Argentaria, S.A.	$—	€—	£—	$—	$—	$—	€50,626,682.41	£—	$—
Banco Santander México, S.A., Institución de Banca Múltiple, Grupo Financiero Santander México	$—	€—	£—	$—	$78,939,654.55	$70,168,581.81	€58,220,684.77	£33,618,523.30	$32,160,600.00
Bank of America N.A., London Branch	$—	€—	£—	$—	$78,939,654.55	$137,413,472.72	€—	£33,618,523.30	$32,160,600.00
Citibank, N.A. International Banking Facility	$—	€—	£—	$—	$—	$—	€—	£33,618,523.30	$—
Banco Nacional de México, S.A., Integrante del Grupo Financiero Banamex	$—	€—	£—	$—	$78,939,654.55	$137,413,472.72	€—	£—	$32,160,600.00
BNP PARIBAS, S.A. Sucursal en España	$—	€—	£—	$—	$—	$—	€60,752,018.89	£38,100,993.06	$—

BNP PARIBAS, acting through its New York branch	$—	€—	£—	$—	$78,939,654.55	$61,397,509.10	€—	£—	$32,160,600.00
ING Bank N.V., Dublin Branch	$—	€—	£—	$—	$78,939,654.55	$—	€156,942,715.46	£17,929,879.09	$8,771,072.73
Crédit Agricole Corporate and Investment Bank	$—	€—	£—	$—	$78,939,654.55	$64,321,200.00	€101,253,364.81	£—	$32,160,600.00
Banco Mercantil del Norte, S.A., Institución de Banca Múltiple, Grupo Financiero Banorte	$—	€—	£—	$—	$78,939,654.55	$154,955,618.18	€—	£—	$58,473,818.18
JPMorgan Chase Bank, N.A.	$—	€—	£—	$—	$146,184,545.45	$146,184,545.46	€—	£—	$—
Mizuho Bank, Ltd.			£—	$—	$78,939,654.55	$64,321,200.00	€75,940,023.61	£22,412,348.86	$32,160,600.00
HSBC México, S.A., Institución de Banca Múltiple, Grupo Financiero HSBC	$—	€—	£—	$—	$40,000,000.00	$140,921,901.81	€—	£—	$32,160,600.00
HSBC France, Sucursal en España	$—	€—	£—	$—	$38,939,654.55	$—	€—	£30,929,041.43	£—
Intesa Sanpaolo S.p.A., New York Branch	$—	€—	£—	$—	$67,500,000.00		€134,199,134.20	£15,331,544.65	$7,500,000.00
Banco Nacional de Comercio Exterior, S.N.C.	$98,542,800.00	€—	£—	$17,483,400.00	$42,913,800.00	$—	€—	£—	$—
Export Development Canada	$—	€—	£76,657,723.27	$—	$—	$—	€—	£—	$—

Société Générale	$—	€—		$—	$35,000,000.00	$—	€46,753,246.75	£—	$11,000,000.00
Banco Sabadell, S.A. Institución de Banca Múltiple	$—	€—	£—	$—	$18,900,000.00	$21,000,000.00	€19,393,939.39	£—	$7,700,000.00
Sumitomo Mitsui Banking Corporation	$—	€—	£—	$—	$13,500,000.00	$15,000,000.00	€9,523,809.53	£3,832,886.16	$5,500,000.00
National Westminster Bank plc	$—	€—	£—	$—	$13,500,000.00	$—	€—	£27,980,068.99	$—
Crédit Industriel et Commercial, London Branch	$—	€—	£—	$—	$8,100,000.00	$—	€16,103,896.10	£—	$3,300,000.00
Bayerische Landesbank, New York Branch	$—	€10,822,510.82	£9,582,215.41	$—	$—	$—	€—	£—	$—

SCHEDULE 2

CONDITIONS PRECEDENT

PART I

INITIAL CONDITIONS PRECEDENT

1.	Obligors

(a)

A copy (in the case of an Obligor incorporated in Mexico, certified by a notary public or otherwise authenticated) of the current constitutional documents of each Original Obligor other than a Dutch Obligor, a Swiss Obligor or a French Obligor (or, in the case of an Original Obligor incorporated in Spain, a certificate or excerpt from the relevant Mercantile Registry including the updated by-laws of the Original Obligor).

(b)

A copy (in the case of the Borrower) of the resolutions of the board of directors including the powers of attorney delegating sufficient powers (which are themselves delegable) to authorise the entry into the Facilities.

(c)

A copy of a resolution of the board of directors (or any other competent body) (or, in the case of an Original Obligor incorporated in Spain, a certificate issued by the secretary with the approval of the president and raised to public document status) of each Original Obligor (except any Original Guarantor or Original Security Provider incorporated in Mexico, any Dutch Obligor, Swiss Obligor or French Obligor):

(i)	approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;

(ii)

authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf (including, in the case of an Original Obligor incorporated in Spain, the authority to irrevocably appoint a process agent (“mandatario ad litem”) unless such appointment has been made by other means by a duly authorised representative); and

(iii)

authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

(d)

In the case of an Obligor incorporated in Mexico (to the extent not covered under paragraph (b) above), (i) powers of attorney duly notarised containing authority for acts of administration, and if applicable for acts of disposition (in respect of any Transaction Security Document) and to execute negotiable instruments; and (ii) powers of attorney for lawsuits and collections (pleitos y cobranzas) for the Process Agent, duly notarised before a Mexican notary public, together with any necessary appointment and acceptance letter.

(e)	A specimen of the signature of each person authorised by the resolution referred to in paragraph (c) above in relation to the Finance Documents.

(f)	In the case of Dutch Obligors:

(i)

a copy of the deed of incorporation (oprichtingsakte) and where the articles of association have been amended since the date of incorporation the articles of association (statuten) of each Dutch Obligor, as well as an extract (uittreksel) from the Dutch Commercial Register (Handelsregister) of such Dutch Obligor;

(ii)	a copy of the resolution of the board of managing directors of each Dutch Obligor:

(A)	approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;

(B)	if applicable, authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

(C)

if applicable, authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party;

(iii)

a specimen of the signature of each member of the board of managing directors of each Dutch Obligor and, if applicable, each person authorised by the resolutions referred to in paragraph (ii)(B) and/or (C) above in relation to the Finance Documents;

(iv)	if applicable, a copy of the resolution of the board of supervisory directors of each Dutch Obligor approving the resolutions of the board of managing directors referred to under (ii) above;

(v)	if applicable, a copy of the resolution of the shareholder(s) of each Dutch Obligor approving the resolutions of the board of managing directors referred to under (ii) above; and

(vi)

if applicable, a copy of (i) the request for advice from each works council, or central or European works council with jurisdiction over the transactions contemplated by this Agreement and (ii) the unconditional positive advice from such works council.

(g)	In the case of a Swiss Obligor:

(i)	an up-to-date certified copy of the articles of association (Statuten) of each Swiss Obligor, as well as a certified extract from the Commercial Register (Handelsregister) of that Swiss Obligor;

(ii)	a copy of a unanimous resolution of the board of directors of that Swiss Obligor:

(A)	approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it executes the Finance Documents to which it is a party;

(B)	resolving that the execution of the transactions contemplated by the Finance Documents to which it is a party is in the best interest of such Swiss Obligor;

(C)	if applicable, authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

(D)

if applicable, authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party;

(iii)

a copy of the unanimous shareholders’ resolution of that Swiss Obligor approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that (i) it executes the Finance Documents to which it is a party and (ii) the execution of the transactions contemplated by the Finance Documents to which it is a party is in its best interest;

(iv)

a specimen of the signature of each member of the board of directors of that Swiss Obligor and, if applicable, each person authorised by the resolutions referred to in paragraph (ii)(C) and/or (D) above in relation to the Finance Documents; and

(v)	evidence to the effect that the Swiss Obligor’s articles of association empower such Swiss Obligor to enter into upstream and/or cross-stream obligations.

(h)	In the case of a French Obligor:

(i)	a certified copy of its constitutive documents (statuts);

(ii)	an original extract (extrait K-bis) provided by the commercial and companies registry (registre du commerce et des sociétés), not more than fifteen (15) days old;

(iii)

a non-bankruptcy certificate (certificat de recherche de procédures collectives) provided by the commercial and companies registry (registre du commerce et des sociétés), not more than fifteen (15) days old;

(iv)	a copy of the resolution of the shareholder(s) of each French Obligor approving:

(A)	the terms of, and the transactions contemplated by, the Finance Documents to which it is a party; and

(B)	the execution of the Finance Documents to which it is a party;

(v)	a copy of the resolution of the board of directors (or any other competent body) of each French Obligor:

(A)	approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it executes the Finance Documents to which it is a party;

(B)	authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

(C)

authorising a specified person or persons on its behalf to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party; and

(vi)	evidence that the person(s) who has(ve) signed the Finance Documents on behalf of each French Obligor was (were) duly authorised to sign.

(i)	In the case of a U.S. Obligor:

(i)

a copy of a good standing certificate with respect to such U.S. Obligor, issued as of a recent date by the Secretary of State or other appropriate official of such U.S. Obligor’s jurisdiction of incorporation or organisation; and

(ii)

a certificate in form and substance satisfactory to the Agent of the chief financial officer, director of finance or other appropriate person of each U.S. Obligor as to the solvency of such U.S. Obligor.

(j)

In the case of an English Obligor, a copy of a resolution signed by all the holders of the issued shares in that English Guarantor, approving the terms of, and the transactions contemplated by, the Finance Documents to which that English Obligor is a party.

(k)

A certificate of each Original Obligor (signed by an Authorised Signatory) confirming that borrowing or guaranteeing or granting Security in respect of, as appropriate, the Total Commitments would not cause any borrowing, guarantee, security or similar limit binding on that Original Obligor to be exceeded.

(l)

A certificate of an Authorised Signatory of the relevant Original Obligor certifying that each copy document relating to it specified in this Part I of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

2.	Finance Documents (other than Transaction Security Documents)

(a)

The documents required for each Original Lender, the Agent, the Borrower and each Original Guarantor to accede to the Intercreditor Agreement in accordance with its terms (as a Refinancing Creditor, Refinancing Creditor Representative or (as applicable) Debtor (each as defined in the Intercreditor Agreement) in respect of this Agreement), in each case executed by each party thereto.

(b)

The deed of amendment to the Intercreditor Agreement substantially in the form distributed to the Lenders prior to the date of this Agreement and executed by the parties thereto (other than the Agent and the Security Agent).

(c)	For each Lender participating in a Loan which has requested a Promissory Note for its participation in that Loan, a Promissory Note evidencing that Lender’s participation in that Loan.

(d)	The Fee Letters executed by the Borrower.

3.	Transaction Security Documents

(a)

A copy of any deed of confirmation, ratification or extension, any letter of designation or appointment or any other document that is required for the Transaction Security evidenced or expressed to be created or evidenced under or pursuant to the following Transaction Security Documents listed in paragraph (i) below to extend to secure the Secured Obligations under this Agreement, in each case substantially in the form distributed (together with an English translation, if not in English) to the Lenders prior to the date of this Agreement and otherwise in form and substance satisfactory to the Security Agent, and executed by the relevant Obligors:

(i)

a deed of ratification and extension (together with irrevocable powers of attorney in the agreed form) in relation to the share pledge agreement dated 8 November 2012 between, among others, CEMEX, S.A.B. de C.V. and New Sunward Holding B.V. as pledgors, the Security Agent as pledgee, the entities listed therein as original creditors, Banco Bilbao Vizcaya Argentaria, S.A. as custodian and CEMEX España as the company (in the case of this document, in a form ready for notarisation pursuant to paragraph (a) of Clause 22.34 (Conditions subsequent));

(ii)

a Swiss law security confirmation agreement between CEMEX, S.A.B. de C.V., CEMEX México S.A. de C.V., Interamerican Investments, Inc., Empresas Tolteca de México, S.A. de C.V. as pledgors and Wilmington Trust (London) Limited as security agent acting for itself and as direct representative (direkter Stellvertreter) in the name and for the account of all other pledgees concerning the confirmation of the pledge of 1,938,958,014 shares in CEMEX TRADEMARKS HOLDING Ltd.; and

(iii)

a Dutch law security confirmation agreement between Cemex Operaciones Mexico S.A. de C.V. CEMEX TRADEMARKS HOLDING Ltd. as security providers, New Sunward Holding B.V. as the company in the capital of which shares are pledged and Wilmington Trust (London) Limited as security agent in connection with certain notarial deeds of pledge over the capital of New Sunward Holding B.V.

(b)

A copy of each notice required to be sent under the documents referred to in paragraph (a) above (duly acknowledged by the addressee) and evidence that any other action required to perfect the Transaction Security created or evidenced or expressed to be created or evidenced pursuant to those documents has been taken.

(c)

Unless already held by the Security Agent, a copy of all share certificates, transfers and stock transfer forms or equivalent duly executed by the relevant Obligor in blank in relation to the assets subject to or expressed to be subject to the Transaction Security and other documents of title to be provided under the Transaction Security Documents.

4.	Legal opinions

Dutch law

(a)

An opinion with respect to the laws and regulations of The Netherlands from Clifford Chance LLP, substantially in the form distributed to the Original Lenders, the Agent and the Security Agent prior to signing this Agreement.

English law

(b)

An opinion with respect to the laws and regulations of England and Wales from Clifford Chance, S.L.P., substantially in the form distributed to the Original Lenders, the Agent and the Security Agent prior to signing this Agreement.

French law

(c)

An incorporation and authority opinion with respect to the laws and regulations of France from in-house counsel of the Borrower, substantially in the form distributed to the Original Lenders, the Agent and the Security Agent prior to signing this Agreement.

(d)

An opinion with respect to the laws and regulations of France from Clifford Chance Europe LLP, substantially in the form distributed to the Original Lenders, the Agent and the Security Agent prior to signing this Agreement.

Mexican law

(e)

An incorporation and authority opinion with respect to the laws and regulations of Mexico from in-house counsel of the Borrower, substantially in the form distributed to the Original Lenders, the Agent and the Security Agent prior to signing this Agreement.

(f)

An opinion with respect to the laws and regulations of Mexico from Galicia Abogados, S.C., substantially in the form distributed to the Original Lenders, the Agent and the Security Agent prior to signing this Agreement.

Spanish law

(g)

An incorporation and authority opinion with respect to the laws and regulations of Spain from in-house counsel of the Borrower, substantially in the form distributed to the Original Lenders, the Agent and the Security Agent prior to signing this Agreement.

(h)

An opinion with respect to the laws and regulations of Spain from Clifford Chance, S.L.P., substantially in the form distributed to the Original Lenders, the Agent and the Security Agent prior to signing this Agreement.

Swiss law

(i)

An opinion with respect to the laws and regulations of Switzerland from Bär & Karrer AG, substantially in the form distributed to the Original Lenders, the Agent and the Security Agent prior to signing this Agreement.

US law (Delaware)

(j)

An opinion with respect to the laws and regulations of Delaware from Skadden, Arps, Slate, Meagher & Flom LLP, substantially in the form distributed to the Original Lenders, the Agent and the Security Agent prior to signing this Agreement.

5.	Other documents and evidence

(a)	The Group Structure Chart.

(b)	The Original Financial Statements of the Borrower and each Guarantor.

(c)

Evidence that the fees, costs and expenses then due from the Borrower to any Finance Party under the Finance Documents have been paid or will be paid by the first Utilisation Date and evidence that all existing and unfunded commitments under the Existing Club Loan Agreement have been, or will be, cancelled on or prior to the first Utilisation Date.

(d)

Each Lender and the Security Agent having confirmed to the Agent that it is satisfied that it has (and the Agent being satisfied that they have) complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to each Obligor then party to this Agreement.

PART II

CONDITIONS PRECEDENT REQUIRED TO BE

DELIVERED BY AN ADDITIONAL OBLIGOR

1.	Additional Guarantor/Additional Security Provider

(a)

A copy (in the case of an Obligor incorporated in Mexico, certified by a notary public or otherwise authenticated) of the constitutional documents of the Additional Guarantor or an Additional Security Provider (other than a Dutch Obligor, Swiss Obligor or French Obligor) (or, in the case of an Additional Guarantor or Additional Security Provider incorporated in Spain, a certificate or excerpt from the relevant Mercantile Registry including the updated by-laws of the Additional Guarantor or Additional Security Provider).

(b)

A copy (or, in the case of an Additional Guarantor or Additional Security Provider incorporated in Spain, a certificate issued by the secretary with the approval of the president and raised to public document status) of a resolution of the board of directors (or any other competent body) of the Additional Guarantor or Additional Security Provider (other than a Dutch Obligor, Swiss Obligor or French Obligor) and, when applicable, in the case of any Additional Guarantor or Additional Security Provider incorporated in Mexico, a resolution of its shareholder’s meeting:

(i)	approving the terms of, and the transactions contemplated by, the Accession Letter and the Finance Documents and resolving that it execute the Accession Letter;

(ii)

authorising a specified person or persons to execute the Accession Letter and other Finance Documents on its behalf (including, in the case of an Additional Guarantor or Additional Security Provider incorporated in Spain, the authority to irrevocably appoint a process agent (“mandatario ad litem”) unless such appointment has been made by other means by a duly authorised representative); and

(iii)

authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

(c)

In the case of an Additional Guarantor or Additional Security Provider incorporated in Mexico, (to the extent not covered or not applicable under paragraph (b) above) (i) powers of attorney duly notarised containing authority for acts of administration, for acts of disposition (in respect of any Transaction Security Document) and to execute negotiable instruments; and (ii) powers of attorney for lawsuits and collections (pleitos y cobranzas) for the Process Agent, duly notarised before a Mexican notary public, together with any necessary appointment and acceptance letter.

(d)	A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above.

(e)	In the case of Dutch Obligors:

(i)

a copy of the deed of incorporation (oprichtingsakte) and where the articles of association have been amended since the date of incorporation, the articles of association (statuten) of each Dutch Obligor, as well as an extract (uittreksel) from the Dutch Commercial Register (Handelsregister) of such Dutch Obligor;

(ii)	a copy of the resolution of the board of managing directors of each Dutch Obligor:

(A)	approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;

(B)	if applicable, authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

(C)

if applicable, authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party;

(iii)

if applicable, a copy of the resolution of the board of supervisory directors of each Dutch Obligor approving the resolutions of the board of managing directors referred to under (ii) above and, to the extent applicable, appointing an authorised person to represent the relevant Dutch Obligor in case of a conflict of interest;

(iv)

if applicable, a copy of the resolution of the shareholder(s) of each Dutch Obligor approving the resolutions of the board of managing directors referred to under (ii) above and, to the extent applicable, appointing an authorised person to represent the relevant Dutch Obligor in case of a conflict of interest;

(v)

if applicable, a copy of (i) the request for advice from each works council, or central or European works council with jurisdiction over the transactions contemplated by this Agreement, (ii) the positive advice from such works council which contains no condition, which if complied with, could result in a breach of any of the Finance Documents and (iii) positive advice in respect of the security to be granted by the Dutch Obligor as well as the conditional transfer of the voting rights attached to the shares which are subject to security; and

(vi)

a specimen of the signature of each member of the board of managing directors of each Dutch Obligor and, if applicable, each person authorised by the resolutions referred to in paragraph (ii) sub-paragraph (B) and/or (C) above in relation to the Finance Documents.

(f)	In the case of a Swiss Obligor:

(i)	a copy of the articles of association (Statuten) of the Swiss Obligor, as well as an extract from the Commercial Register (Handelsregister) of such Swiss Obligor;

(ii)	a copy of a unanimous resolution of the board of directors of the Swiss Obligor:

(A)	approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it executes the Finance Documents to which it is a party;

(B)	resolving that the execution of the transactions contemplated by the Finance Documents to which it is a party is in the best interest of such Swiss Obligor;

(C)	if applicable, authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

(D)

if applicable, authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party;

(iii)

a copy of the unanimous shareholders’ resolution of the Swiss Obligor approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that (i) it executes the Finance Documents to which it is a party and (ii) the execution of the transactions contemplated by the Finance Documents to which it is a party is in its best interest;

(iv)

a specimen of the signature of each member of the board of directors of the Swiss Obligor and, if applicable, each person authorised by the resolutions referred to in paragraph (ii)(C) and/or (D) above in relation to the Finance Documents; and

(v)	evidence to the effect that the Swiss Obligor’s articles of association empower such Swiss Obligor to enter into upstream and/or cross-stream obligations.

(g)	In the case of a French Obligor:

(i)	a certified copy of its constitutive documents (statuts);

(ii)	an original extract (extrait K-bis) provided by the commercial and companies registry (registre du commerce et des sociétés), not more than fifteen (15) days old;

(iii)

a non-bankruptcy certificate (certificat de recherche de procédures collectives) provided by the commercial and companies registry (registre du commerce et des sociétés), not more than fifteen (15) days old;

(iv)	a copy of the resolution of the shareholder(s) of each French Obligor approving:

(A)	the terms of, and the transactions contemplated by, the Finance Documents to which it is a party; and

(B)	the execution of the Finance Documents to which it is a party;

(v)	a copy of the resolution of the board of directors (or any other competent body) of each French Obligor:

(A)	approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it executes the Finance Documents to which it is a party;

(B)	authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

(C)

authorising a specified person or persons on its behalf to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party; and

(vi)	evidence that the person(s) who has(ve) signed the Finance Documents on behalf of each French Obligor was(were) duly authorised to sign.

(h)	In the case of a U.S. Obligor:

(i)

a copy of a good standing certificate with respect to such U.S. Obligor, issued as of a recent date by the Secretary of State or other appropriate official of such U.S. Obligor’s jurisdiction of incorporation or organisation; and

(ii)

a certificate in form and substance satisfactory to the Agent of the chief financial officer, director of finance or other appropriate person of each U.S. Obligor as to the solvency of such U.S. Obligor.

(i)

Should the legal advisers of the Lenders consider it advisable, a copy of a resolution signed by all the holders of the issued shares of the Additional Guarantor or Additional Security Provider, approving the terms of, and the transactions contemplated by, the Finance Documents to which the Additional Guarantor or Additional Security Provider is a party.

(j)

A certificate of the Additional Guarantor or Additional Security Provider (signed by an Authorised Signatory) confirming that guaranteeing the Total Commitments would not cause any guaranteeing or similar limit binding on it to be exceeded.

(k)

A certificate of an Authorised Signatory of the Additional Guarantor or Additional Security Provider certifying that each copy document listed in this Part II of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of the Accession Letter.

2.	Finance Documents (other than Transaction Security Documents)

(a)	An Accession Letter, duly executed by the Additional Guarantor or Additional Security Provider and the Borrower.

(b)

A Debtor/Security Provider Accession Deed for the Additional Guarantor or Additional Security Provider to accede to the Intercreditor Agreement, executed by the Additional Guarantor or Additional Security Provider.

(c)

Executed avales by the Additional Guarantor to be attached to each of the Promissory Notes existing in favour of each Lender which has requested that such avales be executed by the Additional Guarantor.

3.	Transaction Security Documents

(a)	In relation to an Additional Security Provider, any Transaction Security Documents that are required by the Agent to be executed by the Additional Security Provider.

(b)

A copy of each notice required to be sent under the documents referred to in paragraph (a) above (duly acknowledged by the addressee) and evidence that any other action required to perfect the Transaction Security created or evidenced or expressed to be created or evidenced pursuant to those documents has been taken.

(c)

Unless already held by the Security Agent, a copy of all share certificates, transfers and stock transfer forms or equivalent duly executed by the relevant Additional Security Provider in blank in relation to the assets subject to or expressed to be subject to the documents referred to in paragraph (a) above and other documents of title to be provided under those documents.

4.	Legal opinions

(a)	A legal opinion of the legal advisers to the Additional Guarantor or Additional Security Provider in form and substance reasonably satisfactory to the legal advisers of the Lenders.

(b)	A legal opinion of the legal advisers to the Lenders.

5.	Other documents and evidence

(a)

Evidence that any process agent referred to in Clause 42.3 (Service of process) has accepted its appointment and, in respect of each Additional Obligor that is incorporated in Mexico, that an irrevocable power of attorney has been granted before a Mexican notary public, appointing such process agent as its agent for service of process.

(b)

A copy of any other Authorisation or other document, opinion or assurance which the Agent considers (after having taken appropriate legal advice) to be necessary or desirable (if it has notified the Additional Guarantor or Additional Security Provider and the Borrower accordingly) in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document.

(c)	In the case of an Additional Guarantor, its Original Financial Statements.

SCHEDULE 3

REQUESTS AND NOTICES

PART I

UTILISATION REQUEST

From:	CEMEX, S.A.B. de C.V. as the Borrower

To:	[•] as the Agent

Dated:

Dear Sirs

CEMEX, S.A.B. de C.V. – Facilities Agreement

dated [    ] July 2017 (the “Facilities Agreement”)

1.

We refer to the Facilities Agreement. This is a Utilisation Request. Terms defined in the Facilities Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2.	We wish to borrow a Loan on the following terms:

(a)	Borrower:	CEMEX, S.A.B. de C.V.

(b)	Proposed Utilisation Date:	[•] (or, if that is not a Business Day, the next Business Day)

(c)	Facility to be utilised:	[Facility A]/[Facility B]/[Facility C]/[Facility D1]/[Facility D2]/[Facility E]/[Facility F]/[Facility G]/[Facility H]*

(d)	Currency of Loan:	[US$]/[EUR]/[sterling]**

(e)	Amount:	[•] or, if less, the Available Facility ***

(f)	Interest Period:	[•]

3.	We confirm that each condition specified in Clause 4.2 (Further conditions precedent) is satisfied on the date of this Utilisation Request.

4.	[This Loan is to be made in [whole]/[part] for the purpose of refinancing [identify maturing Facility D2 Loan]./[The proceeds of this Loan should be credited to [account]].

5.	This Utilisation Request is irrevocable.

Yours faithfully

authorised signatory for and on behalf of

CEMEX, S.A.B. de C.V.

NOTES:

*	Select the Facility to be utilised and delete references to the other Facilities.

**	Select the currency to be utilised and delete the reference to the other currencies.

***	If paragraph (g) of Clause 2.2 (Accordion) of the Facilities Agreement applies, identify Lender(s) nominated for “y”.

PART II

SELECTION NOTICE

From:    CEMEX, S.A.B. de C.V. as the Borrower

To:    [•] as the Agent

Dated:

Dear Sirs

CEMEX, S.A.B. de C.V. – Facilities Agreement

dated [    ] July 2017 (the “Facilities Agreement”)

1.

We refer to the Facilities Agreement. This is a Selection Notice. Terms defined in the Facilities Agreement have the same meaning in this Selection Notice unless given a different meaning in this Selection Notice.

2.

[We refer to the following [Facility A Loan[s]]/[Facility B Loan[s]]/[Facility C Loan[s]]/[Facility D1 Loan[s]]/[Facility E Loan[s]]/[Facility F Loan[s]]/[Facility G Loan[s]]/[Facility H Loan[s]] with an Interest Period ending on [•].]*

3.	[We refer to the following Facility E Loan, Facility F Loan, Facility G Loan and Facility H Loan.]**

4.	We request that the [next]*** Interest Period for the above Loan[s] is [•].

5.	This Selection Notice is irrevocable.

Yours faithfully

authorised signatory for and on behalf of

CEMEX, S.A.B. de C.V.

NOTES:

*	Insert details of all Term Loans for the relevant Facility which have an Interest Period ending on the same date.
**

Insert details of Facility E Loans, Facility F Loans, Facility G Loans and Facility H Loans equivalent to Facility A Loans, Facility B Loans, Facility C Loans and/or Facility D1 Loans exchanged and discharged on the 2019 Amendment Effective Date if that date occurs on a date that is the last day of the then applicable Interest Period in respect of the Facility A Loans, Facility B Loans, Facility C Loans and/or Facility D1 Loans exchanged and discharged on such date.

***	Delete if using paragraph 3.

SCHEDULE 4

FORM OF PROMISSORY NOTE

PAGARÉ NO NEGOCIABLE /

NON-NEGOTIABLE PROMISSORY NOTE

PART I

TERM LOANS IN DOLLARS

PAGARÉ NO NEGOCIABLE /

NON-NEGOTIABLE PROMISSORY NOTE

US$	E.U.A. $

For value received, the undersigned, CEMEX, S.A.B. de C.V., by this Promissory Note unconditionally promises to pay to the order of (the “Creditor”), in dollars of the United States of America (“Dollars”), the following principal sums payable on the following dates (each a “Principal Payment Date”, and the last such date, the “Final Payment Date”):	Por valor recibido, la suscrita, CEMEX, S.A.B. de C.V., por este Pagaré promete incondicionalmente pagar a la orden de (el “Acreedor”), en dólares de los Estados Unidos de América (“Dólares”), las siguientes sumas de principal pagaderas en las siguientes fechas (cada una, una “Fecha de Pago de Principal” y la última de dichas fechas, la “Fecha de Vencimiento”):

Principal Payment Date	Amount[10]
[•][11]	US$	[	•]
[•][12]	US$	[	•]
[•][13]	US$	[	•]
[•][14]	US$	[	•]
[•][15]	US$	[	•]

Fecha de Pago de Principal	Monto
[•]	EUA$	[•]
[•]	EUA$	[•]
[•]	EUA$	[•]
[•]	EUA$	[•]
[•]	EUA$	[•]

[10]	Include amount equal to 20% of the Loan.
[11]

Include date that is: (i) in the case of Facility A and Facility D1, 36 months after the date of the Facilities Agreement; and (ii) in the case of Facility E and Facility H, 48 months after the date of the Facilities Agreement.

[12]

Include date that is: (i) in the case of Facility A and Facility D1, 42 months after the date of the Facilities Agreement; and (ii) in the case of Facility E and Facility H, 54 months after the date of the Facilities Agreement.

[13]

Include date that is: (i) in the case of Facility A and Facility D1, 48 months after the date of the Facilities Agreement; and (ii) in the case of Facility E and Facility H, 60 months after the date of the Facilities Agreement.

[14]

Include date that is: (i) in the case of Facility A and Facility D1, 54 months after the date of the Facilities Agreement; and (ii) in the case of Facility E and Facility H, 72 months after the date of the Facilities Agreement.

[15]

Include date that is: (i) in the case of Facility A and Facility D1, 60 months after the date of the Facilities Agreement; and (ii) in the case of Facility E and Facility H, 78 months after the date of the Facilities Agreement.

provided that, on the Final Payment Date, any and all principal amounts then due, shall be paid.	en la inteligencia que, en la Fecha de Vencimiento, todas las sumas de principal pagaderas, deberán pagarse.

The undersigned also promises to pay interest on the outstanding and unpaid principal amount of this Promissory Note, from the date hereof, for each day during each Interest Period (as defined below), at a rate per annum equal to LIBOR (as defined below) plus the Margin (as defined below), payable in arrears, on each Interest Payment Date (as defined below), until payment in full of the outstanding principal amount hereof provided, however, that upon any repayment or prepayment of any principal amount of this Promissory Note, interest accrued and unpaid on the principal amount repaid or prepaid, shall be payable on the date of such repayment or prepayment.	La suscrita promete, así mismo, pagar intereses sobre el saldo insoluto de la suma de principal de este Pagaré, a partir de la fecha de suscripción del presente Pagaré, por cada día respecto de cada Período de Interés (según este término se define a continuación), a una tasa anual igual a LIBOR (según este término se define a continuación) más el Margen (según este término se define a continuación), pagaderos en forma vencida, en cada Fecha de Pago de Interés (según este término se define a continuación), hasta que se efectúe el pago de la totalidad del saldo insoluto del presente en el entendido, sin embargo, que en el caso de cualquier repago o prepago de cualquier suma principal de este Pagaré, los intereses devengados e insolutos sobre la suma repagada o prepagada, serán pagaderos en la fecha en que se realice dicho repago o prepago.

Any principal amount and (to the extent permitted by applicable law) interest not paid when due under this Promissory Note, shall bear interest for each day until paid, payable on demand, at a rate per annum equal to the sum of two percent (2%) plus the interest rate then applicable hereunder as provided in the preceding paragraph.	Cualquier monto de principal y (en la medida permitida por la legislación aplicable) de intereses que no sea pagado cuando sea debido conforme a este Pagaré, devengará intereses por cada día hasta que sea pagado, pagaderos a la vista, a una tasa anual igual a la suma de dos por ciento (2%) más la tasa de interés aplicable conforme a lo previsto en el párrafo anterior.

Interest hereunder shall be calculated on the basis of the actual number of days elapsed, divided by three hundred and sixty (360).	Los intereses conforme al presente serán calculados sobre la base del número de días efectivamente transcurridos, divididos entre trescientos sesenta (360).

For purposes of this Promissory Note, the following terms shall have the following meanings:	Para efectos de este Pagaré, los siguientes términos tendrán los significados indicados a continuación:

“Agent” means Citibank Europe plc, UK Branch.	“Agente” significa Citibank Europe plc, UK Branch.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in London, United Kingdom, New York, United States of America and Mexico City, United Mexican States.	“Día Hábil” significa cualquier día (que no sea sábado o domingo), en el cual los bancos comerciales en las ciudades de Londres, Reino Unido, Nueva York, Estados Unidos de América y Ciudad de México, Estados Unidos Mexicanos estén abiertos para celebrar operaciones en general.

“Interest Payment Date” means the last day of each Interest Period.	“Fecha de Pago de Interés” significa el último día de cada Período de Interés.

“Interest Period” means (a) initially, the period commencing on the date hereof and ending on the numerically corresponding day in the calendar month [one (1)/three (3)/six (6)] month[s] thereafter, and (b) thereafter, each period commencing on the last day of the immediately preceding Interest Period and ending on the numerically corresponding day in the [applicable calendar month]/[calendar month [one (1)/three	“Período de Interés” significa (a) inicialmente, el período que comienza en la fecha del presente pagaré y termina en el día numéricamente correspondiente en el mes calendario que sea [un (1)/tres (3)/seis (6)] mes[es] después de dicha fecha, y (b) en adelante, cada período comenzando en el último día del Período de Intereses inmediatamente anterior y que termine el día numéricamente correspondiente en el mes calendario [aplicable que

(3)/six (6)] month[s]][16] thereafter provided that (i) any Interest Period that would otherwise end on a day that is not a Business Day, shall be extended to the immediately succeeding Business Day, unless such immediately succeeding Business Day falls in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day; (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month in which that Interest Period is to end) shall end on the last Business Day of the calendar month in which that Interest Period is to end; and (iii) no Interest Period shall extend beyond the Final Payment Date.	ocurra]/[que ocurra [un (1)/tres (3)/seis (6)] mes[es]] después de dicha fecha en el entendido que (i) cualquier Período de Intereses que termine en una fecha que no sea un Día Hábil, será extendido al Día Hábil inmediato siguiente, salvo en el caso de que dicho Día Hábil inmediato siguiente sea en el mes calendario siguiente, en cuyo caso, dicho Período de Intereses terminará en el Día Hábil inmediato anterior; (ii) cualquier Período de Intereses que inicie el último Día Hábil de un mes calendario (o en un día para el cual no exista fecha numéricamente correspondiente en el mes calendario en el cual dicho Período de Intereses deba terminar) terminará en el último Día Hábil del mes calendario en el cual dicho Período de Intereses deba terminar; y (iii) ningún Período de Intereses terminará después de la Fecha de Vencimiento.

“LIBOR” means (a) the applicable Screen Rate, or (b) if no Screen Rate is available for an applicable Interest Period, the Interpolated Screen Rate, or (c) if no Screen Rate is available for (i) Dollars or (ii) an applicable Interest Period and it is not possible to calculate an Interpolated Screen Rate for that Interest Period, the Reference Bank Rate, in the case of paragraphs (a) and (c) above, as of approximately 11:00 a.m. (London time) on the Quotation Day for the offering of deposits in Dollars and for a period comparable to the Interest Period and, if the rate is less than zero, LIBOR shall be deemed to be zero.	“LIBOR” significa (a) la Tasa de Pantalla aplicable, o (b) si la Tasa de Pantalla no estuviere disponible para el Período de Interés de que se trate, la Tasa de Pantalla Interpolada, o (c) si la Tasa de Pantalla no estuviere disponible para (i) Dólares o (ii) el Período de Interés de que se trate y no fuere posible calcular la Tasa de Pantalla Interpolada para dicho Período de Intereses, la Tasa de los Bancos de Referencia, en los supuestos previstos en los incisos (a) y (c) anteriores, aproximadamente a las 11:00 a.m. (hora de Londres) en la Fecha de Cotización respecto de la oferta de depósitos en Dólares y por un período comparable al Período de Interés y, en caso que la tasa sea menor de cero, entonces LIBOR deberá ser cero.

“London Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in London, United Kingdom.	“Día Hábil en Londres” significa cualquier día (que no sea sábado o domingo), en el cual los bancos comerciales en la ciudad de Londres, Reino Unido estén abiertos para celebrar operaciones en general.

“Interpolated Screen Rate” means the rate which results from interpolating on a linear basis between (a) the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period; and (b) the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period, as of approximately 11:00 a.m. (London time) on the Quotation Day for the offering of deposits in Dollars and for a period comparable to the Interest Period.	“Tasa de Pantalla Interpolada” significa la tasa que resulte de interpolar en forma lineal (a) la Tasa de Pantalla aplicable para el período más largo (para el cual la Tasa de Pantalla esté disponible) pero que sea menor al Período de Intereses y (b) la Tasa de Pantalla aplicable para el período más corto (para el cual la Tasa de Pantalla esté disponible) pero que exceda el Período de Interés, aproximadamente a las 11:00 a.m. (hora de Londres) en la Fecha de Cotización respecto de la oferta de depósitos en Dólares y por un período comparable al Período de Interés.

“Margin” means [•] per cent ([•]%) per annum.[17]	“Margen” significa [•] por ciento ([•]%) por año.

[16]	Language to be included only if a bank requests that the note includes the applicable Interest Period.
[17]	Margin in effect on date the pagaré is signed.

“Quotation Day” means, in relation to any period for which an interest rate is to be determined, two (2) London Business Days before the first day of that period, unless market practice differs in the Relevant Interbank Market, in which case the Quotation Day will be determined by the Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days).	“Fecha de Cotización” significa, respecto de cualquier período para el cual una tasa de interés deba ser determinada, dos (2) Días Hábiles en Londres antes del primer día de tal período, a menos que la práctica de mercado en el Mercado Interbancario Relevante sea distinta, en cuyo caso la Fecha de Cotización será determinada por el Agente de conformidad con la práctica de mercado en el Mercado Interbancario Relevante (y en caso de que las cotizaciones normalmente sean proporcionadas por bancos líderes en el Mercado Interbancario Relevante en más de un día, la Fecha de Cotización será el último de dichos días).

“Relevant Interbank Market” means the London interbank market.	“Mercado Interbancario Relevante” significa el mercado interbancario de Londres.

“Reference Banks” means the principal London offices of BNP Paribas and ING Bank NV.	“Bancos de Referencia” significa las oficinas principales de BNP Paribas y ING Bank NV en Londres.

“Reference Bank Rate” means the arithmetic mean of the rates (rounded upwards to four decimal places), as supplied to the Agent at its request by the Reference Banks, at which the relevant Reference Bank could borrow funds in the London interbank market in Dollars and for the relevant period, were it to do so by asking for and then accepting interbank offers for deposits in reasonable market size in Dollars and for that period.	“Tasa de los Bancos de Referencia” significa el promedio aritmético de las tasas (redondeadas hacia arriba, a cuatro decimales) que proporcionen los Bancos de Referencia a petición del Agente, de la tasa de interés a la cual el Banco de Referencia que corresponda podría recibir fondos en préstamo en el mercado interbancario de Londres en Dólares y por el período de que se trate, en caso que dicho Banco de Referencia obtuviera fondos en préstamo después de haber pedido y aceptado dichas ofertas interbancarias para depósitos en tamaños de mercado razonables, en Dólares y por ese mismo período.

“Screen Rate” means the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for Dollars for the relevant period displayed on pages LIBOR01 or LIBOR02 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters. If such page or service ceases to be available or is replaced, the Agent may specify another page or service displaying the relevant rate.	“Tasa de Pantalla” significa la tasa ofrecida en el mercado interbancario de Londres administrada por ICE Benchmark Administration Limited (o cualquier otra persona que asuma la administración de dicha tasa) para Dólares y para el período de que se trate, que aparezca en las páginas LIBOR01 o LIBOR02 de la pantalla Thomson Reuters (o cualquier página que reemplace la pantalla Thomson Reuters que divulgue dicha tasa) o la página que corresponda del servicio que provea dicha tasa de tiempo en tiempo en lugar de Thomson Reuters. Si la página o servicio es reemplazada deja de estar disponible, el Agente puede señalar otra página o servicio para que divulgue la tasa apropiada.

All payments by the undersigned of principal, interest and other payments hereunder, shall be made without setoff, deduction or counterclaim not later than 11:00 a.m., London time, on the due date for each such payment, in Dollars and in immediately available funds, at the office of the Agent located at 5th Floor, Citigroup Centre, 25 Canada Square, Canary Wharf, London E14 5LB, United Kingdom, Attention: Loans Agency. The undersigned agree to reimburse upon demand, in	Todos los pagos que deban hacerse conforme a este Pagaré por las suscritas, de principal, intereses y por otros conceptos, serán efectuados sin compensación, deducción o defensa, antes de las 11:00 a.m., hora de la ciudad de Londres, en la fecha en que el pago de que se trate venza, en Dólares y en fondos disponibles inmediatamente, en la oficina del Agente ubicada en el 5to piso de Citigroup Centre, 25 Canada Square, Canary Wharf, Londres E14 5LB, Reino Unido, Atención: Agente

like manner and funds, all losses, costs and expenses of the holder hereof, incurred in connection with the enforcement of this Promissory Note.	de Créditos. Las suscritas convienen en reembolsar a la vista, en la misma forma y fondos, cualesquiera pérdidas, costos y gastos del tenedor del presente, incurridos en relación con el procedimiento de cobro del presente Pagaré.

Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not). During any extension of the due date of payment of any principal, interest is payable on the principal at the rate payable on the original due date.	Cualquier pago que deba hacerse conforme al presente en un día que no sea un Día Hábil, deberá hacerse en el siguiente Día Hábil durante el mismo mes calendario (si existe uno) o en el Día Hábil previo (si no existe uno). Respecto de cualquier extensión de cualquier fecha de pago de principal, los intereses que correspondan al pago de principal se devengarán a la tasa de interés pagadera en la fecha de pago original.

All payments by the undersigned hereunder, shall be made free and clear of, and without deduction, set-off or counterclaim for, any present or future tax, levy, impost, duty or other charge, deduction or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same), imposed by the United Mexican States or any other jurisdiction from which any amount payable hereunder is made, or any taxing authority thereof or therein, unless required by law. In the event that the undersigned shall be compelled by law to make any such deduction or withholding, in respect of any payments hereunder, then the undersigned shall (i) pay such additional amounts as may be necessary so that the holder hereof would receive the full amounts it would have received, if such deductions or withholdings would not have been made, (ii) make all such deductions or withholdings and (iii) pay the full amount deducted or withheld to the relevant taxation authority or other authority in accordance with applicable law.	Todos los pagos que se efectúen por las suscritas en términos del presente, deberán hacerse libres de y sin retención, deducción o compensación alguna por, cualquier impuesto, contribución, carga, derecho u otras cargas, deducciones o retenciones, presentes o futuras, de cualquier naturaleza (incluyendo cualquier multa o interés pagadero por el incumplimiento o retraso en el pago de cualquiera de dichas sumas), establecidos o determinados por los Estados Unidos Mexicanos o por cualquier otra jurisdicción de la que se paguen cantidades adeudadas conforme al presente, a menos que sea requerido por ley. En caso que las suscritas estén obligadas legalmente a llevar a cabo cualquier retención o deducción, respecto de cualesquiera pagos conforme al presente, las suscritas (i) pagarán las sumas adicionales que sean necesarias para asegurar que las sumas recibidas por el tenedor del presente sean iguales a la suma que el tenedor hubiera recibido, si tales retenciones o deducciones no se hubieren realizado, (ii) realizarán las deducciones o retenciones, y (iii) pagarán el monto completo deducido o retenido a la autoridad fiscal correspondiente o cualquier otra autoridad de conformidad con la legislación aplicable.

This Promissory Note shall be governed by, and construed in accordance with, the laws of England; provided, however, that if any action or proceedings in connection with this Promissory Note were brought to any courts in the United Mexican States, this Promissory Note shall be deemed as governed under the laws of the United Mexican States on account of place of their present or future domicile or residence or for any other reason.	Este Pagaré se regirá e interpretará de acuerdo con las leyes de Inglaterra; en el entendido, sin embargo, que si cualquier acción o procedimiento en relación con este Pagaré se iniciara en los tribunales de los Estados Unidos Mexicanos, este Pagaré se considerará regido de acuerdo con las leyes de los Estados Unidos Mexicanos en virtud de su domicilio presente o futuro o par cualquier otra razón.

Any legal action or proceeding arising out of or relating to this Promissory Note may be brought to the jurisdiction of the courts of England and any appellate court thereof, or any federal court sitting in Mexico City, United Mexican States; the undersigned waive the right to jurisdiction of any other courts, on account of place of their present or future residence or domicile or for any other reason.	Cualquier acción o procedimiento legal que derive o se relacione con este Pagaré podrá ser iniciado en los tribunales de Inglaterra, o en cualquier tribunal de apelación de los mismos, o cualquier tribunal federal localizado en la Ciudad de México, Estados Unidos Mexicanos, renunciando la suscrita a la jurisdicción de cualesquiera otros tribunales, en virtud de su domicilio presente o futuro, o por cualquier otra razón.

The undersigned hereby waive diligence, demand, protest, presentment, notice of dishonor or any other notice or demand whatsoever.	Las suscritas en este acto renuncian a diligencia, demanda, protesto, presentación, notificación de no aceptación y a cualquier notificación o demanda de cualquier naturaleza.

This Promissory Note is executed in both English and Spanish versions. In the case of any conflict or doubt as to the proper construction of this Promissory Note, the English version shall govern; provided, however, that in any action or proceeding brought in any court in the United Mexican States, the Spanish version shall prevail.	El presente Pagaré se suscribe en versiones en inglés y español. En caso de conflicto o duda en relación con la debida interpretación de este Pagaré, la versión en inglés prevalecerá; en el entendido, sin embargo, que en cualquier procedimiento iniciado en cualquier tribunal de los Estados Unidos Mexicanos, prevalecerá la versión en español.

If the laws of the United Mexican States apply, for the purposes of Article 128 of the General Law of Negotiable Instruments and Credit Transactions of the United Mexican States, the term of presentation of this Promissory Note is hereby irrevocably extended until the date that is six (6) months after the Final Payment Date, it being understood that such extension shall not be deemed to prevent presentation of this Promissory Note prior to such date.	Si la legislación de los Estados Unidos Mexicanos fuere aplicable, para los efectos del Artículo 128 de la Ley General de Títulos y Operaciones de Crédito de los Estados Unidos Mexicanos, por medio del presente se prorroga irrevocablemente el plazo de presentación de este Pagaré hasta la fecha que sea seis (6) meses después de la Fecha de Vencimiento, en el entendido de que dicha prórroga no impedirá la presentación de este Pagaré con anterioridad a dicha fecha.

For any notice in the United Mexican States related to this Promissory Note, the undersigned designate their domicile at [ ]	Para cualquier aviso en los Estados Unidos Mexicanos relacionado con este Pagaré, las suscritas designan la siguiente dirección como su domicilio [ ].

IN WITNESS WHEREOF, the undersigned have duly executed this Promissory Note on the date indicated below.	EN VIRTUD DE LO CUAL, las suscritas han firmado este Pagaré en la fecha abajo mencionada.

                    ,                                                  , a          de                 .

                         ,                                                  ,                     ,         .

CEMEX, S.A.B. de C.V.

By/Por
Name/Nombre:
Title/Cargo:

Guaranteed/Por Aval:
CEMEX España, S.A.

By/Por
Name/Nombre:
Title/Cargo:

Guaranteed/Por Aval:
CEMEX México, S.A. de C.V.

By/Por
Name/Nombre:
Title/Cargo:

Guaranteed/Por Aval:
CEMEX Concretos, S.A. de C.V.

By/Por
Name/Nombre:
Title/Cargo:

Guaranteed/Por Aval:
Empresas Tolteca de México, S.A. de C.V.

By/Por
Name/Nombre:
Title/Cargo:

Guaranteed/Por Aval:
New Sunward Holding B.V.

By/Por
Name/Nombre:
Title/Cargo:

Guaranteed/Por Aval:
CEMEX Corp.

By/Por
Name/Nombre:
Title/Cargo:

Guaranteed/Por Aval:
CEMEX Finance LLC

By/Por
Name/Nombre:
Title/Cargo:

Guaranteed/Por Aval:
Cemex Research Group AG

By/Por
Name/Nombre:
Title/Cargo:

Guaranteed/Por Aval:
CEMEX Asia B.V.

By/Por
Name/Nombre:
Title/Cargo:

Guaranteed/Por Aval:
CEMEX France Gestion (S.A.S.)

By/Por
Name/Nombre:
Title/Cargo:

Guaranteed/Por Aval:
CEMEX UK

By/Por
Name/Nombre:
Title/Cargo:

Guaranteed/Por Aval:
CEMEX Africa & Middle East Investments B.V.

By/Por
Name/Nombre:
Title/Cargo:

PART II

LOANS IN DOLLARS UNDER THE REVOLVING LOAN FACILITY

PAGARÉ NO NEGOCIABLE /

NON-NEGOTIABLE PROMISSORY NOTE

US$____________	E.U.A.$____________

For value received, the undersigned, CEMEX, S.A.B. de C.V., by this Promissory Note unconditionally promises to pay to the order of (the “Creditor”), in dollars of the United States of America (“Dollars”), the principal sum of US$ payable on (the “Final Payment Date”).	Por valor recibido, la suscrita, CEMEX, S.A.B. de C.V., por este Pagaré promete incondicionalmente pagar a la orden de (el “Acreedor”), en dólares de los Estados Unidos de América (“Dólares”), la suma de principal de E.U.A.$ pagadera el (la “Fecha de Vencimiento”).

The undersigned also promises to pay interest on the outstanding and unpaid principal amount of this Promissory Note, from the date hereof, for each day during each Interest Period (as defined below), at a rate per annum equal to LIBOR (as defined below) plus the Margin (as defined below), payable in arrears, each Interest Payment Date (as defined below), until payment in full of the outstanding principal amount hereof provided, however, that upon any repayment or prepayment of any principal amount of this Promissory Note, interest accrued and unpaid on the principal amount repaid or prepaid, shall be payable on the date of such repayment or prepayment.	La suscrita promete, así mismo, pagar intereses sobre el saldo insoluto de la suma de principal de este Pagaré, a partir de la fecha de suscripción del presente Pagaré, por cada día respecto de cada Período de Interés (según este término se define a continuación), a una tasa anual igual a LIBOR (según este término se define a continuación) más el Margen (según este término se define a continuación), pagaderos en forma vencida, en cada Fecha de Pago de Interés (según este término se define a continuación), hasta que se efectúe el pago de la totalidad del saldo insoluto del presente en el entendido, sin embargo, que en el caso de cualquier repago o prepago de cualquier suma principal de este Pagaré, los intereses devengados e insolutos sobre la suma repagada o prepagada, serán pagaderos en la fecha en que se realice dicho repago o prepago.

Any principal amount and (to the extent permitted by applicable law) interest not paid when due under this Promissory Note, shall bear interest for each day until paid, payable on demand, at a rate per annum equal to the sum of two percent (2%) plus the interest rate then applicable hereunder as provided in the preceding paragraph.	Cualquier monto de principal y (en la medida permitida por la legislación aplicable) de intereses que no sea pagado cuando sea debido conforme a este Pagaré, devengará intereses por cada día hasta que sea pagado, pagaderos a la vista, a una tasa anual igual a la suma de dos por ciento (2%) más la tasa de interés aplicable conforme a lo previsto en el párrafo anterior.

Interest hereunder shall be calculated on the basis of the actual number of days elapsed, divided by three hundred and sixty (360).	Los intereses conforme al presente serán calculados sobre la base del número de días efectivamente transcurridos, divididos entre trescientos sesenta (360).

For purposes of this Promissory Note, the following terms shall have the following meanings:	Para efectos de este Pagaré, los siguientes términos tendrán los significados indicados a continuación:

“Agent” means Citibank Europe plc, UK Branch.	“Agente” significa Citibank Europe plc, UK Branch.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in London, United Kingdom, New York, United States of America and Mexico City, United Mexican States.	“Día Hábil” significa cualquier día (que no sea sábado o domingo), en el cual los bancos comerciales en las ciudades de Londres, Reino Unido, Nueva York, Estados Unidos de América y Ciudad de México, Estados Unidos Mexicanos estén abiertos para celebrar operaciones en general.

“Interest Payment Date” means the last day of each Interest Period.	“Fecha de Pago de Interés” significa el último día de cada Período de Interés.

“Interest Period” means (a) initially, the period commencing on the date hereof and ending on the numerically corresponding day in the calendar month [one (1)/three (3)/six (6)] month[s] thereafter, and (b) thereafter, each period commencing on the last day of the immediately preceding Interest Period and ending on the numerically corresponding day in the [applicable calendar month]/[calendar month [one (1)/three (3)/six (6)] month[s]][18] thereafter provided that (i) any Interest Period that would otherwise end on a day that is not a Business Day, shall be extended to the immediately succeeding Business Day, unless such immediately succeeding Business Day falls in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day; (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month in which that Interest Period is to end) shall end on the last Business Day of the calendar month in which that Interest Period is to end; and (iii) no Interest Period shall extend beyond the Final Payment Date.	“Período de Interés” significa (a) inicialmente, el período que comienza en la fecha del presente pagaré y termina en el día numéricamente correspondiente en el mes calendario que sea [un (1)/tres (3)/seis (6)] mes[es] después de dicha fecha, y (b) en adelante, cada período comenzando en el último día del Período de Intereses inmediatamente anterior y que termine el día numéricamente correspondiente en el mes calendario [aplicable que ocurra]/[que ocurra [un (1)/tres (3)/seis (6)] mes[es]] después de dicha fecha en el entendido que (i) cualquier Período de Intereses que termine en una fecha que no sea un Día Hábil, será extendido al Día Hábil inmediato siguiente, salvo en el caso de que dicho Día Hábil inmediato siguiente sea en el mes calendario siguiente, en cuyo caso, dicho Período de Intereses terminará en el Día Hábil inmediato anterior; (ii) cualquier Período de Intereses que inicie el último Día Hábil de un mes calendario (o en un día para el cual no exista fecha numéricamente correspondiente en el mes calendario en el cual dicho Período de Intereses deba terminar) terminará en el último Día Hábil del mes calendario en el cual dicho Período de Intereses deba terminar; y (iii) ningún Período de Intereses terminará después de la Fecha de Vencimiento.

“LIBOR” means (a) the applicable Screen Rate, or (b) if no Screen Rate is available for an applicable Interest Period, the Interpolated Screen Rate, or (c) if no Screen Rate is available for (i) Dollars or (ii) an applicable Interest Period and it is not possible to calculate an Interpolated Screen Rate for that Interest Period, the Reference Bank Rate, in the case of paragraphs (a) and (c) above, as of approximately 11:00 a.m. (London time) on the Quotation Day for the offering of deposits in Dollars and for a period comparable to the Interest Period and, if the rate is less than zero, LIBOR shall be deemed to be zero.	“LIBOR” significa (a) la Tasa de Pantalla aplicable, o (b) si la Tasa de Pantalla no estuviere disponible para el Período de Interés de que se trate, la Tasa de Pantalla Interpolada, o (c) si la Tasa de Pantalla no estuviere disponible para (i) Dólares o (ii) el Período de Interés de que se trate y no fuere posible calcular la Tasa de Pantalla Interpolada para dicho Período de Intereses, la Tasa de los Bancos de Referencia, en los supuestos previstos en los incisos (a) y (c) anteriores, aproximadamente a las 11:00 a.m. (hora de Londres) en la Fecha de Cotización respecto de la oferta de depósitos en Dólares y por un período comparable al Período de Interés y, en caso que la tasa sea menor de cero, entonces LIBOR deberá ser cero.

“London Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in London, United Kingdom.	“Día Hábil en Londres” significa cualquier día (que no sea sábado o domingo), en el cual los bancos comerciales en la ciudad de Londres, Reino Unido estén abiertos para celebrar operaciones en general.

[18]	Language to be included only if a bank requests that the note includes the applicable Interest Period.

“Interpolated Screen Rate” means the rate which results from interpolating on a linear basis between (a) the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period; and (b) the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period, as of approximately 11:00 a.m. (London time) on the Quotation Day for the offering of deposits in Dollars and for a period comparable to the Interest Period.	“Tasa de Pantalla Interpolada” significa la tasa que resulte de interpolar en forma lineal (a) la Tasa de Pantalla aplicable para el período más largo (para el cual la Tasa de Pantalla esté disponible) pero que sea menor al Período de Intereses y (b) la Tasa de Pantalla aplicable para el período más corto (para el cual la Tasa de Pantalla esté disponible) pero que exceda el Período de Interés, aproximadamente a las 11:00 a.m. (hora de Londres) en la Fecha de Cotización respecto de la oferta de depósitos en Dólares y por un período comparable al Período de Interés.

“Margin” means [•] per cent ([•]%) per annum.[19]	“Margen” significa [•] por ciento ([•]%) por año.

“Quotation Day” means, in relation to any period for which an interest rate is to be determined, two (2) London Business Days before the first day of that period, unless market practice differs in the Relevant Interbank Market, in which case the Quotation Day will be determined by the Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days).	“Fecha de Cotización” significa, respecto de cualquier período para el cual una tasa de interés deba ser determinada, dos (2) Días Hábiles en Londres antes del primer día de tal período, a menos que la práctica de mercado en el Mercado Interbancario Relevante sea distinta, en cuyo caso la Fecha de Cotización será determinada por el Agente de conformidad con la práctica de mercado en el Mercado Interbancario Relevante (y en caso de que las cotizaciones normalmente sean proporcionadas por bancos líderes en el Mercado Interbancario Relevante en más de un día, la Fecha de Cotización será el último de dichos días).

“Relevant Interbank Market” means the London interbank market.	“Mercado Interbancario Relevante” significa el mercado interbancario de Londres.

“Reference Banks” means the principal London offices of BNP Paribas and ING Bank NV.	“Bancos de Referencia” significa las oficinas principales de BNP Paribas y ING Bank NV en Londres.

“Reference Bank Rate” means the arithmetic mean of the rates (rounded upwards to four decimal places), as supplied to the Agent at its request by the Reference Banks, at which the relevant Reference Bank could borrow funds in the London interbank market in Dollars and for the relevant period, were it to do so by asking for and then accepting interbank offers for deposits in reasonable market size in Dollars and for that period.	“Tasa de los Bancos de Referencia” significa el promedio aritmético de las tasas (redondeadas hacia arriba, a cuatro decimales) que proporcionen los Bancos de Referencia a petición del Agente, de la tasa de interés a la cual el Banco de Referencia que corresponda podría recibir fondos en préstamo en el mercado interbancario de Londres en Dólares y por el período de que se trate, en caso que dicho Banco de Referencia obtuviera fondos en préstamo después de haber pedido y aceptado dichas ofertas interbancarias para depósitos en tamaños de mercado razonables, en Dólares y por ese mismo período.

“Screen Rate” means the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for Dollars for the relevant period displayed on pages LIBOR01 or LIBOR02 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters. If such page or service ceases to be available or is replaced, the Agent may specify another page or service displaying the relevant rate.	“Tasa de Pantalla” significa la tasa ofrecida en el mercado interbancario de Londres administrada por ICE Benchmark Administration Limited (o cualquier otra persona que asuma la administración de dicha tasa) para Dólares y para el período de que se trate, que aparezca en las páginas LIBOR01 o LIBOR02 de la pantalla Thomson Reuters (o cualquier página que reemplace la pantalla Thomson Reuters que divulgue dicha tasa) o la página que corresponda del servicio que provea dicha tasa de tiempo en tiempo en lugar de Thomson Reuters. Si la página o servicio es reemplazada deja de estar disponible, el Agente puede señalar otra página o servicio para que divulgue la tasa apropiada.

[19]	Margin in effect on date the pagaré is signed.

All payments by the undersigned of principal, interest and other payments hereunder, shall be made without setoff, deduction or counterclaim not later than 11:00 a.m., London time, on the due date for each such payment, in Dollars and in immediately available funds, at the office of the Agent located at 5th Floor, Citigroup Centre, 25 Canada Square, Canary Wharf, London E14 5LB, United Kingdom, Attention: Loans Agency. The undersigned agree to reimburse upon demand, in like manner and funds, all losses, costs and expenses of the holder hereof, incurred in connection with the enforcement of this Promissory Note.	Todos los pagos que deban hacerse conforme a este Pagaré por las suscritas, de principal, intereses y por otros conceptos, serán efectuados sin compensación, deducción o defensa, antes de las 11:00 a.m., hora de la ciudad de Londres, en la fecha en que el pago de que se trate venza, en Dólares y en fondos disponibles inmediatamente, en la oficina del Agente ubicada en el 5to piso de Citigroup Centre, 25 Canada Square, Canary Wharf, Londres E14 5LB, Reino Unido, Atención: Agente de Créditos. Las suscritas convienen en reembolsar a la vista, en la misma forma y fondos, cualesquiera pérdidas, costos y gastos del tenedor del presente, incurridos en relación con el procedimiento de cobro del presente Pagaré.

Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not). During any extension of the due date of payment of any principal, interest is payable on the principal at the rate payable on the original due date.	Cualquier pago que deba hacerse conforme al presente en un día que no sea un Día Hábil, deberá hacerse en el siguiente Día Hábil durante el mismo mes calendario (si existe uno) o en el Día Hábil previo (si no existe uno). Respecto de cualquier extensión de cualquier fecha de pago de principal, los intereses que correspondan al pago de principal se devengarán a la tasa de interés pagadera en la fecha de pago original.

All payments by the undersigned hereunder, shall be made free and clear of, and without deduction, set-off or counterclaim for, any present or future tax, levy, impost, duty or other charge, deduction or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same), imposed by the United Mexican States or any other jurisdiction from which any amount payable hereunder is made, or any taxing authority thereof or therein, unless required by law. In the event that the undersigned shall be compelled by law to make any such deduction or withholding, in respect of any payments hereunder, then the undersigned shall (i) pay such additional amounts as may be necessary so that the holder hereof would receive the full amounts it would have received, if such deductions or withholdings would not have been made, (ii) make all such deductions or withholdings and (iii) pay the full amount deducted or withheld to the relevant taxation authority or other authority in accordance with applicable law.	Todos los pagos que se efectúen por las suscritas en términos del presente, deberán hacerse libres de y sin retención, deducción o compensación alguna por, cualquier impuesto, contribución, carga, derecho u otras cargas, deducciones o retenciones, presentes o futuras, de cualquier naturaleza (incluyendo cualquier multa o interés pagadero por el incumplimiento o retraso en el pago de cualquiera de dichas sumas), establecidos o determinados por los Estados Unidos Mexicanos o por cualquier otra jurisdicción de la que se paguen cantidades adeudadas conforme al presente, a menos que sea requerido por ley. En caso que las suscritas estén obligadas legalmente a llevar a cabo cualquier retención o deducción, respecto de cualesquiera pagos conforme al presente, las suscritas (i) pagarán las sumas adicionales que sean necesarias para asegurar que las sumas recibidas por el tenedor del presente sean iguales a la suma que el tenedor hubiera recibido, si tales retenciones o deducciones no se hubieren realizado, (ii) realizarán las deducciones o retenciones, y (iii) pagarán el monto completo deducido o retenido a la autoridad fiscal correspondiente o cualquier otra autoridad de conformidad con la legislación aplicable.

This Promissory Note shall be governed by, and construed in accordance with, the laws of England; provided, however, that if any action or proceedings in connection with this Promissory Note were brought to any courts in the United Mexican States, this Promissory Note shall be deemed as governed under the laws of the United Mexican States on account of place of their present or future domicile or residence or for any other reason.	Este Pagaré se regirá e interpretará de acuerdo con las leyes de Inglaterra; en el entendido, sin embargo, que si cualquier acción o procedimiento en relación con este Pagaré se iniciara en los tribunales de los Estados Unidos Mexicanos, este Pagaré se considerará regido de acuerdo con las leyes de los Estados Unidos Mexicanos en virtud de su domicilio presente o futuro o par cualquier otra razón.

Any legal action or proceeding arising out of or relating to this Promissory Note may be brought to the jurisdiction of the courts of England and any appellate court thereof, or any federal court sitting in Mexico City, United Mexican States; the undersigned waive the right to jurisdiction of any other courts, on account of place of their present or future residence or domicile or for any other reason.	Cualquier acción o procedimiento legal que derive o se relacione con este Pagaré podrá ser iniciado en los tribunales de Inglaterra, o en cualquier tribunal de apelación de los mismos, o cualquier tribunal federal localizado en la Ciudad de México, Estados Unidos Mexicanos, renunciando la suscrita a la jurisdicción de cualesquiera otros tribunales, en virtud de su domicilio presente o futuro, o por cualquier otra razón.

The undersigned hereby waive diligence, demand, protest, presentment, notice of dishonor or any other notice or demand whatsoever.	Las suscritas en este acto renuncian a diligencia, demanda, protesto, presentación, notificación de no aceptación y a cualquier notificación o demanda de cualquier naturaleza.

This Promissory Note is executed in both English and Spanish versions. In the case of any conflict or doubt as to the proper construction of this Promissory Note, the English version shall govern; provided, however, that in any action or proceeding brought in any court in the United Mexican States, the Spanish version shall prevail.	El presente Pagaré se suscribe en versiones en inglés y español. En caso de conflicto o duda en relación con la debida interpretación de este Pagaré, la versión en inglés prevalecerá; en el entendido, sin embargo, que en cualquier procedimiento iniciado en cualquier tribunal de los Estados Unidos Mexicanos, prevalecerá la versión en español.

For any notice in the United Mexican States related to this Promissory Note, the undersigned designate their domicile at [ ]	Para cualquier aviso en los Estados Unidos Mexicanos relacionado con este Pagaré, las suscritas designan la siguiente dirección como su domicilio [ ].

IN WITNESS WHEREOF, the undersigned have duly executed this Promissory Note on the date indicated below.	EN VIRTUD DE LO CUAL, las suscritas han firmado este Pagaré en la fecha abajo mencionada.

_____________, ______________, a __ de ______.

_____________, ______________, _________, ____.

CEMEX, S.A.B. de C.V.

By/Por

Name/Nombre:
Title/Cargo:

Guaranteed/Por Aval:
CEMEX España, S.A.

By/Por

Name/Nombre:
Title/Cargo:

Guaranteed/Por Aval:
CEMEX México, S.A. de C.V.

By/Por

Name/Nombre:
Title/Cargo:

Guaranteed/Por Aval:
CEMEX Concretos, S.A. de C.V.

By/Por

Name/Nombre:
Title/Cargo:

Guaranteed/Por Aval:
Empresas Tolteca de México, S.A. de C.V.

By/Por

Name/Nombre:
Title/Cargo:

Guaranteed/Por Aval:
New Sunward Holding B.V.

By/Por

Name/Nombre:
Title/Cargo:

Guaranteed/Por Aval:
CEMEX Corp.

By/Por

Name/Nombre:
Title/Cargo:

Guaranteed/Por Aval:
CEMEX Finance LLC

By/Por

Name/Nombre:
Title/Cargo:

Guaranteed/Por Aval:
Cemex Research Group AG

By/Por

Name/Nombre:
Title/Cargo:

Guaranteed/Por Aval:
CEMEX Asia B.V.

By/Por
Name/Nombre:
Title/Cargo:

Guaranteed/Por Aval:
CEMEX France Gestion (S.A.S.)

By/Por
Name/Nombre:
Title/Cargo:

Guaranteed/Por Aval:
CEMEX UK

By/Por

Name/Nombre:
Title/Cargo:

Guaranteed/Por Aval:
CEMEX Africa & Middle East Investments B.V.

By/Por

Name/Nombre:
Title/Cargo:

PART III

TERM LOANS IN STERLING

PAGARÉ NO NEGOCIABLE /

NON-NEGOTIABLE PROMISSORY NOTE

£____________	£____________

For value received, the undersigned, CEMEX, S.A.B. de C.V., by this Promissory Note unconditionally promises to pay to the order of (the “Creditor”), in sterling, lawful currency of the United Kingdom (“sterling”), the following principal sums payable on the following dates (each a “Principal Payment Date”, and the last such date, the “Final Payment Date”):	Por valor recibido, la suscrita, CEMEX, S.A.B. de C.V., por este Pagaré promete incondicionalmente pagar a la orden de (el “Acreedor”), en libras esterlinas, moneda de curso legal en Reino Unido (“libras esterlinas”), las siguientes sumas de principal pagaderas en las siguientes fechas (cada una, una “Fecha de Pago de Principal” y la última de dichas fechas, la “Fecha de Vencimiento”):

Principal Payment Date	Amount[20]	Fecha de Pago de Principal	Monto
[•][21]	£[•]	[•]	£[•]
[•][22]	£[•]	[•]	£[•]
[•][23]	£[•]	[•]	£[•]
[•][24]	£[•]	[•]	£[•]
[•][25]	£[•]	[•]	£[•]

provided that, on the Final Payment Date, any and all principal amounts then due, shall be paid.	en la inteligencia que, en la Fecha de Vencimiento, todas las sumas de principal pagaderas, deberán pagarse.

The undersigned also promises to pay interest on the outstanding and unpaid principal amount of this Promissory Note, from the date hereof, for each day during each Interest Period (as defined below), at a rate per annum equal to LIBOR (as defined below) plus the Margin (as defined below), payable in arrears, on each Interest Payment Date (as defined below), until payment in full of the outstanding principal amount hereof provided, however, that upon any repayment or prepayment of	La suscrita promete, así mismo, pagar intereses sobre el saldo insoluto de la suma de principal de este Pagaré, a partir de la fecha de suscripción del presente Pagaré, por cada día respecto de cada Período de Interés (según este término se define a continuación), a una tasa anual igual a LIBOR (según este término se define a continuación) más el Margen (según este término se define a continuación), pagaderos en forma vencida, en cada Fecha de Pago de Interés (según este término

[20]	Include amount equal to 20% of the Loan.
[21]	Include date that is: (i) in the case of Facility C, 36 months after the date of the Facilities Agreement; and (ii) in the case of Facility G, 48 months after the date of the Facilities Agreement.
[22]	Include date that is: (i) in the case of Facility C, 42 months after the date of the Facilities Agreement; and (ii) in the case of Facility G, 54 months after the date of the Facilities Agreement.
[23]	Include date that is: (i) in the case of Facility C, 48 months after the date of the Facilities Agreement; and (ii) in the case of Facility G, 60 months after the date of the Facilities Agreement.
[24]	Include date that is: (i) in the case of Facility C, 54 months after the date of the Facilities Agreement; and (ii) in the case of Facility G, 72 months after the date of the Facilities Agreement.
[25]	Include date that is: (i) in the case of Facility C, 60 months after the date of the Facilities Agreement; and (ii) in the case of Facility G, 78 months after the date of the Facilities Agreement.

any principal amount of this Promissory Note, interest accrued and unpaid on the principal amount repaid or prepaid, shall be payable on the date of such repayment or prepayment.	se define a continuación), hasta que se efectúe el pago de la totalidad del saldo insoluto del presente en el entendido, sin embargo, que en el caso de cualquier repago o prepago de cualquier suma principal de este Pagaré, los intereses devengados e insolutos sobre la suma repagada o prepagada, serán pagaderos en la fecha en que se realice dicho repago o prepago.

Any principal amount and (to the extent permitted by applicable law) interest not paid when due under this Promissory Note, shall bear interest for each day until paid, payable on demand, at a rate per annum equal to the sum of two percent (2%) plus the interest rate then applicable hereunder as provided in the preceding paragraph.	Cualquier monto de principal y (en la medida permitida por la legislación aplicable) de intereses que no sea pagado cuando sea debido conforme a este Pagaré, devengará intereses por cada día hasta que sea pagado, pagaderos a la vista, a una tasa anual igual a la suma de dos por ciento (2%) más la tasa de interés aplicable conforme a lo previsto en el párrafo anterior.

Interest hereunder shall be calculated on the basis of the actual number of days elapsed, divided by three hundred and sixty (360).	Los intereses conforme al presente serán calculados sobre la base del número de días efectivamente transcurridos, divididos entre trescientos sesenta (360).

For purposes of this Promissory Note, the following terms shall have the following meanings:	Para efectos de este Pagaré, los siguientes términos tendrán los significados indicados a continuación:

“Agent” means Citibank Europe plc, UK Branch.	“Agente” significa Citibank Europe plc, UK Branch.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in London, United Kingdom, New York, United States of America and Mexico City, United Mexican States.	“Día Hábil” significa cualquier día (que no sea sábado o domingo), en el cual los bancos comerciales en las ciudades de Londres, Reino Unido, Nueva York, Estados Unidos de América y Ciudad de México, Estados Unidos Mexicanos estén abiertos para celebrar operaciones en general.

“Interest Payment Date” means the last day of each Interest Period.	“Fecha de Pago de Interés” significa el último día de cada Período de Interés.

“Interest Period” means (a) initially, the period commencing on the date hereof and ending on the numerically corresponding day in the calendar month [one (1)/three (3)/six (6)] month[s] thereafter, and (b) thereafter, each period commencing on the last day of the immediately preceding Interest Period and ending on the numerically corresponding day in the [applicable calendar month]/[calendar month [one (1)/three (3)/six (6)] month[s]][26] thereafter provided that (i) any Interest Period that would otherwise end on a day that is not a Business Day, shall be extended to the immediately succeeding Business Day, unless such immediately succeeding Business Day falls in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day; (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a	“Período de Interés” significa (a) inicialmente, el período que comienza en la fecha del presente pagaré y termina en el día numéricamente correspondiente en el mes calendario que sea [un (1)/tres (3)/seis (6)] mes[es] después de dicha fecha, y (b) en adelante, cada período comenzando en el último día del Período de Intereses inmediatamente anterior y que termine el día numéricamente correspondiente en el mes calendario [aplicable que ocurra]/[que ocurra [un (1)/tres (3)/seis (6)] mes[es]] después de dicha fecha en el entendido que (i) cualquier Período de Intereses que termine en una fecha que no sea un Día Hábil, será extendido al Día Hábil inmediato siguiente, salvo en el caso de que dicho Día Hábil inmediato siguiente sea en el mes calendario siguiente, en cuyo caso, dicho Período de Intereses terminará en el Día Hábil inmediato anterior; (ii) cualquier Período de

26 Language to be included only if a bank requests that the note includes the applicable Interest Period.

day for which there is no numerically corresponding day in the calendar month in which that Interest Period is to end) shall end on the last Business Day of the calendar month in which that Interest Period is to end; and (iii) no Interest Period shall extend beyond the Final Payment Date.	Intereses que inicie el último Día Hábil de un mes calendario (o en un día para el cual no exista fecha numéricamente correspondiente en el mes calendario en el cual dicho Período de Intereses deba terminar) terminará en el último Día Hábil del mes calendario en el cual dicho Período de Intereses deba terminar; y (iii) ningún Período de Intereses terminará después de la Fecha de Vencimiento.

“LIBOR” means (a) the applicable Screen Rate, or (b) if no Screen Rate is available for an applicable Interest Period, the Interpolated Screen Rate, or (c) if no Screen Rate is available for (i) sterling or (ii) an applicable Interest Period and it is not possible to calculate an Interpolated Screen Rate for that Interest Period, the Reference Bank Rate, in the case of paragraphs (a) and (c) above, as of approximately 11:00 a.m. (London time) on the Quotation Day for the offering of deposits in sterling and for a period comparable to the Interest Period and, if the rate is less than zero, LIBOR shall be deemed to be zero.	“LIBOR” significa (a) la Tasa de Pantalla aplicable, o (b) si la Tasa de Pantalla no estuviere disponible para el Período de Interés de que se trate, la Tasa de Pantalla Interpolada, o (c) si la Tasa de Pantalla no estuviere disponible para (i) libras esterlinas o (ii) el Período de Interés de que se trate y no fuere posible calcular la Tasa de Pantalla Interpolada para dicho Período de Intereses, la Tasa de los Bancos de Referencia, en los supuestos previstos en los incisos (a) y (c) anteriores, aproximadamente a las 11:00 a.m. (hora de Londres) en la Fecha de Cotización respecto de la oferta de depósitos en libras esterlinas y por un período comparable al Período de Interés y, en caso que la tasa sea menor de cero, entonces LIBOR deberá ser cero.

“Interpolated Screen Rate” means the rate which results from interpolating on a linear basis between (a) the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period; and (b) the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period, as of approximately 11:00 a.m. (London time) on the Quotation Day for the offering of deposits in sterling and for a period comparable to the Interest Period.	“Tasa de Pantalla Interpolada” significa la tasa que resulte de interpolar en forma lineal (a) la Tasa de Pantalla aplicable para el período más largo (para el cual la Tasa de Pantalla esté disponible) pero que sea menor al Período de Intereses y (b) la Tasa de Pantalla aplicable para el período más corto (para el cual la Tasa de Pantalla esté disponible) pero que exceda el Período de Interés, aproximadamente a las 11:00 a.m. (hora de Londres) en la Fecha de Cotización respecto de la oferta de depósitos en libras esterlinas y por un período comparable al Período de Interés.

“Margin” means [•] per cent ([•]%) per annum.[27]	“Margen” significa [•] por ciento ([•]%) por año.

“Quotation Day” means, in relation to any period for which an interest rate is to be determined, the first day of that period, unless market practice differs in the Relevant Interbank Market, in which case the Quotation Day will be determined by the Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days).	“Fecha de Cotización” significa, respecto de cualquier período para el cual una tasa de interés deba ser determinada, el primer día de tal período, a menos que la práctica de mercado en el Mercado Interbancario Relevante sea distinta, en cuyo caso la Fecha de Cotización será determinada por el Agente de conformidad con la práctica de mercado en el Mercado Interbancario Relevante (y en caso de que las cotizaciones normalmente sean proporcionadas por bancos líderes en el Mercado Interbancario Relevante en más de un día, la Fecha de Cotización será el último de dichos días).

“Relevant Interbank Market” means the London interbank market.	“Mercado Interbancario Relevante” significa el mercado interbancario de Londres.

[27]	Margin in effect on date the pagaré is signed.

“Reference Banks” means the principal London offices of BNP Paribas and ING Bank NV.	“Bancos de Referencia” significa las oficinas principales de BNP Paribas y ING Bank NV en Londres.

“Reference Bank Rate” means the arithmetic mean of the rates (rounded upwards to four decimal places), as supplied to the Agent at its request by the Reference Banks, at which the relevant Reference Bank could borrow funds in the London interbank market in sterling and for the relevant period, were it to do so by asking for and then accepting interbank offers for deposits in reasonable market size in sterling and for that period.	“Tasa de los Bancos de Referencia” significa el promedio aritmético de las tasas (redondeadas hacia arriba, a cuatro decimales) que proporcionen los Bancos de Referencia a petición del Agente, de la tasa de interés a la cual el Banco de Referencia que corresponda podría recibir fondos en préstamo en el mercado interbancario de Londres en libras esterlinas y por el período de que se trate, en caso que dicho Banco de Referencia obtuviera fondos en préstamo después de haber pedido y aceptado dichas ofertas interbancarias para depósitos en tamaños de mercado razonables, en libras esterlinas y por ese mismo período.

“Screen Rate” means the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for sterling for the relevant period displayed on pages LIBOR01 or LIBOR02 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters. If such page or service ceases to be available, the Agent may specify another page or service displaying the relevant rate.	“Tasa de Pantalla” significa la tasa ofrecida en el mercado interbancario de Londres administrada por ICE Benchmark Administration Limited (o cualquier otra persona que asuma la administración de dicha tasa) para libras esterlinas y para el período de que se trate, que aparezca en las páginas LIBOR01 o LIBOR02 de la pantalla Thomson Reuters (o cualquier página que reemplace la pantalla Thomson Reuters que divulgue dicha tasa) o la página que corresponda del servicio que provea dicha tasa de tiempo en tiempo en lugar de Thomson Reuters. Si la página o servicio deja de estar disponible, el Agente puede señalar otra página o servicio para que divulgue la tasa apropiada.

All payments by the undersigned of principal, interest and other payments hereunder, shall be made without setoff, deduction or counterclaim not later than 11:00 a.m., London time, on the due date for each such payment, in sterling and in immediately available funds, at the office of the Agent located at 5th Floor, Citigroup Centre, 25 Canada Square, Canary Wharf, London E14 5LB, United Kingdom, Attention: Loans Agency. The undersigned agree to reimburse upon demand, in like manner and funds, all losses, costs and expenses of the holder hereof, incurred in connection with the enforcement of this Promissory Note.	Todos los pagos que deban hacerse conforme a este Pagaré por las suscritas, de principal, intereses y por otros conceptos, serán efectuados sin compensación, deducción o defensa, antes de las 11:00 a.m., hora de la ciudad de Londres, en la fecha en que el pago de que se trate venza, en libras esterlinas y en fondos disponibles inmediatamente, en la oficina del Agente ubicada en el 5to piso de Citigroup Centre, 25 Canada Square, Canary Wharf, Londres E14 5LB, Reino Unido, Atención: Agente de Créditos. Las suscritas convienen en reembolsar a la vista, en la misma forma y fondos, cualesquiera pérdidas, costos y gastos del tenedor del presente, incurridos en relación con el procedimiento de cobro del presente Pagaré.

Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not). During any extension of the due date of payment of any principal, interest is payable on the principal at the rate payable on the original due date.	Cualquier pago que deba hacerse conforme al presente en un día que no sea un Día Hábil, deberá hacerse en el siguiente Día Hábil durante el mismo mes calendario (si existe uno) o en el Día Hábil previo (si no existe uno). Respecto de cualquier extensión de cualquier fecha de pago de principal, los intereses que correspondan al pago de principal se devengarán a la tasa de interés pagadera en la fecha de pago original.

All payments by the undersigned hereunder, shall be made free and clear of, and without deduction, set-off or counterclaim for, any present or future tax, levy, impost, duty or other charge, deduction or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same), imposed by the United Mexican States or any other jurisdiction from which any amount payable hereunder is made, or any taxing authority thereof or therein, unless required by law. In the event that the undersigned shall be compelled by law to make any such deduction or withholding, in respect of any payments hereunder, then the undersigned shall (i) pay such additional amounts as may be necessary so that the holder hereof would receive the full amounts it would have received, if such deductions or withholdings would not have been made, (ii) make all such deductions or withholdings and (iii) pay the full amount deducted or withheld to the relevant taxation authority or other authority in accordance with applicable law.	Todos los pagos que se efectúen por las suscritas en términos del presente, deberán hacerse libres de y sin retención, deducción o compensación alguna por, cualquier impuesto, contribución, carga, derecho u otras cargas, deducciones o retenciones, presentes o futuras, de cualquier naturaleza (incluyendo cualquier multa o interés pagadero por el incumplimiento o retraso en el pago de cualquiera de dichas sumas), establecidos o determinados por los Estados Unidos Mexicanos o por cualquier otra jurisdicción de la que se paguen cantidades adeudadas conforme al presente, a menos que sea requerido por ley. En caso que las suscritas estén obligadas legalmente a llevar a cabo cualquier retención o deducción, respecto de cualesquiera pagos conforme al presente, las suscritas (i) pagarán las sumas adicionales que sean necesarias para asegurar que las sumas recibidas por el tenedor del presente sean iguales a la suma que el tenedor hubiera recibido, si tales retenciones o deducciones no se hubieren realizado, (ii) realizarán las deducciones o retenciones, y (iii) pagarán el monto completo deducido o retenido a la autoridad fiscal correspondiente o cualquier otra autoridad de conformidad con la legislación aplicable.

This Promissory Note shall be governed by, and construed in accordance with, the laws of England; provided, however, that if any action or proceedings in connection with this Promissory Note were brought to any courts in the United Mexican States, this Promissory Note shall be deemed as governed under the laws of the United Mexican States on account of place of their present or future domicile or residence or for any other reason.	Este Pagaré se regirá e interpretará de acuerdo con las leyes de Inglaterra; en el entendido, sin embargo, que si cualquier acción o procedimiento en relación con este Pagaré se iniciara en los tribunales de los Estados Unidos Mexicanos, este Pagaré se considerará regido de acuerdo con las leyes de los Estados Unidos Mexicanos en virtud de su domicilio presente o futuro o par cualquier otra razón.

Any legal action or proceeding arising out of or relating to this Promissory Note may be brought to the jurisdiction of the courts of England and any appellate court thereof, or any federal court sitting in Mexico City, United Mexican States; the undersigned waive the right to jurisdiction of any other courts, on account of place of their present or future residence or domicile or for any other reason.	Cualquier acción o procedimiento legal que derive o se relacione con este Pagaré podrá ser iniciado en los tribunales de Inglaterra, o en cualquier tribunal de apelación de los mismos, o cualquier tribunal federal localizado en la Ciudad de México, Estados Unidos Mexicanos, renunciando la suscrita a la jurisdicción de cualesquiera otros tribunales, en virtud de su domicilio presente o futuro, o por cualquier otra razón.

The undersigned hereby waive diligence, demand, protest, presentment, notice of dishonor or any other notice or demand whatsoever.	Las suscritas en este acto renuncian a diligencia, demanda, protesto, presentación, notificación de no aceptación y a cualquier notificación o demanda de cualquier naturaleza.

This Promissory Note is executed in both English and Spanish versions. In the case of any conflict or doubt as to the proper construction of this Promissory Note, the English version shall govern; provided, however, that in any action or proceeding brought in any court in the United Mexican States, the Spanish version shall prevail.	El presente Pagaré se suscribe en versiones en inglés y español. En caso de conflicto o duda en relación con la debida interpretación de este Pagaré, la versión en inglés prevalecerá; en el entendido, sin embargo, que en cualquier procedimiento iniciado en cualquier tribunal de los Estados Unidos Mexicanos, prevalecerá la versión en español.

If the laws of the United Mexican States apply, for the purposes of Article 128 of the General Law of Negotiable Instruments and Credit Transactions of the United Mexican States, the term of presentation of this Promissory Note is hereby irrevocably extended until the date that is six (6) months after the Final Payment Date, it being understood that such extension shall not be deemed to prevent presentation of this Promissory Note prior to such date.	Si la legislación de los Estados Unidos Mexicanos fuere aplicable, para los efectos del Artículo 128 de la Ley General de Títulos y Operaciones de Crédito de los Estados Unidos Mexicanos, por medio del presente se prorroga irrevocablemente el plazo de presentación de este Pagaré hasta la fecha que sea seis (6) meses después de la Fecha de Vencimiento, en el entendido de que dicha prórroga no impedirá la presentación de este Pagaré con anterioridad a dicha fecha.

For any notice in the United Mexican States related to this Promissory Note, the undersigned designate their domicile at [ ]	Para cualquier aviso en los Estados Unidos Mexicanos relacionado con este Pagaré, las suscritas designan la siguiente dirección como su domicilio [ ].

IN WITNESS WHEREOF, the undersigned have duly executed this Promissory Note on the date indicated below.	EN VIRTUD DE LO CUAL, las suscritas han firmado este Pagaré en la fecha abajo mencionada.

_____________, ______________, a __ de ______.

_____________, ______________, _________, ____.

CEMEX, S.A.B. de C.V.

By/Por
Name/Nombre:
Title/Cargo:

Guaranteed/Por Aval:
CEMEX España, S.A.

By/Por
Name/Nombre:
Title/Cargo:

Guaranteed/Por Aval:
CEMEX México, S.A. de C.V.

By/Por
Name/Nombre:
Title/Cargo:

Guaranteed/Por Aval:
CEMEX Concretos, S.A. de C.V.

By/Por
Name/Nombre:
Title/Cargo:

Guaranteed/Por Aval:
Empresas Tolteca de México, S.A. de C.V.

By/Por
Name/Nombre:
Title/Cargo:

Guaranteed/Por Aval:
New Sunward Holding B.V.

By/Por
Name/Nombre:
Title/Cargo:

Guaranteed/Por Aval:
CEMEX Corp.

By/Por
Name/Nombre:
Title/Cargo:

Guaranteed/Por Aval:
CEMEX Finance LLC

By/Por
Name/Nombre:
Title/Cargo:

Guaranteed/Por Aval:
Cemex Research Group AG

By/Por
Name/Nombre:
Title/Cargo:

Guaranteed/Por Aval:
CEMEX Asia B.V.

By/Por
Name/Nombre:
Title/Cargo:

Guaranteed/Por Aval:
CEMEX France Gestion (S.A.S.)

By/Por
Name/Nombre:
Title/Cargo:

Guaranteed/Por Aval:
CEMEX UK

By/Por
Name/Nombre:
Title/Cargo:

Guaranteed/Por Aval:
CEMEX Africa & Middle East Investments B.V.

By/Por
Name/Nombre:
Title/Cargo:

PART IV

TERM LOANS IN EURO

PAGARÉ NO NEGOCIABLE /

NON-NEGOTIABLE PROMISSORY NOTE

EUR____________	EUR____________

For value received, the undersigned, CEMEX, S.A.B. de C.V., by this Promissory Note unconditionally promises to pay to the order of (the “Creditor”), in euro, single currency unit of the Participating Member States, (“euro”), the following principal sums payable on the following dates (each a “Principal Payment Date”, and the last such date, the “Final Payment Date”):	Por valor recibido, la suscrita, CEMEX, S.A.B. de C.V., por este Pagaré promete incondicionalmente pagar a la orden de (el “Acreedor”), en euros, moneda única de los Estados Miembros Participantes, (“euros”), las siguientes sumas de principal pagaderas en las siguientes fechas (cada una, una “Fecha de Pago de Principal” y la última de dichas fechas, la “Fecha de Vencimiento”):

Principal Payment Date	Amount[28]	Fecha de Pago de Principal	Monto
[•][29]	EUR[•]	[•]	EUR[•]
[•][30]	EUR[•]	[•]	EUR[•]
[•][31]	EUR[•]	[•]	EUR[•]
[•][32]	EUR[•]	[•]	EUR[•]
[•][33]	EUR[•]	[•]	EUR[•]

provided that, on the Final Payment Date, any and all principal amounts then due, shall be paid.	en la inteligencia que, en la Fecha de Vencimiento, todas las sumas de principal pagaderas, deberán pagarse.

The undersigned also promises to pay interest on the outstanding and unpaid principal amount of this Promissory Note, from the date hereof, for each day during each Interest Period (as defined below), at a rate per annum equal to EURIBOR (as defined below) plus the Margin (as defined below), payable in arrears, on each Interest Payment Date (as defined below), until payment in full of the outstanding principal amount hereof, provided, however, that upon any repayment or prepayment	La suscrita promete, así mismo, pagar intereses sobre el saldo insoluto de la suma de principal de este Pagaré, a partir de la fecha de suscripción del presente Pagaré, por cada día respecto de cada Período de Interés (según este término se define a continuación), a una tasa anual igual a EURIBOR (según este término se define a continuación) más el Margen (según este término se define a continuación), pagaderos en forma vencida, en cada Fecha de Pago de Interés (según este término se

[28]	Include amount equal to 20% of the Loan.
[29]	Include date that is: (i) in the case of Facility B, 36 months after the date of the Facilities Agreement; and (ii) in the case of Facility F, 48 months after the date of the Facilities Agreement.
[30]	Include date that is: (i) in the case of Facility B, 42 months after the date of the Facilities Agreement; and (ii) in the case of Facility F, 54 months after the date of the Facilities Agreement.
[31]	Include date that is: (i) in the case of Facility B, 48 months after the date of the Facilities Agreement; and (ii) in the case of Facility F, 60 months after the date of the Facilities Agreement.
[32]	Include date that is: (i) in the case of Facility B, 54 months after the date of the Facilities Agreement; and (ii) in the case of Facility F, 72 months after the date of the Facilities Agreement.
[33]	Include date that is: (i) in the case of Facility B, 60 months after the date of the Facilities Agreement; and (ii) in the case of Facility F, 78 months after the date of the Facilities Agreement.

of any principal amount of this Promissory Note, interest accrued and unpaid on the principal amount repaid or prepaid, shall be payable on the date of such repayment or prepayment.	define a continuación), hasta que se efectúe el pago de la totalidad del saldo insoluto del presente en el entendido, sin embargo, que en el caso de cualquier repago o prepago de cualquier suma principal de este Pagaré, los intereses devengados e insolutos sobre la suma repagada o prepagada, serán pagaderos en la fecha en que se realice dicho repago o prepago.

Any principal amount and (to the extent permitted by applicable law) interest not paid when due under this Promissory Note, shall bear interest for each day until paid, payable on demand, at a rate per annum equal to the sum of two percent (2%) plus the interest rate then applicable hereunder as provided in the preceding paragraph.	Cualquier monto de principal y (en la medida permitida por la legislación aplicable) de intereses que no sea pagado cuando sea debido conforme a este Pagaré, devengará intereses por cada día hasta que sea pagado, pagaderos a la vista, a una tasa anual igual a la suma de dos por ciento (2%) más la tasa de interés aplicable conforme a lo previsto en el párrafo anterior.

Interest hereunder shall be calculated on the basis of the actual number of days elapsed, divided by three hundred and sixty (360).	Los intereses conforme al presente serán calculados sobre la base del número de días efectivamente transcurridos, divididos entre trescientos sesenta (360).

For purposes of this Promissory Note, the following terms shall have the following meanings:	Para efectos de este Pagaré, los siguientes términos tendrán los significados indicados a continuación:

“Agent” means Citibank Europe plc, UK Branch.	“Agente” significa Citibank Europe plc, UK Branch.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in London, United Kingdom, New York, United States of America and Mexico City, United Mexican States, and a day which is a TARGET Day.	“Día Hábil” significa cualquier día (que no sea sábado o domingo), en el cual los bancos comerciales en las ciudades de Londres, Reino Unido, Nueva York, Estados Unidos de América y Ciudad de México, Estados Unidos Mexicanos estén abiertos para celebrar operaciones en general, y un día que sea un Día TARGET.

“Interest Payment Date” means the last day of each Interest Period.	“Fecha de Pago de Interés” significa el último día de cada Período de Interés.

“Interest Period” means (a) initially, the period commencing on the date hereof and ending on the numerically corresponding day in the calendar month [one (1)/three (3)/six (6)] month[s] thereafter, and (b) thereafter, each period commencing on the last day of the immediately preceding Interest Period and ending on the numerically corresponding day in the [applicable calendar month]/[calendar month [one (1)/three (3)/six (6)] month[s]][34] thereafter provided that (i) any Interest Period that would otherwise end on a day that is not a Business Day, shall be extended to the immediately succeeding Business Day, unless such immediately succeeding Business Day falls in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day; (ii) any Interest Period that begins on	“Período de Interés” significa (a) inicialmente, el período que comienza en la fecha del presente pagaré y termina en el día numéricamente correspondiente en el mes calendario que sea [un (1)/tres (3)/seis (6)] mes[es] después de dicha fecha, y (b) en adelante, cada período comenzando en el último día del Período de Intereses inmediatamente anterior y que termine el día numéricamente correspondiente en el mes calendario [aplicable que ocurra]/[que ocurra [un (1)/tres (3)/seis (6)] mes[es]] después de dicha fecha en el entendido que (i) cualquier Período de Intereses que termine en una fecha que no sea un Día Hábil, será extendido al Día Hábil inmediato siguiente, salvo en el caso de que dicho Día Hábil inmediato siguiente sea en el mes calendario siguiente, en cuyo caso, dicho Período de Intereses terminará en el Día Hábil

[34]	Language to be included only if a bank requests that the note includes the applicable Interest Period.

the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month in which that Interest Period is to end) shall end on the last Business Day of the calendar month in which that Interest Period is to end; and (iii) no Interest Period shall extend beyond the Final Payment Date.	inmediato anterior; (ii) cualquier Período de Intereses que inicie el último Día Hábil de un mes calendario (o en un día para el cual no exista fecha numéricamente correspondiente en el mes calendario en el cual dicho Período de Intereses deba terminar) terminará en el último Día Hábil del mes calendario en el cual dicho Período de Intereses deba terminar; y (iii) ningún Período de Intereses terminará después de la Fecha de Vencimiento.

“EURIBOR” means (a) the applicable Screen Rate, or (b) if no Screen Rate is available for an applicable Interest Period, the Interpolated Screen Rate, or (c) if (i) no Screen Rate is available for euro or (ii) no Screen Rate is available for an applicable Interest Period and it is not possible to calculate an Interpolated Screen Rate for that Interest Period, the Reference Bank Rate, in the case of paragraphs (a) and (c) above, as of approximately 11:00 a.m. (Brussels time) on the Quotation Day for euro and for a period equal in length to the Interest Period and, if the rate is less than zero, EURIBOR shall be deemed to be zero.	“EURIBOR” significa (a) la Tasa de Pantalla aplicable, o (b) si la Tasa de Pantalla no estuviere disponible para el Período de Interés de que se trate, la Tasa de Pantalla Interpolada, o (c) si (i) la Tasa de Pantalla no estuviere disponible para euros o (ii) la Tasa de Pantalla no estuviere disponible para el Período de Interés de que se trate y no fuere posible calcular la Tasa de Pantalla Interpolada para dicho Período de Intereses, la Tasa de los Bancos de Referencia, en los supuestos previstos en los incisos (a) y (c) anteriores, aproximadamente a las 11:00 a.m. (hora de Bruselas) en la Fecha de Cotización respecto de euros y por un período cuya duración sea igual al Período de Interés y, en caso que la tasa sea menor de cero, entonces EURIBOR deberá ser cero.

“Interpolated Screen Rate” means the rate which results from interpolating on a linear basis between (a) the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period; and (b) the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period, as of approximately 11:00 a.m. (Brussels time) on the Quotation Day for the offering of euro and for a period comparable to the Interest Period.	“Tasa de Pantalla Interpolada” significa la tasa que resulte de interpolar en forma lineal (a) la Tasa de Pantalla aplicable para el período más largo (para el cual la Tasa de Pantalla esté disponible) pero que sea menor al Período de Intereses y (b) la Tasa de Pantalla aplicable para el período más corto (para el cual la Tasa de Pantalla esté disponible) pero que exceda el Período de Interés, aproximadamente a las 11:00 a.m. (hora de Bruselas) en la Fecha de Cotización respecto de la oferta de depósitos en euros y por un período comparable al Período de Interés.

“Margin” means [•] per cent ([•]%) per annum.[35]	“Margen” significa [•] por ciento ([•]%) por año.

“Participating Member State” means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.	“Estados Miembros Participantes” significa cualquier estado de la Unión Europea que adopte o haya adoptado al euro como su moneda de curso legal conforme a la legislación de la Unión Europea relacionada a la Unión Económica y Monetaria.
“Quotation Day” means, in relation to any period for which an interest rate is to be determined, two (2) TARGET Days before the first day of that period, unless market practice differs in the Relevant Interbank Market, in which case the Quotation Day will be determined by the Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days).	“Fecha de Cotización” significa, respecto de cualquier período para el cual una tasa de interés deba ser determinada, dos (2) Días TARGET antes del primer día de tal período, a menos que la práctica de mercado en el Mercado Interbancario Relevante sea distinta, en cuyo caso la Fecha de Cotización será determinada por el Agente de conformidad con la práctica de mercado en el Mercado Interbancario Relevante (y en caso de que las cotizaciones normalmente sean proporcionadas por bancos líderes en el Mercado Interbancario Relevante en más de un día, la Fecha de Cotización será el último de dichos días).

[35]	Margin in effect on date the pagaré is signed.

“Relevant Interbank Market” means the European interbank market.	“Mercado Interbancario Relevante” significa el mercado interbancario Europeo.

“Reference Banks” means the principal London offices of BNP Paribas and ING Bank NV.	“Bancos de Referencia” significa las oficinas principales de BNP Paribas y ING Bank NV en Londres.

“Reference Bank Rate” means the arithmetic mean of the rates (rounded upwards to four decimal places), as supplied to the Agent at its request by the Reference Banks, at which the relevant Reference Bank believes one prime bank is quoting to another prime bank for interbank term deposits in euro within the Participating Member States for the relevant period.	“Tasa de los Bancos de Referencia” significa el promedio aritmético de las tasas (redondeadas hacia arriba, a cuatro decimales) que proporcionen los Bancos de Referencia a petición del Agente, de la tasa de interés a la cual el Banco de Referencia que corresponda considere que un banco de primer orden cotice a otro banco de primer orden, depósitos interbancarios en euros dentro de los Estados Miembros Participantes y por el período de que se trate.

“Screen Rate” means the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed on page EURIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters. If such page or service ceases to be available, the Agent may specify another page or service displaying the relevant rate.	“Tasa de Pantalla” significa la tasa ofrecida en el mercado interbancario de euros administrada por el European Money Markets Institute (o cualquier otra persona que asuma la administración de dicha tasa) para el período de que se trate, que aparezca en la página EURIBOR01 de la pantalla Thomson Reuters (o cualquier página que reemplace la pantalla Thomson Reuters que divulgue dicha tasa) o la página que corresponda del servicio que provea dicha tasa de tiempo en tiempo en lugar de Thomson Reuters. Si la página o servicio deja de estar disponible, el Agente puede señalar otra página o servicio para que divulgue la tasa apropiada.

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilises a single shared platform and which was launched on 19 November 2007.	“TARGET2” significa el Sistema Automatizado Transeuropeo de Transferencias de Liquidación de Pagos Brutos en Tiempo Real (Trans–European Automated Real–time Gross Settlement Express Transfer) que utiliza una plataforma común y que fue lanzado el 19 de noviembre de 2007.

“TARGET Day” means any day on which TARGET2 is open for the settlement of payments in euro.	“Día TARGET” significa cualquier día en que TARGET2 esté abierto para la liquidación de pagos en euros.

All payments by the undersigned of principal, interest and other payments hereunder, shall be made without setoff, deduction or counterclaim not later than 11:00 a.m., London time, on the due date for each such payment, in euro and in immediately available funds, at the office of the Agent located at 5th Floor, Citigroup Centre, 25 Canada Square, Canary Wharf, London E14 5LB, United Kingdom, Attention: Loans Agency. The undersigned agree to reimburse upon demand, in like manner and funds, all losses, costs and expenses of the holder hereof, incurred in connection with the enforcement of this Promissory Note.	Todos los pagos que deban hacerse conforme a este Pagaré por las suscritas, de principal, intereses y por otros conceptos, serán efectuados sin compensación, deducción o defensa, antes de las 11:00 a.m., hora de la ciudad de Londres, en la fecha en que el pago de que se trate venza, en euros y en fondos disponibles inmediatamente, en la oficina del Agente ubicada en el 5to piso de Citigroup Centre, 25 Canada Square, Canary Wharf, Londres E14 5LB, Reino Unido, Atención: Agente de Créditos. Las suscritas convienen en reembolsar a la vista, en la misma forma y fondos, cualesquiera pérdidas, costos y gastos del tenedor del presente, incurridos en relación con el procedimiento de cobro del presente Pagaré.

Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not). During any extension of the due date of payment of any principal, interest is payable on the principal at the rate payable on the original due date.	Cualquier pago que deba hacerse conforme al presente en un día que no sea un Día Hábil, deberá hacerse en el siguiente Día Hábil durante el mismo mes calendario (si existe uno) o en el Día Hábil previo (si no existe uno). Respecto de cualquier extensión de cualquier fecha de pago de principal, los intereses que correspondan al pago de principal se devengarán a la tasa de interés pagadera en la fecha de pago original.

All payments by the undersigned hereunder, shall be made free and clear of, and without deduction, set-off or counterclaim for, any present or future tax, levy, impost, duty or other charge, deduction or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same), imposed by the United Mexican States or any other jurisdiction from which any amount payable hereunder is made, or any taxing authority thereof or therein, unless required by law. In the event that the undersigned shall be compelled by law to make any such deduction or withholding, in respect of any payments hereunder, then the undersigned shall (i) pay such additional amounts as may be necessary so that the holder hereof would receive the full amounts it would have received, if such deductions or withholdings would not have been made, (ii) make all such deductions or withholdings and (iii) pay the full amount deducted or withheld to the relevant taxation authority or other authority in accordance with applicable law.	Todos los pagos que se efectúen por las suscritas en términos del presente, deberán hacerse libres de y sin retención, deducción o compensación alguna por, cualquier impuesto, contribución, carga, derecho u otras cargas, deducciones o retenciones, presentes o futuras, de cualquier naturaleza (incluyendo cualquier multa o interés pagadero por el incumplimiento o retraso en el pago de cualquiera de dichas sumas), establecidos o determinados por los Estados Unidos Mexicanos o por cualquier otra jurisdicción de la que se paguen cantidades adeudadas conforme al presente, a menos que sea requerido por ley. En caso que las suscritas estén obligadas legalmente a llevar a cabo cualquier retención o deducción, respecto de cualesquiera pagos conforme al presente, las suscritas (i) pagarán las sumas adicionales que sean necesarias para asegurar que las sumas recibidas por el tenedor del presente sean iguales a la suma que el tenedor hubiera recibido, si tales retenciones o deducciones no se hubieren realizado, (ii) realizarán las deducciones o retenciones, y (iii) pagarán el monto completo deducido o retenido a la autoridad fiscal correspondiente o cualquier otra autoridad de conformidad con la legislación aplicable.

This Promissory Note shall be governed by, and construed in accordance with, the laws of England; provided, however, that if any action or proceedings in connection with this Promissory Note were brought to any courts in the United Mexican States, this Promissory Note shall be deemed as governed under the laws of the United Mexican States on account of place of their present or future domicile or residence or for any other reason.	Este Pagaré se regirá e interpretará de acuerdo con las leyes de Inglaterra; en el entendido, sin embargo, que si cualquier acción o procedimiento en relación con este Pagaré se iniciara en los tribunales de los Estados Unidos Mexicanos, este Pagaré se considerará regido de acuerdo con las leyes de los Estados Unidos Mexicanos en virtud de su domicilio presente o futuro o par cualquier otra razón.

Any legal action or proceeding arising out of or relating to this Promissory Note may be brought to the jurisdiction of the courts of England and any appellate court thereof, or any federal court sitting in Mexico City, United Mexican States; the undersigned waive the right to jurisdiction of any other courts, on account of place of their present or future residence or domicile or for any other reason.	Cualquier acción o procedimiento legal que derive o se relacione con este Pagaré podrá ser iniciado en los tribunales de Inglaterra, o en cualquier tribunal de apelación de los mismos, o cualquier tribunal federal localizado en la Ciudad de México, Estados Unidos Mexicanos, renunciando la suscrita a la jurisdicción de cualesquiera otros tribunales, en virtud de su domicilio presente o futuro, o por cualquier otra razón.

The undersigned hereby waive diligence, demand, protest, presentment, notice of dishonor or any other notice or demand whatsoever.	Las suscritas en este acto renuncian a diligencia, demanda, protesto, presentación, notificación de no aceptación y a cualquier notificación o demanda de cualquier naturaleza.

This Promissory Note is executed in both English and Spanish versions. In the case of any conflict or doubt as to the proper construction of this Promissory Note, the English version shall govern; provided, however, that in any action or proceeding brought in any court in the United Mexican States, the Spanish version shall prevail.	El presente Pagaré se suscribe en versiones en inglés y español. En caso de conflicto o duda en relación con la debida interpretación de este Pagaré, la versión en inglés prevalecerá; en el entendido, sin embargo, que en cualquier procedimiento iniciado en cualquier tribunal de los Estados Unidos Mexicanos, prevalecerá la versión en español.

If the laws of the United Mexican States apply, for the purposes of Article 128 of the General Law of Negotiable Instruments and Credit Transactions of the United Mexican States, the term of presentation of this Promissory Note is hereby irrevocably extended until the date that is six (6) months after the Final Payment Date, it being understood that such extension shall not be deemed to prevent presentation of this Promissory Note prior to such date.	Si la legislación de los Estados Unidos Mexicanos fuere aplicable, para los efectos del Artículo 128 de la Ley General de Títulos y Operaciones de Crédito de los Estados Unidos Mexicanos, por medio del presente se prorroga irrevocablemente el plazo de presentación de este Pagaré hasta la fecha que sea seis (6) meses después de la Fecha de Vencimiento, en el entendido de que dicha prórroga no impedirá la presentación de este Pagaré con anterioridad a dicha fecha.

For any notice in the United Mexican States related to this Promissory Note, the undersigned designate their domicile at [ ]	Para cualquier aviso en los Estados Unidos Mexicanos relacionado con este Pagaré, las suscritas designan la siguiente dirección como su domicilio [ ].

IN WITNESS WHEREOF, the undersigned have duly executed this Promissory Note on the date indicated below.	EN VIRTUD DE LO CUAL, las suscritas han firmado este Pagaré en la fecha abajo mencionada.

_____________, ______________, a __ de ______.

_____________, ______________, _________, ____.

CEMEX, S.A.B. de C.V.

By/Por

Name/Nombre:
Title/Cargo:

Guaranteed/Por Aval:
CEMEX España, S.A.

By/Por

Name/Nombre:
Title/Cargo:

Guaranteed/Por Aval:
CEMEX México, S.A. de C.V.

By/Por

Name/Nombre:
Title/Cargo:

Guaranteed/Por Aval:
CEMEX Concretos, S.A. de C.V.

By/Por

Name/Nombre:
Title/Cargo:

Guaranteed/Por Aval:
Empresas Tolteca de México, S.A. de C.V.

By/Por

Name/Nombre:
Title/Cargo:

Guaranteed/Por Aval:
New Sunward Holding B.V.

By/Por

Name/Nombre:
Title/Cargo:

Guaranteed/Por Aval:
CEMEX Corp.

By/Por

Name/Nombre:
Title/Cargo:

Guaranteed/Por Aval:
CEMEX Finance LLC

By/Por

Name/Nombre:
Title/Cargo:

Guaranteed/Por Aval:
Cemex Research Group AG

By/Por

Name/Nombre:
Title/Cargo:

Guaranteed/Por Aval:
CEMEX Asia B.V.

By/Por

Name/Nombre:
Title/Cargo:

Guaranteed/Por Aval:
CEMEX France Gestion (S.A.S.)

By/Por

Name/Nombre:
Title/Cargo:

Guaranteed/Por Aval:
CEMEX UK

By/Por

Name/Nombre:
Title/Cargo:

Guaranteed/Por Aval:
CEMEX Africa & Middle East Investments B.V.

By/Por

Name/Nombre:
Title/Cargo:

FORM OF SIDE LETTER TO PROMISSORY NOTE

CEMEX, S.A.B. de C.V.

Av. Ricardo Margáin #325

Colonia Valle del Campestre

San Pedro Garza García,

Nuevo León, 66265

Mexico

[Date]

RE: PROMISSORY NOTE

Dear Sirs:

Reference is made to the promissory note (pagaré) (the “Promissory Note”) issued by CEMEX, S.A.B. de C.V. (the “Issuer”), dated                     , [] for the amount of USD $                     (                     Dollars, currency of the United States of America 00/100) in favor of                     (the “Holder”).

The parties to this letter agree that notwithstanding anything to the contrary in the Promissory Note, (i) [principal and]36 interest payments in respect of the Promissory Note shall be made at the times, on the dates, in the amounts and in the manner provided for in the Facilities Agreement dated                     , [] between the Issuer, as borrower, certain direct and indirect subsidiaries of the Issuer, as guarantors or security providers, the financial institutions named therein as original lenders, and Citibank Europe plc, UK Branch, as agent and Wilmington Trust (London) Limited as security agent (as amended from time to time in accordance with its terms, the “Facilities Agreement”) and (ii) interest shall be calculated in the manner provided for in the Facilities Agreement. Without limiting the generality of the above, the parties to this letter agree that notwithstanding anything else to the contrary in the Promissory Note, the loan represented by the Promissory Note may bear interest at the rates provided for in the Facilities Agreement. In the case of any inconsistency between the terms of the Facilities Agreement and the Promissory Note, the Facilities Agreement shall prevail.

Sincerely,

[                                          ]

By:
Name:
Title:

Accepted and agreed,
CEMEX, S.A.B. de C.V.

By:
Name:
Title:

[36]	To be included only in respect of Promissory Notes related to revolving facility Commitments.

Accepted and agreed,
CEMEX España, S.A., as guarantor

By:
Name:
Title:

Accepted and agreed,
CEMEX México, S.A. de C.V., as guarantor

By:
Name:
Title:

Accepted and agreed,
CEMEX Concretos, S.A. de C.V., as guarantor

By:
Name:
Title:

Accepted and agreed,
Empresas Tolteca de México, S.A. de C.V., as guarantor

By:
Name:
Title:

Accepted and agreed,
New Sunward Holding B.V., as guarantor

By:
Name:
Title:

Accepted and agreed,
CEMEX Corp., as guarantor

By:
Name:
Title:

Accepted and agreed,
CEMEX Finance LLC, as guarantor

By:
Name:
Title:

Accepted and agreed,
Cemex Research Group AG, as guarantor

By:
Name:
Title:

Accepted and agreed,
CEMEX Asia B.V., as guarantor

By:
Name:
Title:

Accepted and agreed,
CEMEX France Gestion (S.A.S.), as guarantor

By:
Name:
Title:

Accepted and agreed,
CEMEX UK, as guarantor

By:
Name:
Title:

Accepted and agreed,
CEMEX Africa & Middle East Investments B.V., as guarantor

By:
Name:
Title:

SCHEDULE 5

FORM OF TRANSFER CERTIFICATE

To:	[•] as Agent and [•] as Security Agent

From:	[The Existing Lender] (the “Existing Lender”) and [The New Lender] (the “New Lender”)

Dated:

CEMEX, S.A.B. de C.V.– Facilities Agreement

dated [ ] July 2017 (the “Facilities Agreement”)

1.

We refer to the Facilities Agreement and to the Intercreditor Agreement (as defined in the Facilities Agreement). This agreement (the “Agreement”) shall take effect as a Transfer Certificate for the purpose of the Facilities Agreement and as a Creditor/Agent/Security Agent Accession Undertaking for the purposes of the Intercreditor Agreement (and as defined in the Intercreditor Agreement). Terms defined in the Facilities Agreement have the same meaning in this Agreement unless given a different meaning in this Agreement.

2.	We refer to Clause 26.5 (Procedure for transfer) of the Facilities Agreement:

(a)

The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation all or part of the Existing Lender’s Commitment, rights and obligations referred to in the Schedule in accordance with Clause 26.5 (Procedure for transfer) of the Facilities Agreement.

(b)	The proposed Transfer Date is [•].

(c)	The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 34.2 (Addresses) of the Facilities Agreement are set out in the Schedule.

3.

The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in paragraph (c) of Clause 26.4 (Limitation of responsibility of Existing Lenders) of the Facilities Agreement.

4.	The New Lender confirms, for the benefit of the Agent and without liability to any Obligor, that it is [a Qualifying Lender (other than a Treaty Lender)]/[a Treaty Lender]/[not a Qualifying Lender]*.

5.	We refer to clause 14.6 (Creditor/Agent/Security Agent Accession Undertaking) of the Intercreditor Agreement.

In consideration of the New Lender being accepted as a Refinancing Creditor for the purposes of the Intercreditor Agreement (and as defined in the Intercreditor Agreement), the New Lender confirms that, as from the Transfer Date, it intends to be party to the Intercreditor Agreement as a Refinancing Creditor, and undertakes to perform all the obligations expressed in the Intercreditor Agreement to be assumed by a Refinancing Creditor and agrees that it shall be bound by all the provisions of the Intercreditor Agreement, as if it had been an original party to the Intercreditor Agreement.

6.

For the purposes of articles 1334 et seq. of the French Civil Code, it is expressly agreed that the Security created under the Security Documents governed by French law shall be preserved and maintained for the benefit of the Security Agent, the New Lender and the remaining Finance Parties.

7.

The New Lender may, in the case of an assignment of rights by the Existing Lender under this Transfer Certificate, if it considers it necessary to make the assignment effective against any French Obligor, arrange for it to be notified to, or acknowledged by, such French Obligor in accordance with the provisions of article 1324 of the French Civil Code.

8.	This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

9.	This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

Notes: * Delete as applicable—each New Lender is required to confirm which of these three categories it falls within.

The execution of this Transfer Certificate may not transfer a proportionate share of the Existing Lender’s interest in the Transaction Security in all jurisdictions. It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect a transfer of such a share in the Existing Lender’s Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

THE SCHEDULE

Commitment/rights and obligations to be transferred

[insert relevant details]

[Facility Office address, fax number and attention details for notices and account details for payments]

[Existing Lender]	[New Lender]

By:	By:

This Agreement is accepted as a Transfer Certificate for the purposes of the Facilities Agreement by the Agent, and as a Creditor/Agent/Security Agent Accession Undertaking for the purposes of the Intercreditor Agreement by the Security Agent, and the Transfer Date is confirmed as [•].

[Agent]

By:

[Security Agent]

By:

SCHEDULE 6

FORM OF ASSIGNMENT AGREEMENT

To:	[•] as Agent, [•] as Security Agent and CEMEX, S.A.B. de C.V. as Borrower for and on behalf of each Obligor

From:	[the Existing Lender] (the “Existing Lender”) and [the New Lender] (the “New Lender”)

Dated:

CEMEX, S.A.B. de C.V.– Facilities Agreement

dated [    ] July 2017 (the “Facilities Agreement”)

1.

We refer to the Facilities Agreement and to the Intercreditor Agreement (as defined in the Facilities Agreement). This is an Assignment Agreement. This agreement (the “Agreement”) shall take effect as an Assignment Agreement for the purpose of the Facilities Agreement and as a Creditor/Agent/Security Agent Accession Undertaking for the purposes of the Intercreditor Agreement (and as defined in the Intercreditor Agreement). Terms defined in the Facilities Agreement have the same meaning in this Agreement unless given a different meaning in this Agreement.

2.	We refer to Clause 26.6 (Procedure for assignment) of the Facilities Agreement:

(a)

The Existing Lender assigns absolutely to the New Lender all the rights of the Existing Lender under the Facilities Agreement, the other Finance Documents and in respect of the Transaction Security which correspond to that portion of the Existing Lender’s Commitments and participations in Utilisations under the Facilities Agreement as specified in the Schedule.

(b)

The Existing Lender is released from all the obligations of the Existing Lender which correspond to that portion of the Existing Lender’s Commitments and participations in Utilisations under the Facilities Agreement specified in the Schedule.

(c)	The New Lender becomes a Party as a Lender and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph (b) above.

3.	The proposed Transfer Date is [•].

4.	On the Transfer Date the New Lender becomes:

(a)	party to the relevant Finance Documents (other than the Intercreditor Agreement) as a Lender; and

(b)	party to the Intercreditor Agreement as a Facilities Lender.

5.	The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 34.2 (Addresses) of the Facilities Agreement are set out in the Schedule.

6.

The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in paragraph (c) of Clause 26.4 (Limitation of responsibility of Existing Lenders) of the Facilities Agreement.

7.	The New Lender confirms, for the benefit of the Agent and without liability to any Obligor, that it is [a Qualifying Lender (other than a Treaty Lender)]/[a Treaty Lender]/[not a Qualifying Lender]*.

8.	We refer to clause 14.6 (Creditor/Agent/Security Agent Accession Undertaking) of the Intercreditor Agreement.

In consideration of the New Lender being accepted as a Refinancing Creditor for the purposes of the Intercreditor Agreement (and as defined in the Intercreditor Agreement), the New Lender confirms that, as from the Transfer Date, it intends to be party to the Intercreditor Agreement as a Refinancing Creditor, and undertakes to perform all the obligations expressed in the Intercreditor Agreement to be assumed by a Refinancing Creditor and agrees that it shall be bound by all the provisions of the Intercreditor Agreement, as if it had been an original party to the Intercreditor Agreement.

9.

This Agreement acts as notice to the Agent (on behalf of each Finance Party) and, upon delivery in accordance with Clause 26.7 (Copy of Transfer Certificate, Assignment Agreement or Accordion Confirmation to Borrower), to the Borrower (on behalf of each Obligor) of the assignment referred to in this Agreement.

10.	This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

11.	This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

Notes:

The execution of this Assignment Agreement may not transfer a proportionate share of the Existing Lender’s interest in the Transaction Security in all jurisdictions. It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect a transfer of such a share in the Existing Lender’s Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

THE SCHEDULE

Commitment/rights and obligations to be transferred by assignment,

release and accession

[insert relevant details]

[Facility office address, fax number and attention details for notices and account details for payments]

[Existing Lender]	[New Lender]

By:	By:

This Agreement is accepted as an Assignment Agreement for the purposes of the Facilities Agreement by the Agent, and as a Creditor/Agent/Security Agent Accession Undertaking for the purposes of the Intercreditor Agreement by the Security Agent, and the Transfer Date is confirmed as [•].

Signature of this Agreement by the Agent constitutes confirmation by the Agent of receipt of notice of the assignment referred to in this Agreement, which notice the Agent receives on behalf of each Finance Party.

[Agent]

By:

[Security Agent]

By:

NOTES:

*	Delete as applicable—each New Lender is required to confirm which of these three categories it falls within

SCHEDULE 7

FORM OF ACCESSION LETTER

To:	[•] as Agent and [•] as Security Agent for itself and each of the other parties to the Intercreditor Agreement referred to below

From:	[Subsidiary] and [Borrower]

Dated:

Dear Sirs

CEMEX, S.A.B. de C.V. – Facilities Agreement

dated [    ] July 2017 (the “Facilities Agreement”)

1.

We refer to the Facilities Agreement and to the Intercreditor Agreement. This deed (the “Accession Letter”) shall take effect as an Accession Letter for the purposes of the Facilities Agreement and as a Debtor/Security Provider Accession Deed for the purposes of the Intercreditor Agreement (and as defined in the Intercreditor Agreement). Terms defined in the Facilities Agreement have the same meaning in paragraphs 1 to 3 of this Accession Letter unless given a different meaning in this Accession Letter.

2.

[Subsidiary] agrees to become an Additional [Guarantor]/[Security Provider] and to be bound by the terms of the Facilities Agreement and the other Finance Documents (other than the Intercreditor Agreement) as an Additional [Guarantor][Security Provider] pursuant to Clause 28.2 (Additional Guarantors and Additional Security Providers) of the Facilities Agreement. [Subsidiary] is a company duly incorporated under the laws of [name of relevant jurisdiction] and is a limited liability company and registered number [•].

3.	[Subsidiary’s] administrative details for the purposes of the Facilities Agreement and the Intercreditor Agreement are as follows:

Address:

Fax No.:

Attention:

4.

[Subsidiary] (for the purposes of this paragraph 4, the “Acceding Debtor”) intends to [incur Liabilities under the following documents]/[give a guarantee, indemnity or other assurance against loss in respect of Liabilities under the following documents]:

[Insert details (date, parties and description) of relevant documents]

the “Relevant Documents”.

IT IS AGREED as follows:

(a)	Terms defined in the Intercreditor Agreement shall, unless otherwise defined in this Accession Letter, bear the same meaning when used in this paragraph 4.

(b)	The Acceding Debtor and the Security Agent agree that the Security Agent shall hold:

(i)	[any Security in respect of Liabilities created or expressed to be created pursuant to the Relevant Documents;

(ii)	all proceeds of that Security; and]

(iii)

all obligations expressed to be undertaken by the Acceding Debtor to pay amounts in respect of the Liabilities to the Security Agent as trustee for the Secured Parties (in the Relevant Documents or otherwise) and secured by the Transaction Security together with all representations and warranties expressed to be given by the Acceding Debtor (in the Relevant Documents or otherwise) in favour of the Security Agent as trustee for the Secured Parties, on trust, or as otherwise provided in the Finance Documents, for the Secured Parties on the terms and conditions contained in the Intercreditor Agreement.

(c)

The Acceding Debtor confirms that it intends to be party to the Intercreditor Agreement as a Debtor, undertakes to perform all the obligations expressed to be assumed by a Debtor under the Intercreditor Agreement and agrees that it shall be bound by all the provisions of the Intercreditor Agreement as if it had been an original party to the Intercreditor Agreement.

[4]/[5]	This Accession Letter and any non-contractual obligations arising out of or in connection with it is governed by English law.

THIS ACCESSION LETTER has been signed on behalf of the Security Agent (for the purposes of paragraph 4 above only), signed on behalf of the Borrower and executed as a deed by [Subsidiary] and is delivered on the date stated above.

[Subsidiary]

[EXECUTED AS A DEED	]
By: [Subsidiary]	)

Director
Director/Secretary

OR

[EXECUTED AS A DEED By: [Subsidiary]
Signature of Director
Name of Director

in the presence of
Signature of witness
Name of witness
Address of witness

Occupation of witness]

The Borrower

[Borrower]

By:

The Security Agent

[Full Name of Current Security Agent]

By:

Date:

SCHEDULE 8

FORM OF RESIGNATION LETTER

To:	[•] as Agent

From:	[resigning Obligor] and CEMEX, S.A.B. de C.V.

Dated:

Dear Sirs

CEMEX, S.A.B. de C.V.– Facilities Agreement

dated [    ] July 2017 (the “Facilities Agreement”)

1.

We refer to the Facilities Agreement. This is a Resignation Letter. Terms defined in the Facilities Agreement have the same meaning in this Resignation Letter unless given a different meaning in this Resignation Letter.

2.

Pursuant to [Clause 28.3 (Resignation of a Guarantor)][Clause 28.4 (Resignation of a Security Provider)], we request that [resigning Obligor] be released from its obligations as a [Guarantor]/[Security Provider] under the Facilities Agreement and the Finance Documents (other than the Intercreditor Agreement).

3.	We confirm that:

(a)	no Default is continuing or would result from the acceptance of this request; and

(b)	[this request is given in relation to a Third Party Disposal of [resigning Obligor];]*

(c)	[no payment is due from [resigning Obligor] under Clause 18 (Guarantee and Indemnity);]*

(d)	[the Transaction Security granted by [resigning Obligor] has not become enforceable in accordance with its terms.]*

4.	This Resignation Letter and any non-contractual obligations arising out of or in connection with it are governed by English law.

5.

The Borrower agrees to indemnify the Finance Parties and Secured Parties for any costs, expenses, or liabilities which would have been payable by [resigning Obligor] in connection with the Finance Documents but for the release set out in paragraph 2 above.

CEMEX, S.A.B. de C.V.	[resigning Obligor]

By:	By:

*	Include / delete as applicable.

SCHEDULE 9

FORM OF COMPLIANCE CERTIFICATE

To:	[•] as Agent

From:	CEMEX, S.A.B. de C.V.

Dated:

Dear Sirs

CEMEX, S.A.B. de C.V.– Facilities Agreement

dated [ ] July 2017 (the “Facilities Agreement”)

1.

We refer to the Facilities Agreement. This is a Compliance Certificate. Terms defined in the Facilities Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2.	We confirm that:

(a)

For the Reference Period ending [•], Operating EBITDA was $[•] and Consolidated Interest Expense was $[•]. Therefore the Consolidated Coverage Ratio for such Reference Period was [•]:1 which [is/is not] in compliance with paragraph (a) of Clause 21.2 (Financial condition) of the Facilities Agreement.

(b)

Consolidated Funded Debt as at the last day of the Reference Period ending [•] was $[•] and Operating EBITDA for the Reference Period ending [•] was $[•]. Therefore the Consolidated Leverage Ratio for such Reference Period was [•]:1 which [is/is not] in compliance with paragraph (b) of Clause 21.2 (Financial condition) of the Facilities Agreement.

(c)

Capital Expenditure of the Group for the Financial Year ending [•] was $[•]. Therefore the requirements of paragraph (c) of Clause 21.2 (Financial condition) of the Facilities Agreement [have/have not] been complied with.

(d)

Caliza Capital Expenditure for the Financial Year ending [•] was $[•]. Therefore the requirements of paragraph (d) of Clause 21.2 (Financial condition) of the Facilities Agreement [have/have not] been complied with.

(e)

Centurion Capital Expenditure for the Financial Year ending [•] was $[•]. Therefore the requirements of paragraph (e) of Clause 21.2 (Financial condition) of the Facilities Agreement [have/have not] been complied with.

Signed

CEMEX, S.A.B. de C.V.

SCHEDULE 10

EXISTING FINANCIAL INDEBTEDNESS

(Figures as at 30 June 2017)37

Part I. Non Obligor Bilateral

Bank Facilities

Obligation	Type	Outstanding Principal Amounts	Obligor	Guarantor(s)	Bank Party	Security	Maturity
Bank Facility CEMEX Colombia S.A.	Bank Facility	COP 26,119,437,176	CEMEX Colombia S.A.	None	Banco de Bogotá	None	12-Jun-18
Bank Facility CEMEX Colombia S.A.	Bank Facility	COP 21,413,943,487	CEMEX Colombia S.A.	None	Banco AV Villas	None	18-May-18
Bank Facility CEMEX Inc	Bank Facility	USD 1,863,936	CEMEX Inc.	None	Mc Duffie land	None	1-Aug-26
Promissory Note, Readymix USA LLC	Bank Facility	USD 108,801	Readymix USA LLC	None	Wayne Gentry & Henry Gentry	None	1-May-21
Bank Facility, CEMEX UK Operations Ltd	Bank Facility	GBP 712,117	CEMEX UK Operations Ltd	None	HBM HUB Limited	None	31-Jul-18
Bank Facility, CEMEX UK Operations Ltd	Bank Facility	GBP 150,000	CEMEX UK Operations Ltd	None	Lafarge (Joint Venture)	None	31-Jul-18
Bank Facility, CEMEX Polska Sp. z o.o.	Bank Facility	PLN 7,293,421	Cemex Polska Sp. z o.o.	None	Narodowy Fundusz Ochrony Środowiska	None	30-Sep-23
Bank Facility, CEMEX Kamen d.o.o.	Bank Facility	HRK 1,955,773	CEMEX Kamen d.o.o.	None	Loans from Minority Shareholders (JV)	None	6-Oct-17
Loan Agreement, Trinidad Cement Limited	Loan Agreement	TTD 245,000,000	Trinidad Cement Limited	CEMEX S.A.B. de C.V.	First Citizens Bank Limited, Citibank (Trinidad & Tobago) Limited	None	26-Oct-17
Loan Agreement, Assiut Cement Company S.A.E.	Loan Agreement	EUR 50,000,000	Assiut Cement Company S.A.E	CEMEX España S.A.	European Bank for Reconstruction and Development	None	1-Jul-22
Facility Agreement, CEMEX Holdings Philippines, Inc.	Loan Agreement	USD 280,000,000	CEMEX Holdings Philippines, Inc.	None	Banco de Oro	None	2-Feb-24
Bank Facility, CEMEX Deutschland AG	Bank Facility	EUR 200,252	CEMEX Deutschland AG	TBR Transportbeton Regen GmbH & Co. KG	TBI Transportbeton Ingolstadt GmbH & Co. KG	Capital Contribution	Unlimited
Bank Facility, CEMEX Deutschland AG	Bank Facility	EUR 51,129	CEMEX Deutschland AG	Kann Industrie GmbH & Co. KG	TBI Transportbeton Ingolstadt GmbH & Co. KG	Capital Contribution	Unlimited
Overdraft, CEMEX Cement a.s.	Overdraft	CZK 15,611,629	CEMEX Cement a.s.	None	ING Bank N.V.	None	31-Jul-17
Overdraft, CEMEX Cement a.s.	Overdraft	EUR 401,489	CEMEX Cement a.s.	None	ING Bank N.V.	None	31-Jul-17
Overdraft, CEMEX UK Operations Limited	Overdraft	GBP 6,515,000	CEMEX UK Operations Limited	None	Royal Bank of Scotland	None	10-Aug-17

[37]

This information was not updated on the 2019 Amendment Effective Date and therefore this schedule still contains historic Leases. As from the 2019 Amendment Effective Date, Capital Leases are no longer included in the definition of Financial Indebtedness.

Part I. Non Obligor Bilateral Bank Facilities
Obligation	Type	Outstanding Principal Amounts	Obligor	Guarantor(s)	Bank Party	Security	Maturity
Overdraft, CEMEX France Services	Overdraft	EUR 1,385,000	CEMEX France Services	None	BRED Banque Populaire société anonyme de banque populaire	None	10-Aug-17
Overdraft, CEMEX France Services	Overdraft	EUR 2,129,000	CEMEX France Services	None	BNP Paribas	None	10-Aug-17
Overdraft, CEMEX France Services	Overdraft	EUR 2,129,000	CEMEX France Services	None	BNP Paribas	None	10-Aug-17
Overdtraft, ReadyMix Industries (Israel) LTD	Overdraft	ILS 17,900,000	ReadyMix Industries (Israel) LTD	None	First International Bank	None	10-Aug-17
Overdtraft, ReadyMix Industries (Israel) LTD	Overdraft	ILS 4,700,000	ReadyMix Industries (Israel) LTD	None	Bank Hapoalim	None	10-Aug-17
Overdtraft, ReadyMix Industries (Israel) LTD	Overdraft	ILS 11,300,000	ReadyMix Industries (Israel) LTD	None	Bank Leumi	None	10-Aug-17
Overdtraft, APO Cement Corporation	Overdraft	PHP 290,000,000	ReadyMix Industries (Israel) LTD	None	Banco de Oro	None	10-Aug-17
Overdtraft, Solid Cement Corporation	Overdraft	PHP 180,000,000	ReadyMix Industries (Israel) LTD	None	Banco de Oro	None	10-Aug-17

Part II. Non Obligor Public

Debt Instruments

Obligation	Type	Outstanding Principal Amounts	Obligor	Guarantor(s)	Bank Party	Security	Maturity
US$149,897,000 Rinker 2025 Indenture, dated 1 April 2003 (as supplemented)	Public Debt Instruments	USD 149,897,000	CEMEX Materials LLC	CEMEX Corp.	JPMorgan Chase Bank	None	July 21, 2025

Part III. Non Obligor Capital

Leases

Obligation	Type	Outstanding Principal Amounts	Obligor	Guarantor(s)	Bank Party	Security	Maturity
Capital Lease, CEMEX Colombia S.A.	Capital Lease	COP 1,133,860,006	CEMEX Colombia S.A.	None	Helm Bank	Leased Asset	10-Jul-18
Capital Lease, CEMEX Colombia S.A.	Capital Lease	COP 3,554,839,632	CEMEX Colombia S.A.	None	Bancolombia	Leased Asset	26-Sep-18
Capital Lease, CEMEX Colombia S.A.	Capital Lease	COP 990,092,550	CEMEX Colombia S.A.	None	Banco de Bogotá	Leased Asset	10-Sep-18
Capital Lease, CEMEX Construction Materials	Capital Lease	USD 94,564	CEMEX Construction Materials	None	Bank of America Leasing	Leased Asset	1-Nov-19
Capital Lease, CEMEX Construction Materials	Capital Lease	USD 2,068,595	CEMEX Construction Materials	None	BMO	Leased Asset	6-Jun-21
Capital Lease, CEMEX Construction Materials	Capital Lease	USD 103,916	CEMEX Construction Materials	None	Capital Source	Leased Asset	1-Jul-19
Capital Lease, CEMEX Construction Materials	Capital Lease	USD 3,068,429	CEMEX Construction Materials	None	Caterpillar	Leased Asset	12-Aug-21
Capital Lease, CEMEX Construction Materials	Capital Lease	USD 2,357,013	CEMEX Construction Materials	None	CIT Financial	Leased Asset	1-Jan-19
Capital Lease, CEMEX Construction Materials	Capital Lease	USD 17,433,014	CEMEX Construction Materials	None	Daimler Truck Finance	Leased Asset	15-Dec-20

Part III. Non Obligor Capital Leases
Obligation	Type	Outstanding Principal Amounts	Obligor	Guarantor(s)	Bank Party	Security	Maturity
Capital Lease, CEMEX Construction Materials	Capital Lease	USD 47,950	CEMEX Construction Materials	None	DE Lage Landen	Leased Asset	15-Feb-18
Capital Lease, CEMEX Construction Materials	Capital Lease	USD 1,035,121	CEMEX Construction Materials	None	John Deere	Leased Asset	1-Jun-21
Capital Lease, CEMEX Construction Materials	Capital Lease	USD 52,055,920	CEMEX Construction Materials	None	Paccar Financial	Leased Asset	10-Oct-21
Capital Lease, CEMEX Construction Materials	Capital Lease	USD 404,308	CEMEX Construction Materials	None	Siemens Financial	Leased Asset	14-Feb-21
Capital Lease, CEMEX Construction Materials	Capital Lease	USD 458,261	CEMEX Construction Materials	None	Signature Financial	Leased Asset	1-Mar-21
Capital Lease, CEMEX Construction Materials	Capital Lease	USD 6,343,515	CEMEX Construction Materials	None	Universal Equipment Finance	Leased Asset	28-Aug-19
Capital Lease, CEMEX Construction Materials	Capital Lease	USD 6,752,522	CEMEX Construction Materials	None	VFS Leasing Co.	Leased Asset	28-Apr-21
Capital Lease, CEMEX Construction Materials	Capital Lease	USD 2,317,253	CEMEX Construction Materials	None	Citizens	Leased Asset	1-Aug-26
Capital Lease, CEMEX Construction Materials	Capital Lease	USD 1,057,300	CEMEX Construction Materials	None	North American Coal Company	Leased Asset	28-Dec-18
Capital Lease, CEMEX Construction Materials	Capital Lease	USD 12,381,297	CEMEX Construction Materials	None	RBS Asset Finance	Leased Asset	1-Feb-19
Capital Lease, CEMEX UK Materials Limited	Capital Lease	GBP 3,016,174	CEMEX UK Materials Limited	None	CAT Financial Services	Leased Asset	29-Nov-20
Capital Lease, CEMEX UK Operations Limited	Capital Lease	GBP 523,103	CEMEX UK Operations Limited	None	Volvo Financial Services	Leased Asset	20-Dec-18
Capital Lease, Cemex Polska Sp. z o.o.	Capital Lease	PLN 1,477,962	Cemex Polska Sp. z o.o.	None	ING Bank N.V.	Leased Asset	15-Apr-18
Capital Lease, Cemex Polska Sp. z o.o.	Capital Lease	PLN 506,590	Cemex Polska Sp. z o.o.	None	ING Bank N.V.	Leased Asset	2-Feb-20
Capital Lease, Cemex Polska Sp. z o.o.	Capital Lease	PLN 5,223,881	Cemex Polska Sp. z o.o.	None	ING Bank N.V.	Leased Asset	26-Apr-20
Capital Lease, Cemex Polska Sp. z o.o.	Capital Lease	PLN 5,135,332	Cemex Polska Sp. z o.o.	None	ING Bank N.V.	Leased Asset	2-Oct-20
Capital Lease, Cemex Polska Sp. z o.o.	Capital Lease	PLN 2,351,106	Cemex Polska Sp. z o.o.	None	SG Equipment Finance	Leased Asset	5-Apr-22
Capital Lease, Cemex Polska Sp. z o.o.	Capital Lease	PLN 284,325	Cemex Polska Sp. z o.o.	None	SG Equipment Finance	Leased Asset	5-Oct-22
Capital Lease, Cemex Polska Sp. z o.o.	Capital Lease	PLN 284,371	Cemex Polska Sp. z o.o.	None	SG Equipment Finance	Leased Asset	25-Oct-22
Capital Lease, Cemex Polska Sp. z o.o.	Capital Lease	PLN 232,697	Cemex Polska Sp. z o.o.	None	De Lage Landen	Leased Asset	25-Jul-17
Capital Lease, CEMEX Deutschland AG	Capital Lease	EUR 127,863	CEMEX Deutschland AG	Schwing GmbH	Mercedes-Benz Leasing GmbH	Leased Asset	25-Oct-18
Capital Lease, CEMEX Deutschland AG	Capital Lease	EUR 261,689	CEMEX Deutschland AG	Putzmeister Concrete Pumps GmbH	UTA Truck Lease GmbH	Leased Asset	31-Jan-19
Capital Lease, CEMEX Logistik	Capital Lease, CEMEX Logistik	EUR 82,652	CEMEX Logistik	F.X. MEILLER Fahrzeug- und Maschinenfabrik-GmbH & Co. KG	DML Düsseldorfer Mobilien Leasing GmbH & Co. KG	Leased Asset	30-Nov-20
Capital Lease, CEMEX Logistik	Capital Lease, CEMEX Logistik	EUR 330,609	CEMEX Logistik	Langendorf GmbH	DML Düsseldorfer Mobilien Leasing GmbH & Co. KG	Leased Asset	30-Nov-20

Part III. Non Obligor Capital Leases
Obligation	Type	Outstanding Principal Amounts	Obligor	Guarantor(s)	Bank Party	Security	Maturity
Capital Lease, CEMEX Logistik	Capital Lease	EUR 123,684	CEMEX Logistik	F.X. MEILLER Fahrzeug- und Maschinenfabrik-GmbH & Co. KG	Akf leasing GmbH & Co. KG	Leased Asset	31-Mar-19
Capital Lease, CEMEX Deutschland AG	Capital Lease	EUR 123,545	CEMEX Deutschland AG	Putzmeister Concrete Pumps GmbH	Akf leasing GmbH & Co. KG	Leased Asset	30-Nov-19
Capital Lease, CEMEX Agregados	Capital Lease	USD 4,219,757	CEMEX Agregados	CEMEX S.A.B. de C.V.	Banco Mercantil del Norte S.A. Institución de Banca Múltiple, Grupo Financiero Banorte	Leased Asset	1-Oct-21
Capital Lease, CEMEX Granulats SO	Capital Lease	EUR 121,325	CEMEX Granulats SO	None	Caterpillar Finance	None	19-Jun-18
Capital Lease, CEMEX Granulats RM	Capital Lease	EUR 120,706	CEMEX Granulats RM	None	Caterpillar Finance	None	29-Jun-18
Capital Lease, CEMEX Granulats RM	Capital Lease	EUR 239,078	CEMEX Granulats RM	None	Caterpillar Finance	None	30-Jul-18
Capital Lease, CEMEX Granulats	Capital Lease	EUR 207,062	CEMEX Granulats	None	Caterpillar Finance	None	9-Jul-19
Capital Lease, CEMEX Granulats	Capital Lease	EUR 356,726	CEMEX Granulats	None	Caterpillar Finance	None	9-Nov-19
Capital Lease, CEMEX Granulats RM	Capital Lease	EUR 168,823	CEMEX Granulats RM	None	Caterpillar Finance	None	9-Jul-20
Capital Lease, CEMEX Granulats SO	Capital Lease	EUR 158,367	CEMEX Granulats SO	None	Caterpillar Finance	None	19-Jul-20
Capital Lease, CEMEX Granulats RM	Capital Lease	EUR 223,312	CEMEX Granulats RM	None	Caterpillar Finance	None	30-Jul-20
Capital Lease, CEMEX Granulats	Capital Lease	EUR 261,084	CEMEX Granulats	None	Caterpillar Finance	None	31-Dec-20
Capital Lease, CEMEX Bétons SE	Capital Lease	EUR 62,489	CEMEX Granulats	None	KOMATSU Finance	Leased Asset	27-Nov-20
Capital Lease, CEMEX Granulats	Capital Lease	EUR 208,633	CEMEX Granulats	None	KOMATSU Finance	Leased Asset	1-Nov-20
Capital Lease, CEMEX Granulats RM	Capital Lease	EUR 30,764	CEMEX Granulats RM	None	KOMATSU Finance	Leased Asset	20-Apr-19
Capital Lease, CEMEX Granulats	Capital Lease	EUR 128,658	CEMEX Granulats	None	KOMATSU Finance	Leased Asset	1-Aug-20
Capital Lease, CEMEX Granulats	Capital Lease	EUR 569,970	CEMEX Granulats	None	KOMATSU Finance	Leased Asset	1-Nov-21
Capital Lease, CEMEX Granulats	Capital Lease	EUR 159,148	CEMEX Granulats	None	GE Capital CDG	Leased Asset	1-Apr-19
Capital Lease, CEMEX Granulats SO	Capital Lease	EUR 149,040	CEMEX Granulats SO	None	GE Capital CDG	Leased Asset	27-Aug-19
Capital Lease, CEMEX Granulats SO	Capital Lease	EUR 148,496	CEMEX Granulats SO	None	GE Capital CDG	Leased Asset	24-Aug-19
Capital Lease, CEMEX Granulats	Capital Lease	EUR 36,907	CEMEX Granulats	None	GE Capital CDG	Leased Asset	1-Jul-19
Capital Lease, CEMEX Granulats	Capital Lease	EUR 140,607	CEMEX Granulats	None	GE Capital CDG	Leased Asset	14-Aug-19
Capital Lease, CEMEX Granulats RM	Capital Lease	EUR 144,394	CEMEX Granulats	None	GE Capital CDG	Leased Asset	3-Sep-19
Capital Lease, CEMEX Granulats SO	Capital Lease	EUR 148,677	CEMEX Granulats	None	GE Capital CDG	Leased Asset	25-Aug-19
Capital Lease, France Liants	Capital Lease	EUR 56,352	CEMEX Granulats	None	GE Capital CDG	Leased Asset	9-Jul-20
Capital Lease, CEMEX Bétons NO	Capital Lease	EUR 53,265	CEMEX Granulats	None	GE Capital CDG	Leased Asset	5-Aug-20
Capital Lease, CEMEX Bétons CO	Capital Lease	EUR 53,398	CEMEX Granulats	None	GE Capital CDG	Leased Asset	8-Aug-20
Capital Lease, CEMEX Bétons SE	Capital Lease	EUR 54,973	CEMEX Granulats	None	GE Capital CDG	Leased Asset	23-Sep-20
Capital Lease, CEMEX Bétons SE	Capital Lease	EUR 168,756	CEMEX Granulats	None	GE Capital CDG	Leased Asset	2-Dec-20
Capital Lease, CEMEX Granulats	Capital Lease	EUR 303,447	CEMEX Granulats	None	CA Lease	Leased Asset	8-Dec-20

Part III. Non Obligor Capital Leases
Obligation	Type	Outstanding Principal Amounts	Obligor	Guarantor(s)	Bank Party	Security	Maturity
Capital Lease, CEMEX Granulats	Capital Lease	EUR 368,284	CEMEX Granulats	CEMEX France Gestion	CAPITOLE Finance	Leased Asset	20-Sep-19
Capital Lease, CEMEX Granulats	Capital Lease	EUR 107,926	CEMEX Granulats	None	LIEBHERR	Leased Asset	31-Jan-22
Capital Lease, Kadmani Readymix Concrete	Capital Lease	ILS 436,742	Kadmani Readymix Concrete	None	Kalmobil	Leased Asset	1-Jun-19

SCHEDULE 11

EXISTING SECURITY AND QUASI-SECURITY

(Figures in Millions $ as at 30 June 2017 and not including Transaction Security)38

CEMEX Subsidiary	Counterparty	Lien Concept	Maturity Date	Secured Amount	Agreement Type
CEMEX S.A.B. de C.V.	Bank of America	Cash Collateral	Open Ended	2.91	ISDA Master Agreement dated
CEMEX Agregados, S.A.	Banorte	Plant Equipment Lien	1-Oct-21	4.22	Capital Lease
CEMEX México, S.A. de C.V.	Briggs (Arrendadora)	Plant Equipment Lien	10-Sep-19	2.55	Capital Lease
CEMEX Colombia	Liberty	Cash Collateral	Open Ended	2.05	Bank Guarantee
CEMEX Colombia, S.A.	Bancolombia	Plant Equipment Lien	1-Sep-17	1.17	Capital Lease
CEMEX Colombia, S.A.	Banco de Bogota	Plant Equipment Lien	1-Sep-17	0.33	Capital Lease
CEMEX Colombia, S.A.	Helm Bank	Plant Equipment Lien	1-Sep-17	0.37	Capital Lease
CEMEX Concretos, S.A. de C.V.	Grupo Financiero Banorte S.A.B. de C.V.	Plant Equipment Lien	1-Aug-15	2.35	Capital Lease
CEMEX Construction Materials Florida	Lake Louisa, LLC	Land Lien	1-Apr-22	5.00	Capital Lease
CEMEX Construction Materials	Bank of America Leasing	Mobile Equipment Lien	1-Nov-19	0.95	Capital Lease
CEMEX Construction Materials	BMO	Mobile Equipment Lien	6-Jun-21	2.07	Capital Lease
CEMEX Construction Materials	Capital Source	Mobile Equipment Lien	1-Jul-19	0.10	Capital Lease
CEMEX Construction Materials	Caterpillar	Mobile Equipment Lien	12-Aug-21	3.07	Capital Lease
CEMEX Construction Materials	CIT Financial	Mobile Equipment Lien	1-Jan-19	2.36	Capital Lease
CEMEX Construction Materials	Daimler Truck Finance	Mobile Equipment Lien	15-Dec-20	17.43	Capital Lease
CEMEX Construction Materials	DE Lage Landen	Mobile Equipment Lien	15-Feb-18	0.48	Capital Lease
CEMEX Construction Materials	John Deere	Mobile Equipment Lien	1-Jun-21	1.04	Capital Lease
CEMEX Construction Materials	Paccar Financial	Mobile Equipment Lien	10-Oct-21	52.06	Capital Lease

[38]

This information was not updated on the 2019 Amendment Effective Date and therefore this schedule still contains historic Leases. As from the 2019 Amendment Effective Date, Capital Leases are no longer included in the definition of Financial Indebtedness.

CEMEX Subsidiary	Counterparty	Lien Concept	Maturity Date	Secured Amount	Agreement Type
CEMEX Construction Materials	Siemens Financial	Mobile Equipment Lien	14-Feb-21	0.40	Capital Lease
CEMEX Construction Materials	Signature Financial	Mobile Equipment Lien	1-Mar-21	0.46	Capital Lease
CEMEX Construction Materials	Universal Equipment Finance	Mobile Equipment Lien	28-Aug-19	6.34	Capital Lease
CEMEX Construction Materials	VFS Leasing Co.	Mobile Equipment Lien	28-Apr-21	6.75	Capital Lease
CEMEX Construction Materials	Citizens	Plant Equipment Lien	1-Aug-26	2.32	Capital Lease
CEMEX Construction Materials	North American Coal Company	Plant Equipment Lien	28-Dec-18	1.06	Capital Lease
CEMEX Construction Materials	RBS Asset Finance	Plant Equipment Lien	1-Feb-19	12.38	Capital Lease
CEMEX Deutschland AG	akf leasing GmbH & Co. KG	Plant Equipment Lien	30-Nov-19	0.14	Capital Lease
CEMEX Deutschland AG	Bayern LB	Cash Collateral	Revolving	1.02	Bank Guarantees (local government: gravel and sand mining supply)
CEMEX Deutschland AG	Bayern LB	Cash Collateral	Revolving	0.07	Bank Guarantees (local government: gravel and sand mining supply + customer)
CEMEX Deutschland AG	Bayern LB	Cash Collateral	Revolving	0.08	Bank Guarantees (local government: cement plant)
CEMEX Deutschland AG	Commerzbank	Cash Collateral	Revolving	3.34	Bank Guarantees
CEMEX Deutschland AG	HypoVereinsban (Unicredit)	Cash Collateral	Revolving	1.59	Daily Cash Operations
CEMEX Deutschland AG	HypoVereinsban (Unicredit)	Cash Collateral	Revolving	0.70	Bank Guarantees
CEMEX Deutschland AG	Private Investor Günter Wunder	Servitude	31-Dec-17	6.51	Plant Investment + Operating Lease—Project Kieswerk Löwen GmbH
CEMEX Deutschland AG	PUTZMEISTER Concrete Pumps GmbH	Plant Equipment Lien	31-Jan-19	0.30	Capital Lease
CEMEX Deutschland AG	Schwing GmbH	Plant Equipment Lien	25-Oct-18	0.15	Capital Lease
CEMEX Deutschland AG	TBI Transportbeton Ingolstadt GmbH & Co. KG	Plant Equipment Lien	Unlimited	0.26	Capital Lease
CEMEX Deutschland AG	TBI Transportbeton Ingolstadt GmbH & Co. KG	Plant Equipment Lien	Unlimited	0.07	Capital Lease
Cemex España	Autoridad Portuaria Alicante	Cash Collateral	1-Jan-20	0.00	Bond

CEMEX Subsidiary	Counterparty	Lien Concept	Maturity Date	Secured Amount	Agreement Type
CEMEX Falcon LLC	Ministry of Labour	Cash Collateral	Open Ended	0.00	Labor GTEE—required by gov. authority
CEMEX Granulats SO	CATERPILLAR Finance	Mobile Equipment Lien	19-Jun-18	0.14	Capital Lease
CEMEX Granulats RM	CATERPILLAR Finance	Mobile Equipment Lien	29-Jun-18	0.14	Capital Lease
CEMEX Granulats RM	CATERPILLAR Finance	Mobile Equipment Lien	30-Jul-18	0.27	Capital Lease
CEMEX Granulats	CATERPILLAR Finance	Mobile Equipment Lien	9-Jul-19	0.24	Capital Lease
CEMEX Granulats	CATERPILLAR Finance	Mobile Equipment Lien	9-Nov-19	0.41	Capital Lease
CEMEX Granulats RM	CATERPILLAR Finance	Mobile Equipment Lien	9-Jul-20	0.19	Capital Lease
CEMEX Granulats SO	CATERPILLAR Finance	Mobile Equipment Lien	19-Jul-20	0.18	Capital Lease
CEMEX Granulats RM	CATERPILLAR Finance	Mobile Equipment Lien	30-Jul-20	0.26	Capital Lease
CEMEX Granulats	CATERPILLAR Finance	Mobile Equipment Lien	31-Dec-20	0.3	Capital Lease
CEMEX France	CM-CIC Bail	Mobile Equipment Lien	4-Sep-19	1.53	Capital Lease
CEMEX Granulats RM	KOMATSU Finance	Mobile Equipment Lien	20-Apr-19	0.04	Capital Lease
CEMEX Granulats	KOMATSU Finance	Mobile Equipment Lien	1-Aug-20	0.15	Capital Lease
CEMEX Granulats	KOMATSU Finance	Mobile Equipment Lien	1-Nov-20	0.24	Capital Lease
CEMEX Bétons SE	KOMATSU Finance	Mobile Equipment Lien	27-Nov-20	0.07	Capital Lease
CEMEX Granulats	KOMATSU Finance	Mobile Equipment Lien	1-Nov-21	0.65	Capital Lease
CEMEX Granulats	GE Capital CDG	Mobile Equipment Lien	1-Apr-19	0.18	Capital Lease
CEMEX Granulats SO	GE Capital CDG	Mobile Equipment Lien	27-Aug-19	0.17	Capital Lease
CEMEX Granulats SO	GE Capital CDG	Mobile Equipment Lien	24-Aug-19	0.17	Capital Lease
CEMEX Granulats	GE Capital CDG	Mobile Equipment Lien	1-Jul-19	0.04	Capital Lease
CEMEX Granulats	GE Capital CDG	Mobile Equipment Lien	14-Aug-19	0.16	Capital Lease
CEMEX Granulats	GE Capital CDG	Mobile Equipment Lien	3-Sep-19	0.16	Capital Lease
CEMEX Granulats	GE Capital CDG	Mobile Equipment Lien	25-Aug-19	0.17	Capital Lease
CEMEX Granulats	GE Capital CDG	Mobile Equipment Lien	9-Jul-20	0.06	Capital Lease
CEMEX Granulats	GE Capital CDG	Mobile Equipment Lien	5-Aug-20	0.06	Capital Lease
CEMEX Granulats	GE Capital CDG	Mobile Equipment Lien	8-Aug-20	0.06	Capital Lease
CEMEX Granulats	GE Capital CDG	Mobile Equipment Lien	23-Sep-20	0.06	Capital Lease
CEMEX Granulats	GE Capital CDG	Mobile Equipment Lien	2-Dec-20	0.19	Capital Lease
CEMEX France	CAPITOLE Finance	Mobile Equipment Lien	1-Apr-19	0.42	Capital Lease
CEMEX France	CA Lease	Mobile Equipment Lien	8-Dec-20	0.35	Capital Lease
CEMEX France	LIEBHERR	Mobile Equipment Lien	31-Jan-22	0.12	Capital Lease

CEMEX Subsidiary	Counterparty	Lien Concept	Maturity Date	Secured Amount	Agreement Type
CEMEX Logistik GmbH	F.X. MEILLER Fahrzeug- und Maschinenfabrik-GmbH & Co. KG	Plant Equipment Lien	30-Nov-20	0.10	Capital Lease
CEMEX Logistik GmbH	F.X. MEILLER Fahrzeug- und Maschinenfabrik-GmbH & Co. KG	Plant Equipment Lien	31-Mar-19	0.14	Capital Lease
CEMEX Logistik GmbH	Langendorf GmbH	Plant Equipment Lien	30-Nov-20	0.38	Capital Lease
CEMEX Materials	RBS	Plant Equipment Lien	1-Feb-19	13.71	Capital Lease
CEMEX Materials	ALICO	Plant Equipment Lien	1-Dec-18	0.57	Capital Lease
CEMEX Materials	KROME	Plant Equipment Lien	1-Dec-18	0.52	Capital Lease
CEMEX México, S.A. de C.V.	Hewlett Packard	Plant Equipment Lien	25-Jul-18	0.63	Capital Lease
Cemex Philippines	Paramount Ins	Cash Collateral	Open Ended	0.01	Judicial (labor case)
Cemex Polska Sp. z o.o.	ING LEASE	Plant Equipment Lien	15-Apr-18	0.72	Capital Lease
Cemex Polska Sp. z o.o.	ING LEASE	Plant Equipment Lien	2-Feb-20	0.72	Capital Lease
Cemex Polska Sp. z o.o.	ING LEASE	Plant Equipment Lien	26-Apr-20	0.41	Capital Lease
Cemex Polska Sp. z o.o.	ING LEASE	Plant Equipment Lien	2-Oct-20	1.41	Capital Lease
Cemex Polska Sp. z o.o.	SG Equipment Finance	Plant Equipment Lien	5-Apr-22	0.64	Capital Lease
Cemex Polska Sp. z o.o.	SG Equipment Finance	Plant Equipment Lien	5-Oct-22	0.08	Capital Lease
Cemex Polska Sp. z o.o.	SG Equipment Finance	Plant Equipment Lien	25-Oct-22	0.08	Capital Lease
Cemex Polska Sp. z o.o.	De Lage Landen	Plant Equipment Lien	25-Jul-17	0.07	Capital Lease
CEMEX Supermix LLC	Ministry of Labour	Cash Collateral	Open Ended	0.53	Labor GTEE—required by gov. authority
CEMEX Topmix LLC	EPPCO	Cash Collateral	Open Ended	0.03	Supply of Petroleum Products (Treasury Transaction)
CEMEX UK Operations Limited	Volvo Financial Services	Mobile Equipment Lien	20-Dec-18	1.91	Capital Lease
CEMEX UK Operations Limited	Hampshire County Council	Cash Collateral	1-Sep-21	0.05	Cash collateral required for extraction of mineral reserves. Supplemented by a performance bond.
CX UK MATERIALS LTD	CAT Financial Services	Plant Equipment Lien	29-Nov-20	2.51	Capital Lease
Gulf Quarries (CEMEX Topmix LLC)	Ministry of Labour	Cash Collateral	Open Ended	0.03	Labor GTEE—required by gov. authority
Kadmani Readymix Concrete LTD	Kalmobil	Plant Equipment Lien	1-Jun-19	0.13	Capital Lease

CEMEX Subsidiary	Counterparty	Lien Concept	Maturity Date	Secured Amount	Agreement Type
RMC Aggregates	Tenaga Nasional Berhad	Cash Collateral	Open Ended	0.01	Cash Deposit
RMC Concrete	Dewan Bandaraya Kuala Lumpur	Cash Collateral	Open Ended	0.06	Cash Deposit
RMC Concrete	Dewan Bandaraya Kuala Lumpur	Cash Collateral	Open Ended	0.06	Cash Deposit
RMC Concrete	Dewan Bandaraya Kuala Lumpur	Cash Collateral	Open Ended	0.06	Cash Deposit
RMC Concrete	Tenaga Nasional Berhad	Cash Collateral	Open Ended	0.00	Cash Deposit
Solid Cement Corporation	Intra Strata Insurance Co.	Cash Collateral	Open Ended	1.44	IQAC Tax Cases
Solid Cement Corporation	San Miguel Electric Corporation (SMELC)	Cash Collateral	6-Oct-16	0.40	Distribution Wheeling Services Bill Deposit
Solid Cement Corporation	Sinoma Energy Conservation (Philippines) Waste Heat Recovery Co., Inc.	Cash Collateral	9-Apr-30	0.38	Security Deposit for Power purchase

Note:

This Schedule 11 (Existing Security and Quasi-Security) contains Security and Quasi-Security in relation to the Financial Indebtedness which does not share in the Transaction Security. It does not include any Financial Indebtedness which does share in the Transaction Security (which includes any Financial Indebtedness permitted to share in the Transaction Security pursuant to the terms of this Agreement and the Intercreditor Agreement).

SCHEDULE 12

PROCEEDINGS PENDING OR THREATENED

Regulatory Matters and Legal Proceedings

As of June 15, 201739

A description of material regulatory matters and legal proceedings affecting us is provided below.

Antitrust Proceedings

Polish Antitrust Investigation. On January 2, 2007, CEMEX Polska received a notification from the Polish Competition and Consumer Protection Office (the “Protection Office”) informing it of the formal initiation of an antitrust proceeding against all cement producers in Poland, including CEMEX Polska and another of our indirect subsidiaries in Poland. The notification alleged that there was an agreement between all cement producers in Poland regarding prices and other sales conditions for cement, an agreed division of the market with respect to the sale and production of cement, and the exchange of confidential information, all of which limited competition in the Polish market with respect to the production and sale of cement. On December 9, 2009, the Protection Office delivered to CEMEX Polska its decision against Polish cement producers related to an investigation which covered a period from 1998 to 2006. The decision imposed fines on a number of Polish cement producers, including CEMEX Polska. The fine imposed on CEMEX Polska was approximately Polish Zloty 115.56 million (approximately U.S.$29.19 million as of March 31, 2017, based on an exchange rate of Polish Zloty 3.9582 to U.S.$1.00), which is approximately 10% of CEMEX Polska’s total revenue in 2008.

CEMEX Polska disagreed with the decision, denied that it committed the practices alleged by the Protection Office and, therefore, on December 23, 2009, CEMEX Polska filed an appeal before the Polish Court of Competition and Consumer Protection in Warsaw (the “First Instance Court”). After a series of hearings, on December 13, 2013, the First Instance Court issued its judgment in regards with the appeals filed by CEMEX Polska and other cement producers, which were previously combined into a joint appeal. The First Instance Court reduced the penalty imposed on CEMEX Polska to approximately Polish Zloty 93.89 million (approximately U.S.$23.72 million as of March 31, 2017 based on an exchange rate of Polish Zloty 3.9582 to U.S.$1.00), which is equal to 8.125% of CEMEX Polska’s revenue in 2008. On May 8, 2014, CEMEX Polska filed an appeal against the First Instance Court judgment before the Appeals Court in Warsaw. After several hearings in the Appeals Court, on a hearing held on March 11, 2016, the Appeals Court did not announce a final judgment; instead, it reopened the hearing phase which had been closed on February 26, 2016. The parties involved were informed that the Appeals Court will ask certain questions to the Polish Constitutional Tribunal regarding the conformity with the Polish Constitution of the calculation of the reduced penalty imposed on CEMEX Polska. The Constitutional Tribunal by the decision taken on 5th of April 2017 (without the hearing) rejected to answer the questions of the Appeal Court due to secondary formal reasons informing the Court that it is entitled to interpret independently the competition law rules in a way to assure their compliance with the Polish Constitution for purpose of this particular court case. The files of the case were returned to the Appeal Court in the beginning of May, 2017. CEMEX Poland currently estimates that the case will speed up and the Appeal Court may issue its final decision in the case by the end of September 2017. The above-mentioned penalty is not enforceable until the Appeals Court issues its final judgment and if the penalty is maintained in the Appeals Court final resolution, then the penalty will be payable within 14 calendar days of the announcement of the Appeals Court order regarding its final resolution. CEMEX Polska has created the accounting provision in relation with this proceeding in an amount equal to 100% of the reduced penalty of the First Instance Court judgment. As of June 15, 2017, we do not expect that an adverse resolution to this matter would have a material adverse impact on our results of operations, liquidity and financial condition.

Antitrust Investigation in Spain by the CNMC. On September 16 and 17, 2014, the Competition Directorate (Dirección de Competencia) of the Spanish National Commission of Markets and Competition (Comisión Nacional de los Mercados y la Competencia) (“CNMC”), in the context of an investigation of the Spanish cement, ready-mix concrete and related products industry regarding alleged anticompetitive practices, inspected one of our facilities in Spain. On January 12, 2015, CEMEX España Operaciones was notified of the initiation by the CNMC of a disciplinary proceeding for alleged prohibited conducts pursuant

[39]	This information was not updated on the 2019 Amendment Effective Date.

to Article 1 of the Spanish Competition Law (Ley 15/2007, de 3 de Julio, de Defensa de la Competencia). On November 19, 2015, CEMEX España Operaciones was notified that the alleged anticompetitive practices covered the year 2013 for the cement market and the years 2008, 2009, 2012, 2013 and 2014 for the ready-mix market. On March 8, 2016, the Competition Directorate (Dirección de Competencia) notified CEMEX España Operaciones of a resolution proposal (propuesta de resolución) which considers that the alleged anti-competitive practices were carried out in the markets and years previously indicated. Thereafter, CEMEX España Operaciones submitted allegations rejecting the resolution proposal. On September 8, 2016, CEMEX España Operaciones was notified of a decision issued by the CNMC pursuant to which CEMEX España Operaciones has been required to pay a fine of €5,865,480 (approximately U.S.$6.25 million as of March 31, 2017, based on an exchange rate of €0.9380 to U.S.$1.00). On November 7, 2016, CEMEX España Operaciones filed an appeal before the National Court (Audiencia Nacional) against the CNMC’s decision. The National Court has been requested to suspend the sanction, and, by a resolution issued on December 22, 2016, the National Court granted the requested suspension, subject to issuance of a bank guarantee for the principal amount of the sanction. The CNMC has been notified of both the interposition of the appeal and the request for suspension. As of June 15, 2017, we do not expect that an adverse resolution to this matter would have a material adverse impact on our results of operations, liquidity and financial condition.

Antitrust Investigation in Colombia. On September 5, 2013, CEMEX Colombia was notified of Resolution No. 49141 dated August 21, 2013, issued by the Colombian Superintendency of Industry and Commerce (Superintendencia de Industria y Comercio) (“SIC”) pursuant to which the SIC opened an investigation and issued a statement of objections (pliego de cargos) against five cement companies and fourteen directors of those companies, including CEMEX Colombia, for alleged anti-competitive practices. On October 7, 2013, CEMEX Colombia answered the statement of objections and submitted evidence. The investigated parties are accused of allegedly breaching: (i) Article 1 of Law 155 of 1959, which prohibits any kind of practice, procedure or system designed to limit free competition and determining or maintaining unfair prices; (ii) numeral 1 of Article 47 of Decree 2153 of 1992, which prohibits any agreements designed to directly or indirectly fix prices; and (iii) numeral 3 of Article 47 of Decree 2153 of 1992, which prohibits any market sharing agreements between producers or between distributors. Additionally, the fourteen executives, including a former legal representative and the current President of CEMEX Colombia, are being investigated for allegedly breaching paragraph 16 of Article 4 of Decree 2153 of 1992, as amended by Article 26 of Law 1340 of 2009, which provides that the SIC may investigate and sanction any individual who collaborates, facilitates, authorizes, executes or tolerates behavior that violates free competition rules. Although the SIC announced three charges, only two of them were under investigation, namely, price fixing agreements and market sharing agreements.

If the alleged infringements investigated by the SIC are substantiated, aside from any measures that could be ordered to stop the alleged anti-competitive practices, the following penalties may be imposed against CEMEX Colombia pursuant to Law 1340 of 2009: (i) up to 100,000 times the legal monthly minimum wage, which equals approximately 58,950 million Colombian Pesos (approximately U.S.$20.46 million as of March 31, 2017, based on an exchange rate of 2,880.24 Colombian Pesos to U.S.$1.00) for each violation and to each company being declared in breach of the competition rules, and (ii) up to 2,000 times the legal monthly minimum wage, which equals approximately 1,179 million Colombian Pesos (approximately U.S.$409,340.89 as of March 31, 2017, based on an exchange rate of 2,880.24 Colombian Pesos to U.S.$1.00) against those individuals found responsible of collaborating, facilitating, authorizing, executing or tolerating behavior that violates free competition rules. On December 18, 2014, a hearing regarding this matter took place and the parties involved presented their closing arguments. A non-binding report which contains an analysis of all evidence gathered during the investigation and which could provide a recommendation to impose sanctions or to close the investigation is expected to be issued by the Superintendent Delegate for Competition Protection for the benefit of the SIC. As of June 15, 2017, this non-binding report has not been issued and we cannot estimate when it will be issued. Once the non-binding report is issued, the investigated parties will have twenty business days to file their final arguments against it. If the SIC decides to impose a sanction against CEMEX Colombia, we have the possibility of filing several recourses that are available to us, including a reconsideration request before the SIC and, if the reconsideration request does not succeed, challenging the validity of the SIC’s decision before the Colombian Administrative Courts, which could take more than six years in order to have a final decision. At this stage of the investigations, as of June 15, 2017, we are not able to assess the likelihood of the SIC imposing any measures and/or penalties against CEMEX Colombia, but if any penalties are imposed, as we do not expect such penalties would be for the maximum amounts permitted by applicable laws and because there are recourses available to us that would take a considerable amount of time to get resolved, we do not expect this matter to have a material adverse impact on our results of operations, liquidity and financial condition.

Information Request in Costa Rica. In March 2016, the Competition Directorate of Costa Rica notified CEMEX Costa Rica of a formal information request that has the objective of calculating the cement market share in Costa Rica and the geographical areas in which CEMEX Costa Rica has a presence. The Competition Directorate of Costa Rica is requesting this information as a result of a claim made by a third party. CEMEX Costa Rica delivered the requested information also during March 2016. In July 2016, the Competition Directorate of Costa Rica resolved that there is no evidence of anti-competitive practice and took no further action with respect to the claim.

Environmental Matters

In the ordinary course of business, we are subject to a broad range of environmental laws and regulations in each of the jurisdictions in which we operate. These laws and regulations impose increasingly stringent environmental protection standards regarding, among other things, air emissions, wastewater discharges, the use and handling of hazardous waste or materials, waste disposal practices and the remediation of environmental damage or contamination. These laws and regulations expose us to the risk of substantial environmental costs and liabilities, including liabilities associated with divested assets and past activities and, in some cases, the acts and omissions of the previous owners or operators of a property or facility that we own or operate. Furthermore, in some jurisdictions, certain environmental laws and regulations impose liability without regard to fault or the legality of the original activity at the time of the actions giving rise to liability. To prevent, control and remediate environmental problems and maintain compliance with regulatory requirements, in line with our global initiatives on environmental management, we maintain an environmental policy designed to monitor and control environmental matters. Our environmental policies require that each of our subsidiaries respect and comply with local laws and meet our own internal standards to minimize the use of non-renewable resources and the generation of hazardous and other wastes. We use processes that are designed to reduce the impact of our operations on the environment throughout all the production stages in all our operations worldwide. In addition, during 2012 we started the implementation of a global EMS at our operating sites that provides a framework to facilitate the consistent and systematic implementation of practical, risk-based environmental management at all sites. As of June 15, 2017, we expect to finish the implementation of the EMS at all of our operating sites by December 31, 2020. It will be used to support sites and businesses across CEMEX globally to document, maintain and continuously improve our environmental performance. We believe that, as of June 15, 2017, a substantial part of our operations already comply with all material environmental laws applicable to us, as the majority of our cement plants already have some kind of EMS (most of which are ISO 14000 certified by the International Organization for Standardization (“ISO”)), with the remaining implementation efforts directed mainly on our aggregates and ready-mix plants.

We regularly incur capital expenditures that have an environmental component or that are impacted by environmental regulations. However, we do not keep separate accounts for such mixed capital and environmental expenditures. Environmental expenditures that extend the life, increase the capacity, improve the safety or efficiency of assets or are incurred to mitigate or prevent future environmental contamination may be capitalized. Other environmental costs are expensed when incurred. For the years ended December 31, 2014, 2015 and 2016, our sustainability capital expenditures (including our environmental expenditures and investments in alternative fuels and cementitious materials) were approximately U.S.$85.1 million, approximately U.S.$86.03 million and approximately U.S.$79.9 million, respectively. As of June 15, 2017, we do not expect a material increase in our environmental expenditures in 2017.

The following is a discussion of environmental regulations and related matters in our major markets.

Mexico. We were one of the first industrial groups in Mexico to sign an agreement with the Mexican Ministry of Environment and Natural Resources (Secretaría del Medio Ambiente y Recursos Naturales) (“SEMARNAT”) to carry out voluntary environmental audits in our 15 Mexican cement plants under a government-run program. In 2001, the Mexican Environmental Protection Agency (Procuraduría Federal de Protección al Ambiente), which is part of SEMARNAT, completed the audit of our cement plants and awarded each of them a Clean Industry Certificate (Certificado de Industria Limpia) (“CIC”) certifying that our cement plants are in full compliance with applicable environmental laws. The CICs are subject to renewal every two years. As of June 15, 2017, our operating cement plants had CICs or were in the process of renewing them. We expect the renewal of all currently expired CICs.

For over a decade, the technology for co-processing used tires into an energy source has been employed in our plants located in Ensenada and Huichapan. By the end of 2016, almost all our cement plants in Mexico were using tires as an alternative fuel (except for installations in Torreon and Valles). Municipal collection centers in the cities of Tijuana, Mexicali, Ensenada, Mexico City, Reynosa, Nuevo Laredo and Guadalajara currently enable us to seize as alternative fuel an estimated 24,000 tons of tires per year. Overall, approximately 14.02% of the total fuel used in our operating cement plants in Mexico during 2016 was comprised of alternative fuels.

Between 1999 and June 15, 2017, our operations in Mexico have invested approximately U.S.$114.96 million in the acquisition of environmental protection equipment and the implementation of the ISO 14001:2004 environmental management standards of ISO. The audit to obtain the renewal of the ISO 14001:2004 certification took place during the first quarter of 2015 and our operating cement plants in Mexico obtained the renewal of the ISO 14001:2004 certification for environmental management systems which is valid for a three year period.

On June 6, 2012 the General Law on Climate Change (Ley General de Cambio Climático) (the “Climate Change Law”) was published in the Mexican Official Gazette. The Climate Change Law establishes a legal framework to regulate policies for climate change mitigation and adaptation. Many important provisions require the development of secondary legislation, and depend on the publication of subsequent implementing regulations. For instance, the Climate Change Law provides, among others, for (i) the elaboration of a registry of the emissions that are generated by fixed sources, (ii) companies to report their emissions, if required, and (iii) the application of fines to those companies that fail to report or that report false information. In this regard, on October 29, 2014, the Regulations to the General Law on Climate Change Regarding the National Registry of Emissions (Reglamento de la Ley General de Cambio Climático en Materia del Registro Nacional de Emisiones) (the “Regulations”) became effective. The purpose of the Regulations is to govern the Climate Change Law regarding the National Registry of Emissions, identifying the sectors and subsectors, which include among others, the cement industry, that must file the corresponding reports before the National Registry of Emissions. We had previously reported our direct and indirect carbon dioxide emissions to SEMARNAT under a voluntary scheme. The Climate Change Law also allows for the establishment of specific greenhouse gas reduction targets in accordance with the respective contribution of each economic sector to the national greenhouse gas emissions. We cannot estimate at this time the impact, if any, that any measures related to this may have upon our operations in Mexico. Although the Climate Change Law does not establish a program for emissions trading, it does vest on the Mexican federal government the power to create, authorize and regulate such a scheme, which may be voluntary or binding. We are closely observing the development of implementing regulations and, as of June 15, 2017, we cannot estimate the impact, if any, that any measures related to this may have upon our operations in Mexico. A Special Tax on Production and Services (Impuesto Especial Sobre Producción y Servicios) on the sale and import of fossil fuels was included in the tax reform that became effective on January 1, 2014. For 2017, petroleum coke, a primary fuel widely used in our kilns in Mexico has been taxed at a rate of Ps17.15 (approximately U.S.$0.84 as of March 31, 2017, based on an exchange rate of Ps18.73 to U.S.$1.00) per ton.

On August 12, 2014, a package of energy reform legislation became law in Mexico. The then newly enacted energy reform legislation, which included nine new laws, as well as amendments to existing laws, implemented the December 2013 constitutional energy reform and established a new legal framework for Mexico’s energy industry. One of the new laws that was enacted is the Electric Industry Law (Ley de la Industria Eléctrica) (the “Electric Industry Law”), which establishes a legal framework for electricity-related activities in Mexico, which has the effect of structurally changing the national electric industry. On October 31, 2014, certain rules and regulations related to the energy reform legislation, including the regulations of the Electric Industry Law, were published. As part of the Electric Industry Law, a system for tradable clean energy certificates was created and certain clean energy procurement obligations were imposed on consumers. The clean energy procurement obligations for 2018 to 2022 have been announced at 5%, 5.8%, 7.4%, 10.9% and 13.9%, respectively, and this requirement is expected to increase in subsequent years. CEMEX’s operations in Mexico have ongoing commitments to procure power from renewable projects operating under the “self-supply” framework of the former Electric Energy Public Service Law, and the energy supplied under these contracts is exempted from the clean energy obligation. Nonetheless, starting in

2018, we will be required to acquire clean energy certificates to comply with the clean energy obligations for the fraction of energy supply that does not come from clean generators. Over time, according to the penalty levels set by the Mexican Energy Regulatory Commission (Comisión Reguladora de Energía), non-compliance with the clean energy procurement obligations could have a material adverse impact on our business or operations.

On September 8, 2015, the Electricity Market Rules (Bases del Mercado Eléctrico) (the “Rules”) were published in the Federal Official Gazette and became effective on September 9, 2015. The Rules, which are an important step forward in the implementation of the reforms enacted regarding Mexico’s energy industry, contain the design and operation principles of the different components of the wholesale electricity market (the “Electricity Market”). As of June 15, 2017, we do not participate in the Electricity Market but have submitted offers at long-term clean power auctions for certain projects we are developing.

During 2016 a new electrical standard code was issued in Mexico (Codigo de Red). The Code establishes new standards for electrical operation that will be enforced starting on 2018 to consumers connected to the national grid. The implementation of the Code may require investments across our operating assets in Mexico, An assessment has started and the specific investments will be identified by the end of 2017, at this moment we cannot determine if those required investments, if any, may be material.

United States. Our operating subsidiaries in the United States are subject to a wide range of U.S. federal, state and local laws, regulations and ordinances dealing with the protection of human health and the environment that are strictly enforced and can lead to significant monetary penalties for noncompliance. These laws and regulations expose us to the risk of substantial environmental costs and liabilities, including liabilities associated with divested assets and past activities and, in some cases, the acts and omissions of the previous owners or operators of a property or facility. These laws regulate, among other things, water discharges, noise, and air emissions, including dust, as well as the handling, use and disposal of hazardous and non-hazardous waste materials. Certain laws also create a shared liability scheme under which parties are held responsible for the cost of cleaning up releases to the environment of designated hazardous substances. We therefore may have to conduct environmental remediation associated with the disposal or release of hazardous substances at our various operating facilities, or at sites in the United States to which we sent hazardous waste for disposal. We believe that our current procedures and practices for handling and managing materials are generally consistent with industry standards and legal and regulatory requirements, and that we take appropriate precautions to protect employees and others from harmful exposure to hazardous materials.

As of March 31, 2017, CEMEX, Inc. and its subsidiaries had accrued liabilities specifically relating to environmental matters in the aggregate amount of approximately U.S.$31.99 million. The environmental matters relate to (i) the disposal of various materials, in accordance with past industry practice, that might be categorized as hazardous substances or wastes, and (ii) the cleanup of hazardous substances or wastes at sites used or operated by CEMEX, Inc. and its subsidiaries including discontinued operations, either individually or jointly with other parties. Most of the proceedings are in the preliminary stages, and a final resolution might take several years. For purposes of recording the provision, CEMEX, Inc. and its subsidiaries consider that it is probable that a liability has been incurred and the amount of the liability is reasonably estimable, whether or not claims have been asserted, and without giving effect to any possible future recoveries. Based on information developed to date, CEMEX, Inc. does not believe it will be required to spend significant sums on these matters, in excess of the amounts previously recorded. The ultimate cost that might be incurred to resolve these environmental issues cannot be assured until all environmental studies, investigations, remediation work, and negotiations with, or litigation against, potential sources of recovery have been completed.

In 2007, the EPA launched a CAA enforcement initiative against the U.S. cement industry. The primary goal of the initiative is to assess the industry’s historic compliance with the CAA’s New Source Review program and to reduce emissions from the industry through the installation of add-on controls. CEMEX has actively engaged with the EPA on its investigations, which involve multiple CEMEX facilities, and has entered into four settlements involving a total of U.S.$6.1 million in civil penalties and a commitment to incur certain capital expenditures for pollution control equipment at its Victorville, California, Fairborn (divested on February 10, 2017), Ohio, Lyons, Colorado, Knoxville, Tennessee, Louisville, Kentucky, Demopolis, Alabama, Odessa, Texas (divested on November 18, 2016) and New Braunfels, Texas plants. Based on our past experience with such matters and currently available information, as of June 15, 2017, we believe any further proceedings will not have a material adverse impact on our results of operations, liquidity and financial condition.

In 2002, CEMEX Construction Materials Florida, LLC (formerly Rinker Materials of Florida, Inc.) (“CEMEX Florida”), a subsidiary of CEMEX, Inc., was granted a federal quarry permit and was the beneficiary of another federal quarry permit for the Lake Belt area in South Florida. The permit held by CEMEX Florida covered CEMEX Florida’s SCL and FEC quarries. CEMEX Florida’s Kendall Krome quarry is operated under the permit of which it was a beneficiary. The FEC quarry is the largest of CEMEX Florida’s quarries measured by volume of aggregates mined and sold. CEMEX Florida’s Miami cement mill is located at the SCL quarry and is supplied by that quarry, while the FEC and Kendall Krome quarries have supplied aggregates to CEMEX and third-party users. In response to litigation brought by environmental groups concerning the manner in which the federal quarry permits were granted, in January 2009, the U.S. District Court for the Southern District of Florida ordered the withdrawal of the federal quarry permits for CEMEX Florida’s SCL, FEC and Kendall Krome quarries. The judge ruled that there were deficiencies in the procedures and analysis undertaken by the Army Corps of Engineers (“Corps”) in connection with the issuance of the permits. Upon appeal, on January 21, 2010, the Eleventh Circuit Court of Appeals affirmed the district court’s ruling withdrawing the federal quarry permits for the three CEMEX Florida quarries as well as other third-party federal quarry permits subject to the litigation. On January 29, 2010, the Corps completed a multi-year review commenced as a result of this litigation and issued a Record of Decision (“ROD”) supporting the issuance of new federal quarry permits for the FEC and SCL quarries. Excavation of new aggregates was stopped at the FEC and SCL quarries from January 20, 2009 until new permits were issued. The FEC permit was issued on February 3, 2010, and the SCL permit on February 18, 2010. The ROD also indicated that a number of potential environmental impacts must be addressed at the wetlands located at the Kendall Krome site before a new federal quarry permit may be issued for mining at that quarry. It is unclear how long it will take to fully address the Corps’ concerns regarding mining in the Kendall Krome wetlands. While no new aggregates will be quarried from wetland areas at Kendall Krome pending the resolution of the potential environmental issues, the FEC and SCL quarries will continue to operate. If CEMEX Florida is unable to maintain the new Lake Belt permits, CEMEX Florida would need to source aggregates, to the extent available, from other locations in Florida or import aggregates. This would likely affect operating income from our Florida operations. Any adverse impacts on the Florida economy arising from the cessation or significant restriction of quarrying operations in the Lake Belt area could also have a material adverse impact on our results of operations, liquidity and financial condition.

In June 2010, the EPA proposed regulating Coal Combustion Residuals (“CCRs”) generated by electric utilities and independent power producers as a hazardous or special waste under the Resource Conservation and Recovery Act. CEMEX uses CCRs as a raw material in the cement manufacturing process, as well as a supplemental cementitious material in some of our ready-mix concrete products. On December 19, 2014, the EPA issued a final rule on the regulation of CCRs (the “Final Rule”). As of June 15, 2017, we expect that the effects of the Final Rule will not have a material adverse impact on our results of operations, liquidity and financial condition.

We are subject to a number of federal and state laws and regulations addressing climate change. On the federal side, EPA has promulgated a series of regulations pertaining to emissions of GHGs from industrial sources. EPA issued the Mandatory Reporting of GHGs Rule, effective December 29, 2009, which requires certain covered sectors, including cement manufacturing, with GHG emissions above an established threshold to inventory and report their GHG emissions annually on a facility-by-facility basis. In 2010, EPA issued a final rule that establishes GHG thresholds for the New Source Review Prevention of Significant Deterioration (“PSD”) and Title V Operating Permit programs. The rule “tailors” the requirements of these CAA permitting programs to limit which facilities will be required to obtain PSD and Title V permits for GHG emissions. Cement production facilities are included within the categories of facilities required to obtain permits, provided that their GHG emissions exceed the thresholds in the tailoring rule. The PSD program requires new major sources of regulated pollutants and major modifications at existing major sources to secure pre-construction permits that establish, among other things, limits on pollutants based on Best Available Control Technology (“BACT”).

According to EPA’s rules, stationary sources, such as cement manufacturing, which are already regulated under the PSD program for non-GHG pollutants, need to apply for a PSD permit for any GHG emissions increases above 75,000 tons/year of carbon dioxide equivalent (“CO2E”). Therefore, new cement plants and existing plants undergoing modification which are major sources for non-GHG pollutants regulated under the CAA need to acquire a PSD permit for construction or modification activities that increase CO2E by 75,000 or more tons/year, and would have to determine and install BACT controls for those emissions. Furthermore, any new source that emits 100,000 tons/year of CO2E or any existing source that emits 100,000 tons/year of CO2E and undergoes modifications that would increase CO2E emissions by at least 75,000 tons/year, must comply with PSD obligations. Complying with these PSD permitting requirements can involve significant costs and delay. The costs of future GHG-related regulation of our facilities through these efforts or others could have a material economic impact on our U.S. operations and the U.S. cement manufacturing industry.

With respect to state efforts to address climate change, in 2006, the State of California adopted the Global Warming Solutions Act (Assembly Bill 32 or “AB32”) setting into law a goal to reduce the State’s carbon dioxide emissions to 1990 levels by 2020. As part of the measures derived from AB32, the California Air Resources Board (“CARB”) developed a cap-and-trade program, enforced from 2013, that covers most industrial sources of greenhouse gas emissions in the State, including cement production facilities. The program involves allocating a number of allowances free of charge to covered installations, which must subsequently surrender back to the regulator a number of allowances or qualified offset credits matching their verified emissions during the compliance period. Based on the free allowances received for the second compliance period (2015-2017), we expect that our Victorville cement plant will meet all of its compliance obligations for that period without a material impact on its operating costs. Furthermore, we are actively pursuing initiatives to substitute fossil fuels for lower carbon fuels, improve our energy efficiency and utilize renewable power in an effort to economically reduce our direct and indirect GHG emission intensities. However, even with these ongoing efforts and the expected distribution of free allowances, we cannot assure you that the overall costs of complying with a cap-and-trade program will not have a material impact on our operations in California.

In 2007, CARB approved a regulation that requires California equipment owners/operators to reduce diesel particulate and nitrogen oxide emissions from in-use off-road diesel equipment and to meet progressively more restrictive emission targets. In 2008, CARB approved a similar regulation for in-use on-road diesel equipment. The emission targets requires us to retrofit our California-based equipment with diesel emission control devices or replace equipment with new engine technology in accordance with certain deadlines. As of June 15, 2017, compliance with the CARB regulations has resulted in equipment related expenses or capital investments, including overhauling engines and purchases of new equipment directly related to the CARB regulations, in excess of U.S.$32.45 million. We may continue to incur substantial expenditures to comply with these requirements.

Europe.

General overview of EU industrial regulation

In the EU, the cement sector is subject to a range of environmental laws at EU and national EU member state (“Member State”) levels. These laws can be very broadly categorized as (1) primary and direct controls placed upon their main operational activities and (2) more general legal regimes which protect different aspects of the environment across many sectors.

The primary examples of the first kind of control are the various laws governing the specific operational activities of the sector, through stringent permitting and emissions controls, which are dealt with in the main sub-section below. Examples of the second, more general, legal controls are the EU Water Framework Directive (2000/60/EC) and the EU Waste Framework Directive (2008/98/EC) which impose various obligations in relation to protection of the surface and underground water environments and the recovery, disposal and overall management of waste. In practice, the applicable substance of even these more general laws tends to filter through to the industry via the direct route of the permitting emissions control systems. However, it is important to recognize that in the EU the sector is subject to a complex web of different environmental protection laws and standards.

The EU legal system also operates in a way different to federal systems. The EU legal regime is what is referred to as “supra-national” law. It sits “above” the legal systems of the different Member States, which retain their independence subject to tight oversight from EU institutions, especially the Court of Justice, the European Commission, and the European Parliament. As such, EU law operates (in its many fields of application, including industrial regulation) in order to “control” and authoritatively interpret the legislation and implementation of law (EU and domestic) in those Member States. One of the key manifestations of this “supra-national control” are the inter-related doctrines of the supremacy of EU law and of conforming interpretation. Essentially, where an area of legal control in a Member State has its origin in an EU Directive, then the Member States must transpose the Directive fully and effectively into their domestic law and every organ of the Member State, including its regulators and its Courts, must interpret (and if necessary change) domestic law in order to conform with the objectives and the letter of the relevant EU Directive. This is of relevance to the cement sector since almost every aspect of its environmental regulation has its origins in EU legislation.

EU Industrial Permits and Emissions Controls

In the EU, the primary legal environmental controls applied to cement plants have been those EU Directives which control operational activities and emissions from those activities. Until recently, these controls were primarily derived from two EU Directives: (1) the so-called “IPPC Directives” (as described below) and (2) the Incineration Directive (as defined below). On January 6, 2011, the Industrial Emissions Directive (2010/75/EU) (“IED”) came into force. The IED recasts seven pieces of existing legislation into a single coherent legislative instrument, including the IPPC Directives and the Incineration Directive, both of which it repeals. With some exceptions, the IED retains the essential substance of the earlier Directives.

The primary EU legislative control over the sector (until the transition between 2010-2014 of the IED) was the Directive on Integrated Pollution Prevention and Control (2008/1/EC) (“IPPC Directive”). The 2008 version of this Directive was in fact an update and consolidation of an earlier Directive first promulgated in 1996. Since 1996, these IPPC Directives have adopted an integrated approach to regulation of various sectors of industrial plant, including cement, by taking into account and controlling/regulating the whole environmental performance of the plant. They required cement works to have a permit which, until recently in England and still in some other states, continues to be referred to as an “IPPC Permit.” These permits contain emission limit values and other conditions based on the application of (what was in 1996) a new legal and technical concept called “best available techniques” (“BAT”).

The concept of BAT is central to the system, and effectively imposes a legal obligation on plant operators to use and apply the best available techniques (as they develop from time to time) in order to prevent or, where this was not practicable, minimize emissions of pollutants likely to be emitted in significant quantities from the plant to air, water or land. Emission limit values, parameters or equivalent technical measures must be based on the best available techniques, without prescribing the use of one specific technique or technology and taking into consideration the technical characteristics of the installation concerned, its geographical location and local environmental conditions. In all cases the permit conditions must ensure a high level of protection for the environment as a whole.

Permit conditions also had to address energy efficiency, waste minimization, prevention of accidental emissions and site restoration. To assist the permitting authorities and companies in determining the BAT, the European Commission organized an exchange of information between experts from the Member States, industry and environmental organizations. This resulted in the adoption and publication by the European Commission of BAT Reference Documents (“BREFs”) for the industry sectors covered by the IPPC Directive. A key element of the BREFs were the conclusions on BAT (“BAT conclusions”) which were used as a reference for setting permit conditions. All of these IPPC Directive requirements have been followed through (and in some respects tightened) by the IED.

The second earlier Directive, which was applied in direct control of cement operations, was the EU Waste Incineration Directive (2000/76/EC) (“Incineration Directive”) which regulated those parts of the cement operation that used recovered waste materials as substitute fuels in cement kilns. Its aim was to prevent or limit, as far as practicable, negative effects on the environment, in particular pollution by emissions in air, soil, surface water and groundwater and the resulting risks to human health, from incineration and co-incineration plants.

Cement and lime kilns as a primary or secondary source of fuel fall within the definition of “co-incineration plants.” The Incineration Directive sought to achieve its aim by setting and maintaining stringent operational conditions and technical requirements, as well as emission limit values for a range of pollutants including dust, nitrogen oxides, sulfur dioxide, hydrogen chloride, heavy metals and dioxins. Again, the essential substance of the Incineration Directive has been followed through into the IED.

The IED has applied to new industrial installations since January 7, 2013 and to existing industrial installations (other than large combustion plants) since January 7, 2014. Under the IED, operators of industrial installations, including cement plants, are required to obtain an integrated permit from the relevant permitting authority in the Member States. As with the IPPC Directive, permit conditions, including emission limit values, must be based on BAT and a total of 35 BREFs are being rewritten or revised for the IED. However, there is an important difference between the IPPC Directive and the IED. Under the IPPC Directive, the BREFs were considered as guidance only. This is not the case under the IED. Where BAT conclusions specify emission levels, permitting authorities are required to set emission limit values that do not exceed these levels. They may derogate from this requirement only where the costs associated with the achievement of the emission levels associated with the BAT disproportionately outweigh the environmental benefits due to the geographical location, the local environmental conditions or the technical characteristics of the installation concerned. The permitting authorities must document the reasons for the derogation from the emission limit values in the permit, including the result of the cost-benefit assessment. In April 2013, pursuant to European Commission Decision No. 2013/163/EU, the European Commission published new BAT conclusions under the IED for Production of Cement, Lime and Magnesium Oxide, together with specific emission levels. This document sets out an extensive list of technical requirements for most aspects of the cement manufacture process in the EU, with a view to prevention and minimization of all polluting emissions. It is a new requirement under the IED that permitting authorities must review and, if necessary, update permit conditions within four years of the European Commission publishing decisions on BAT conclusions for a particular activity. While we are not currently able to assess what impact the IED will have on our operations, it is reasonable to assume that there will be an impact given the change in regulatory approach heralded by the legislation and the fact that it will be key to the permitting of the cement industry in the EU. In particular, the European Commission describes review of the BREFs as a continuing process due to ongoing technological advances and so updates may be expected. This has the potential to require our operations to be adapted to conform to the latest BAT.

As a result of a lawsuit filed by the city of Kaštela against the Ministry of Environment of the Republic of Croatia, the IPPC Permit issued on behalf of CEMEX Croatia by the Ministry of Environment was revoked on July 6, 2015 by a final and non-appealable judgment of a first instance court in Split, Croatia. The judgment required the Ministry of Environment to repeat the procedure for the issuance of a new IPPC Permit. On November 23, 2015, the Ministry of Environment issued a new IPPC Permit, which has been challenged by the city of Kaštela. On January 7, 2016, CEMEX Croatia received the claim and replied to it in due time. The Ministry of Environment also replied to the claim. At a court hearing held on September 14, 2016, the litigation proceedings concluded. On November 18, 2016, the administrative court in Split, Croatia notified CEMEX Croatia that the decision regarding the IPPC Permit was annulled and the matter was remanded to the Ministry of Environment in order to repeat the procedure. On December 2, 2016, CEMEX Croatia and the Ministry of Environment filed an appeal against such judgment. As of June 15, 2017, CEMEX Croatia is awaiting the decision on the appeal. If the IPPC Permit is conclusively annulled, we do not believe that such judgment would have a material adverse impact on our results of operations, liquidity and financial condition.

In addition, in accordance with Article 21(3) of the IED, within four years of BAT conclusion publications, the competent authority is to reconsider and, if necessary, update all permit conditions and ensure that the installation complies with such permit conditions. Accordingly, on January 3, 2017, the Ministry of Environment invited CEMEX Croatia to submit relevant expert opinions in order to update the existing permit conditions and ensure compliance with permit conditions. On March 20, 2017, CEMEX Croatia submitted expert opinions to the Ministry of Environment, and, as of June 15, 2017, CEMEX Croatia had not yet been notified of the decision on the Ministry of Environment’s appeal. Should the IPPC Permit be finally annulled, we do not believe that the judgment would have a material adverse impact on our results of operations, liquidity and financial condition. In the meantime, a new permit will be issued in accordance with the IED.

EU Emissions Trading

In 1997, as part of the United Nations Framework Convention on Climate Change (the “UNFCCC”), the Kyoto Protocol was adopted to limit and reduce GHG emissions. The Kyoto Protocol set legally binding emission reduction targets for 37 industrialized countries and the EU. Under the Kyoto Protocol, industrialized countries agreed to reduce their collective GHG emissions by 5% against 1990 levels over the five year period 2008-2012 (“first commitment period”); future mandatory targets were expected to be established for commitment periods after 2012. To compensate for the sting of binding targets, the Kyoto Protocol allows three “flexibility” mechanisms to be used by parties in meeting their emission limitation commitments: the Clean Development Mechanism (“CDM”), Joint Implementation (“JI”) and International Emissions Trading.

In 2012, at the United Nations Climate Change Conference in Doha, Qatar, the Doha Amendment to the Kyoto Protocol was adopted. Certain parties, including the UK and the EU, committed to reduce GHG emissions by at least 18% below 1990 levels in the eight year period from 2013 to 2020 (“second commitment period”).

Our operations in the United Kingdom, Spain, Germany, Latvia, Poland, Croatia (since 2013) and Czech Republic, are subject to binding caps on CO2 emissions imposed pursuant to the EU’s emissions trading system (“ETS”) that was established by Directive 2003/87/EC to implement the Kyoto Protocol. Under the ETS, a cap or limit is set on the total amount of CO2 emissions that can be emitted by the power plants, energy-intensive installations (including cement plants) and commercial airlines that are covered by the system. The cap is reduced over time, so that the total amount of emissions will decrease. Within the cap, companies receive or buy emission allowances. These allowances are tradable so as to enable companies that manage to reduce their emissions to sell their excess allowances to companies that are not reaching their emissions objectives. After each year, a company must surrender enough carbon allowances to cover all its emissions. Failure to meet the emissions caps is subject to significant monetary penalties.

In addition to carbon allowances, the ETS also allows the use of Kyoto Protocol units: the Emission Reduction Unit, representing a metric ton of carbon saved by a project under the JI mechanism, and the Certified Emission Reduction unit (“CERs”) under the CDM. The ETS recognizes these units as equivalent to its carbon allowances and allows them to be used by companies for compliance up to a certain limit to offset their carbon emissions in the EU. We have registered 19 CDM projects with a total potential to reduce approximately 2.44 million tons of CO2e emissions per year. The corresponding CERs from these projects could be used for internal purposes or sold to third parties. Croatia, as a new entrant, has a right to use only 4.5% of its verified carbon emissions in relation to other EU ETS members which have a right to use up to 11% of their free allocation of EU allowances.

The ETS consists of three trading phases: Phase I which lasted from January 1, 2005 to December 31, 2007, Phase II, which lasted from January 1, 2007 to December 31, 2012, and was intended to meet commitments under the Kyoto first commitment period, and Phase III which commenced on January 1, 2013 and will end on December 31, 2020. For Phase III of the ETS there is also a cap on nitrous oxide and perfluorocarbons (PFC) emissions. Prior to the commencement of each of ETS Phases I and II, each Member State was responsible for publishing its National Allocation Plan (“NAP”), a document which sets out a national cap on the total amount of carbon emissions by all installations during each relevant trading phase and the methodology by which the cap would be allocated to the different sectors in the ETS and their respective installations. Each Member State’s cap contributed to an overall EU cap on emissions, where one carbon allowance must be surrendered to account for one metric ton of carbon emitted. The carbon allowances were mostly distributed for free by each Member State to its ETS installations, although some Member States also used a fraction of their material cap for auctioning, mainly to power generators. Under ETS Phase III, however, the system of NAPs has been replaced by a single EU-wide, top-down, cap on CO2 emissions, with allocation for all installations made according to harmonized EU rules and set out in each Member State’s National Implementation Measures (“NIM”). Additional restrictions have been introduced on the extent to which Kyoto Protocol units can be used to offset EU carbon emissions, and auctioning, not free allocation, has become the default method for distributing allowances. For those allowances that are still given away free, as discussed below, harmonized rules apply based on EU-wide benchmarks of emissions performance.

EU policymakers see the free allocation of allowances as a principle way to reduce the risk of carbon leakage—that is, the risk that energy-intensive industries, facing higher costs because of the ETS, will move their facilities beyond the EU’s borders to countries that do not have climate change controls, thus resulting in a leakage of CO2 emissions without any environmental benefits. In 2009, a list of ETS sectors deemed to be at significant risk of carbon leakage was formally adopted by the European Commission, following agreement by Member States and the European Parliament. The list which was valid from 2010 to 2014 included the cement production sector, on the basis that the additional costs imposed by the ETS would lead to a 30% or more increase in production costs as a proportion of the “gross value added.” A decision on the list of sectors deemed to be at significant risk of carbon leakage for the period 2015-2019 was adopted by the European Commission on October 29, 2014 and the cement production sector resulted selected again. Sectors classified as deemed to be at significant risk of carbon leakage will continue to receive 100% of their benchmark allocation of allowances free of charge during Phase III, adjusted by a cross-sectoral correction factor that is being applied uniformly upon all participating facilities in Europe in order to reduce the amount of free allocation that each installation so that the total sum does not exceed the authorized EU-wide cap for free allocation. By contrast, sectors that are not considered at risk of carbon leakage received 80% of their benchmark allowances for free in 2013, declining to 30% by 2020.

On April 27, 2011, the European Commission adopted Decision 2011/278/EU that states the rules, including the benchmarks of greenhouse gas emissions performance, to be used by the Member States in calculating the number of allowances to be annually allocated for free to industrial sectors (such as cement) that are deemed to be exposed to the risk of “carbon leakage.” The number of allowances to be allocated to installations for free will be based on a combination of historic activity levels at that installation and an EU benchmark of carbon efficiency for the production of a particular product—for example, clinker. An installation’s historic activity level is calculated by taking the median of its annual production levels during the baseline period, either 2005 to 2008 or, where historic activity levels are higher, 2009/10. The product benchmark is based on the average carbon emissions of the top 10% most “carbon efficient” EU installations for a particular product during 2007/8, where carbon efficiency is measured by carbon intensity or carbon emission per metric ton of product.

Preliminary allocation calculations based on the rules were carried out by each Member State and included in a NIM table which was sent for scrutiny to the European Commission. On September 5, 2013, the European Commission adopted Decision 2013/448/EU which approved the NIMs submitted by most Member States and which sets the annual cross-sectoral correction factors for the period 2013-2020. The cross-sectoral correction figure will be used to adjust the levels of product benchmarks used to calculate the free allocation of allowances to each installation. This is to ensure that the total amount handed out for free does not exceed the maximum set in the ETS Directive. Each Member State is required to adjust its national allocation table of free allowances each year and submit this for approval to the European Commission prior to issuing allowances. The application of this cross-sectoral correction factor results in an important decrease in the quantity of allowances that our ETS-participant operations expect to receive for free in the 2013-2020 period.

On February 26, 2014, the European Commission adopted a Decision on national allocation allowances for the last group of Member States including Croatia, which was granted 5.56 million of free allowances. Since this time, a regularly updated allocation table showing the number of allowances that have been allocated per Member State is published on the European Commission’s website. Based on the European Commission approved NIMs that were published in the first quarter of 2014 for Phase III, we expect that the aggregate amount of allowances that will be annually allocated for free to CEMEX in Phase III of the ETS will be sufficient to operate. An important factor in providing such assurance is the European Commission Decision 2014/746/EU (which took effect on January 1, 2015) which, as mentioned, included the manufacture of cement as an industry at significant risk of carbon leakage meaning that the industry will continue to receive 100% of its benchmark allocation of allowances free of charge during Phase III. Although the European Council has indicated that the free allocation of allowances to carbon leakage sectors will continue beyond Phase III, a future decision that the cement industry should no longer be regarded as at significant risk of carbon leakage could have a material impact on our operations and our results of operations, liquidity and financial condition.

An installation can only receive its full allocation of free allowances if it is deemed to have not partially ceased under the “partial cessation rule” of the ETS. Partial cessation applies where a sub-installation which contributes at least 30% of the installation’s final annual amount of emissions allocated, or contributes to more than 50,000 allowances, reduces its activity level by at least 50% of its historic activity levels. If activity levels are reduced to between 50% and 75% of the historic activity level, the amount of free carbon allowances the sub-installation will receive will reduce by half in the following year; if activity levels are reduced by 75% to 90% compared to historic activity levels, the amount of free carbon allowances the sub-installation will receive will reduce by 75% in the following year; and if activity levels are reduced by 90% or more compared to historic activity levels, no allowances shall be allocated free of charge the following year with respect to the sub-installation concerned. This represents a change from ETS Phase II, in which the rules for partial cessation were defined by each Member State’s NAP and often did not result in any reduction in the level of free allocation, but an installation was no longer entitled to a free allocation from the following year if it had permanently ceased operating. The new rules are therefore more stringent, and to the extent that they result in our plants foregoing free carbon allowances, they could represent a significant loss of revenue to us, since carbon allowances are also tradable.

Despite having sold a substantial amount of allowances during Phase II of the ETS, as mentioned, we believe that the aggregate amount of allowances that will be annually allocated for free to CEMEX in Phase III of the ETS (2013-2020) will be sufficient to operate. This assessment stems from various factors, notably our efforts to reduce emissions per unit of clinker produced, the stream of offset credits coming from our internal portfolio of CDM projects and our expected long position in the initial years of Phase III of the ETS. We are taking measures intended to minimize our exposure to this market, while continuing to supply our products to our customers. It is not possible to predict with any certainty at this stage how CEMEX will be affected by potential reform to the EU ETS in Phase IV. However, the European Council has indicated that the EU-wide overall cap on emission allowances will be reduced by 2.2% every year from 2021, and that benchmarks will be updated based on recent data and that a more dynamic allocation based on recent production shall replace the “historical activity level.” These modifications, which are still subject to final approval by EU institutions (presumably during 2017), suggest that there may be fewer allowances available with respect to our operations in the future.

Landfills

In Great Britain, future expenditure on closed and current landfill sites has been assessed and quantified over the period in which the sites are considered to have the potential to cause environmental harm, generally consistent with the regulatory view of up to 60 years from the date of closure. The assessed expenditure relates to the costs of monitoring the sites and the installation, repair and renewal of environmental infrastructure. The costs have been quantified on a net present value basis in the amount of £131,499,747 (approximately U.S.$169.08 million as of May 31, 2017, based on an exchange rate of £0.7777 to U.S.$1.00) as of May 31, 2017, and we made an accounting provision for this amount at May 31, 2017.

Colombian Water Use Litigation

On June 5, 2010, the District of Bogotá’s Environmental Secretary (Secretaría Distrital de Ambiente de Bogotá) (the “Environmental Secretary”) issued a temporary injunction suspending all mining activities at CEMEX Colombia’s El Tunjuelo quarry, located in Bogotá, Colombia. As part of the temporary injunction, Holcim Colombia and Fundación San Antonio (local aggregates producers that also have mining activities located in the same area as the El Tunjuelo quarry) were ordered to suspend mining activities in that area. The Environmental Secretary alleged that during the past 60 years, CEMEX Colombia and the other companies illegally changed the course of the Tunjuelo River, used the percolating waters without permission and improperly used the edge of the river for mining activities. In connection with the temporary injunction, in June 2010, the Environmental Secretary initiated proceedings to impose fines against CEMEX Colombia.

CEMEX Colombia has requested that the temporary injunction be revoked, arguing that its mining activities are supported by all authorizations required pursuant to the applicable environmental laws and that all the environmental impact statements submitted by CEMEX Colombia have been reviewed and authorized by the Ministry of Environment and Sustainable Development (Ministerio de Ambiente y Desarrollo Sostenible). On June 11, 2010, the local authorities in Bogotá, in compliance with the Environmental Secretary’s decision, sealed off the mine to machinery and prohibited the extraction of CEMEX Colombia’s aggregates inventory. Although there is not an official quantification of the possible fine, the Environmental Secretary has publicly declared that the fine could be as much as 300 billion Colombian Pesos (approximately U.S.$104.16 million as of March 31, 2017, based on an exchange rate of 2,880.24 Colombian Pesos to U.S.$1.00). The temporary injunction does not currently compromise the production and supply of ready-mix concrete to any of our clients in Colombia. At this stage, as of June 15, 2017, we are not able to assess the likelihood of an adverse result, but if adversely resolved, it could have a material adverse impact on our results of operations, liquidity and financial condition.

Tariffs

The following is a discussion of tariffs on imported cement in our major markets.

Mexico. Mexican tariffs on imported goods vary by product and have historically been as high as 100%.

Over the years, import tariffs have been substantially reduced and currently range from none at all for raw materials to over 20% for finished products. As a result of NAFTA, as of January 1, 1998, the tariff on cement imported into Mexico from the United States or Canada was eliminated. While the lack of existence or reduction in tariffs could lead to increased competition from imports in our Mexican markets, it is possible that other factors, such as that the cost of transportation incurred from most producers outside Mexico to central Mexico, traditionally the region of highest demand in Mexico, could be seen as a barrier to enter certain of the regions in Mexico in which we operate.

United States. Cement imported into the United States from Cuba and North Korea is subject to custom duties depending on the specific type of cement. Imports into the United States from Cuba and North Korea are generally prohibited due to the U.S. import/export controls and economic sanctions. In order to import cement and other products into the United States from Cuba or North Korea, an importer would be required to obtain a license from the U.S. government or otherwise establish the existence of a license exception.

Cement imports from countries other than Cuba and North Korea into the United States are currently duty free, however, certain individuals and entities on U.S. government lists of specially designated nationals and prohibited parties, may be subject to U.S. import/export controls and other sanctions that prohibit transactions (including import transactions) with such persons without a license.

Europe. Member countries of the EU are subject to the uniform EU commercial policy. There is no tariff on cement imported into a country that is a member of the EU from another member country or on cement exported from an EU country to another member country. As of June 15, 2017, for cement imported into a member country from a non-member country, the tariff was 1.7% of the customs value. Any country with preferential treatment with the EU is subject to the same tariffs as members of the EU. Most Eastern European producers exporting cement into EU countries currently pay no tariff.

Tax Matters

Mexico. In November 2009, the Mexican Congress approved a general tax reform, effective as of January 1, 2010 (the “2010 Tax Reform”). Specifically, the 2010 Tax Reform included changes to the tax consolidation regime that required CEMEX, among others, to determine and retroactively pay taxes at a current rate on items in past years that were eliminated in consolidation or that reduced consolidated taxable income (“Additional Consolidated Taxes”). The 2010 Tax Reform required CEMEX to pay taxes on certain previously exempted intercompany dividends, certain other special tax items and operating losses generated by members of the consolidated tax group not recovered by the individual company generating such losses within the succeeding ten-year period. The 2010 Tax Reform also increased the statutory income tax rate from 28% to 30% for the years 2010 to 2012, then lowered it to 29% for 2013 and 28% for 2014 and future years. However, in December of 2012, the Federal Revenue Law (Ley de Ingresos de la Federación), applicable in 2013, established that the statutory income tax rate would remain at 30% in 2013, and thereafter lowered to 29% for 2014 and 28% for 2015 and future years. As per the tax reforms enacted for 2014, the statutory income tax will remain at 30%.

For the 2010 fiscal year, CEMEX was required to pay (at the new, 30% tax rate) 25% of the Additional Consolidated Taxes for the period between 1999 and 2004, with the remaining 75% payable as follows: 25% in 2011, 20% in 2012, 15% in 2013 and 15% in 2014. Additional Consolidated Taxes arising after the 2004 tax year are taken into account in the sixth fiscal year after such year and are payable over the succeeding five years in the same proportions (25%, 25%, 20%, 15% and 15%). Applicable taxes payable as a result of this tax reform are increased by inflation adjustments as required by the Mexican Income Tax Law (Ley del Impuesto Sobre la Renta). In connection with these changes in the tax consolidation regime in Mexico, as of December 31, 2009, we recognized a liability of approximately Ps10.5 billion (approximately U.S.$560.60 million as of March 31, 2017, based on an exchange rate of Ps18.73 to U.S.$1.00), of which approximately Ps8.2 billion (approximately U.S.$437.80 million as of March 31, 2017, based on an exchange rate of Ps18.73 to U.S.$1.00) was recognized under “Other non-current assets” in connection with the net liability recognized under the new tax law and that we expect to realize in connection with the payment of this tax liability, and approximately Ps2.2 billion (approximately U.S.$117.46 million as of March 31, 2017, based on an exchange rate of Ps18.73 to U.S.$1.00) was recognized against “Retained earnings” upon adoption of IFRS according to the new law, related to: (a) the difference between the sum of the equity of the controlled entities for tax purposes and the equity for tax purposes of the consolidated entity, (b) dividends from the controlled entities for tax purposes to CEMEX, S.A.B. de C.V., and (c) other transactions among the companies included in the tax consolidation group that represented the transfer of resources within such group.

On June 30, 2010, CEMEX paid approximately Ps325 million (approximately U.S.$17.35 million as of March 31, 2017, based on an exchange rate of Ps18.73 to U.S.$1.00) of Additional Consolidated Taxes. This first payment represented 25% of the Additional Consolidated Taxes for the period that includes from 1999 to 2004. On March 31, 2011, CEMEX made a second payment of approximately Ps506 million (approximately U.S.$27.02 million as of March 31, 2017, based on an exchange rate of Ps18.73 to U.S.$1.00). This second payment, together with the prior payment, represented 50% of the Additional Consolidated Taxes for the period that includes from 1999 to 2004, and also included the first payment of 25% of the Additional Consolidated Taxes for the period that corresponds to 2005. On March 30, 2012, CEMEX paid Ps698 million (approximately U.S.$37.27 million as of March 31, 2017, based on an exchange rate of Ps18.73 to U.S.$1.00). This third payment, together with the two prior payments, represented 70% of the Additional Consolidated Taxes for the period that includes from 1999 to 2004, 50% of the Additional Consolidated Taxes for the period that corresponds to 2005 and it also included the first payment of 25% of the Additional Consolidated Taxes for the period that corresponds to 2006. On March 27, 2013, CEMEX paid Ps2 billion (approximately U.S.$106.78 million as of March 31, 2017, based on an exchange rate of Ps18.73 to U.S.$1.00). This fourth payment, together with the three prior payments, represented 85% of the Additional Consolidated Taxes for the period that includes from 1999 to 2004, 70% of the Additional Consolidated Taxes for the period that corresponds to 2005, 50% of the Additional Consolidated Taxes for the period that corresponds to 2006 and 25% of the Additional Consolidated Taxes for the period that corresponds to 2007. On March 31, 2014, CEMEX paid Ps2 billion (approximately U.S.$96.53 million as of March 31, 2017, based on an exchange rate of Ps18.73 to U.S.$1.00). This fifth payment, together with the four prior payments, represented 100% of the Additional Consolidated Taxes for the period that includes from 1999 to 2004, 85% of the Additional Consolidated Taxes for the period that corresponds to 2005, 70% of the Additional Consolidated Taxes for the period that corresponds to 2006 and 50% of the Additional Consolidated Taxes for the period that corresponds to 2007. On March 31, 2015, CEMEX paid Ps1.5 billion (approximately U.S.$80.09 million as of March 31, 2017, based on an exchange rate of Ps18.73 to U.S.$1.00). This sixth payment, together with the five prior payments, represented 100% of the Additional Consolidated Taxes for the period that includes from 1999 to 2004, 100% of the Additional Consolidated Taxes for the period that corresponds to 2005, 85% of the Additional Consolidated Taxes for the period that corresponds to 2006 and 70% of the Additional Consolidated Taxes for the period that corresponds to 2007. On March 31, 2016, CEMEX paid Ps119 million (approximately U.S.$6.35 million as of March 31, 2017, based on an exchange rate of Ps18.73 to U.S.$1.00). This seventh payment, together with the six prior payments, represented 100% of the Additional Consolidated Taxes for the period that includes from 1999 to 2004, 100% of the Additional Consolidated Taxes for the period that corresponds to 2005, 100% of the Additional Consolidated Taxes for the period that corresponds to 2006 and 85% of the Additional Consolidated Taxes for the period that corresponds to 2007. On March 31, 2017, CEMEX paid Ps38 million (approximately U.S.$2.06 million as of March 31, 2017, based on an exchange rate of Ps18.73 to U.S.$1.00). This eighth payment, together with the seven prior payments, represented 100% of the Additional Consolidated Taxes for the period from 1999 to 2004, 100% of the Additional Consolidates Taxes for the period that corresponds to 2005, 100% of the Additional Consolidated Taxes for the period that corresponds to 2006 and 100% of the Additional Consolidated Taxes for the period that corresponds to 2007. As of June 15, 2017, we have paid an aggregate amount of approximately Ps7.3 billion (approximately U.S.$389.74 million as of March 31, 2017, based on an exchange rate of Ps18.73 to U.S.$1.00) of Additional Consolidated Taxes.

In December 2010, pursuant to certain additional rules, the tax authorities granted the option to defer the calculation and payment of certain items included in the law in connection with the taxable amount for the difference between the sum of the equity of controlled entities for tax purposes and the equity of the consolidated entity for tax purposes. As a result, CEMEX reduced its estimated tax payable by approximately Ps2.9 billion (approximately U.S.$154.83 million as of March 31, 2017, based on an exchange rate of

Ps18.73 to U.S.$1.00) against a credit to the income statement when the new tax enactment took place. In addition, after accounting for the following that took place in 2010: (a) cash payments, (b) income tax from subsidiaries paid to the parent company, and (c) other adjustments, the estimated tax payable for tax consolidation in Mexico amounted to approximately Ps10.1 billion (approximately U.S.$539.24 million as of March 31, 2017, based on an exchange rate of Ps18.73 to U.S.$1.00) as of December 31, 2010. Furthermore, after accounting for the following that took place in 2011: (a) cash payments, (b) income tax from subsidiaries paid to the parent company, and (c) other adjustments, the estimated tax payable for tax consolidation in Mexico increased to approximately Ps12.4 billion (approximately U.S.$662.04 million as of March 31, 2017, based on an exchange rate of Ps18.73 to U.S.$1.00) as of December 31, 2011. Additionally, after accounting for the following that took place in 2012: (a) cash payments, (b) income tax from the subsidiaries paid to the parent company, and (c) other adjustments, as of December 31, 2012, the estimated tax payable for tax consolidation in Mexico increased to approximately Ps14.5 billion (approximately U.S.$774.16 million as of March 31, 2017, based on an exchange rate of Ps18.73 to U.S.$1.00). Furthermore, after accounting for the following that took place in 2013: (a) cash payments, (b) income tax from subsidiaries paid to the parent company, (c) other adjustments, and (d) effects of tax deconsolidation, as of December 31, 2013, the estimated tax payable for tax consolidation in Mexico increased to approximately Ps24.8 billion (approximately U.S.$1.32 billion as of March 31, 2017, based on an exchange rate of Ps18.73 to U.S.$1.00). Additionally, after accounting for the following that took place in 2014: (a) payments, the majority of which were in cash, and (b) other adjustments, as of December 31, 2014, the estimated tax payable for tax consolidation in Mexico decreased to approximately Ps21.4 billion (approximately U.S.$1.14 billion as of March 31, 2017, based on an exchange rate of Ps18.73 to U.S.$1.00). Additionally, after accounting for the following that took place in 2015 and after giving effect to the 2016 Tax Reform (as defined below), as a result of: (a) payments made during the period, the tax payable for tax consolidation in Mexico was decreased to approximately Ps16.2 billion (approximately U.S.$864.92 million as of March 31, 2017, based on an exchange rate of Ps18.73 to U.S.$1.00), which after the application of (b) different tax credits, and (c) assets for tax loss carryforwards worth, before discount, approximately Ps11.9 billion (approximately U.S.$635.34 million as of March 31, 2017, based on an exchange rate of Ps18.73 to U.S.$1.00), as of December 31, 2015, the estimated tax payable for tax consolidation in Mexico further decreased to approximately Ps3.9 billion (approximately U.S.$208.22 million as of March 31, 2017, based on an exchange rate of Ps18.73 to U.S.$1.00). Additionally, after accounting for the following that took place in 2016: (a) cash payments, and (b) other adjustments, as of December 31, 2016, the estimated tax payable for tax consolidation in Mexico decreased to approximately Ps3.2 billion (approximately U.S.$170.84 million as of March 31, 2017, based on an exchange rate of Ps18.73 to U.S.$1.00).

In addition, as a result of the enactment of the new Income Tax Law (Ley del Impuesto Sobre la Renta) in Mexico approved in December 2013 and effective beginning January 1, 2014 (the “2014 Tax Reform”), the statutory income tax rate for 2014 will remain at 30%, and the tax consolidation regime that was in effect up until December 31, 2013, was replaced prospectively by a new integration regime, to which CEMEX will not apply. In consequence, as of 2014, each company in Mexico will determine its income taxes based solely in its individual results, and a period of up to ten years has been established for the settlement of the liability for income taxes related to the tax consolidation regime accrued until December 31, 2013 (“Deconsolidation Taxes”).

On February 12, 2014, we filed a constitutional challenge (juicio de amparo) against the 2014 Tax Reform that abrogated the tax consolidation regime. The purpose of the challenge was to obtain certainty in the applicable statutory rules in order to assess and pay the tax liability derived from such reform according to constitutional principles. On February 26, 2016, we withdrew the constitutional challenge (juicio de amparo).

On April 30, 2014, CEMEX paid Ps2.3 billion (approximately U.S.$122.80 million as of March 31, 2017, based on an exchange rate of Ps18.73 to U.S.$1.00). From this amount, Ps987 million (approximately U.S.$52.70 million as of March 31, 2017, based on an exchange rate of Ps18.73 to U.S.$1.00) were paid in cash and Ps1.3 billion (approximately U.S.$70.76 million as of March 31, 2017, based on an exchange rate of Ps18.73 to U.S.$1.00) were paid through the application of a tax credit, which represented approximately 25% of the Deconsolidation Taxes for the period that corresponded to the 2008 tax year. On April 30, 2015, CEMEX paid Ps3.7 billion (approximately U.S.$197.54 million as of March 31, 2017, based on an exchange rate of Ps18.73 to U.S.$1.00). From this amount, Ps2.3 billion (approximately U.S.$122.80 million as of March 31, 2017, based on an exchange rate of Ps18.73 to U.S.$1.00) were paid in cash and Ps1.4 billion

(approximately U.S.$74.75 million as of March 31, 2017, based on an exchange rate of Ps18.73 to U.S.$1.00) were paid through the application of a tax credit. This second payment, together with the first payment, represented 50% of the Deconsolidation Taxes for the period that corresponds to the 2008 tax year and 25% of the Deconsolidation Taxes for the period that corresponds to the 2009 tax year. On April 29, 2016, CEMEX paid Ps728 million (approximately U.S.$38.87 million as of March 31, 2017, based on an exchange rate of Ps18.73 to U.S.$1.00). This third payment, together with the two prior payments, represented 70% of the Deconsolidation Taxes for the period that corresponds to the 2008 tax year, 50% of the Deconsolidation Taxes for the period that corresponds to the 2009 tax year and 25% of the Deconsolidation Taxes for the period that corresponds to the 2010 tax year. On April 28, 2017, CEMEX paid Ps924 million. This fourth payment, together with the three prior payments represented 85% of the Deconsolidation Taxes for the period that corresponds to the 2008 tax year, 70% of the Deconsolidation Taxes for the period that corresponds to the 2009 tax year, 50% of the Deconsolidation Taxes for the period that corresponds to the 2010 tax year and 25% of the Deconsolidation Taxes for the period that corresponds to the 2011 tax year.

In October 2015, the Mexican Congress approved a tax reform, effective as of January 1, 2016 (the “2016 Tax Reform”). Specifically, the 2016 Tax Reform granted Mexican companies two tax credits to offset part of the Deconsolidation Taxes payable as a result of the elimination of the group taxation regime: (a) 50% of the taxes due as a result of unamortized losses used to compute the consolidated tax could be settled with individual accumulated losses adjusted for inflation using a factor of .15 multiplied by such losses, and (b) tax credit against Deconsolidation Taxes related to intercompany dividends that were paid without having sufficient tax profits.

CEMEX applied both tax credits against its remaining Deconsolidation Taxes through the filing of amended tax returns regarding the year ending on December 31, 2015 and upon the withdrawal of the constitutional challenge (juicio de amparo) against the 2014 Tax Reform filed by us on February 12, 2015. Additionally, the 2016 Tax Reform granted Mexican companies the option not to pay the remaining asset tax payments included in the Deconsolidation Tax liability. CEMEX also applied this option.

As of June 15, 2017, taking into account the effects of the 2016 Tax Reform, our estimated payment schedule of Deconsolidation Taxes (which includes the Additional Consolidated Taxes) is as follows: approximately Ps897 million (approximately U.S.$47.94 million as of March 31, 2017, based on an exchange rate of Ps18.73 to U.S.$1.00) in 2018; approximately Ps527 million (approximately U.S.$47.89 million as of March 31, 2017, based on an exchange rate of Ps18.73 to U.S.$1.00) in 2019; and approximately Ps876 million (approximately U.S.$74.76 million as of March 31, 2017, based on an exchange rate of Ps18.73 to U.S.$1.00) in 2020 and thereafter.

United States. As of March 31, 2017, the Internal Revenue Service (“IRS”) concluded its audit for the year 2014. The final findings did not alter the originally filed CEMEX return, which had no reserves set aside for any potential tax issues. On April 24, 2015 and May 18, 2016, the IRS commenced its audit of the 2015 and 2016 tax year, respectively, under the Compliance Assurance Process. We have not identified any material audit issues and, as such, no reserves are recorded for either the 2015 or the 2016 audit in our financial statements.

Colombia. On April 1, 2011, the Colombian Tax Authority notified CEMEX Colombia of a proceeding notice in which the Colombian Tax Authority rejected certain deductions taken by CEMEX Colombia in its 2009 year-end tax return. The Colombian Tax Authority assessed an increase in taxes to be paid by CEMEX Colombia in the amount of approximately 90 billion Colombian Pesos (approximately U.S.$31.24 million as of March 31, 2017, based on an exchange rate of 2,880.24 Colombian Pesos to U.S.$1.00) and imposed a penalty in the amount of approximately 144 billion Colombian Pesos (approximately U.S.$39.58 million as of March 31, 2017, based on an exchange rate of 2,880.24 Colombian Pesos to U.S.$1.00). The Colombian Tax Authority argues that certain expenses are not deductible for fiscal purposes because they are not linked to direct revenues recorded in the same fiscal year, without taking into consideration that future revenue will be taxed with income tax in Colombia. CEMEX Colombia responded to the proceeding notice on June 25, 2011. On December 15, 2011, the Colombian Tax Authority issued its final determination, which confirmed the information in the special proceeding. CEMEX Colombia appealed the final determination on February 15, 2012. On January 17, 2013, the Colombian Tax Authority notified CEMEX Colombia of the resolution confirming the official liquidation. CEMEX Colombia appealed the final determination on May 10, 2013 which was admitted on June 21, 2013. On July 3, 2013, the appeal was notified to the Colombian Tax

Authority, and hearings took place on February 18, 2014 and March 11, 2014. An adverse resolution to the appeal was notified to CEMEX Colombia on July 14, 2014 and on July 22, 2014, CEMEX Colombia filed an appeal before the Colombian Consejo de Estado against such adverse resolution. At this stage of the proceeding, as of June 15, 2017, we are not able to assess the likelihood of an adverse result in this special proceeding, but if adversely resolved, they could have a material adverse impact on our results of operations, liquidity and financial condition.

Spain. On July 7, 2011, the tax authorities in Spain notified CEMEX España of a tax audit process in Spain covering the tax years from and including 2006 to 2009. The tax authorities in Spain have challenged part of the tax losses reported by CEMEX España for such years. CEMEX España has been formally notified of fines in the aggregate amount of approximately €456 million (approximately U.S.$486.14 million as of March 31, 2017, based on an exchange rate of €0.9380 to U.S.$1.00) resulting from the July 7, 2011 tax audit process in Spain.

The laws of Spain provide a number of appeals that can be filed against such fines without CEMEX España having to make any payment until such appeals are finally resolved. On April 22, 2014, CEMEX España filed appeals against such fines. At this stage, as of June 15, 2017, we are not able to assess the likelihood of an adverse result regarding this matter, and the appeals that CEMEX España has filed could take an extended amount of time to be resolved, but if all appeals filed by CEMEX España are adversely resolved, it could have a material adverse impact on our results of operations, liquidity and financial condition.

Egypt. On February 9, 2014, ACC was notified of the decision of the Egyptian Ministry of Finance’s Appeals Committee (the “Appeals Committee”) pursuant to which ACC has been required to pay a development levy on clay (the “Levy on Clay”) applied to the Egyptian cement industry in the amount of: (i) approximately 322 million Egyptian Pounds (approximately U.S.$17.75 million as of March 31, 2017, based on an exchange rate of Egyptian Pounds 18.1358 to U.S.$1.00) for the period from May 5, 2008 to August 31, 2011; and (ii) approximately 50,235 Egyptian Pounds (approximately U.S.$2,769.94 as of March 31, 2017, based on an exchange rate of Egyptian Pounds 18.1358 to U.S.$1.00) for the period from September 1, 2011 to November 30, 2011. On March 10, 2014, ACC filed a claim before the North Cairo Court requesting the nullification of the Appeals Committee’s decision and requesting that the North Cairo Court rule that the Egyptian tax authority is not entitled to require payment of the aforementioned amounts. In parallel, ACC has filed a request before the Ministerial Committee for Resolution of Investment Disputes (the “Ministerial Committee”) claiming non-entitlement of the Egyptian tax authority to the Levy on Clay used in the production of cement from the date of enforceability of Law No. 114/2008 up until issuance of Law No. 73/2010, and from cement produced using imported clinker. On September 28, 2015, ACC was notified by the Egyptian Cabinet that on September 2, 2015, it ratified an August 10, 2015 decision by the Ministerial Committee (the “Ministerial Committee’s Decision”) pursuant to which the Egyptian tax authority is instructed to cease claiming payment of the Levy on Clay from ACC. The Ministerial Committee’s Decision applies to the years from 2008 up to the issuance date of Law No. 73/2010. It was further decided that the Levy on Clay should not be imposed on imported clinker. At this stage, as of June 15, 2017, the Ministerial Committee’s Decision strongly supports ACC’s position in this dispute, given the fact that the Ministerial Committee’s Decision is legally binding on the Egyptian tax authority. The Ministerial Committee’s Decision was submitted to the Egyptian tax authority and, accordingly, the Egyptian tax authority issued a settlement memorandum (the “Settlement Memorandum”), whereby it confirmed and recognized the Ministerial Committee’s Decision. Furthermore, in application of the Settlement Memorandum and the Ministerial Committee’s Decision, the Egyptian tax authority issued a new claim to ACC for an adjusted amount of 55,586 Egyptian Pounds (approximately U.S.$3,064.99 as of March 31, 2017, based on an exchange rate of Egyptian Pounds 18.1358 to U.S.$1.00). On a March 7, 2016 session of the North Cairo Court, ACC submitted the Settlement Memorandum and the Ministerial Committee’s Decision. At a May 28, 2016 session before the North Cairo Court, the expert’s office appointed to review the case file submitted its report that confirmed and recognized the Ministerial Committee’s Decision and at this session this case was reviewed jointly with the Egyptian tax authority case which was filed to challenge ACC’s right to cancel the Levy on Clay. The North Cairo Court adjourned the jointly reviewed cases to June 25, 2016. These cases were thereafter re-adjourned to July 30, 2016 for submission of documents by the attorney for the State pertaining to the settlement of the dispute with ACC. At the session of July 30, 2016, the two cases were adjourned first to September 19, 2016, and afterwards to October 10, 2016 and December 27, 2016 for the foregoing reason. On December 27, 2016, the North Cairo Court ruled for referring the two jointly reviewed cases to the Cairo Administrative Judiciary Court for the former’s lack of jurisdiction to review the same. As of June 15, 2017, no session has yet been scheduled before the Cairo Administrative Judiciary Court in order to review the two referred cases. We do not expect that such referral will prejudice ACC’s favorable legal position in this dispute. As of June 15, 2017, we do not expect our operations, liquidity and financial condition to suffer a material adverse impact because of this matter.

Other Legal Proceedings

Colombian Construction Claims. On August 5, 2005, the Urban Development Institute (Instituto de Desarrollo Urbano) (“UDI”), and an individual filed a lawsuit in the Fourth Anti-Corruption Court of Bogotá (Fiscalía Cuarta Anticorrupción de Bogotá) against a subsidiary of CEMEX Colombia claiming that it was liable, along with the other members of the Asociación Colombiana de Productores de Concreto (“ASOCRETO”), an association formed by the ready-mix concrete producers in Colombia, for the premature distress of the concrete slabs of the Autopista Norte trunk line of the TransMilenio bus rapid transit system of Bogotá in which ready-mix concrete and flowable fill supplied by CEMEX Colombia and other ASOCRETO members was used. The plaintiffs alleged that the base material supplied for the road construction failed to meet the quality standards offered by CEMEX Colombia and the other ASOCRETO members and/or that they provided insufficient or inaccurate information in connection with the product. The plaintiffs were seeking the repair of the concrete slabs in a manner which guarantees their service during the 20-year period for which they were originally designed, and estimate that the cost of such repair could have been approximately 100 billion Colombian Pesos (approximately U.S.$34.72 million as of March 31, 2017, based on an exchange rate of 2,880.24 Colombian Pesos to U.S.$1.00). The lawsuit was filed within the context of a criminal investigation against a former director and two officers of the UDI, the contractor, the inspector and two ASOCRETO officers. On January 21, 2008, a court issued an order, sequestering the El Tunjuelo quarry, as security for payment of a possible future money judgment against CEMEX Colombia. The court determined that in order to lift this attachment and prevent further attachments, CEMEX Colombia was required to deposit 337.8 billion Colombian Pesos (approximately U.S.$117.28 million as of March 31, 2017, based on an exchange rate of 2,880.24 Colombian Pesos to U.S.$1.00) in cash instead of posting an insurance policy to secure such recovery. CEMEX Colombia appealed this decision and the Superior Court of Bogotá (Tribunal Superior de Bogotá) allowed CEMEX to present an insurance policy in the amount of 20 billion Colombian Pesos (approximately U.S.$6.94 million as of March 31, 2017, based on an exchange rate of 2,880.24 Colombian Pesos to U.S.$1.00). CEMEX gave the aforementioned security and, on July 27, 2009, the court lifted the attachment on the quarry.

On October 10, 2012 the court issued a first instance judgment pursuant to which the accusation made against the ASOCRETO officers was nullified. The judgment also convicted a former UDI director, the contractor’s legal representatives and the inspector to a prison term of 85 months and a fine of 32 million Colombian Pesos (approximately U.S.$11,110.19 as of March 31, 2017, based on an exchange rate of 2,880.24 Colombian Pesos to U.S.$1.00). As a consequence of the nullification, the judge ordered a restart of the proceeding against the ASOCRETO officers. The UDI and other parties to the legal proceeding appealed the first instance judgment and on August 30, 2013 the Superior Court of Bogotá resolved to reduce the prison term imposed to the former UDI director and the UDI officers to 60 months and imposed a fine equivalent to 8.8 million Colombian Pesos (approximately U.S.$3,055.30 as of March 31, 2017, based on an exchange rate of 2,880.24 Colombian Pesos to U.S.$1.00). Additionally, the UDI officers were sentenced to severally pay the amount of 108,000 million Colombian Pesos (approximately U.S.$37.50 million as of March 31, 2017, based on an exchange rate of 2,880.24 Colombian Pesos to U.S.$1.00) for the purported damages in the concrete slabs of the TransMilenio bus rapid transit system. Additionally, the Superior Court of Bogotá overturned the penalty imposed to the contractor’s legal representatives and inspector because the criminal action against them was time barred. Furthermore, the Superior Court of Bogotá revoked the annulment in favor of the ASOCRETO officers and ordered the first instance judge to render a judgment regarding the ASOCRETO officers’ liability or lack thereof. On June 25, 2014, the Supreme Court of Colombia’s Penal Cassation Chamber (Sala de Casación Penal de la Corte Suprema de Justicia de Colombia) dismissed the cassation claim filed by the former UDI director and the UDI officers against the Superior Court of Bogotá’s judgment. Dismissal of the cassation claim has no effect on CEMEX Colombia’s or the ASOCRETO officers’ interests in these proceedings. On January 21, 2015, the Penal Circuit Court of Bogotá issued a resolution agreeing with the arguments presented by CEMEX Colombia regarding the application of the statute of limitations to the criminal investigation against the ASOCRETO officers and acknowledging that the ASOCRETO officers were not public officers, and as a consequence, finalizing the process against the ASOCRETO officers and the civil responsibility claim against CEMEX Colombia. On July 28, 2015, the Superior Court of Bogotá (Tribunal Superior de Bogotá) upheld this resolution and as such the action brought against CEMEX Colombia for the premature distress of the concrete slabs of the Autopista

Norte trunk line has ended. In addition, six legal actions related to the premature distress of the concrete slabs of the Autopista Norte trunk line of the TransMilenio bus rapid transit system were brought against CEMEX Colombia. The Cundinamarca Administrative Court (Tribunal Administrativo de Cundinamarca) nullified five of these actions and, as of June 15, 2017, only one remains outstanding. In addition, the UDI filed another action alleging that CEMEX Colombia made misleading advertisements on the characteristics of the flowable fill used in the construction of the concrete slabs. CEMEX Colombia participated in this project solely and exclusively as supplier of the ready-mix concrete and flowable fill, which were delivered and received to the satisfaction of the contractor, complying with all the required technical specifications. CEMEX Colombia neither participated in nor had any responsibility on the design, sourcing of materials or their corresponding technical specifications or construction. On May 24, 2016, the Civil Court of Bogota settled the action filed by the UDI against CEMEX Colombia. The court accepts the arguments in defense of CEMEX Colombia, ruling that the flowable fill is not what caused the damage to the slabs and that the damages were caused by design changes when executing the road without consulting the original designer and the lack of drains. The UDI filed an appeal against the court’s ruling. On December 7, 2016, the Superior Court of Bogota (Tribunal Superior de Bogotá) upheld the Civil Court of Bogota’s decision. At this stage of the proceedings, as of June 15, 2017, we are not able to assess the likelihood of an adverse result regarding the remaining pending action filed before the Cundinamarca Administrative Court, but if adversely resolved, we do not expect that it will have a material adverse impact on our results of operations, liquidity and financial condition.

Croatian Concession Litigation. After an extended consultation period, in April 2006, the cities of Kaštela and Solin in Croatia published their respective Master (physical) Plans defining the development zones within their respective municipalities, adversely impacting the mining concession granted to CEMEX Croatia by the Government of Croatia in September 2005. During the consultation period, CEMEX Croatia submitted comments and suggestions to the Master Plans intended to protect and preserve the rights of CEMEX Croatia’s mining concession, but these were not taken into account or incorporated into the Master Plans by Kaštela and Solin. Immediately after publication of the Master Plans, CEMEX Croatia filed a series of lawsuits and legal actions before the local and federal courts to protect its acquired rights under the mining concessions, including:

(i) on May 17, 2006, a constitutional appeal before the constitutional court in Zagreb, seeking a declaration by the court concerning CEMEX Croatia’s constitutional claim for decrease and obstruction of rights earned by investment and seeking prohibition of implementation of the Master Plans; and (ii) on May 17, 2006, an administrative proceeding before an administrative court seeking a declaration from the Government of Croatia confirming that CEMEX Croatia acquired rights under the mining concessions. The administrative court subsequently ruled in favor of CEMEX Croatia, validating the legality of the mining concession granted to CEMEX Croatia by the Government of Croatia, in September 2005. On June 15, 2012, we were notified that the case had been transferred from the constitutional court to the administrative court as a result of a new law that places the administrative courts in charge of disputes relating to environmental planning. In February 2014, the administrative court requested CEMEX Croatia to declare if it was still interested in proceeding with the concession litigation and if so, to provide additional clarification and documentation to support such claims. On March 3, 2014, CEMEX Croatia submitted the clarification and required documentation and on April 4, 2014, CEMEX Croatia was notified that the administrative court rejected its claims and found that its acquired rights or interests under the mining concessions had not been violated as a result of any act or decision made by the cities of Solin or Kaštela or any other governmental body. On April 29, 2014, CEMEX Croatia filed two claims before the Constitutional Court of the Republic of Croatia alleging that CEMEX Croatia’s constitutional rights to a fair trial and judicial protection had been violated. On August 1, 2014, CEMEX Croatia also filed an application before the European Court of Human Rights alleging that CEMEX Croatia’s constitutional rights to a fair trial, property rights, concession rights and investment had been violated due to irregularities in a general act, which has been denied. The European Court of Human Rights found the application to be inadmissible pursuant to articles 34 and 35 of the Convention for the Protection of Human Rights and Fundamental Freedoms, meaning that CEMEX Croatia did not exhaust all its domestic legal remedies, thus stipulating the Constitutional Court of the Republic of Croatia’s jurisdiction in this matter. On February 6, 2015, the decision of the European Court of Human Rights was sent to the Constitutional Court of the Republic of Croatia. The Constitutional Court of the Republic of Croatia granted the claim, annulled the decision of the administrative court and remanded the case to the administrative court for a new trial. On June 9, 2017, the administrative court issued a decision rejecting CEMEX Croatia’s request. CEMEX will not file an appeal, thus the administrative court’s decision is final. During May 2015, CEMEX Croatia obtained a new location permit from the Croatian Ministry of

Construction and Physical Planning for CEMEX Croatia’s Sveti Juraj-Sveti Kajo quarry. On August 2, 2016, CEMEX Croatia obtained a decision pursuant to which a right of way was granted on land owned by the Republic of Croatia and located in Sveti Juraj-Sveti Kajo quarry. The period of such right of way will be compatible with the location permit previously granted. Such decision is one of the prerequisites for obtaining a new mining concession. As of June 15, 2017, in order to alleviate the adverse impact of the Master Plans, CEMEX Croatia is in the process of negotiating and preparing all documentation necessary to comply with applicable rules and regulations in order to obtain a new mining concession.

Israeli Class Action Litigation. On June 21, 2012, one of our subsidiaries in Israel was notified about an application for the approval of a class action suit against it. The application was filed by a homeowner who built his house with concrete supplied by our Israeli subsidiary in October 2010 (a same application was filed against three other companies by the same legal representative). According to the application, the plaintiff claims that the concrete supplied to him did not meet with the “Israel Standard for Concrete Strength No. 118” and that, as a result, our Israeli subsidiary acted unlawfully toward all of its customers who requested a specific type of concrete but that received concrete that did not comply with Israeli standard requirements. As per the application, the plaintiff claims that the supply of the alleged non-conforming concrete has caused financial and non-financial damages to those customers, including the plaintiff. We presume that the class action would represent the claim of all the clients who purchased the alleged non-conforming concrete from our Israeli subsidiary during the past seven years, the limitation period according to applicable laws in Israel. The damages that could be sought amount to approximately 276 million Israeli Shekels (approximately U.S.$75.99 million as of March 31, 2017, based on an exchange rate of 3.632 Israeli Shekels to U.S.$1.00). Our Israeli subsidiary submitted a formal response to the corresponding court. Both parties presented their preliminary arguments. In a hearing held on December 20, 2015, the preliminary proceeding was completed and the court set dates for hearing evidence on May 8, 10 and 16, 2016. In addition, the court decided to join together all claims against all four companies, including our subsidiary in Israel, in order to simplify and shorten court proceedings, however, it should be mentioned that the court had not formally decided to join together all claims. On the hearing dates, the applicants in all four claims presented evidence, including expert testimony. The evidentiary hearing has not been completed as of June 15, 2017, and the court has set October 25, 2017 as the date to hear evidence on behalf of two other companies. As of June 15, 2017, our subsidiary in Israel is not able to assess the likelihood of the class action application being approved or, if approved, of an adverse result, such as an award for damages in the full amount that could be sought, but if adversely resolved, we do not believe the final resolutions would have a material adverse impact on our results of operations, liquidity and financial condition.

Egypt Share Purchase Agreement. On April 7, 2011 and March 6, 2012, lawsuits seeking, among other things, the annulment of the share purchase agreement entered into by and between CEMEX and state-owned Metallurgical Industries Company (the “Holding Company”) in November 1999 pursuant to which CEMEX acquired a controlling interest in ACC (the “Share Purchase Agreement”), were filed by different plaintiffs, including 25 former employees of ACC, before the 7th and 8th Circuits of Cairo’s State Council Administrative Judiciary Court, respectively. Hearings in both cases were adjourned in order for the State Commissioner Authority (“SCA”) to prepare the corresponding reports to be submitted for the consideration of the 7th and 8th Circuits of Cairo’s State Council Administrative Judiciary Court. During March 2015, the SCA submitted the relevant reports recommending, in both cases, that the 7th and 8th Circuits of Cairo’s State Council Administrative Judiciary Court stays the proceedings until the High Constitutional Court pronounces itself with regards to the challenges against the constitutionality of the Presidential Decree on Law No. 32 of 2014 (“Law 32/2014”). A hearing was held on October 13, 2015 before the 8th Circuit of Cairo’s State Council Administrative Judiciary Court in which the SCA’s report was reviewed and the case was adjourned to January 26, 2016 for passing judgment. At the session held on January 26, 2016, the 8th Circuit of Cairo’s State Council Administrative Judiciary Court issued a judgment ruling for the dismissal of this case considering the plaintiff’s lack of standing. The legal prescription period for the plaintiff to challenge the judgment before the High Administrative Court of 60 calendar days from the date of issuance of the judgment has expired without the plaintiff filing a judgment. Accordingly, the January 26, 2016 judgment issued by the 8th Circuit of Cairo’s State Council Administrative Judiciary Court is final and definitive. At a session held on September 3, 2015, the 7th Circuit of Cairo’s State Council Administrative Judiciary Court accepted the SCA’s report recommendation and ruled for staying the proceedings until the High Constitutional Court pronounces itself with regards to the challenges against the constitutionality of Law 32/2014. As of June 15, 2017, we are not able to assess the likelihood of an adverse resolution regarding this lawsuit filed before the 7th

Circuit of Cairo’s State Council Administrative Judiciary Court, but if adversely resolved, we do not believe the resolution in the first instance would have an immediate material adverse impact on our results of operations, liquidity and financial condition as there are different legal recourses that we could take. However, if we exhaust all legal recourses available to us, a final adverse resolution of this matter could have a material adverse impact on our operations, liquidity and financial condition.

Regarding a different lawsuit submitted to a First Instance Court in Assiut, Egypt and notified to ACC on May 23, 2011, on September 13, 2012, the first instance court of Assiut, Egypt issued a judgment (the “First Instance Judgment”) to (i) annul the Share Purchase Agreement; and (ii) reinstate former employees to their former jobs at ACC. The First Instance Judgment was notified to ACC on September 19, 2012. On October 18, 2012, ACC filed an appeal against the First Instance Judgment, which was followed by the Holding Company’s appeal filed on October 20, 2012 before the Appeal Court in Assiut, Egypt (the “Appeal Court”). At a November 17, 2013 hearing, the Appeal Court decided to join the appeals filed by ACC and the Holding Company and adjourned the session to January 20, 2014 to render judgment. On January 20, 2014, the Appeal Court issued a judgment (the “Appeal Judgment”) accepting both appeals, revoking the First Instance Judgment, ruling for non-qualitative jurisdiction of the first instance court to review the case and referred the matter to the administrative court in Assiut, Egypt (the “Assiut Administrative Court”) for a hearing to be held on March 16, 2014. This hearing was subsequently rescheduled to May 17, 2014 and ultimately was not held because the case file had not been completed on time in order for it to be referred to the Assiut Administrative Court. The SCA submitted a report recommending that the Assiut Administrative Court to declare itself incompetent to review this case and to refer it to the Assiut Administrative Judiciary Court (the “Assiut Administrative Judiciary Court”). The Assiut Administrative Court scheduled a new hearing for October 11, 2014 to review the case. On October 15, 2014, the Assiut Administrative Court ruled for its non-jurisdiction to review the case and referred the case to the Assiut Administrative Judiciary Court. On December 11, 2014, ACC filed an appeal against the Assiut Administrative Court ruling requesting that its enforcement be suspended until a judgment is issued on the appeal filed before the Cassation Court on March 12, 2014 (the “Appeal”). On February 10, 2015 and March 17, 2015, hearings were held before the Assiut Administrative Judiciary Court’s SCA in which the SCA decided to adjourn in order to prepare the corresponding report to be submitted for the consideration of the Assiut Administrative Judiciary Court. On October 2015, the SCA issued a report recommending mainly that due to the absence of geographical jurisdiction to review the case, it should be referred to the 7th Circuit of “Economic and Investment Disputes” of Cairo’s State Council Administrative Judiciary Court. The Assiut Administrative Judiciary Court held a hearing for the case on February 24, 2016, in which it decided to refer the case to the First Circuit (formerly 7th Circuit) of “Economic and Investment Disputes” of Cairo’s State Council Administrative Judiciary Court. Cairo’s State Council Administrative Judiciary Court held a hearing on March 28, 2017 to notify the parties of the procedures, whereupon the court adjourned the hearing until June 13, 2017 in order for the parties to submit their memoranda. On June 13, 2017 the court decided to refer the case back to SCA to prepare and submit a complementary report on the merits. The SCA shall notify ACC with a new hearing date before the SCA. In a session held on February 11, 2016 in order to review the Appeal, the Assiut Administrative Judiciary Court decided to refer the case to the First Circuit of Cairo’s State Council Administrative Judiciary Court, which in turn decided to refer the Appeal to the Assiut Administrative Judiciary Court. On November 9, 2016, the Assiut Administrative Judiciary Court held a session in order to review the referred Appeal, and adjourned the Appeal to February 8, 2017. On February 8, 2017, the court adjourned the hearing until June 14, 2017 in order for the parties to submit their final memoranda. On June 14, 2017 the court has postponed the case to a hearing on November 23, 2017 in order for the parties to review the submitted documents. As of June 15, 2017, we are not able to assess the likelihood of an adverse resolution regarding this lawsuit filed before the First Circuit of Cairo’s State Council Administrative Judiciary Court, but if adversely resolved, we do not believe the resolution in the first instance would have an immediate material adverse impact on our results of operations, liquidity and financial condition as there are different legal recourses that we could take. However, if we exhaust all legal recourses available to us, a final adverse resolution of this matter could have a material adverse impact on our operations, liquidity and financial condition.

On March 12, 2014, ACC filed a challenge before the Cassation Court against the part of the Appeal Judgment that refers to the referral of the case to the Assiut Administrative Court and payment of the appeal expenses and attorney fees, and requested a suspension of the Appeal Judgment execution with respect to these matters until the Cassation Court renders its judgment (the “Challenge”). A hearing was held on April 12, 2016 in order to review the Challenge’s summary request only, which requested the Cassation Court to stay the execution of part of the Appeal Judgment regarding the referral of the case to the Assiut Administrative Court and payment of the appeal expenses and attorney fees. At this hearing the Cassation Court rejected the summary request. As of June 15, 2017, ACC has not been notified of a session before the Cassation Court in order to review the subject matter of the Challenge. As of June 15, 2017, we are not able to assess the likelihood of an adverse resolution regarding the Challenge, but if adversely resolved, we do not believe the resolution would have an immediate material adverse impact on our results of operations, liquidity and financial condition as there are different recourses that we could take. However, if we exhaust all legal recourses available to us, a final adverse resolution of this matter could have a material adverse impact on our operations, liquidity and financial condition.

Also, on February 23, 2014, three plaintiffs filed a lawsuit before the Assiut Administrative Judiciary Court requesting the cancellation of the resolutions taken by the Holding Company’s shareholders during the extraordinary general shareholders meeting pursuant to which it was agreed to sell ACC’s shares and enter into the Share Purchase Agreement in 1999. A hearing held on May 17, 2014 was adjourned in order for the SCA to prepare a report to be submitted for the consideration of the Assiut Administrative Judiciary Court. On September 4, 2014, ACC received the report issued by the SCA which is non-binding to the Assiut Administrative Judiciary Court. On December 11, 2014, the Assiut Administrative Judiciary Court resolved to refer the case to the 7th Circuit of Cairo’s State Council Administrative Judiciary Court. The 7th Circuit of Cairo’s State Council Administrative Judiciary Court decided to adjourn to July 25, 2015 in order to review the parties’ pleadings. On this hearing held on July 25, 2015, the 7th Circuit of Cairo’s State Council Administrative Judiciary Court adjourned the case to September 3, 2015 for passing judgment. At the session held on September 3, 2015, the 7th Circuit of Cairo’s State Council Administrative Judiciary Court ruled for staying the proceedings until the High Constitutional Court pronounces itself with regards to the challenges against the constitutionality of Law No.32/2014. As of June 15, 2017, we do not have sufficient information to assess the likelihood of the 7th Circuit of Cairo’s State Council Administrative Judiciary Court cancelling the resolutions adopted by the Holding Company’s shareholders, or, if such shareholders’ resolutions are cancelled, how would such cancellation affect us, but if adversely resolved, we do not believe the resolution in this first instance would have an immediate material adverse impact on our results of operations, liquidity and financial condition as there are different legal recourses that we could take. However, if we exhaust all legal recourses available to us, a final adverse resolution of this matter could have a material adverse impact on our operations, liquidity and financial condition.

On April 22, 2014, Law 32/2014, which regulates legal actions to challenge agreements entered into by the Egyptian State (including its ministries, departments, special budget entities, local administrative units, authorities and state-participated companies) and third parties, was published in the Official Gazette, becoming effective as of April 23, 2014, but subject to its presentation, discussion and approval by the House of Representatives 15 days after it holds its first session. As per the provisions of Law 32/2014, and considering certain exceptions, only the parties to these agreements have standing to challenge the validity of an agreement. During October and November 2015, parliamentary elections to the House of Representatives took place and the elected House of Representatives started to hold its sessions on January 10, 2016, as expected, and Law 32/2014 was discussed and ratified on January 20, 2016, as legally required. As of March 31, 2017, a constitutional challenge has been filed against Law 32/2014 before the High Constitutional Court. The High Constitutional Court has scheduled a hearing for May 6, 2017 to proceed with the constitutional challenge that was filed against Law 32/2014 after the SCA had submitted its report with respect to the case. On May 6, 2017 the court decided to refer the case back to SCA to prepare and submit a complementary report on the merits. The SCA, if it deems it necessary, may schedule a hearing for reviewing the case before the SCA. After the SCA finishes the preparation of the complementary report, a new hearing will be scheduled before the High Constitutional Court. As of June 15, 2017, we are not able to assess if the High Constitutional Court will dismiss Law 32/2014, but if the High Constitutional Court dismisses Law 32/2014, this could adversely impact the ongoing matters regarding the Share Purchase Agreement, which could have a material adverse impact on our operations, liquidity and financial condition.

Maceo, Colombia—Legal Proceedings in Colombia. On August 28, 2012, CEMEX Colombia entered into a memorandum of understanding (the “MOU”) with CI Calizas y Minerales S.A. (“CI Calizas”) to acquire land, a mining concession, an environmental license, free trade zone benefits and related assets necessary to carry out the Maceo Project. In connection with the MOU, CI Calizas was represented by a non-governmental individual (the “Representative”).

After the execution of the MOU, one of CI Calizas’ former shareholders was linked to an expiration of property proceeding by the Colombian Attorney General’s Office (the “Attorney General’s Office”) that, among other measures, suspended CI Calizas’ ability to transfer certain assets to CEMEX Colombia as required by the MOU (the “Affected Assets”). In order to protect its interests in the Affected Assets, CEMEX Colombia joined the expiration of property proceeding, attended each procedural stage and cooperated with the Attorney General’s Office. CEMEX Colombia also requested the dismissal of the expiration of property proceeding against the Affected Assets. On May 2, 2016, in order to collect further evidence, the Attorney General’s Office denied CEMEX Colombia’s request for the dismissal of the expiration of property proceeding. The expiration of property proceeding is in its investigative phase, pending the appointment of the ad litem curators by the Attorney General’s Office. Upon appointment of the ad litem curators, the evidentiary phase will commence and the relevant evidence will be presented and studied. We expect that the Attorney General’s Office’s final decision as to whether it will proceed with the expiration of property proceeding with respect to the Affected Assets could take five to ten years.

In July 2013, CEMEX Colombia entered into a five-year lease agreement (the “Lease Agreement”) with a depository that had been designated by the Colombian National Narcotics Directorate (Dirección Nacional de Estupefacientes) (the “CNND”) with respect to the Affected Assets. The Lease Agreement, along with an accompanying governmental mandate, authorized CEMEX Colombia to continue the work necessary for the construction and operation of the Maceo Project during the expiration of property proceeding. The Lease Agreement is currently set to expire on July 15, 2018, unless earlier terminated by the Colombian Administrator of Special Assets (Sociedad de Activos Especiales S.A.S) (the “SAE”), which assumed the functions of the CNND after the CNND’s liquidation. CEMEX Colombia plans to negotiate an extension to the term of the Lease Agreement and intends to continue using the Affected Assets pursuant to the terms of the Lease Agreement and accompanying mandate.

Assuming that CEMEX Colombia conducted itself in good faith, and taking into account that its investments in the Maceo Project were incurred with the consent of the SAE and CI Calizas under the Lease Agreement and the accompanying mandate, we believe the value of such investments is protected by Colombian law. Colombian law provides that, if a person builds on another person’s property with the knowledge of such other person, the person that built on the property shall be compensated with the value of what was built or otherwise be transferred the property in the event the owner of the property decides to recover possession. We also believe that, during the term of the Lease Agreement and the accompanying mandate, CEMEX Colombia may use the Affected Assets in order to operate the Maceo Project. In the event that CEMEX Colombia’s right to the Affected Assets is extinguished in favor of the government of Colombia, which we believe is unlikely, the SAE may decide not to sell the Affected Assets to CEMEX Colombia or not to extend the Lease Agreement. In either case, under Colombian law, CEMEX Colombia would be entitled to compensation for the value of the investments made in the Maceo Project. As of June 15, 2017, we were not able to assess the likelihood of CEMEX Colombia receiving an adverse decision relating to the expiration of property proceedings or if the ownership of the assets subject to the MOU will be extinguished in favor of the Republic of Colombia. However, as of June 15, 2017, we believe that an adverse resolution in which CEMEX Colombia is not compensated for the value of its investments in the Maceo Project could have a material adverse effect on our results of operations, liquidity or financial condition.

On December 30, 2013, CEMEX Colombia and the Representative entered into a different memorandum of understanding (the “Land MOU”), pursuant to which the Representative would represent CEMEX Colombia in the acquisition of lands adjacent to the Maceo Project. In connection with the Maceo Project, CEMEX Colombia conveyed to the Representative over U.S.$15 million, including cash payments and interest (based on an exchange rate of 2,880.24 Colombian Pesos to U.S.$1.00 as of March 31, 2017). Due to the expiration of property proceeding against the Affected Assets described above, the acquisition of the Affected Assets was not finalized.

During 2016, CEMEX, S.A.B. de C.V. received reports through its anonymous reporting hotline regarding potential misconduct by certain employees, including with regard to the Maceo Project. CEMEX, S.A.B. de C.V. initiated an investigation and internal audit pursuant to its corporate governance policies and its code of ethics.

On September 23, 2016, CEMEX Latam disclosed that it had identified irregularities in the process for the purchase of the land related to the Maceo Project in an accusation with the Attorney General’s Office so that the Attorney General’s Office may take the actions it deems appropriate. Further, on December 20, 2016, CEMEX Latam enhanced such filing with additional information and findings obtained as of such date. On June 1, 2017 the Attorney General’s Office petitioned a hearing for imputation of charges (audiencia de imputación de cargos) against two former employees of CEMEX and a representative of CI Calizas, such hearing is scheduled to take place on August 1, 2017.

On September 23, 2016, CEMEX Latam and CEMEX Colombia terminated the employment of the Vice President of Planning of CEMEX Latam, who was also CEMEX Colombia’s Director of Planning, and the Legal Counsel of CEMEX Latam, who was also the General Counsel of CEMEX Colombia. In addition, effective as of September 23, 2016, the Chief Executive Officer of CEMEX Latam, who was also the President of CEMEX Colombia, resigned from both positions. On October 4, 2016, in order to strengthen levels of leadership, management and corporate governance practices, the Board of Directors of CEMEX Latam resolved to split the roles of Chairman of the Board of Directors of CEMEX Latam, Chief Executive Officer of CEMEX Latam and Director of CEMEX Colombia, and appointed a new Chairman of the Board of Directors of CEMEX Latam, a new Chief Executive Officer of CEMEX Latam, a new Director of CEMEX Colombia and a new Vice President of Planning of CEMEX Latam and CEMEX Colombia. A new legal counsel for CEMEX Latam and CEMEX Colombia was also appointed during the fourth quarter of 2016.

Additionally, pursuant to the requirements of CEMEX, S.A.B. de C.V.’s and CEMEX Latam’s audit committees, CEMEX Colombia retained external counsel to assist CEMEX Latam and CEMEX Colombia to collaborate as necessary with the Attorney General’s Office, as well as to assist on other related matters. A forensic investigator in Colombia was engaged, as well.

The Attorney General’s Office is investigating the irregularities in connection with the transactions conducted pursuant to the MOU and the Land MOU. Such investigation is in its initial phase and, as such, we cannot predict what actions, if any, the Attorney General’s Office may implement. Any actions by the Attorney General’s Office and any actions taken by us in response to the aforementioned irregularities regarding the Maceo Project, including, but not limited to, the departure of the abovementioned executives, could have a material adverse effect on our results of operations, liquidity or financial condition.

SEC Investigation Relating to the Legal Proceedings in Colombia. In December 2016, CEMEX, S.A.B. de C.V. received subpoenas from the SEC seeking information to determine whether there have been any violations of the U.S. Foreign Corrupt Practices Act stemming from the Maceo Project. These subpoenas do not mean that the SEC has concluded that CEMEX, S.A.B. de C.V. or any of its affiliates violated the law. As discussed in “— Maceo, Colombia—Legal Proceedings in Colombia,” internal audits and investigations by CEMEX, S.A.B. de C.V. and CEMEX Latam had raised questions about payments relating to the Maceo Project. The payments made to the Representative in connection with the Maceo Project did not adhere to CEMEX, S.A.B. de C.V.’s and CEMEX Latam’s internal controls. As announced on September 23, 2016, the CEMEX Latam and CEMEX Colombia officers responsible for the implementation and execution of the above referenced payments were terminated and the then Chief Executive Officer of CEMEX Latam resigned. CEMEX, S.A.B. de C.V. has been cooperating with the SEC and the Attorney General’s Office and intends to continue cooperating fully with the SEC and the Attorney General’s Office. It is possible that the United States Department of Justice or investigatory entities in other jurisdictions may also open investigations into this matter. To the extent they do so, CEMEX, S.A.B. de C.V. intends to cooperate fully with any such inquiries. As of June 15, 2017, CEMEX, S.A.B. de C.V. is unable to predict the duration, scope, or outcome of the SEC investigation or any other investigation that may arise; however, CEMEX, S.A.B. de C.V. does not expect the SEC investigation to have a material adverse impact on its consolidated results of operations, liquidity or financial position.

Maceo, Colombia—Operational Matters. On October 27, 2016, CEMEX Latam decided to postpone the commencement of operations of the cement plant in Maceo, Colombia. This decision was mainly due to the following circumstances:

(1)

CEMEX Colombia has not received permits required to finalize road access to such cement plant. If such permits are obtained, CEMEX Latam estimates that the road access could be available in July 2017. The only existing access to such cement plant cannot guarantee safety or operations and could limit the capacity to transport products from the cement plant;

(2)

CEMEX Colombia has not received a final response to the request to expand the free trade zone that covers the Maceo Project in order to commission a new clinker line at such cement plant. Failure to obtain such expansion would jeopardize CEMEX Colombia’s capability to consolidate the benefits that would otherwise be available for CEMEX Colombia in the area. As of June 15, 2017, the Colombian Ministry of Trade, Industry and Tourism (Ministerio de Comercio, Industria y Turismo) has not reached a final decision with respect to CEMEX Colombia’s request to expand the free trade zone. CEMEX Colombia believes the delay in such decision could be related to the expiration of property proceeding against the Affected Assets, as discussed in “—Maceo, Colombia—Legal Proceedings in Colombia”;

(3)

The environmental license and the mining concession related to the Maceo Project are currently held by different legal entities, which is contrary to typical procedure in Colombia. The environmental license related to the Maceo Project is held by Central de Mezclas S.A. (“Central de Mezclas”), a subsidiary of CEMEX Colombia. However, the mining permit related to the Maceo Project was remanded back to CI Calizas as a result of the revocation of such mining concession by the Mining Secretariat (Secretaría de Minas) of Antioquia in December 2013; and

(4)

CEMEX Colombia determined that the area covered by the environmental license related to the Maceo Project partially overlapped with a District of Integrated Management (Distrito de Manejo Integrado), which could limit the granting of the environmental license modification. Such modification seeks to achieve an increase in the proposed production under the project of up to 950,000 tons.

In connection with the environmental license that had been issued for the Maceo Project, during the second half of 2016, Corantioquia, the regional environmental agency with jurisdiction over the Maceo Project environmental license, requested authorization and consent from Central de Mezclas to reverse the assignment of the environmental license for the Maceo Project back to CI Calizas, which also holds the corresponding mining title. Central de Mezclas has petitioned Corantioquia to evaluate the basis for such request.

CEMEX Colombia had requested a modification to the environmental license, and on December 13, 2016, Corantioquia notified Central de Mezclas that it had adopted the decision to deny the request for modification of the environmental license related to the Maceo Project to 950,000 tons per annum on the basis of the overlap of the project area with the District of Integrated Management. On December 14, 2016, Central de Mezclas appealed the decision. On March 28, 2017, Central de Mezclas was notified of Corantioquia’s decision, which affirmed the decision that had previously denied the modification of the environmental license for a 950,000 per annum project. As a result, as of June 15, 2017, CEMEX Colombia was actively working on the zoning and compatibility of the District of Integrated Management, as well as analyzing alternatives for a partial adjustment to the District of Integrated Management, to avoid future discussions regarding feasibility of expanding the proposed production in the Maceo Project beyond 950,000 tons per annum.

Once these alternatives are implemented, CEMEX Colombia will reconsider submitting a new request pursuing the modification of the environmental license to expand its production of 950,000 tons per annum as initially planned. In the meantime, CEMEX Colombia will limit its activities to those that do not have a negative impact on the District of Integrated Management.

CEMEX Colombia and Central de Mezclas plan to continue to work on solving the issues causing the postponement of the commissioning of the Maceo Project cement plant in order to capture, as soon as reasonably possible, the full operating benefits of this facility in Colombia. CEMEX Colombia believes some of these issues could be related to the expiration of property proceeding against the Affected Assets. As of June 15, 2017, we do not expect to suffer a material adverse impact to our results of operations, liquidity or financial condition as a result of the Maceo Project cement plant not being commissioned to operate pending resolution of these issues.

Quarry matter in France. One of our subsidiaries in France, CEMEX Granulats Rhône Méditerranée (“CEMEX Granulats”), is a party to a contract executed in 1990 (the “Quarry Contract”) with SCI La Quinoniere (“SCI”), pursuant to which CEMEX Granulats has drilling rights to extract reserves and conduct quarry remediation at a quarry in the Rhone region of France. In 2012, SCI filed a claim against CEMEX

Granulats for breach of the Quarry Contract, requesting the rescission of the Quarry Contract and damages plus interest, totaling an aggregate amount of approximately €55 million (approximately U.S.$58.63 million as of March 31, 2017, based on an exchange rate of €0.9380 to U.S.$1.00), resulting from CEMEX Granulats having partially filled the quarry allegedly in breach of the terms of the Quarry Contract. On May 18, 2016, CEMEX Granulats was notified about an adverse judgment in this matter by the corresponding court in Lyon, France, primarily ordering the rescission of the Quarry Contract and damages plus interest, totaling an aggregate amount of approximately €55 million (approximately U.S.$58.63 million as of March 31, 2017, based on an exchange rate of €0.9380 to U.S.$1.00). We believe this judgment is not enforceable. On June 6, 2016, CEMEX Granulats filed the notice of appeal with the appeals court in Lyon, France and on September 5, 2016, CEMEX Granulats filed the first submission of the full appeal together with its arguments and evidence. Proceedings on any additional hearings regarding this appeal or any other actions CEMEX Granulats may initiate in this matter could take approximately 18 months to be finalized. There can be no assurance as to whether or not CEMEX Granulats will receive an adverse result to any appeals or any other recourses it may pursue. An adverse resolution on this matter could have a material adverse impact on our results of operations, liquidity and financial condition.

As of June 15, 2017, we are involved in various legal proceedings involving, but not limited to, product warranty claims, environmental claims, claims regarding the procurement and supply of products, indemnification claims relating to divestments and acquisitions and similar types of claims brought against us that have arisen in the ordinary course of business. We believe we have made adequate provisions to cover both current and contemplated general and specific litigation risks, and we believe these matters will be resolved without any significant effect on our operations, financial position and results of operations. We are sometimes able to make and disclose reasonable estimates of the expected loss or range of possible loss, as well as disclose any provision accrued for such loss. However, for a limited number of ongoing legal proceedings, we may not be able to make a reasonable estimate of the expected loss or range of possible loss or may be able to do so but believe that disclosure of such information on a case-by-case basis would seriously prejudice our position in the ongoing legal proceedings or in any related settlement discussions. Accordingly, in these cases, we have disclosed qualitative information with respect to the nature and characteristics of the contingency, but have not disclosed the estimate of the range of potential loss.

SCHEDULE 13

MATERIAL SUBSIDIARIES

As at 31 December 2016

Assiut Cement Company

Cementos Bayano, S.A.

CEMEX Asia B.V.

CEMEX Central, S.A. de C.V.

CEMEX Colombia, S.A.

CEMEX Concretos, S. A. de C.V.

CEMEX Construction Materials Florida LLC

CEMEX Construction Materials Pacific LLC

CEMEX Corp.

CEMEX Egypt for Distribution S.A.E.

CEMEX Africa & Middle East Investments B.V.

CEMEX España, S.A.

CEMEX Finance LLC

CEMEX France Gestion (S.A.S.)

CEMEX, Inc.

CEMEX Investments Limited

CEMEX Materials, LLC

CEMEX México, S.A. de C.V.

CEMEX Operaciones México, S.A. de C.V.

Cemex Research Group AG

CEMEX TRADEMARKS HOLDING Ltd.

CEMEX UK

CEMEX UK Operations Limited

CEMEX, S.A.B. de C.V.

Corporación Cementera Latinoamericana, S.L.U.

Empresas Tolteca de México, S.A. de C.V.

Interamerican Investments, Inc.

New Sunward Holding BV

Sunbelt Investment, Inc.

SCHEDULE 14

TIMETABLES

	Loans in dollars	Loans in sterling	Loans in euro
Delivery of a duly completed Utilisation Request (Clause 5.1 (Delivery of a Utilisation Request)) or a Selection Notice (Clause 10.1 (Selection of Interest Periods))	U-3 9:30 a.m.	U-3 9:30 a.m.	U-3 9:30 a.m.

Agent notifies the Lenders of the Loan in accordance with Clause 5.5 (Lenders’ participation)	U-3 3:00 p.m.	U-3 3:00 p.m.	U-3 3:00 p.m.

LIBOR or EURIBOR is fixed	Quotation Day 11:00 a.m. in respect of LIBOR	Quotation Day 11:00 a.m. in respect of LIBOR	Quotation Day 11:00 a.m. (Brussels time) in respect of EURIBOR

Delivery of funds corresponding to each Lender’s participation in the Loan	U 9:00 a.m.	U 9.00 a.m.	U 9:00 a.m.

“U”	=	date of utilisation or, if applicable, in the case of a Loan that has already been borrowed, the first day of the relevant Interest Period for that Loan.

“U – X”	=	X Business Days prior to date of utilisation or, if applicable, in the case of a Loan that has already been borrowed, the first day of the relevant Interest Period for that Loan.

SCHEDULE 15

FORM OF CONFIDENTIALITY UNDERTAKING

CONFIDENTIALITY UNDERTAKING

[Letterhead of Potential Purchaser]

To: [Insert name of Seller]

From: [Insert name of Potential Purchaser]

Dated:

Dear Sirs

CEMEX, S.A.B. de C.V. – Facilities Agreement

dated [    ] July 2017 (the “Facilities Agreement”)

We are considering acquiring an interest in the Facilities Agreement which, subject to the terms of the Facilities Agreement, may be by way of novation, assignment, the entering into, whether directly or indirectly, of a sub-participation or any other similar transaction under which payments are to be made or may be made by reference to one or more relevant Finance Documents and/or one or more relevant Obligors or by way of investing in or otherwise financing, directly or indirectly, any such novation, assignment, sub-participation or other similar transaction (each, an “Acquisition”). In consideration of you agreeing to make available to us certain information in relation to each Acquisition, by our signature of this letter we agree as follows (acknowledged and agreed by you by your signature of a copy of this letter):

1.	Confidentiality Undertaking

We undertake in relation to each Acquisition whether completed or not, (a) to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by paragraph 2 below and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to our own confidential information, (b) until that Acquisition is completed to use the Confidential Information only for the Permitted Purpose, (c) to keep confidential and not disclose to anyone except as provided for by paragraph 2 below the fact that the Confidential Information has been made available or that discussions or negotiations are taking place or have taken place between us in connection with the Facilities, and (d) to use all reasonable endeavours to ensure that any person to whom we pass any Confidential Information (unless disclosed under paragraph 2 below) acknowledges and complies with the provisions of this letter as if that person were also a party to it.

2.	Permitted Disclosure

You agree that we may disclose:

2.1

to any of our Affiliates and any of our or their officers, directors, employees, professional advisers and auditors such Confidential Information as we shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph 2.1 is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information, except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

2.2	subject to the requirements of the Facilities Agreement, to any person:

(a)

to (or through) whom we assign or transfer (or may potentially assign or transfer) all or any of our rights and/or obligations which we may acquire under the Facilities Agreement such Confidential Information as we shall consider appropriate if the person to whom the Confidential Information is to be given pursuant to this sub-paragraph (a) of paragraph 2.2 has delivered a letter to you materially in equivalent form to this letter;

(b)

with (or through) whom we enter into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to the Facilities Agreement in relation to that Acquisition or any Obligor such Confidential Information as we shall consider appropriate if the person to whom the Confidential Information is to be given pursuant to this sub-paragraph (b) of paragraph 2.2 has delivered a letter to you in materially equivalent form to this letter;

(c)

to whom information is required or requested to be disclosed by any governmental, banking, taxation or other regulatory authority or similar body, the rules of any recognised stock exchange or pursuant to any applicable law or regulation such Confidential Information as we shall consider appropriate; and

2.3

notwithstanding paragraphs 2.1 and 2.2 above, Confidential Information to such persons to whom, and on the same terms as, a Finance Party is permitted to disclose Confidential Information under the Facilities Agreement to which that Acquisition relates, as if such permissions were set out in full in this letter and as if references in those permissions to Finance Party were references to us for the purposes of that Acquisition.

3.	Notification of Disclosure

We agree in relation to each Acquisition (whether completed or not), (to the extent permitted by law and regulation) to inform you:

3.1

of the circumstances of any disclosure of Confidential Information made pursuant to sub-paragraph (c) of paragraph 2.2 above, except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

3.2	upon becoming aware that Confidential Information has been disclosed in breach of this letter.

4.	Return of Copies

If we do not enter into or complete the Acquisition and you so request in writing, we shall return all Confidential Information supplied by you to us in relation to that Acquisition and destroy or permanently erase (to the extent technically practicable) all copies of Confidential Information made by us and use all reasonable endeavours to ensure that anyone to whom we have supplied any Confidential Information destroys or permanently erases (to the extent technically practicable) such Confidential Information and any copies made by them, in each case save to the extent that we or the recipients are required to retain any such Confidential Information by any applicable law, rule or regulation or by any competent judicial, governmental, supervisory or regulatory body or in accordance with internal policy, or where the Confidential Information has been disclosed under sub-paragraph (c) of paragraph 2.2 above.

5.	Continuing Obligations

The obligations in this letter are continuing and, in particular, shall survive and remain binding on us in relation to each Acquisition (whether completed or not) until (a) if we become a party to the Facilities Agreement as a lender of record, the date on which we become such a party to the Facilities Agreement; (b) if we enter into the Acquisition but it does not result in us becoming a party to the Facilities Agreement as a lender of record, the date falling twelve months after the date on which all of our rights and obligations contained in the documentation entered into to implement the Acquisition have terminated; or (c) in any other case the date falling twelve months after the date at which we have returned all Confidential Information supplied by you to us and destroyed or permanently erased (to the extent technically practicable) all copies of Confidential Information made by us (other than any such Confidential Information or copies which have been disclosed under paragraph 2 above (other than paragraph 2(a)) or which, pursuant to paragraph 4 above, are not required to be returned or destroyed).

6.	No Representation; Consequences of Breach, etc

We acknowledge and agree that:

6.1

neither you, nor any member of the Group nor any of your or their respective officers, employees or advisers (each a “Relevant Person”) (i) make any representation or warranty, express or implied, as to, or assume any responsibility for, the accuracy, reliability or completeness of any of the Confidential Information or any other information supplied by you in relation to the Acquisition or the assumptions on which it is based or (ii) shall be under any obligation to update or correct any inaccuracy in the Confidential Information or any other information supplied by you in relation to the Acquisition or be otherwise liable to us or any other person in respect of the Confidential Information or any such information; and

6.2

you or members of the Group may be irreparably harmed by the breach of the terms of this letter and damages may not be an adequate remedy; each Relevant Person may be granted an injunction or specific performance for any threatened or actual breach of the provisions of this letter by us.

7.	Entire Agreement: No Waiver; Amendments, etc

7.1

This letter constitutes the entire agreement between us in relation to our obligations regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

7.2

No failure to exercise, nor any delay in exercising, any right or remedy under this letter will operate as a waiver of any such right or remedy or constitute an election to affirm this letter. No election to affirm this letter will be effective unless it is in writing. No single or partial exercise of any right or remedy will prevent any further or other exercise thereof or the exercise of any other right or remedy under this letter.

7.3	The terms of this letter and our obligations under this letter may only be amended or modified by written agreement between the parties and the Borrower.

8.	Inside Information

We acknowledge that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities laws relating to insider dealing and market abuse, and we undertake not to use any Confidential Information for any unlawful purpose.

9.	Nature of Undertakings

The undertakings given by us under this letter are given to you and are also given for the benefit of the Borrower and each other member of the Group.

10.	Third Party Rights

10.1

Subject to this paragraph 10 and to paragraphs 6 and 9, a person who is not a party to this letter has no right under the Contracts (Rights of Third Parties) Act 1999 (the “Third Parties Act”) to enforce or to enjoy the benefit of any term of this letter.

10.2	The Relevant Persons may enjoy the benefit of the terms of paragraphs 6 and 9 subject to and in accordance with this paragraph 10 and the provisions of the Third Parties Act.

10.3	Notwithstanding any provisions of this letter, the parties to this letter do not require the consent of any Relevant Person (other than the Borrower) to rescind or vary this letter at any time.

11.	Governing Law and Jurisdiction

11.1

This letter (including the agreement constituted by your acknowledgement of its terms) (the “Letter”) and any non-contractual obligations arising out of or in connection with it (including any non-contractual obligations arising out of the negotiation of the transaction contemplated by this Letter) are governed by English law.

11.2

The parties hereto agree that the courts of England have non-exclusive jurisdiction to settle any dispute arising out of or in connection with this Letter (including a dispute relating to any non-contractual obligation arising out of or in connection with either this Letter or the negotiation of the transaction contemplated by this Letter) and hereby waive any right to which any of them may be entitled on account of place of their present or future residence or domicile or for any other reason.

12.	Definitions

In this letter (including the acknowledgement set out below) terms defined in the Facilities Agreement shall, unless the context otherwise requires, have the same meaning and:

“Confidential Information” means, in relation to each Acquisition, all information relating to the Borrower, any Obligor, the Group, the Finance Documents, the Facilities and/or the Acquisition which is provided to us in relation to the Finance Documents or the Facilities by you or any of your affiliates or advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that:

(a)	is or becomes public information other than as a direct or indirect result of any breach by us of this letter; or

(b)	is identified in writing at the time of delivery as non-confidential by you or your advisers; or

(c)

is known by us before the date the information is disclosed to us by you or any of your affiliates or advisers or is lawfully obtained by us after that date, from a source which is, as far as we are aware, unconnected with the Group and which, in either case, as far as we are aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality.

“Group” means the Borrower and each of its subsidiaries for the time being.

“Permitted Purpose” means considering and evaluating whether to enter into and complete the Acquisition.

Please acknowledge your agreement to the above by signing and returning the enclosed copy of this letter.

Yours faithfully

For and on behalf of

[Potential Purchaser]

To: [Potential Purchaser]

We acknowledge and agree to the above:

For and on behalf of

[Seller]

SCHEDULE 16

FORM OF ACCORDION CONFIRMATION

To:

[•] as Agent, [•] as Security Agent for itself and each of the other parties to the Intercreditor Agreement referred to below, and CEMEX, S.A.B. de C.V. as the Borrower, for and on behalf of each Obligor

From:	[the Increase Lender] (the “Accordion Lender”)

Dated:

CEMEX, S.A.B. de C.V. – Facilities Agreement

dated [    ] July 2017 (the “Facilities Agreement”)

1.

We refer to the Facilities Agreement and to the Intercreditor Agreement (as defined in the Facilities Agreement). This agreement (the “Agreement”) shall take effect as an Accordion Confirmation for the purpose of the Facilities Agreement and as a Creditor/Agent/Security Agent Accession Undertaking (as defined in the Intercreditor Agreement) for the purposes of the Intercreditor Agreement (and as defined in the Intercreditor Agreement). Terms defined in the Facilities Agreement have the same meaning in this Agreement unless given a different meaning in this Agreement.

2.	We refer to Clause 2.2 (Accordion) of the Facilities Agreement.

3.

The Accordion Lender agrees to assume and will assume all of the obligations corresponding to the Commitment specified in the Schedule (the “Relevant Commitment”) as if it was an Original Lender under the Facilities Agreement.

4.	The proposed date on which the increase in relation to the Accordion Lender and the Relevant Commitment is to take effect (the “Increase Date”) is [•].

5.	The Availability Period for the first Utilisation of the Relevant Commitment means the period from and including the Increase Date to the date falling 15 Business Days after the Increase Date.

6.	On the Increase Date, the Accordion Lender becomes:

(a)	party to the relevant Finance Documents (other than the Intercreditor Agreement) as a Lender; and

(b)	party to the Intercreditor Agreement as a Refinancing Creditor (as defined in the Intercreditor Agreement).

7.	The Facility Office and address, fax number and attention details for notices to the Lender for the purposes of Clause 34.2 (Addresses) are set out in the Schedule.

8.	The Accordion Lender expressly acknowledges the limitations on the Lenders’ obligations referred to in paragraph (i) of Clause 2.2 (Accordion).

9.

The Accordion Lender confirms, for the benefit of the Agent and without liability to any Obligor, that it is [a Qualifying Lender (other than a Treaty Lender)]/[a Treaty Lender]/[not a Qualifying Lender]*.

10.	We refer to clause 14.6 (Creditor/Agent/Security Agent Accession Undertaking) of the Intercreditor Agreement.

In consideration of the Accordion Lender being accepted as a Refinancing Creditor for the purposes of the Intercreditor Agreement (and as defined in the Intercreditor Agreement), the Accordion Lender confirms that, as from the Increase Date, it intends to be party to the Intercreditor Agreement as a Refinancing Creditor, and undertakes to perform all the obligations expressed in the Intercreditor Agreement to be assumed by a Refinancing Creditor and agrees that it shall be bound by all the provisions of the Intercreditor Agreement, as if it had been an original party to the Intercreditor Agreement.

11.

For the purposes of articles 1334 et seq. of the French Civil Code, it is expressly agreed that the Security created under the Security Documents governed by French law shall be preserved and maintained for the benefit of the Security Agent, the Accordion Lender and the remaining Finance Parties.

12.

The Accordion Lender may, in the case of an assignment of rights by the Existing Lender under this Transfer Certificate, if it considers it necessary to make the assignment effective against any French Obligor, arrange for it to be notified to, or acknowledged by, such French Obligor in accordance with the provisions of article 1324 of the French Civil Code.

13.	This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

14.	This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

15.	This Agreement has been entered into on the date stated at the beginning of this Agreement.

Note:

The execution of this Accordion Confirmation may not be sufficient for the Accordion Lender to obtain the benefit of the Transaction Security in all jurisdictions. It is the responsibility of the Accordion Lender to ascertain whether any other documents or other formalities are required to obtain the benefit of the Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

THE SCHEDULE

Relevant Commitment/rights and obligations to be assumed by the Accordion Lender

[insert relevant details]

Accordion Lender’s Facility A Commitment

[•]

Accordion Lender’s Facility B Commitment

[•]

Accordion Lender’s Facility C Commitment

[•]

Accordion Lender’s Facility D1 Commitment

[•]

Accordion Lender’s Facility D2 Commitment

[•]

Accordion Lender’s Facility E Commitment

[•]

Accordion Lender’s Facility F Commitment

[•]

Accordion Lender’s Facility G Commitment

[•]

Accordion Lender’s Facility H Commitment

[•]

[Note: includes provision for a new tranche as per accordion provisions]

[Facility Office address, fax number and attention details for notices and account details for payments]

[Accordion Lender]

By:

This Agreement is accepted as an Accordion Confirmation for the purposes of the Facilities Agreement by the Agent, and as a Creditor/Agent/Security Agent Accession Undertaking for the purposes of the Intercreditor Agreement by the Security Agent and the Increase Date is confirmed as [•].

For and on behalf of

Agent

By:

For and on behalf of

Security Agent

By:

NOTES:

*	Delete as applicable - each Accordion Lender is required to confirm which of these three categories it falls within.

SIGNATURES

The Borrower

For and on behalf of

CEMEX, S.A.B. de C.V.

By:

The Original Lenders

For and on behalf of

Banco Bilbao Vizcaya Argentaria, S.A. as Original Lender

By:

For and on behalf of

Banco Mercantil del Norte, S.A., Institución de Banca Múltiple, Grupo Financiero Banorte as Original Lender

By:

For and on behalf of

Banco Nacional de Comercio Exterior, Sociedad Nacional de Crédito, Institución de Banca de Desarrollo as Original Lender

By:

For and on behalf of

Banco Nacional de México, S.A., integrante del Grupo Financiero Banamex as Original Lender

By:

For and on behalf of

Banco Santander México S.A., Institución de Banca Múltiple, Grupo Financiero Santander México as Original Lender

By:

For and on behalf of

Bank of America N.A., London Branch as Original Lender

By:

For and on behalf of

Bayerische Landesbank, New York Branch as Original Lender

By:

For and on behalf of

BBVA Bancomer S.A., Institución de Banca Múltiple, Grupo Financiero BBVA Bancomer as Original Lender

By:

For and on behalf of

BNP PARIBAS, New York as Original Lender

By:

For and on behalf of

BNP PARIBAS, S.A. Sucursal en España as Original Lender

By:

For and on behalf of

Citibank, N.A. International Banking Facility as Original Lender

By:

For and on behalf of

Crédit Agricole Corporate and Investment Bank as Original Lender

By:

For and on behalf of

Crédit Industriel et Commercial, London Branch as Original Lender

By:

For and on behalf of

Export Development Canada as Original Lender

By:

For and on behalf of

HSBC Bank plc, Sucursal en España as Original Lender

By:

For and on behalf of

HSBC Bank USA, National Association as Original Lender

By:

For and on behalf of

HSBC México, S.A., Institución de Banca Múltiple, Grupo Financiero HSBC as Original Lender

By:

For and on behalf of

ING Bank N.V., Dublin Branch as Original Lender

By:

For and on behalf of

Intesa Sanpaolo S.p.A. as Original Lender

By:

For and on behalf of

JPMorgan Chase Bank, N.A. as Original Lender

By:

For and on behalf of

Mizuho Bank, Ltd. as Original Lender

By:

For and on behalf of

National Westminster Bank plc as Original Lender

By:

For and on behalf of

Sabcapital, S.A. de C.V., Sociedad Financiera de Objeto Múltiple, Entidad Regulada as Original Lender

By:

For and on behalf of

Société Générale as Original Lender

By:

For and on behalf of

Sumitomo Mitsui Banking Corporation as Original Lender

By:

The Original Guarantors

For and on behalf of

CEMEX Asia B.V. as Original Guarantor

By:

For and on behalf of

CEMEX Concretos, S.A. de C.V. as Original Guarantor

By:

For and on behalf of

CEMEX Corp. as Original Guarantor

By:

For and on behalf of

CEMEX Egyptian Investments B.V. as Original Guarantor

By:

For and on behalf of

CEMEX España, S.A. as Original Guarantor

By:

For and on behalf of

CEMEX Finance LLC (formerly known as CEMEX España Finance LLC) as Original Guarantor

By:

For and on behalf of

CEMEX France Gestion (S.A.S.) as Original Guarantor

By:

For and on behalf of

CEMEX México, S.A. de C.V. as Original Guarantor

By:

For and on behalf of

Cemex Research Group AG as Original Guarantor

By:

For and on behalf of

CEMEX UK as Original Guarantor

By:

For and on behalf of

Empresas Tolteca de México, S.A. de C.V. as Original Guarantor

By:

For and on behalf of

New Sunward Holding B.V. as Original Guarantor

By:

The Original Security Providers

For and on behalf of

CEMEX Central, S.A. de C.V. as Original Security Provider

By:

For and on behalf of

CEMEX México, S.A. de C.V. as Original Security Provider

By:

For and on behalf of

CEMEX Operaciones México, S.A. de C.V. as Original Security Provider

By:

For and on behalf of

CEMEX TRADEMARKS HOLDING Ltd. as Original Security Provider

By:

For and on behalf of

CEMEX, S.A.B. de C.V. as Original Security Provider

By:

For and on behalf of

Empresas Tolteca de México, S.A. de C.V. as Original Security Provider

By:

For and on behalf of

Interamerican Investments, Inc. as Original Security Provider

By:

For and on behalf of

New Sunward Holding B.V. as Original Security Provider

By:

The Agent

For and on behalf of

CITIBANK Europe plc, UK Branch

By:

The Security Agent

For and on behalf of

Wilmington Trust (London) Limited

By

Signatures

Borrower

For and on behalf of CEMEX, S.A.B. de C.V.

By:	/s/ Patricio Treviño Garza
Name:	Patricio Treviño Garza
Title:	Attorney-in-Fact

17

The Original Guarantors

For and on behalf of CEMEX España, S.A.

By:	/s/ Patricio Treviño Garza
Name:	Patricio Treviño Garza
Title:	Attorney-in-Fact

18

For and on behalf of CEMEX México, S.A. de C.V.

By:	/s/ Patricio Treviño Garza
Name:	Patricio Treviño Garza
Title:	Attorney-in-Fact

19

For and on behalf of CEMEX Concretos, S.A. de C.V.

By:	/s/ Patricio Treviño Garza
Name:	Patricio Treviño Garza
Title:	Attorney-in-Fact

20

For and on behalf of Empresas Tolteca de México, S.A. de C.V.

By:	/s/ Patricio Treviño Garza
Name:	Patricio Treviño Garza
Title:	Attorney-in-Fact

21

For and on behalf of New Sunward Holding B.V.

By:	/s/ Patricio Treviño Garza
Name:	Patricio Treviño Garza
Title:	Attorney-in-Fact

22

For and on behalf of CEMEX Corp.

By:	/s/ Patricio Treviño Garza
Name:	Patricio Treviño Garza
Title:	Attorney-in-Fact

23

For and on behalf of CEMEX Finance LLC (formerly known as CEMEX España Finance LLC)

By:	/s/ Patricio Treviño Garza
Name:	Patricio Treviño Garza
Title:	Attorney-in-Fact

24

For and on behalf of Cemex Research Group AG

By:	/s/ Patricio Treviño Garza
Name:	Patricio Treviño Garza
Title:	Attorney-in-Fact

25

For and on behalf of CEMEX Asia B.V.

By:	/s/ Patricio Treviño Garza
Name:	Patricio Treviño Garza
Title:	Attorney-in-Fact

26

For and on behalf of CEMEX France Gestion (S.A.S.)

By:	/s/ Patricio Treviño Garza
Name:	Patricio Treviño Garza
Title:	Attorney-in-Fact

27

For and on behalf of CEMEX UK

By:	/s/ Patricio Treviño Garza
Name:	Patricio Treviño Garza
Title:	Attorney-in-Fact

28

For and on behalf of CEMEX Africa & Middle East Investments B.V. (formerly known as CEMEX Egyptian Investments B.V.)

By:	/s/ Patricio Treviño Garza
Name:	Patricio Treviño Garza
Title:	Attorney-in-Fact

29

The Original Security Providers

For and on behalf of CEMEX, S.A.B. de C.V.

By:	/s/ Patricio Treviño Garza
Name:	Patricio Treviño Garza
Title:	Attorney-in-Fact

30

For and on behalf of CEMEX Central, S.A. de C.V.

By:	/s/ Patricio Treviño Garza
Name:	Patricio Treviño Garza
Title:	Attorney-in-Fact

31

For and on behalf of CEMEX México, S.A. de C.V.

By:	/s/ Patricio Treviño Garza
Name:	Patricio Treviño Garza
Title:	Attorney-in-Fact

32

For and on behalf of CEMEX Operaciones México, S.A. de C.V.

By:	/s/ Patricio Treviño Garza
Name:	Patricio Treviño Garza
Title:	Attorney-in-Fact

33

For and on behalf of Empresas Tolteca de México, S.A. de C.V.

By:	/s/ Patricio Treviño Garza
Name:	Patricio Treviño Garza
Title:	Attorney-in-Fact

34

For and on behalf of Interamerican Investments, Inc.

By:	/s/ Patricio Treviño Garza
Name:	Patricio Treviño Garza
Title:	Attorney-in-Fact

35

For and on behalf of New Sunward Holding B.V.

By:	/s/ Patricio Treviño Garza
Name:	Patricio Treviño Garza
Title:	Attorney-in-Fact

36

For and on behalf of CEMEX TRADEMARKS HOLDING Ltd.

By:	/s/ Patricio Treviño Garza
Name:	Patricio Treviño Garza
Title:	Attorney-in-Fact

37

Agent

For and on behalf of CITIBANK EUROPE PLC, UK BRANCH, in its capacity as Agent for itself and for and on behalf of each Lender and each Exchanging Creditor (as defined in the Invitation Memorandum) except Banco Mercantil del Norte, S.A., Institución de Banca Múltiple, Grupo Financiero Banorte

By:	/s/ Robert Skews
Robert Skews

38

Security Agent

For and on behalf of WILMINGTON TRUST (LONDON) LIMITED

By:	/s/ Keith Reader
Keith Reader Authorised Signatory

39

Original Lender

For and on behalf of BANCO MERCANTIL DEL NORTE, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO BANORTE

By:	/s/ Laura Estela González Lozano	/s/ Fidel Garza Chapa
Name:	Laura Estela González Lozano	Fidel Garza Chapa
Title:

40